                                                                  EXHIBIT 10(i)



         _____________________________________________________________


                            PARTICIPATION AGREEMENT



                          dated as of October 31, 1995



                                     among



                               FERRO CORPORATION,


                      STATE STREET BANK AND TRUST COMPANY

                    not in its individual capacity except as

                expressly stated herein, but solely as Trustee,


                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                 as Purchasers
                                    ----------

                                      and


                                CITIBANK, N.A.,
                                    as Agent
                                       -----
       __________________________________________________________________

                               TABLE OF CONTENTS


                                                                                                     Page

Preliminary Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE I.       FINANCING          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 1.01.           Agreement to Issue and Purchase  . . . . . . . . . . . . . .
                 SECTION 1.02.           Financing Closing Date   . . . . . . . . . . . . . . . . . .
                 SECTION 1.03.           Simultaneous Financing Closing
                                           Transactions

                 SECTION 1.04.           Procedures for Fundings
                                           Requisitions   . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 1.05.           Commitment Reduction   . . . . . . . . . . . . . . . . . . .
                 SECTION 1.06.           Equipment Sale Options   . . . . . . . . . . . . . . . . . .

ARTICLE II.      CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 SECTION 2.01.           Conditions Precedent to the
                                           Financing Closing . . . . . . . . . . . . . . . . . . .  .
                 SECTION 2.02.           Conditions Precedent to Funding
                                           Subsequent to the Financing
                                           Closing  . . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 2.03.           Obligations Subsequent   . . . . . . . . . . . . . . . . . .

ARTICLE III.     REFINANCING OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 SECTION 3.01.           Refinancing of Interim Notes   . . . . . . . . . . . . . . .
                 SECTION 3.02.           Conditions Precedent to Final
                                           Completion Date

ARTICLE IV.      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 SECTION 4.01.           Company Representations and
                                         Warranties   . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 4.02.           SSBTC Representations and
                                           Warranties
ARTICLE V.       COVENANTS          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 SECTION 5.01.           Company's Covenants  . . . . . . . . . . . . . . . . . . . .

ARTICLE VI.      THE NOTES AND THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 SECTION 6.01.           Determination of Rates   . . . . . . . . . . . . . . . . . .
                 SECTION 6.02.           Assignments and Participations   . . . . . . . . . . . . . .

                 SECTION 6.03.           Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 6.04.           Substitution of Purchaser  . . . . . . . . . . . . . . . .
                 SECTION 6.05.           Sharing of Payments, Etc.  . . . . . . . . . . . . . . . .
                 SECTION 6.06.           Tax Treatment  . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VII.                      EVENTS OF DEFAULT AND UNWIND EVENTS . . . . . . . . . . . . . . .


                 SECTION 7.01.           Events of Default  . . . . . . . . . . . . . . . . . . . .
                 SECTION 7.02.           Remedies upon an Event of Default  . . . . . . . . . . . .
                 SECTION 7.03.           Unwind Events  . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 7.04.           Remedies upon an Unwind Event  . . . . . . . . . . . . . .
                 SECTION 7.05.           Residual Guaranty and Return
                                           Conditions   . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VIII.    THE AGENT          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 SECTION 8.01.           Authorization and Action   . . . . . . . . . . . . . . . .
                 SECTION 8.02.           Agent's Reliance, Etc.   . . . . . . . . . . . . . . . . .
                 SECTION 8.03.           Citicorp and Affiliates  . . . . . . . . . . . . . . . . .
                 SECTION 8.04.           Purchaser Credit Decision  . . . . . . . . . . . . . . . .
                 SECTION 8.05.           Indemnification  . . . . . . . . . . . . . . . . . . . . .
                 SECTION 8.06.           Successor Agent  . . . . . . . . . . . . . . . . . . . . .

ARTICLE IX.      MISCELLANEOUS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                 SECTION 9.01.           Survival   . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.02.           Notices  . . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.03.           Severability   . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.04.           Amendments, Etc.   . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.05.           Headings   . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.06.           Compliance Responsibility  . . . . . . . . . . . . . . . .
                 SECTION 9.07.           Definitions  . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.08.           Benefit  . . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.09.           Place of Payment   . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.10.           Counterparts   . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.11.           Governing Law and Jurisdiction   . . . . . . . . . . . . .
                 SECTION 9.12.           Time; Business Day   . . . . . . . . . . . . . . . . . . .
                 SECTION 9.13.           The Trustee  . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.14.           Transaction Costs; Facility Fees;
                                         Upfront Fees   . . . . . . . . . . . . . . . . . . . . . .

                 SECTION 9.15.           INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.16.           Operative Documents; Further
                                         Assurances   . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.17.           Confidentiality  . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.18.           Interest   . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.19.           Waiver of Trial by Jury  . . . . . . . . . . . . . . . . .
                 SECTION 9.20.           Options  . . . . . . . . . . . . . . . . . . . . . . . . .
                 SECTION 9.21.           Financial Advisor  . . . . . . . . . . . . . . . . . . . .

                 SECTION 9.22.           Securities Representation  . . . . . . . . . . . . . . . . .
                 SECTION 9.23.           UNENFORCEABILITY OF ORAL AGREEMENTS;
                                               (TEXAS STATUTORY LANGUAGE)   . . . . . . . . . . . . .




Schedule I                     - Manner of Payment and Communications to
                                 Parties
Schedule II                    - Pricing Grid
Schedule 4.01(l) - Existing Encumbrances
Appendix A                     - Definitions
Exhibit A                      - Form of Lease
Exhibit B                      - Form of Agency Agreement
Exhibit C                      - Form of Declaration of Trust
Exhibit D                      - Form of Instrument Guaranty
Exhibit E                      - Form of Services Agreement
Exhibit F                      - Form of Requisition
Exhibit G                      - Form of Final Completion Certificate
Exhibit H                      - Form of Independent Engineer's Certificate
Exhibit I                      - Form of Commitment Reduction Notice

                                                                Execution Copy

        PARTICIPATION AGREEMENT dated as of October 31, 1995 (as it may be amended from time to time, this "Agreement"), by and among Ferro Corporation, an Ohio corporation (the "COMPANY"); State Street Bank and Trust Company, a Massachusetts trust company ("SSBTC"), not in its individual capacity except as expressly stated herein, but solely as Trustee under the Declaration (herein, together with any successor trustee under the Declaration, the "TRUSTEE"); the financial institutions named as purchasers on Schedule I hereto, and/or any assignee thereof who may, from time to time, become a party to this Agreement pursuant to the terms hereof (collectively, the "PURCHASERS"); and Citibank, N.A. ("CITIBANK"), in its capacity as agent for the Purchasers hereunder. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.


                             Preliminary Statement
                             ---------------------

        A. Synthetic Products Company, a Delaware corporation ("SYNPRO"), is the owner of (i) certain parcels of land described on Schedule A to the Ohio Deed and located in Cleveland, Ohio (the "OHIO FEE PARCELS"), (ii) an easement interest in a certain parcel of land described on Schedule A to the Ohio Deed and located in Cleveland, Ohio (the "OHIO EASEMENT PARCEL" and together with the Ohio Fee Parcels, the "OHIO PARCELS") (iii) a license interest with respect to a parcel of land in Cleveland, Ohio as described on Schedule A to the License Agreement (the "LICENSE PARCEL"), (iv) two parcels of land described on Schedule A to the Texas Deed and located in Fort Worth, Texas (the "TEXAS FEE PARCELS", and together with the Ohio Fee Parcels, collectively, the "FEE PARCELS"), (v) certain parcels of land described in the Easements and Option to Purchase between Synpro and the Company dated as of October 31, 1995 and located in Fort Worth, Texas (the "TEXAS EASEMENT PARCELS"), (vi) a leasehold interest in certain parcels of land described in the Easement and located in Fort Worth, Texas (the "TEXAS LEASEHOLD PARCELS" and together with the Ohio Easement Parcel and Texas Easement Parcels, collectively, the "EASEMENT PARCELS"), (vii) a plant for the manufacture of stearates, lubricants and stabilizers and related facilities located on the Ohio Fee Parcels (the "OHIO PLANT"), (viii) a plant for the manufacture of stearates, lubricants and stabilizers located on the Texas Fee Parcels (the "Texas Plant" and together with the Ohio Plant, collectively, the "PLANTS"), (ix) certain improvements located on the Texas Leasehold Parcel and used in connection with the operation of the Texas Plant (the "TEXAS LEASEHOLD IMPROVEMENTS"), (x) certain improvements located on the Texas Easement Parcel and used in connection with the Texas Plant (the "TEXAS EASEMENT IMPROVEMENTS"), (xi) certain fixtures, equipment and other personal property used in connection with the Plants and presently located on (a) the Ohio Fee Parcels (the "INITIAL OHIO FEE IMPROVEMENTS"), (b) on the Texas Fee Parcels (the "INITIAL TEXAS FEE IMPROVEMENTS") and (c) on the License Parcel (the "INITIAL LICENSE IMPROVEMENTS") (collectively, the "ASSETS" and together with the Plants, the "INITIAL IMPROVEMENTS") as described on Schedule A to the Bill of Sale.


        B. On the Financing Closing Date, the Trustee will acquire from Synpro fee title to the Ohio Fee Parcels and the Texas Fee Parcels, an easement interest in the Ohio Easement Parcel, a license to the License Parcel and title to a portion of the Initial Improvements pursuant to an Asset Purchase Agreement dated as of October 25, 1995 among Synpro, Cookson Group, plc, Cookson America, Inc. and the Company (as the same may be amended from time to time, the "PURCHASE AGREEMENT"). In addition, on the Financing Closing Date, (a) the Company will acquire from Synpro (i) the leasehold estate to the Texas Leasehold Parcel pursuant to the Purchase Agreement, and (ii) easements over the Texas Easement Parcel pursuant to the Purchase Agreement, and (b) the Trustee will acquire from the Company (i) easements over the Texas Leasehold Parcel and to the Texas Easement Improvements pursuant to the Easement, and (ii) the easements over the Texas Easement Parcels pursuant to the Second Easement. Thereafter, certain improvements to the Initial Improvements (the "FINANCED IMPROVEMENTS") will be constructed, as more fully described in Exhibit A to the Agency Agreement referred to below. The Initial Improvements and the Financed Improvements, together with all future structures, buildings, fixtures and other immovable improvements now or hereafter on the Fee Parcels, the Easement Parcels and the License Parcel and all integral equipment to be located thereon or therein are collectively defined as the "IMPROVEMENTS". The Company shall have a one-time option to exclude from the Financed Improvements certain equipment and other personal property (other than Improvements with respect to the installation at the Ohio Plant of certain components of the Connecticut Equipment) (the "EXCLUDED ASSETS"), by submission to the Agent and the Trustee of a Commitment Reduction Notice in accordance with Section 1.05 below. The Trustee's fee interest in the Fee Parcels, easement interests in the Easement Parcels, license to the License Parcel and interest in the Improvements are sometimes referred to herein as the "PROPERTY". After acquiring the Property as described above, the Trustee will lease (or grant a license to portions of) the Property to the Company pursuant to a lease dated as of the date hereof substantially in the form of Exhibit A hereto (as the same may be amended from time to time, the "LEASE").


        C.       The Company, acting as the Trustee's Construction
Agent under an agency agreement dated as of the date hereof substantially in the form of Exhibit B hereto (as the same may be amended from time to time, the "AGENCY AGREEMENT"), will complete the construction of the Financed Improvements.


        D. To finance the Trustee's acquisition of the Parcels and the Initial Improvements, the Trustee, on the Financing Closing Date, will issue to the Certificate Purchaser the Series 1 Certificates and will issue to the Note Purchasers Series 1 A-Notes and Series 1 B-Notes pursuant to a declaration of trust dated as of the date hereof substantially in the form of Exhibit C hereto (as the same may be amended from time to time, the "DECLARATION" or "DECLARATION OF TRUST"). To finance the construction of the Financed Improvements, the Trustee will issue on the Financing Closing Date, Interim Notes to the Note Purchasers and Series 2 Certificates to the Certificate Purchasers pursuant to the Declaration.


        E. Subject to the terms and conditions hereof and pursuant to Requisitions, the Note Purchasers shall make Advances on the Financing Closing Date and from time to time thereafter, and each Certificate Purchaser shall make Investments for all amounts paid or payable as costs for the acquisition of the Parcels and the Improvements and the design, engineering, construction, operation, testing and licensing of the Improvements, as well as interest, distributions, fees and expenses paid or payable on or with respect to the Interim Notes and Series 2 Certificates on or prior to the Interim Note Maturity Date, the Operative Documents or otherwise related to the transactions contemplated hereby

(collectively, the "ACTUAL PROJECT COSTS"). Upon the Interim Note Maturity Date, the Trustee shall refinance the Interim Notes through the issuance of a specified proportion of Series 2 A-Notes and Series 2 B-Notes, to be issued pursuant to the Declaration in the same aggregate principal amount as the Interim Notes. The Instruments will be issued, dated and mature and be payable as provided in the Declaration. The Instruments shall be entitled to the benefit of the Trust Estate held pursuant to the Declaration.


        F. The Company shall also enter into a guaranty agreement dated as of the date hereof substantially in the form of Exhibit D hereto (as the same may be amended from time to time, the "INSTRUMENT GUARANTY") pursuant to which the Company will guaranty repayment by the Trustee of the Instruments to the extent provided therein.


        G. In addition, the Company will enter into a services agreement dated as of the date hereof, substantially in the form of Exhibit E hereto (as the same may be amended from time to time, the "SERVICES AGREEMENT") pursuant to which it will be obligated to provide certain services to the Trustee and with respect to the Property in the event the Company does not purchase the Property at the expiration or other termination of the Lease.


        NOW, THEREFORE, in consideration of the agreements herein and in the other Operative Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:


                                   ARTICLE I.

                                   FINANCING
                                   ---------

        SECTION 1.01. AGREEMENT TO ISSUE AND PURCHASE. (a) Subject to the terms and conditions of this Article I and of Article II hereof, each of the Note Purchasers hereby agrees to advance (which obligation to advance is several and not joint and several) to the Agent in the manner provided in
Section 1.04 below, from time to time, its Percentage of Actual Project Costs, up to in the aggregate, and in no case exceeding, its Note Commitment, and the Trustee shall issue to each of the Note

Purchasers on the Financing Closing Date, in consideration therefor, Interim Notes in an aggregate principal amount equal to the Interim Note Commitment of such Note Purchaser and Series 1 A-Notes and Series 1 B-Notes in an aggregate amount equal to the Series 1 Note Commitment of such Note Purchaser; and

        (b) Subject to the terms and conditions of this Article I and of Article II hereof, each Certificate Purchaser hereby agrees to make investments (the "INVESTMENT") in the 1995 Ferro Plant Trust by paying to the Trustee (i) an amount, up to in the aggregate, and in no case exceeding, its Series 1 Certificate Commitment (the proceeds of which will be used to pay a portion of the Actual Project Costs relating to the acquisition of the Parcels and the Initial Improvements and the transaction costs payable pursuant to
Section 9.14) plus (ii) at the time of the Advance made with respect to the first Requisition submitted by the Company and from time to time thereafter, an amount, up to in the aggregate but in no case exceeding, its Series 2 Certificate Commitment (the proceeds of which will be used to pay a portion of the Actual Project Costs incurred in connection with the Financed Improvements as well as to fund Distributions on the Series 2 Certificates prior to the Interim Note Maturity Date), and the Trustee shall issue to each Certificate Purchaser, in consideration therefor, a Series 1 Certificate in an aggregate stated amount equal to the Series 1 Certificate Commitment of such Certificate Purchaser and a Series 2 Certificate in an aggregate stated amount equal to the Series 2 Certificate Commitment of such Certificate Purchaser.


        SECTION 1.02. FINANCING CLOSING DATE. The closing of the transactions specified in Section 1.03 of this Agreement (the "FINANCING CLOSING") shall take place on October 31, 1995 (or such earlier or later date to which the Company and the Agent may agree, at such place as the parties hereto shall agree (the "FINANCING CLOSING DATE").


        SECTION 1.03.  SIMULTANEOUS FINANCING CLOSING TRANSACTIONS.
On the Financing Closing Date, subject to the satisfaction of the conditions set forth in Section 2.01 of this Agreement, the following transactions shall be consummated simultaneously:

        (a)      This Agreement, the Agency Agreement, the
Declaration, the Lease, the Series 1 Certificates, the Series 2 Certificates, the Interim Notes, the Series 1 A-Notes, the Series 1 B-Notes, the Instrument Guaranty, the Bill of Sale, the Deeds, the Easement, the Second Easement and the Services Agreement, shall be duly executed and delivered by the parties thereto.

        (b) Each of the Note Purchasers shall make an initial advance (each, an "INITIAL ADVANCE") equal to the sum of (i) its Percentage of the Series 1 Note Commitment and each Certificate Purchaser shall make an Investment in the amount of its Series 1 Certificate Commitment in accordance with the applicable provisions of Section 1.04.

        (c) The Agent, on behalf of the Trustee, shall pay or disburse, or cause to be paid or disbursed, the aggregate sum of the Investments and the Advances made on the Financing Closing Date as follows: first to Synpro, the amount of the acquisition price of the Parcels and the Initial Improvements by transfer of immediately available funds in accordance with the disbursement instructions agreed upon by Lessor, the Company, Synpro and the Agent, and the balance to the Company, or as otherwise directed by the Construction Agent in accordance with such disbursement instructions.


        SECTION 1.04.  PROCEDURES FOR FUNDINGS; REQUISITIONS.


        (a) ADVANCES AND RELATED MATTERS. (i) Subject to the satisfaction of the conditions set forth in Section 2.01, with respect to the Financing Closing, or Section 2.02, with respect to each Funding subsequent to the Financing Closing (except in the case of Fundings made from time to time pursuant to Section 1.04(c) hereof), (A) each Interim Note Purchaser agrees to make an advance (each, an "ADVANCE"), from time to time but not more frequently than once per calendar month, in an amount equal to its Percentage of Actual Project Costs specified in any Requisition, up to an aggregate principal amount equal to its Interim Note Commitment; (B) each Series 1 Note Purchaser agrees to make an Advance on the Financing Closing Date equal to its Series 1
Note Commitment; (C) each Series 1 Certificate Purchaser agrees to make its Investment on the Financing Closing Date in an amount equal to its Series 1

Certificate Commitment; and (D) each Series 2 Certificate Purchaser agrees to make an Investment on the date of the Funding of the first Requisition in the amount of such Purchaser's Certificate Percentage of the amount requested in the first Requisition not to exceed such Purchaser's Certificate Percentage of $766,621.52 and from time to time thereafter, but not more frequently than once per calendar month, up to an aggregate amount equal to its Series 2 Certificate Commitment. Each Purchaser shall record the Advances or Investment, as the case may be, made by it on the payment schedule attached to its Interim Note or Certificate.

        (ii) On the date specified by the Company for any Funding, each Note Purchaser and each Certificate Purchaser, shall, before 10:00 A.M. (New York City time) make available, or cause to be made available, to the Agent, on behalf of the Trustee, an amount equal to the Advance or Investment, as the case may be, to be made by it, at the Agent's address referred to in
Schedule I hereto, in immediately available funds. Upon the Agent's receipt of funds from the Note and Certificate Purchasers for such Funding and upon fulfillment of the applicable conditions set forth in Article II, the Agent will make payments of interest and Distributions due hereunder on the Interim Notes and Series 2 Certificates and will make the remaining funds representing such Funding available for credit to and upon the instructions of the Construction Agent (or the Company, in the case of the Financing Closing) in immediately available funds in accordance with the Requisition for such Funding.


        (iii) No Note Purchaser shall have any obligation to make any Advance for any amount in excess of the lesser of (A) its aggregate Note Commitment and (B) its Percentage of the difference between (1) the aggregate of the Actual Project Costs (less the amount of the Investment then being made or theretofore made by the Certificate Purchasers) set forth in the Approved Construction Budget as such Actual Project Costs may have been reduced pursuant to Section 1.05 and (2) the aggregate of all prior Advances made by the Note Purchasers. No Certificate Purchaser shall have any obligation to make an Investment in excess of its Certificate Commitment.


        (iv)  The Company acknowledges that if it, as the Construction
Agent, does not provide to the Agent all necessary documentation required hereunder on a timely basis, delays may result in the making of the Advances and the Investment. The Agent shall have no duty to verify the authenticity of any signature appearing on any Requisition other than to compare it with incumbency certificates provided by the Company listing Officers of the Company authorized to execute Requisitions.


        (v)  Unless the Agent shall have received notice from a Note
Purchaser prior to the date of any Advance that such Note Purchaser will not make available to the Agent its Advance, the Agent may assume that such Note Purchaser has made its funds available to the Agent on such date in accordance with this Section 1.04(a) and the Agent may, in reliance upon such assumption, make available to the Construction Agent on such date a corresponding amount. If and to the extent that such Note Purchaser shall not have so made such Advance available to the Agent on such date, such Note Purchaser agrees to repay the Agent forthwith on demand by the Agent such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Construction Agent, until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Note Purchaser shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Note Purchaser's funding of its Advance for purposes of this Agreement.


        (vi) The failure of any Purchaser to make the Advance or Investment, as the case may be, to be made by it shall not relieve any other Purchaser of its obligation, if any, hereunder to make its Advance or Investment, but no Purchaser shall be responsible for the failure of any other Purchaser to make the Advance or Investment to be made by such other Purchaser on the date of any Funding.


        (b) REQUISITIONS. Not less than five (5) Business Days prior to the day on which a Funding is desired, with respect to the financing of the Financed Improvements, the Construction Agent must submit to the Agent, with a copy to the Trustee, a requisition (each, a "REQUISITION") substantially in the form attached as Exhibit F hereto. The Agent will give notice of such Requisition to the Note Purchasers, the Certificate Purchasers and the Trustee not less than five (5) Business Days prior to the date of the Funding requested therein. Such notice by the Agent shall specify the amount of the Advance or Investment, as the case may be, to be made by each Purchaser with respect to the financing of the Financed Improvements. Each Requisition (i) shall be irrevocable, (ii) must request a Funding of at least $250,000 or such lesser amount as shall be equal to the total aggregate principal and stated amount of the unused Total Commitment available at such time, and (iii) shall request that the Purchasers make Advances and/or the Investment, as the case may be, for Actual Project Costs incurred with respect to the financing of the Financed Improvements as specified in the Requisition. Each Requisition shall constitute a representation and warranty by the Company that all the conditions precedent to such Funding have been satisfied. No Requisition may be delivered prior to the earlier of (x) the last date upon which a Commitment Reduction Notice may be given pursuant to Section 1.05 hereof, and (y) if a Commitment Reduction Notice is timely delivered pursuant to Section 1.05 hereof, the date on which the Commitment Reduction becomes effective in accordance with Section
1.05 hereof.


        (c) CERTAIN ADVANCES AND INVESTMENTS. It is intended that all interest on the Interim Notes, Facility Fees on the Interim Notes, Upfront Fees and other fees and expenses of the Note Purchasers due hereunder prior to the Interim Note Maturity Date shall be paid from Advances and that all Distributions, Facility Fees and other fees and expenses of the Series 2 Certificate Purchasers due hereunder prior to the Interim Note Maturity Date shall be paid from Investments. No Requisition shall be necessary to permit the Agent to request the Note Purchasers to make Advances for the account of any or all Note Purchasers, to pay amounts for interest on the Interim Notes or Facility Fees due to such Note Purchasers hereunder on or prior to the Interim Note Maturity Date or to request the Series 2 Certificate Purchasers to make Investments to pay Distributions on the Series 2 Certificates prior to the Interim Note Maturity Date, PROVIDED, HOWEVER, that the Purchasers shall make such Advances or Investments, as the case may be, only (i) after the Agent has notified the Purchasers and the Company of the date and the Applicable Rate set for such Funding and the amounts thereof due and owing and unpaid to be made by each such Purchaser and (ii) on a Payment Date. Notwithstanding anything to the contrary contained in this Agreement, Advances and Investments shall be limited in the aggregate to the Actual Project Costs, up to each Note Purchaser's Note Commitment plus each Certificate Purchaser's Certificate Commitment.


        SECTION 1.05.  COMMITMENT REDUCTION.


        (a)  COMMITMENT REDUCTION NOTICE.  On or before April 30,
1996, the Company shall deliver to the Agent, the Trustee and the Purchasers either (i) a notice of its intent to eliminate, from the Financed Improvements, the Excluded Assets and to reduce correspondingly the Series 2 Note Commitment and the Series 2 Certificate Commitment (the "COMMITMENT REDUCTION") to reflect the decrease in the cost of the construction and installation of the Financed Improvements resulting from such elimination (the "COMMITMENT REDUCTION NOTICE") in the form of Exhibit I hereto or (ii) its written confirmation that it will not deliver a Commitment Reduction Notice.


        (b) EFFECTIVENESS OF THE COMMITMENT REDUCTION. If in the reasonable judgment of the Trustee, the Agent and the Majority Purchasers, the fair market value of the remaining Property would be equal to or greater than the Adjusted Capitalized Cost of the Property after such Commitment Reduction, the Agent shall give prompt notice thereof to the Company by countersigning the Commitment Reduction Notice where indicated, and delivering a copy thereof to the Company within five Business Days and upon delivery of such notice the Commitment Reduction specified in the Commitment Reduction Notice shall be effective. Upon the reasonable request of the Trustee, the Agent and the Purchasers, the Company shall cause a new Appraisal to be prepared by the Appraiser to verify that such Commitment Reduction would not have an adverse effect on the fair market value of the remaining Property.


        SECTION 1.06.  EQUIPMENT SALE OPTIONS.  On or before April 30,
1996, after the satisfaction of the Company's obligations set forth in Section 2.03, the Company may deliver to the Agent, the Trustee and the Purchasers, on the same date or on different dates, a written offer to sell to the Trustee certain equipment and other personal property purchased from Synpro and located in Philadelphia, Pennsylvania (the "PENNSYLVANIA ASSETS") and/or a written offer to sell certain equipment and other personal property purchased from Synpro and located in Stratford, Connecticut (the "CONNECTICUT

ASSETS") (each such written offer, an "EQUIPMENT SALE OFFER") for a purchase price equal to the fair market value of such assets. If such assets were not separately valued in the Appraisal, the Company will cause a new appraisal to be prepared at its cost and expense. The Trustee shall accept the Equipment Sale Offer within five (5) Business Days of receipt of such Equipment Sale Offer or, if such new appraisal has been ordered, within ten (10) Business Days after receipt of such appraisal unless the appraisal indicates, in the reasonable judgment of the Agent, the Trustee and the Purchasers, that acceptance would have an adverse effect on the fair market value of the Property. If an Equipment Sale Offer is accepted, (i) the Trustee and the Company shall execute all documents and instruments necessary, in Special Counsel's determination, to consummate such sale and (ii) the Company shall cause the Pennsylvania Assets or the Connecticut Assets or both of the Pennsylvania Assets and the Connecticut Assets, as the case may be, to be moved to, and installed on, one of the Fee Parcels or Easement Parcels or at the Bedford Plant. Any sale of the Connecticut Assets shall take place out of the State of Connecticut. Upon such sale, the Pennsylvania Assets or the Connecticut Assets, or both of the Pennsylvania Assets and the Connecticut Assets, as the case may be, will constitute part of the Property and shall be subject to the Lease.


                                  ARTICLE II.


                              CONDITIONS PRECEDENT
                              --------------------

        SECTION 2.01.  CONDITIONS PRECEDENT TO THE FINANCING CLOSING.
The obligations set forth in Article I shall be subject to the fulfillment, to the satisfaction of the Agent, on or before the Financing Closing Date, of the following conditions precedent:


        (a)      DUE AUTHORIZATION, EXECUTION AND DELIVERY.  The
Operative Documents shall have been duly authorized, executed and delivered by all parties thereto and shall be in full force and effect. No condition or event shall exist or have occurred which would constitute a Default or Event of Default under any of the Operative Documents by any party thereto and the Trustee and the Company shall each have delivered an Officer's Certificate as to the Company's or the Trustee's respective compliance dated the Financing Closing Date.

        (b) REPRESENTATIONS. The representations and warranties of each of the Company and SSBTC, respectively, set forth in the Operative Documents shall be true and correct on and as of the Financing Closing Date, and the Company and SSBTC shall each have delivered an Officer's Certificate dated the Financing Closing Date to such effect as to their respective representations and warranties.


        (c) OPINIONS. The following opinions, dated the Financing Closing Date and addressed to the parties indicated below, shall have been delivered:

                        (i)    [Intentionally Omitted]


                        (ii)    an opinion of Squire, Sanders &
                 Dempsey, special counsel to the Company, addressed to the Agent, the Purchasers and the Trustee, and in form and substance satisfactory to the Agent and Special Counsel,

                        (iii)    an opinion of Bracewell & Patterson,
                 special counsel to the Agent and the Purchasers, addressed to the Agent, the Purchasers and the Trustee, as to matters of Texas law, and in form and substance satisfactory to the Agent and Special Counsel;

                        (iv)    an opinion of Bingham, Dana & Gould,
                 special counsel to the Trustee ("TRUSTEE'S COUNSEL"), addressed to the Agent, the Purchasers and the Company, and in form and substance reasonably satisfactory to the Agent and Special Counsel;

                        (v)    opinions of Special Environmental
                 Counsel to the Agent and the Purchasers, addressed to the Agent, the Purchasers and the Trustee, and in form and substance satisfactory to the Agent with respect to Environmental Laws; and


                        (vi)    such other opinions of counsel as the
                 Agent and the Special Counsel may reasonably request, addressed to the Agent, the Purchasers and the Trustee, and in form and substance reasonably satisfactory to the Agent and Special Counsel, and directions from the Company regarding the opinions referred to in clause (ii) above.

        (d)    PROCEEDINGS SATISFACTORY AND OTHER
EVIDENCE. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by the Operative Documents and all documents, papers and authorizations relating thereto shall be satisfactory to the Agent, the Company and their respective counsel. The Agent and the Company, and their respective counsel shall receive copies of such documents and papers as they have requested, in form and substance satisfactory to them, including but not limited to the Operative Documents.


        (e)    LEGALITY.  The execution, delivery and
issuance of the Notes and the Certificates by the Trustee and the purchase thereof by the Note and Certificate Purchasers shall not be subject to the registration requirements of the Act or any state securities or blue sky Laws, and shall not be prohibited by any applicable Law (including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X and any applicable usury Laws) and shall not subject any Note or Certificate Purchaser to any Tax (other than Excluded Charges or a Tax paid by the Company pursuant to Sections 6.03 and 9.14), penalty, liability or other onerous condition under or pursuant to any applicable Law and the Agent and the Note and Certificate Purchasers shall receive such evidence as the Agent and the Note and Certificate Purchasers (through the Agent) may reasonably request to establish compliance with this condition.


        (f) CLOSING FEES. The Trustee shall have paid, or caused to be paid, from the proceeds of the purchase price to be paid for the Instruments on the Financing Closing Date (i) to Special Counsel,
Special Environmental Counsel and the Trustee's Counsel, the reasonable fees and expenses of such counsel that are set forth in invoices submitted by such counsel to the Company at least two days prior to the Financing Closing Date,
(ii) to CSI, the advisory fee referred to in the engagement letter dated as of October 16, 1995 (the "ADVISORY FEE"), and (iii) such other amounts as the Company may be required to pay on or before the Financing Closing Date in accordance with the terms of the Operative Documents.


        (g)    TITLE AND SURVEY.  (i) Synpro shall
have conveyed to the Trustee good and marketable title to (aa) an indefeasible fee estate in each of the Texas Fee

Parcels and the Ohio Fee Parcels and to the Initial Texas Fee Improvements and the Initial Ohio Fee Improvements, (bb) an easement interest in the Ohio Easement Parcel, and (cc) a license interest in the License Parcel and the Initial License Improvements in each case free and clear of all Liens except Permitted Encumbrances. The Company shall deliver, or cause to be delivered, to the Agent, the Trustee, the Purchasers and Special Counsel (I) a Texas Standard Form T-1 form of extended coverage policy of owner's title insurance for the Texas Fee Parcels and the Initial Texas Fee Improvements with the Texas Standard Owner Policy Endorsement and naming the Trustee as the insured (the "TEXAS TITLE POLICY") in the aggregate amount of $4,656,000, issued by the Title Company and showing and insuring the record title of the Trustee in the Texas Fee Parcels, and (II) an ALTA 1970 (amended 10-17-70 and 10-17-84) form of extended coverage policy of owner's title insurance for the Ohio Fee Parcels and the Ohio Fee Improvements (the "OHIO TITLE POLICY"), and naming the Trustee as the insured, in the aggregate amount of $3,104,000 issued by the Title Company, showing the Trustee as the record owner of the Ohio Fee Parcels and Ohio Fee Improvements and the holder an easement interest in the Ohio Easement Parcel and the Ohio Easement Improvements (the Texas Title Policy and the Ohio Title Policy are collectively referred to herein as the "TITLE POLICY"). The Title Policy shall be issued subject only to Permitted Encumbrances and containing such affirmative insurance as Agent or Special Counsel shall require.


        (ii) The Agent and the Trustee shall have received a current, accurate survey of each of the Parcels showing the location of all improvements, easements, encroachments and other survey matters, dated a recent date, in form and substance satisfactory to the Agent, the Trustee and the Title Company, prepared by licensed surveyors acceptable to the Agent, which survey is certified to the Company, the Trustee, the Agent and the Note and Certificate Purchasers.


        (h) COMPLIANCE WITH LAW. The Parcels, the Improvements and the construction thereof, if applicable, and the Construction Agent shall be in material compliance with all Laws, including, without limitation, all building, construction and zoning Laws and Environmental Laws applicable to the Property.

                 (i) PERMITS AND CERTAIN PROPERTY MATTERS. (i) All Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits relating to the Financed Improvements customarily obtained or which are permitted by Law to be obtained after the Financing Closing Date (in which case the Company, having completed all appropriate diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law). All such obtained Permits shall be in proper form, shall be in full force and effect and not subject to any further appeal, consent or further contest or to any unsatisfied condition that may allow modification or revocation; and


                 (ii) The Property shall not have suffered a Condemnation or a Casualty, or any other damage or destruction which renders the Property unusable in whole or in material part and, under applicable Law, the Property may be used for the purposes contemplated by the Company in accordance with the Lease.


                 (j) DOCUMENTS RELATING TO THE PROPERTY. The Company shall deliver, or cause to be delivered, to the Trustee, the Agent and the Purchasers documentation with respect to the condition of the Property or any part thereof, the real estate Taxes applicable to the Parcels and the Property and such other documents and agreements (including but not limited to a copy of the Construction Contracts and any other necessary Facility Agreements to the extent available, or assignments thereof) relating to the operation of the Property or any part thereof as the Agent or the Purchasers may reasonably request, in form and substance reasonably acceptable to the Agent and the Purchasers.


                 (k) INSURANCE. The Company shall (i) maintain, and cause each of its Subsidiaries to maintain, insurance in accordance with the provisions of Section 5.01(c); and (ii) be in compliance with all Insurance Requirements. The Company shall deliver, or cause to be delivered, to the Trustee and the Agent: (i) certificates of insurance, applicable reinsurance cover notes or other satisfactory assurances, evidencing the coverage of such policies in compliance with the Insurance Requirements; and (ii) copies of the exceptions to coverage of such policies.

                 (l) TAXES. All Taxes (other than Excluded Charges), fees and other charges which have become due and payable in connection with the execution and delivery of the Operative Documents shall have been paid by the Company.


                 (m) ENVIRONMENTAL MATTERS. The Phase II environmental audit of each of the Parcels and the Plants by the Environmental Consultant shall have been conducted, at the sole cost and expense of the Company, and the Agent, the Trustee and the Purchasers shall have received a copy of the Environmental Consultant's Phase II report, which shall be in form and substance satisfactory to the Trustee, the Agent and the Purchasers. Except as may be referenced in the Disclosed Information, no environmental hazard with respect to the Property shall have arisen, or come to the attention of the Company, since the date of the Phase II.

                 (n)      [Intentionally Omitted]

                 (o) APPRAISAL. The Company shall cause an appraisal of the Property (the "APPRAISAL"), satisfactory in form and substance to the Agent and the Purchasers, to be delivered to the Agent and the Purchasers. Such Appraisal shall be prepared by the Appraiser and shall be at the expense of the Company.

                 (p) NO MATERIAL ADVERSE EVENT. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened before any court, governmental agency or arbitrator that could be reasonably likely to have a Material Adverse Effect.

                 (q) NOTICE OF FINANCING CLOSING DATE. The Company shall have delivered or caused to be delivered to the Agent and the Purchasers sufficient advance notice before the anticipated Financing Closing Date, which notice shall request that each Purchaser make all necessary arrangements to fund the Series 1 Note Commitment and the Investment in respect of the Series 1 Certificate Commitment.

                 (r) RECORDING AND FILING. Each of the Deeds, the Lease (or a memorandum thereof), the Bill of Sale, the Easement, the Second Easement and all financing statements under the UCC shall have been duly recorded, published, registered and filed by the Company (or arrangements for such recording, publishing, registering and filing shall have been made), in such manner and in such places as the Company, the Company's counsel, the Agent and Special Counsel shall determine to be necessary or appropriate to publish notice thereof and protect the validity and effectiveness thereof and to establish, create, perfect, preserve and protect the rights of the parties thereto and their respective successors and signs, and all Taxes, fees and other charges in connection with such recording, publishing, registration and filing of the Operative Documents or any memoranda thereof and any financing statements shall have been paid, or caused to be paid, by the Company.


                 (s) PURCHASE AGREEMENT, ETC. The Agent, the Trustee and each Purchaser shall have received copies, certified by an Officer of the Company as true, correct and complete, of the Purchase Agreement, which shall be in full force and effect and shall not have been amended or restated in any material respect without the prior written consent of the Agent. All of the conditions precedent set forth in Section 9 of the Purchase Agreement shall have been satisfied and the Agent shall have received an Officer's Certificate of the Company certifying satisfaction of all such conditions precedent. The Sellers, the Trustee, the Agent and the Purchasers shall have delivered the Release Agreement.


                 (t) SATISFACTION WITH CONTEMPLATED TRANSACTIONS. The Agent, the Trustee and each Purchaser shall be satisfied, each in its sole discretion, with their review of the Property and all material matters in connection with the acquisition thereof by the Trustee, including without limitation, the Purchase Agreement and the Facility Agreements, to the extent available, and each other contract that is material to the ownership, leasing and operation of the Property.


                 (u) ADDITIONAL DOCUMENTS. The Agent shall have received such other approvals, certificates or documents as the Agent may reasonably request to evidence satisfaction of the conditions set forth in this Section 2.01.


                 (v) ASSET VALUE ALLOCATION. The Agent shall have received a schedule of all the equipment and other personal property constituting the Initial Improvements which schedule shall allocate, individually or by specified lots, the acquisition price among the scheduled items of property.


                 SECTION 2.02. CONDITIONS PRECEDENT TO FUNDING SUBSEQUENT TO THE FINANCING CLOSING. The several (and not joint and several) obligations of each of the Note Purchasers to make Advances subsequent to the Financing Closing as set forth in Article I shall be subject to the fulfillment, to the satisfaction of the Agent, by, on or as of the date of such Funding, of the following conditions:


                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in the Operative Documents shall be true and correct as if made on and as of the date of such Funding or, as applicable, on and as of the date specified in such representation or warranty.


                 (b) COMPLIANCE; NO DEFAULT, ETC. The Company shall be in compliance with its obligations under the Operative Documents on such date and there shall exist no Default, Event of Default, Unwind Event or Environmental Trigger under the Operative Documents and no Termination Notice shall have been delivered or been deemed to have been delivered.

                 (c) REQUISITION; USE OF INVESTMENT PROCEEDS. Except with respect to Advances made by the Purchasers pursuant to Section 1.04(c), the Agent shall have received a timely and complete Requisition pursuant to and in compliance with Section 1.04(b) hereof. All proceeds of the Fundings expended by or on behalf of the Company shall have been applied solely to Actual Project Costs, and the Company, in its individual capacity and not as Construction Agent, shall certify the same in each Requisition and provide such other evidence with respect to the use of such proceeds as may be reasonably requested by the Agent.


                 (d) COMPLIANCE WITH LAW. The Parcels, the Improvements and the construction thereof and the Construction Agent shall be in material compliance with all Laws, including, without limitation, all building, construction and zoning Laws and Environmental Laws applicable to the Property.

                 (e) NO MATERIAL ADVERSE EVENT. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and the Company, in its individual capacity and not as Construction Agent, shall certify the same in each Requisition.


                 (f) LEGALITY. The making of any Advance, and maintenance thereof, by any Note Purchaser shall not be prohibited by any applicable Law (including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X and any applicable usury Laws) and shall not subject any Note Purchaser to any Tax (other than Excluded Charges and any Tax paid by the Company pursuant to Sections 6.03 and 9.14), penalty, liability or other onerous condition under or pursuant to any applicable Law.


                 (g) PERMITS. All Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the date of the requested Advance (in which case the Company, having completed all appropriate diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal, consent or further contest or to any unsatisfied condition that may allow modification or revocation.


                 (h) FINANCING CLOSING. The Financing Closing shall have been consummated and all conditions precedent thereto shall have been satisfied or waived in accordance with the terms of this Agreement.


                 (i) TAXES. All Taxes (other than Excluded Charges) payable by the Company shall have been paid by the Company, subject to the Company's rights of contest pursuant to the Lease.

                 (j) ADDITIONAL DOCUMENTS. The Agent shall have received such other approvals, certificates or documents (including without limitation an updated title report) as the Agent may reasonably request to evidence satisfaction of the conditions set forth in this Section 2.02.


                 SECTION 2.03. OBLIGATIONS SUBSEQUENT. On or before April 30, 1996, the Company shall have delivered a copy of the Construction Budget, Construction Schedule and, to the extent available, all other Facility Agreements.


                                  ARTICLE III.


                              REFINANCING OF NOTES
                              --------------------

                 SECTION 3.01.  REFINANCING OF INTERIM NOTES.  Subject to
Section 3.02, on the Interim Note Maturity Date the remaining unused Interim Note Commitments of the Note Purchasers, if any, will automatically be canceled and the Interim Notes will be refinanced through the issuance by the Trustee of Series 2 A-Notes and Series 2 B-Notes. Each of the Holders of the Interim Notes on the Interim Note Maturity Date shall receive as payment in full of the aggregate principal amount thereof Series 2 A-Notes and Series 2 B-Notes in aggregate principal amounts determined pursuant to the Interim Note Maturity Formula.


                 SECTION 3.02. CONDITIONS PRECEDENT TO FINAL COMPLETION DATE. The following conditions shall be fulfilled to the reasonable satisfaction of each of the Purchasers on or as of the Final Completion Date:


                 (a) LIEN RELEASES AND WAIVERS. The Construction Agent shall have secured final lien releases or waivers by all contractors and all subcontractors and by materialmen and other parties who have supplied labor, materials or services for the design and construction, testing, start-up or operation of the Financed Improvements, or who otherwise might be entitled to claim a contractual or statutory lien against the Property or any part thereof.


                 (b) CERTIFICATE OF FINAL COMPLETION; LEGAL COMPLIANCE. The Company shall deliver to the Agent and the Trustee an Officer's Certificate of Final Completion, approved by the Independent Engineer in the form of Exhibit G hereto, to the effect that final completion of the Financed Improvements, as described therein, has occurred and further certifying to the effect that:



                                        (i)   The Property and the construction
                 and operation of the Improvements are in compliance in all material respects with all applicable Laws (including, without limitation, Environmental Laws); and



                                        (ii)   All Permits (including without
                 limitation a permanent certificate of occupancy) that are or will become Applicable Permits have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the Final Completion Date (in which case the Company, having completed all appropriate diligence, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law and the Company shall have applied for such Permits and satisfied all legal requirements necessary to authorize continued operation while the Permit application is pending). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or contest or to any unsatisfied conditions (other than conditions relating to completion in the future) that may allow modification or revocation.


                (c) INDEPENDENT ENGINEER'S CERTIFICATION. The Company shall deliver a Certificate in the form of Exhibit H hereto executed by the Independent Engineer (the "INDEPENDENT ENGINEER'S CERTIFICATE") certifying that
(i) each Plant installation has been mechanically completed and electrically checked, and piping and equipment have been flushed and pressure tested and
(ii) each Plant (A) has demonstrated production capability during a continuous 72 hour period of at least 90% of nameplate capacity of stearic acid, stearates, stabilizers and lubricants, as applicable to each such Plant, meeting product design specifications for such products during such test period and (B) with respect to the environmental improvements, has demonstrated at least 90% of the design recovery, in each case at levels of efficiency acceptable to the Agent, the Trustee and the Majority Purchasers. In making such certification, the

Independent Engineer, in his sole discretion, either may rely on production records provided by the Company or require a performance test.


                 (d) INSURANCE. The Company shall be in compliance with all Insurance Requirements and all insurance policies required thereunder shall be in full force and effect. To the extent not previously delivered pursuant hereto, the Company shall deliver, or cause to be delivered, to the Trustee and the Agent certificates of insurance or applicable reinsurance cover notes evidencing the coverage of such policies.


                 (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company as set forth in the Operative Documents shall be true and correct as if made on and as of the Final Completion Date or, as applicable, on and as of the date specified in such representation or warranty.

                 (f) ENVIRONMENTAL REMEDIATION. All material remedial obligations of the Sellers under the Purchase Agreement shall have been completed under the terms of the Purchase Agreement. The Company shall have
(i) caused the Environmental Consultant to conduct an updated environmental audit of the Parcels and the Plants and (ii) provided to the Agent, the Purchasers and the Trustee a copy of the Environmental Consultant's report on such audit, which report shall evidence such remediation and conclude that no environmental hazards exist on the Property that are likely, in the reasonable judgment of the Trustee, the Agent and the Purchasers, to result in a Material Adverse Effect.


                 (g) ADDITIONAL DOCUMENTS. The Agent shall have received such other approvals, certificates or documents (including, without limitation, an updated, as-built title report and endorsement to the Title Policy) as the Agent may reasonably request to evidence satisfaction of the conditions set forth in this Section 3.02.


                                  ARTICLE IV.


                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                 SECTION 4.01. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Trustee, the Agent and the Purchasers that the following shall be true and correct on and as of the Financing Closing Date:


                 (a) CORPORATE EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified and authorized to do business in the State of Texas and, if required, in the State of Connecticut and the Commonwealth of Pennsylvania.


                 (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which it is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable Law or of the articles of incorporation or code of regulations of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any lien on any asset of the Company (except as contemplated by the Operative Documents) or its Subsidiaries, except where such contravention, default or lien would not result in a Material Adverse Effect.


                 (c) BINDING EFFECT. This Agreement and the other Operative Documents to which the Company is a party are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.


                 (d) FINANCIAL INFORMATION. (i) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1994, and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Company's annual report for the fiscal year ended December 31, 1994 as filed with the Securities and Exchange Commission (the "COMMISSION") on Form 10-K and the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at June 30, 1995 and the related consolidated statements of income and cash flows of the Company and its

Consolidated Subsidiaries for the three months then ended, duly certified by a financial officer of the Company, copies of which have been delivered to each of the Note and Certificate Purchasers, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and changes in financial position for such periods.


       (ii)  Since December 31, 1994, there has been no Material Adverse Change.


                 (e) LITIGATION. There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any of the Operative Documents or the consummation of the transactions contemplated hereby.


                 (f)      COMPLIANCE WITH ERISA, ETC.

                                (i)  No ERISA Event has occurred or is
                reasonably expected to occur with respect to any Plan.


                                (ii)  Neither the Company nor any ERISA
                 Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                                (iii)  Neither the Company nor any ERISA
                 Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                                (iv)  Except as set forth in the financial
                 statements referred to in Section 4.01(d), the Company and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                 (g) SUBSIDIARIES. Each of the Company's Subsidiaries is a corporation duly incorporated, validly existing and in good standing, in each case under the laws of its jurisdiction of incorporation, except where failure to do so would not constitute a Material Adverse Effect.


                 (h) STATUS. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is it subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act, or under any other state or Federal Law limiting its ability to execute and deliver any Operative Document or perform its obligations thereunder.


                 (i) COMPLIANCE WITH MARGIN REGULATIONS. No proceeds of any Advance or Investment have been used in violation of any applicable Law (including, without limitation, Regulation G, Regulation T, Regulation U and Regulation X).


                 (j) NO DEFAULT. No event has occurred and no condition exists which constitutes a Default or an Event of Default.


                 (k) CONSENTS. The execution and delivery by the Company of each Operative Document to which it is a party and any other agreement which it has entered into in connection with the transactions contemplated thereby, the consummation of the transactions contemplated thereby and its compliance with the terms thereof does not require the consent or the approval or authorization of, or filing, registration or qualification with, any Federal, state or local government on the part of the Company as a condition to such execution, delivery and compliance.


                 (l)      TITLE TO THE PARCELS.


                          (i)  As of the Financing Closing Date, the Trustee
will have good and marketable title to an indefeasible fee estate in each of the Fee Parcels, subject to no Liens other than Permitted Encumbrances and those set forth on Schedule 4.01(l) attached hereto.


                        (ii) Also as of the Financing Closing Date, the Trustee will have good and marketable title to the easement interests in each of the Ohio Easement Parcel, the Texas Leasehold Parcel and the Texas Easement Parcels subject to no Liens other than Permitted Encumbrances.


                          (ii)  Neither the Fee Parcels, the Easement Parcels
nor the Property contain any defect or feature making them unsuitable for the proper operation of the Improvements.


                 (m) COMPLIANCE WITH LAW. The Company and, prior to the Financing Closing Date, Synpro is in material compliance with all Laws (including all Environmental Laws) with respect to the Parcels or the Property or with respect to its leasing and operation of the Property, the construction of the Improvements or the conduct of its business on the Property. Except for those items referenced in the Disclosed Information, neither the Company nor, to the knowledge of the Company (and prior to the Financing Closing Date), Synpro has received any notice of, or citation for, any violation of any Law or any Environmental Action which has not been resolved or which the Company reasonably believes can not be resolved in the ordinary course of business, which notice or citation or Environmental Action relates to the ownership or operation of the Parcels or the Property.


                 (n) RECORDATION. The Deeds, the Bill of Sale, the Lease (or a memorandum thereof), the Easement, the Second Easement, and all financing statements under the UCC, to be recorded or filed pursuant to Section 2.01(r) hereof, are in a form sufficient to create or publish notice of, as the case may be, the interests in the Fee Parcels, Easement Parcels, the Property and the Improvements purported to be created thereby. Upon the recordation of the Deeds, the Bill of Sale, the Easement, the Second Easement, and the Lease (or a memorandum thereof), and the filing of such financing statements, each to be recorded or filed pursuant to Section 2.01(r) hereof in such places as the Company shall notify the Trustee prior to the Financing Closing Date, such documents will have been recorded or filed in each place in which recording or filing is required to publish notice, under Texas and Ohio Law, of the interests created thereby and to protect the validity and effectiveness thereof, and all Taxes, fees and other public charges payable in connection with the publishing and filing of the Deeds, the Bill of Sale, the Easement, the Second Easement, and the Lease (or a memorandum thereof), shall be contemporaneously paid in full by the Company.


                 (o)      [Intentionally omitted]


                 (p) RIGHTS TO PROPERTY; ETC. (i) The Conveyance Documents conveyed to the Trustee all rights-of-way, easements and real property licenses, environmental allowances, rights in real property (including, without limitation, fixtures and appurtenances), utilities and other services necessary for the day-to-day operation of the Property and (A) such rights-of-way, easements, licenses, environmental allowances, utilities and other services are valid and in full force and effect in accordance with their terms, (B) there is presently no material default with respect to any such rights-of-way, easements, licenses, utilities and other services, and (C) all utility services necessary for the construction of the Improvements and operation of the Property for its intended purposes are or will be available at the boundaries of the Parcel.


                 (ii) None of the Permitted Encumbrances will interfere with the use or possession of the Property or any other material asset used in connection therewith or the use of or the exercise by the Trustee of its rights either under any Operative Document or to the Property.


                 (iii) The Company has given any and all notices required to be given in connection with the construction of the Improvements pursuant to any easements, rights-of-way, licenses or other agreements affecting the Parcel or the Property, or any part thereof.

                 (iv) The Plants are situated wholly within the boundary lines of the Texas Fee Parcels, the Texas Easement Parcels or the Ohio Fee Parcels, as the case may be, and do not encroach upon any contiguous or adjoining property; neither Parcel is considered part of a larger zoning or tax lot; the Improvements do not encroach on any easements or rights-of-way affecting the Property (except as specifically described in one of the Title Policies), or violate any rights granted thereunder or any covenants or restrictions affecting the Property, or any part thereof, and any future violation will not result in a reversion or forfeiture of title, right of re-entry or power of termination; and the easements, rights-of-way, covenants and restrictions affecting the Property will not interfere with the use or occupancy of the Property or any part thereof, or any asset owned or used in connection therewith, nor will the exercise of rights or remedies thereunder result in any damage to the Improvements or diminution of value of the Property, or any part thereof.


                 (q) TRADE SECRETS AND PATENTS. (i) The ownership of the Property by the Trustee and the leasing and operation of the Property by the Company, including the construction and proposed operation of the Improvements, do not and will not conflict with, infringe on, or otherwise violate any copyright, trade secret or patent rights of any other Person.


                 (ii) The Company has all rights to all patents, patent applications, proprietary computer software, "know-how" and copyrights used or to be used in the ordinary course of the construction and operation of the Improvements (the "INTELLECTUAL PROPERTY RIGHTS") that are necessary for the operation thereof, including the right to assign the Intellectual Property Rights. There is no judicial proceeding pending (or, to the knowledge of the Company, threatened) involving any claim of any infringement, misuse or misappropriation by the Company or any Affiliate thereof of any patent, copyright, license or similar intellectual property right owned by any third party related to the Intellectual Property Rights.


                 (r) ENVIRONMENTAL COMPLIANCE. (i) Except as referenced in the Disclosed Information and where non-compliance would not have a Material Adverse Effect, the operations and properties of the Company (other than the Property) and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Company and its Subsidiaries, the Company and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect. Except as referenced in the Disclosed Information, the Property complies in all material respects with all Environmental Laws; all necessary Environmental Permits have been obtained and are in effect for the Property and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against the Property or (B) cause the Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.


                 (ii) Except as referenced in the Disclosed Information, none of the properties currently or formerly owned or operated by the Company (other than the Property) or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the CERCLA ("NPL") or on CERCLIS or any analogous state list of sites requiring investigation or cleanup, the listing, or proposed listing of which would be reasonably likely to have a Material Adverse Effect. The Property is not listed or proposed for listing on the NPL or on CERCLIS or any analogous state list of sites requiring investigation or cleanup.


                 (iii) Except as referenced in the Disclosed Information, except where noncompliance would not individually or in the aggregate have a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state list, and (B) all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by the Company or any of its Subsidiaries have been disposed of in compliance with all Environmental Laws and Environmental Permits. Except as referenced in the Disclosed Information, all Hazardous Materials generated, used, treated, handled or stored at or transported to or from the Property have been disposed of in compliance with all Environmental Permits.


                 (s) NO CONDEMNATION OR CASUALTY. The Property has not suffered a Condemnation or a Casualty or any other damage or destruction which renders the Property unusable in whole or in material part, and, under applicable Law, the Property may be used for the purposes contemplated by the Company in accordance with the Lease.


                 (t) PERMITS. Except as otherwise referenced in the Disclosed Information, all Permits (including Environmental Permits) that are or will become Applicable Permits have been obtained, except Applicable Permits relating to the Financed Improvements customarily obtained or which are permitted by Law to be obtained after the Financing Closing Date (in which case the Company, having completed all appropriate diligence in connection therewith, has no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law). Except as otherwise referenced in the Disclosed Information, all such obtained Permits are listed in Schedule 5.17 of the Purchase Agreement and are in proper form, in full force and effect and not subject to any further appeal or further contest or to any unsatisfied condition (other than conditions relating to completion in the future) that may allow modification or revocation.


                 (u) INSURANCE. The Company is in compliance with all Insurance Requirements, and all insurance policies required by paragraph 16 of the Lease are in full force and effect.


                 (v) TAXES. All Taxes (other than Excluded Charges), fees and other charges which have become due and payable in connection with the execution and delivery of the Operative Documents or any memorandum thereof have been paid.


                 (w) COMPLIANCE. Except as referenced in the Disclosed Information, the Property is in material compliance with all existing applicable Laws.

                 (x) NO MATERIAL ADVERSE EVENT. No applicable Law prohibits, and no litigation, governmental investigation or other proceeding is pending or, to the Company's knowledge, threatened in which there is a reasonable possibility of an unfavorable judgment, decree, order or other determination which could prevent or make unlawful, or impose any material adverse condition upon, the Property or the acquisition, construction, use, ownership, operation or leasing thereof, or the Trustee's ownership thereof.

                 (y) FULL DISCLOSURE. The statements and materials furnished by or on behalf of the Company to the Agent, any Note and/or Certificate Purchaser, the Trustee or Special Counsel, in connection with any Operative Document or any transaction contemplated thereby do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which such statements or materials were furnished.


                 SECTION 4.02. SSBTC REPRESENTATIONS AND WARRANTIES. SSBTC, in its individual capacity and not as Trustee, represents and warrants (with the exception of subsection (g), which representation and warranty is made by SSBTC solely in its trust capacity) to the Company and the Purchasers that the following statements are and shall be true and correct as of the Financing Closing Date:


                 (a) ORGANIZATION AND AUTHORITY. (i) SSBTC is a Massachusetts trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.


                 (ii) SSBTC has all requisite power and authority to execute and deliver each Operative Document to which it is a party and to comply with the terms thereof and perform its obligations thereunder.


                 (b) PENDING LITIGATION. There are no actions, suits or Proceedings pending or threatened against or affecting SSBTC in any court or before any governmental body or arbitration tribunal which, if adversely determined, would adversely affect the Trustee's ownership of the Property or the business, condition (financial or otherwise), performance, properties, prospects or results of operation of SSBTC or the Trustee's ability to perform its obligations as Trustee under any Operative Document to which it is a party or any other agreement which it has entered into in connection with any transaction contemplated by any Operative Document.


                 (c) AUTHORIZATION; NO CONFLICT. The execution and delivery by SSBTC of, and compliance by SSBTC with all of the provisions of, each Operative Document to which it is a party and any other agreement entered into in connection with any transaction contemplated by the Operative Documents are within the powers of SSBTC and are authorized by SSBTC and will not conflict with, result in any breach of any of the provisions of, or constitute a default under, SSBTC's articles of association or by-laws or any agreement, judgment, injunction, order, decree or other instrument to which SSBTC is a party or by which SSBTC may be bound or which is applicable to any of SSBTC's property or result in a violation of any applicable Massachusetts or Federal Law or in the creation of any lien on any asset of SSBTC (except as contemplated by the Operative Documents).


                 (d) ENFORCEABILITY. Each of the Operative Documents to which SSBTC is a party, and any other agreement entered into by SSBTC in connection with any transaction contemplated by any Operative Document, has been duly authorized by all necessary action on the part of SSBTC, and is the legal, valid and binding obligation of SSBTC enforceable against SSBTC in accordance with its terms, except as enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.


                 (e) NO DEFAULT. No event has occurred and no condition exists which, upon consummation of the transactions contemplated by any Operative Document, would constitute a default by SSBTC. SSBTC is not in violation in any respect of any agreement or any other instrument, nor is SSBTC in violation of its articles of association or any other instrument to which it is a party or by which it or any of its property may be bound or affected which would have a material adverse effect on either the business, financial position or results of operations of SSBTC or SSBTC's ability to perform its obligations as Trustee under the Operative Documents.


                 (f) CONSENTS. The nature of SSBTC, its execution and delivery of each Operative Document to which it is a party, its consummation of the transactions contemplated thereby, its compliance with the terms thereof or any circumstance in connection with the transactions contemplated thereby does not require the consent of any Person or the approval or authorization of, or filing, registration or qualification with, any Massachusetts or Federal governmental authority governing the banking or trust powers of SSBTC on the part of SSBTC (other than such as have been obtained) as a condition to such execution, delivery and compliance.


                 (g) ENFORCEABILITY AGAINST TRUSTEE. As of the Financing Closing Date the Instruments have been duly authorized by all necessary corporate action on the part of the Trustee and the Instruments (other than the Series 2 A-Notes and Series 2 B-Notes) constitute, and (upon issuance) the Series 2 A-Notes and Series 2 B-Notes will constitute, the legal, valid and binding obligations of the Trustee (acting solely as Trustee under the Declaration, and not in its individual capacity) and are, or (as applicable) will be, enforceable against the Trustee in accordance with their terms and the terms of the Declaration.


                                   ARTICLE V.

                                   COVENANTS


                 SECTION 5.01.  COMPANY'S COVENANTS.


                 (a) INFORMATION. The Company will deliver to the Agent for distribution to the Note and Certificate Purchasers:


                               (i)    as soon as available and in any event
                 within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company;


                              (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Subsidiaries, containing consolidated financial statements for such year certified in a manner acceptable to the Majority Purchasers by KPMG Peat Marwick or other independent public accountants acceptable to the Majority Purchasers, together with a certificate of such accountants stating that during the course of their examination no Default or Event of Default existing at the end of such fiscal year came to their attention or, if any did come to their attention, briefly describing the same;

                             (iii) together with each delivery pursuant to clause (i) or (ii) above, a certificate of an appropriate financial officer of the Company setting forth the computations showing compliance or non-compliance, as the case may be, with the covenants in Sections 5.01(h), 5.01(i), 5.01(j) and 5.01(n) which certificate shall be in form and detail reasonably satisfactory to the Purchasers and shall include such officer's certification that he knows of no Default or Event of Default then existing or, if any does exist, a brief description thereof and of the Company's intentions in respect thereof;


                              (iv)    as soon as possible and in any event
                 within five days after the occurrence of each Default and Event of Default continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default or Event of Default and the action which the Company has taken and proposes to take with respect thereto;


                               (v)    promptly after the sending or filing
                 thereof, copies of (A) each Form 10-K, Form 10-Q, Form 8-K or similar document filed by the Company with the Securities and Exchange Commission, (B) each effective registration statement or generally distributed preliminary prospectus filed by the Company with the Securities and Exchange Commission, but not including any relating solely to employee benefit plans, and
                 (C) each proxy statement, annual or quarterly report or other document sent by the Company to holders of its common stock;


                              (vi) promptly and in any event within five days after the receipt thereof by the Company or any of its Subsidiaries, a copy of each notice, citation or other communication from the United States Environmental Protection Agency, any state environmental protection agency, any court or any other governmental Person, and of each consent agreement, consent decree, judgment or other document with any such Person, in each case asserting an actual or potential violation, fine, penalty, enforcement action or liability of the Company or any Subsidiary under any law or regulation relating to environmental protection, hazardous or toxic substances or contaminated materials, the effect or adverse determination of which would have a Material Adverse Effect;

                             (vii) promptly after the commencement thereof, notice of the commencement and nature of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(e);


                            (viii) promptly and in any event within 10 days after the Company or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of an officer of the Company having knowledge of or responsibility for such matters describing such ERISA Event and the action, if any, that the Company or such ERISA Affiliate has taken and proposes to take with respect thereto;


                              (ix) promptly and in any event within seven Business Days after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;


                               (x) promptly and in any event within 30 days after the receipt thereof by the Company or any of its ERISA Affiliates, a copy of the latest annual actuarial report for each Plan if the ratio of the fair market value of the assets of such Plan to its current liability (as defined in Section 412 of the Code) is less than 60%;


                              (xi) promptly and in any event within five Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of

                 ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Company or any of its ERISA Affiliates in connection with any event described in clause (A) or (B); and





                             (xii) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Purchaser or the Trustee through the Agent may from time to time reasonably request.


                               (b)    COMPLIANCE WITH ENVIRONMENTAL LAWS.  The
Company will comply, and cause other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws now existing or hereinafter enacted and Environmental Permits with respect to the Property; obtain and renew all Environmental Permits necessary for ownership and operation of the Property; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of the Property pursuant to the lawful order of any regulatory authority and generally in accordance with the requirements of all Environmental Laws.


                               (c)    MAINTENANCE OF PROPERTY; INSURANCE;
AS-BUILT SURVEY. (i) The Company will keep, and will cause each of its Subsidiaries to keep, all property used or useful in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.


                                  (ii)  The Company will, and will cause each
of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with insurance companies with a Best's rating of A or better, insurance on all of its properties in at least such amounts and against at least such risks (and with such risk retention) as the Company in good faith determines is necessary or appropriate for the prudent management of its business; and will furnish to the Purchasers, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

                          (iii)  The Company will deliver to the Agent promptly
after the occurrence of the Final Completion Date, the final as- built plans and specifications of the Improvements (which in any event shall be provided to Agent within ninety (90) days after the Final Completion Date).


                          (d)     CONDUCT OF BUSINESS AND MAINTENANCE OF
EXISTENCE. (i) The Company will continue to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect its rights, privileges and franchises necessary or desirable in the normal conduct of its business to the extent permitted by Law.

                        (ii) The Company will preserve and keep in full force and effect its corporate existence.


                          (e)     COMPLIANCE WITH LAWS.  The Company will
comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Laws, if non-compliance would have a Material Adverse Effect; such compliance shall include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property; PROVIDED, HOWEVER, that in the event of any alleged non-compliance, no such Person shall be in violation of this subsection: (i) if within thirty (30) days after such non-compliance becomes apparent or is alleged, appropriate corrective measures are commenced and such measures are diligently pursued to the satisfaction of the applicable court, agency or governmental authority; or (ii) if and as long as such alleged non-compliance is being contested in good faith by timely and appropriate proceedings.


                          (f)     BOOKS AND RECORDS.  The Company will keep,
and cause each of its domestic Subsidiaries to keep, proper books of record and account in which entries in conformity with GAAP shall be made of all financial transactions and the assets and business of the Company and each such domestic Subsidiary.


                          (g)     USE OF PROCEEDS; APPLICATION OF PROCEEDS TO
ACTUAL PROJECT COSTS. The Company, as the Construction Agent, will use proceeds of the Advances received by it solely to pay Actual Project Costs, and none of such proceeds will be used in violation of any applicable Law, including, without limitation, Regulation G, Regulation T, Regulation U and Regulation X. The Company shall apply the proceeds of all Advances solely to Actual Project Costs.


                 (h) NEGATIVE PLEDGE. (i) The Company will not create, or suffer to exist, and will not permit any Subsidiary organized in the United States of America to create or suffer to exist, any Lien upon or with respect to any of its properties, whether owned at the Financing Closing Date or thereafter acquired, other than Permitted Liens.


                 (i)      FINANCIAL COVENANTS.


                         (i)        WORKING CAPITAL.  Maintain
                 an excess of consolidated current assets over consolidated current liabilities of the Company and its Subsidiaries of not less than $125,000,000. Consolidated current liabilities shall not include the current portion of the indebtedness evidenced by the Notes issued under the Revolving Credit Agreement.


                         (ii)       TANGIBLE NET WORTH.
                 Maintain an excess of consolidated total tangible assets over consolidated total liabilities (including Guaranties) of the Company and its Subsidiaries of not less than the Required Net Worth. The "Required Net Worth" shall initially be $208,991,000 and shall increase as of December 31 of each year, commencing December 31, 1995, by an amount equal to 25% of the consolidated net income (if any) of the Company and its Subsidiaries for the fiscal year ending on such December 31.


                         (iii)      TANGIBLE NET WORTH RATIO.
                 Maintain a ratio of consolidated total liabilities (including Guaranties but excluding the Transition Obligation) to the sum of (i) consolidated tangible net worth of the Company and its Subsidiaries plus (ii) an amount (in no case greater than fifty-five million dollars ($55,000,000)) equal to the goodwill acquired by the Company from Synpro, as part of the Company's acquisition of all or substantially all of the assets of Synpro of not more than 1.85 to 1.00.

                         (iv)        INTEREST COVERAGE RATIO.
                 Maintain, for each period of four consecutive fiscal quarters, beginning with the four fiscal quarters ending December 31, 1995, a ratio of consolidated net income (before interest income, interest expense and income taxes) of the Company and its Subsidiaries for such period to consolidated interest expense (net of interest income) for such period of not less than 2.5 to 1.0.





                         (j)    MERGERS, ASSETS SALES, ETC.  The
Company shall not (i) merge or consolidate with or into, or (ii) sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions and including, without limitation, by sale of capital stock of the Person owning such assets), in any period of twelve (12) consecutive calendar months, assets having an aggregate book value (net of liabilities assumed) on the consolidated balance sheet of the Company and its Subsidiaries in excess of $100,000,000 for the Company and its Subsidiaries taken as a whole, except for sales in the ordinary course of business), or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Company may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Company, and
(ii) any Subsidiary of the Company may merge into or dispose of assets to the Company and the Company may merge with any other Person so long as the Company is the surviving corporation, PROVIDED, in each case, that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.


                        (k) ACCOUNTING CHANGES. The Company shall not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.


                        (l) PERFORMANCE. The Company shall observe and perform all provisions to be observed or performed by it contained in each Operative Document to which it is a party, in accordance with the terms thereof and within the times permitted thereby (including any grace or cure periods provided thereby) so as to prevent the occurrence of an Event of Default, and will maintain, or cause to be maintained, the validity and effectiveness as to the Company of each such Operative Document to which it is a party.

                 (m) INTELLECTUAL PROPERTY RIGHTS. The Company shall preserve, protect and maintain its rights in and to the Intellectual Property Rights in accordance with prudent industry practice.


                 (n) DIVIDENDS. The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Company, now or hereafter outstanding, except that the Company may
(i) declare and make any dividend payment or other distribution payable in common shares of the Company and (ii) declare or pay cash dividends to its shareholders in an aggregate amount not in excess of the sum of $55,000,000 plus 50% of consolidated net income of the Company and its subsidiaries arising after December 31, 1989 and computed on a cumulative consolidated basis (with losses, if any, taken into account), PROVIDED that, immediately after giving effect to such proposed action, no Default or Event of Default would exist.


                 (o)      APPROVED CONSTRUCTION BUDGET AND RELATED MATTERS.
The Approved Construction Budget shall be prepared in good faith on the basis of reasonable assumptions and shall accurately include all Actual Project Costs anticipated to be incurred or estimated to be incurred and all reserves expected to be established and maintained in connection with achieving completion of the Improvements by the Final Completion Date. The Construction Schedule shall accurately describe estimated dates of completion of the stages of construction of the Improvements.


                                  ARTICLE VI.


                         THE NOTES AND THE CERTIFICATES
                         ------------------------------

                 SECTION 6.01.  DETERMINATION OF RATES.


                 (a) All computations of interest and of any fee payable hereunder or under any other Operative Document (other than computations made for purposes of determining the Maximum Rate) shall be made by the Agent on the basis of a year of 360 days (365 days in the case of the computation of interest if the Applicable Rate is determined by reference to the Base Rate), for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by the Agent of an interest rate hereunder or under any other Operative Document shall be conclusive and binding for all purposes, absent manifest error, but no such interest rate shall ever exceed the Maximum Rate.


                 (b) The Company shall notify the Agent two Business Days before each Interest Setting Date as to the Interest Period or Periods selected by the Company subject to the limitations set forth in the definition of Interest Period. On each Interest Setting Date, the Agent shall calculate the LIBO Rate. Upon determination of the LIBO Rate on the Interest Setting Date, the Agent shall promptly notify the Purchasers and the Trustee of the LIBO Rate for the applicable Interest Period.


                 (c) In the event, and on each occasion, that on the Interest Setting Date the Agent shall have received notice from any Note Purchaser of such Purchaser's determination (which determination shall be conclusive and binding upon the Trustees and the Company absent manifest error)
(i) that United States dollar deposits in the amount of the principal of and for the relevant Interest Period for such Purchaser's Notes are not generally available in the London interbank market or (ii) that the rate at which such dollar deposits are being offered would not adequately and fairly reflect the cost to such Purchaser of making or maintaining the principal of such Notes during the relevant Interest Period if the Applicable Rate were to be determined by reference to the LIBO Rate, then the Agent shall, as soon as practicable thereafter, give written, telex or facsimile notice of such determination to the Company, the Trustee and the other Purchasers and in the case of a determination pursuant to clause (ii) above only, such Purchaser shall deliver a certificate to the Agent and the Company describing in reasonable detail the calculations of such Purchaser pursuant to which it made such determination and stating that such Purchaser is making such determination on a basis consistent with its treatment of other similar situations, and thereafter the Applicable Rate on the Notes held only by such Purchaser shall be determined by reference to an appropriate substitute rate to be negotiated in good faith by the Company, the Agent and such Purchaser as promptly as practicable or, failing agreement on an appropriate substitute rate, the Base Rate, but in no event to exceed the Maximum Rate, until the circumstances giving rise to such notice no longer exist.


                 (d) In the event, and on each occasion, that on the Interest Setting Date the Agent shall have determined (which determination shall be conclusive and binding upon the Company absent manifest error) that reasonable means do not exist for ascertaining the LIBO Rate for purposes of determining the Applicable Rate, then the Agent shall, as soon as practicable thereafter, give written, telex or facsimile notice of such determination to the Company, the Purchasers and the Trustee, and thereafter the Applicable Rate on the Instruments shall be determined by reference to an appropriate substitute rate to be negotiated in good faith by the Company, the Agent and the Purchasers (the "SUBSTITUTE RATE") as promptly as practicable or, failing agreement on the Substitute Rate, the Base Rate, but in no event to exceed the Maximum Rate, until the circumstances giving rise to such notice no longer exist.


                 (e) In the event that, subsequent to the Financing Closing Date, the introduction of or any change in any United States or foreign Law, or the interpretation or application thereof, makes it unlawful, or any central bank or other governmental authority having jurisdiction asserts that it is unlawful, for any Purchaser (including any branch, subsidiary or Affiliate office of such Purchaser from which the Instruments are actually funded or at which the Instruments are actually maintained or held) to fund or maintain and/or to continue to hold the Instruments if the Applicable Rate thereon is determined with respect to the LIBO Rate, then the Applicable Rate on such Instruments shall be converted automatically to the Base Rate plus the Applicable Margin (but in no event to exceed the Maximum Rate) on and after the last day of the applicable Interest Period or on and after such earlier date as may be required by such Law. As soon as practicable thereafter, the Company, the Agent and the Purchasers shall negotiate a Substitute Rate.


                 (f) Upon the occurrence and during the continuance of an Event of Default arising from the nonpayment of the Company's obligations hereunder, the Applicable Rate on the Instruments shall automatically be converted to the Base Rate.

                 SECTION 6.02.  ASSIGNMENTS AND PARTICIPATIONS.  (a)
The Company may not assign its rights or delegate its obligations under this Agreement without the prior written consent of the Agent and all of the Purchasers. Upon an assignment to and assumption by a Person of the rights and obligations of the Company under and in compliance with this Agreement, the representations, warranties and covenants of the Company and the conditions applicable to the Company hereunder shall thereafter apply to such Person and not to the Company.

                 (b)      In addition to the assignments permitted under
Section 6.02(h), each Note Purchaser and each Certificate Purchaser may assign to one or more Eligible Assignees all or a portion of the Instruments then held by it and its rights and obligations thereunder and under this Agreement (including, without limitation, all or a portion of its Interim Note Commitment and Certificate Commitment and/or the Advances under its Interim Notes and/or its Investment under its Certificates) and the other Operative Documents; PROVIDED, HOWEVER, that (i) each assignment shall be of a constant, and not a varying, percentage of all such rights and obligations; (ii) each such assignment of Notes shall be of a pro rata share of each series of Notes then held by such Note Purchaser; (iii) the aggregate principal amount of the Notes being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5 million in original principal amount and in integral multiples of $1 million in excess thereof; (iv) no such assignment shall be made if as a result thereof any Purchaser's aggregate Interim Note Commitment, after giving effect to such assignment, are less than $5 million (determined as of the date of the Assignment and Acceptance with respect to such assignment); PROVIDED, HOWEVER, that this Section 6.02(b)(iii)-(iv) shall not prohibit an assignment of the entire outstanding principal amount of the Notes then held by a Purchaser; and (v) the parties to each such assignment shall execute and deliver to each of the Agent, with (if requested by the Agent) an administrative fee to be paid by the Assignor (as defined below) of $3,000, and the Trustee for its acceptance and recording in the Record or the Register as the case may be, an Assignment and Acceptance; PROVIDED, HOWEVER, the requirements of Sections 6.02(b)(i)-(iv) shall not apply with respect to assignments to such Purchaser's

Affiliates or to any financial institutions to which the Note Purchaser is assigning Notes as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Business Days after the execution of such Assignment and Acceptance, or with respect to an Assignment and Acceptance for Certificates, such earlier date as the Assignor and Assignee shall agree), (x) the assignee thereunder (the "ASSIGNEE") shall be a party hereto and to the other Operative Documents to which the Purchasers are parties and, to the extent that rights and obligations hereunder have been assigned to and assumed by it, have the rights and obligations of a Purchaser hereunder and a Holder of Instruments under the Operative Documents (including the obligation of confidentiality set forth in Section 9.17) and (y) the assignor thereunder (the "ASSIGNOR") shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights (other than any rights to indemnification it may have hereunder or under the Operative Documents) and be released from its obligations under this Agreement (other than the confidentiality obligations set forth in Section 9.17) and the other Operative Documents with respect to all or such portion, as the case may be, of its Interim Note and/or Certificate Commitments (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Assignor's rights and obligations under the Agreement and the other Operative Documents, such Assignor shall, except as set forth above, cease to be a party hereto). To the extent that the Certificate Purchaser is an Assignor, the term "CERTIFICATE PURCHASER," as used in the Operative Documents, shall refer to each Holder of the Certificates and the obligations of each Certificate Purchaser hereunder shall be several and not joint and several.

                 (c) By executing and delivering an Assignment and Acceptance, the Assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the other Operative Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto; (ii) such Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Construction Agent or the performance or observance by the Company or the Construction Agent of any of their respective obligations under this Agreement or any other Operative Document, or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision with respect to entering into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, the Company, the Trustee, such Assignor or any other Note or Certificate Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Operative Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Note and/or Certificate Purchaser.


                 (d)      The Agent shall maintain at its address listed on
Schedule I hereto a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Note and Certificate Purchasers and the Commitment of, and principal amount of the Advances and stated amount of the Investment owing to, each Note and Certificate Purchaser from time to time (the "RECORD"). The entries in the Record shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent, the Trustee and the Note and Certificate

Purchasers may treat each Person whose name is recorded in the Record as a Note and/or Certificate Purchaser hereunder for all purposes of this Agreement. The Record shall be available for inspection by the Company or any Note or Certificate Purchaser at any reasonable time and from time to time upon reasonable prior notice.


                 (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed give prompt oral or written notice to the Company and the Trustee and (i) accept such Assignment and Acceptance, and (ii) record the information contained therein in the Record. The Agent shall provide the Company with a current list of all Purchasers no less frequently than quarterly.


                 (f) Each Note and Certificate Purchaser may sell participations to one or more banks or other entities in or to all or a portion of the Instruments then held by it and its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Instrument or Instruments held by it) and the other Operative Documents; PROVIDED, HOWEVER, that (i) such Purchaser's obligations under this Agreement and the other Operative Documents (including without limitation all or a portion of its Interim Note Commitment to make Advances) shall remain unchanged; (ii) such Note or Certificate Purchaser shall remain the Holder of any such Instrument for all purposes under this Agreement and the other Operative Documents and the Company, the Agent, the Trustee, and the other Note and Certificate Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement; (iii) no such participant shall be entitled to receive any greater payment than such Purchaser would have been entitled to receive with respect to the rights participated (including, without limitation, payments for Taxes, Other Charges or Increased Costs) except as a result of circumstances arising after the date of such participation to the extent that such circumstances affect other Note or Certificate Purchasers and participants generally; and (iv) no Note or Certificate Purchaser shall assign or grant a participation that conveys to the participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to any reduction of the principal or stated amount of or the interest or Distributions to be paid on such Purchaser's Instrument(s) or any postponement of any date for the payment of any amount payable in respect of such Purchaser's Instruments.


                 (g) Any Note or Certificate Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 6.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Note or Certificate Purchaser by or on behalf of the Company; PROVIDED, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing with the Company and the Agent to preserve the confidentiality of any confidential information relating to the Company or the transactions contemplated by this Agreement (including, without limitation, the general structure of this transaction) received by it from such Note or Certificate Purchaser in a manner consistent with that set forth in Section 9.17 hereof.


                 (h) Anything in this Section 6.02 to the contrary notwithstanding (except that at all times the requirements of Section 6.02(g) shall be satisfied), any Note Purchaser may assign and pledge, as collateral or otherwise, and without notice to or consent of the Company, all or any of the Notes held by it and any of its rights (including, without limitation, rights to payment of the principal of and interest on the Notes) under this Agreement to (i) any of its Affiliates and (ii) any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; PROVIDED, that any payment made by the Company to the Trustee for the benefit of such assigning and/or pledging Purchaser in accordance with the terms of the Operative Documents shall satisfy the Company's obligations under the Operative Documents in respect thereof to the extent of such payment. No such assignment and/or pledge set forth in (ii) above shall release the assigning and/or pledging Note Purchaser from its obligations hereunder.

                 SECTION 6.03. TAXES. (a) Any and all payments by the Company, the Trustee or the Agent hereunder or under any of the other Operative Documents (including, without limitation, payments of Fixed Rent, Additional Rent, interest, Distributions, fees and principal and stated amounts of the Instruments) shall be made free and clear of and without deduction for any and all present or future Impositions and all liabilities with respect thereto, excluding, in the case of payments made to each Purchaser, the Agent or the Trustee, as the case may be, Excluded Charges. Deduction may be made, if required to be made by Law, in the case of payments made to each Purchaser, the Agent or the Trustee, as the case may be, for each of the Excluded Charges.


                 If the Company, the Agent or the Trustee shall be required by Law to deduct any Charges from or in respect of any sum payable hereunder or under any of the Operative Documents to the Trustee, the Agent or any Purchaser, (i) the sum payable by such deducting party shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.03) the Trustee, the Agent or such Purchaser, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company, the Agent or the Trustee, as the case may be, shall make such deductions, and (iii) the Company, the Agent or the Trustee as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. The Company will indemnify the Agent and the Trustee for the full amount of any sums paid by the Agent and the Trustee pursuant to the preceding sentence.


                 (b) Notwithstanding anything to the contrary contained in this Agreement, each of the Company, the Agent and the Trustee shall be entitled, to the extent it is required to do so by Law, to deduct or withhold income or other similar Taxes imposed by the United States of America or any other jurisdiction on Fixed Rent, Additional Rent, interest, Distributions, fees, principal and stated amounts of the Instruments or other amounts payable hereunder or under the other Operative Documents for the account of the Trustee, the Agent or any Purchaser (without the payment of increased amounts to such Purchaser, the Agent or the Trustee pursuant to clause (a) of this
Section 6.03 in the case of Excluded

Charges) unless the Trustee (or any successor thereto) or a Purchaser, as the case may be, has timely filed with the Agent (who shall then promptly forward the same to the Company and the Trustee) the Prescribed Forms for the applicable year to the extent deduction or withholding of such Taxes is not required or reduced as a result of the filing of such Prescribed Forms. If the Agent or the Trustee shall so deduct or withhold any such Taxes, it shall provide a statement to such Purchaser, and if the Company shall so deduct or withhold any such Taxes, it shall provide a statement to the Trustee, in each case setting forth the amount of such Taxes so deducted or withheld, the applicable rate and any other information or documentation which such Purchaser or the Trustee may reasonably request for assisting such Purchaser or the Trustee to obtain any allowable credits or deductions for the Taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Purchaser is subject to Taxes.

                 (c) In addition, the Company agrees to pay and/or reimburse any present or future stamp or documentary Taxes or any other excise or property Taxes payable by or on behalf of the Agent, the Trustee or any Purchaser, including any transfer Taxes with respect to the Trustee's acquisition of the Property or other property transfer, transfer gains or mortgage recording Taxes, charges or similar levies which arise from the acquisition, ownership, operation, occupancy, possession, use, non-use, financing, leasing or disposition or condition of the Property or any part thereof by the Trustee or from any payment made to the Agent, the Trustee or any Purchaser hereunder or under the other Operative Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Operative Documents and arising directly or indirectly out of the transactions contemplated by this Agreement or any of the Operative Documents (hereinafter referred to as "OTHER TAXES").


                 (d) The Company will indemnify the Trustee, the Agent and each Note and Certificate Purchaser for the full amount of any Charges (including, without limitation, any Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.03) paid by the Trustee, the Agent or such Purchaser as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Charges were correctly or legally asserted (it being the intent to indemnify the Trustee, the Agent and the Purchasers with respect to Charges resulting from such Person's own negligence). Payments under this indemnification shall be made within 30 days from the date such Purchaser, the Agent or the Trustee, as the case may be, makes written demand therefor, which demand shall include a receipt or a reasonably detailed statement of such Charges. In no event shall the Company, in connection with this indemnity or for any other purpose whatsoever under any Operative Document, have any right to examine any tax return or related books and records of the Trustee, the Agent or of any Note or Certificate Purchaser.


                 (e) As soon as practicable but in any event within 15 days after the date of the payment of Charges by the Company, the Company will furnish to the Trustee the original or a certified copy of a receipt or other similar instrument (if available) evidencing payment thereof. Should any Purchaser, the Agent or the Trustee receive any refund, credit or deduction from any taxing authority (whether before or after payment in full of the principal and stated amount of, and interest on and Distributions with respect to, the Instruments) to which such Purchaser, the Agent or the Trustee, as the case may be, would not be entitled but for the payment by the Company of Charges as required by this Section 6.03 (it being understood that the decision whether to make a claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Purchaser, the Agent or the Trustee in its sole discretion; such Purchaser, the Agent or the Trustee, as the case may be, thereupon shall repay, together with any interest paid or allowed by the refunding, crediting or deducting taxing authority in connection with such refund, credit or deduction, to the Company an amount with respect to such refund, credit or reduction equal to any net reduction in Taxes actually obtained by such Purchaser, the Agent or the Trustee, as the case may be, and determined by such Purchaser, the Agent or the Trustee, as the case may be, in its sole discretion to be attributable to such refund, credit or deduction.


                 (f) Each Note Purchaser organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Note Purchaser and on the date of the Assignment and Acceptance pursuant to which it becomes a Note Purchaser in the case of each other Note Purchaser, and from time to time thereafter if requested in writing by the Company (but only so long as such Note Purchaser remains lawfully able to do so), shall provide the Company with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Note Purchaser is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Note Purchaser at the time such Note Purchaser first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Note Purchaser reasonably considers to be confidential, the Note Purchaser shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information to the extent permitted by law.


                 (g) Without prejudice to the survival of any other agreement of the Company, the Trustee, the Agent or the Purchasers hereunder, the agreements and obligations of the Company, the Trustee, the Agent and the Purchasers contained in this Section 6.03 shall survive the payment in full of both the principal of and interest on the Notes and the Certificate Liquidation Amount of the Certificates.


                 SECTION 6.04. SUBSTITUTION OF PURCHASER. If (i) any Note Purchaser shall have converted the basis for determining the Applicable Rate on its Instruments from the LIBO Rate to Base Rate pursuant to Section 6.01(c) or
(e) or shall have required the payment of Reserve Costs or Increased Costs, or
(ii) any Note or Certificate Purchaser shall have required the payment of Charges or Other Taxes, the Company shall have the right, after consultation and discussion with the Agent, to seek a substitute purchaser or purchasers satisfactory to the Company (which may be one or more of the Note or Certificate Purchasers) to assume the Note and/or

Certificate Commitments of such Purchaser and to purchase the Instruments held by such Purchaser (without recourse to or warranty by such Purchaser and subject to all amounts owing to such Purchaser under this Agreement having been paid in full).


                 SECTION 6.05. SHARING OF PAYMENTS, ETC. If any Note or Certificate Purchaser shall obtain any payment (whether voluntary or involuntary), on account of the Instruments held by it (other than on account of Reserve Costs, Funding Costs, Break Costs, Illegality Costs or Increased Costs and other than pursuant to Section 6.03 or any indemnification provision of the Operative Documents) in excess of its ratable share of payments on account of the Instruments obtained by all the Note and Certificate Purchasers, such Purchaser shall forthwith purchase from the other Note and Certificate Purchasers such participations in the Instruments held by them as shall be necessary to cause such purchasing Purchaser to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Purchaser, such purchase from each Note and Certificate Purchaser shall be rescinded and each Note and Certificate Purchaser shall repay to the purchasing Purchaser the purchase price to the extent of such Purchaser's ratable share (according to the proportion of (i) the amount of the participation purchased from such Purchaser as a result of such excess payment to (ii) the total amount of the participations purchased in respect of such excess payment) of such recovery together with an amount equal to such Purchaser's ratable share (according to the proportion of (i) the amount of such Purchaser's required repayment to (ii) the total amount so recovered from the purchasing Purchaser) of any interest or other amounts paid or payable by the purchasing Purchaser in respect of the total amount so recovered. Notwithstanding that the Purchaser shall have purchased a participation in such Instruments, the purchasing Purchaser shall be deemed to have acquired the voting rights under such Instruments to the extent of, and for the duration of, such participation, as if such Purchaser shall have been an Assignee thereof.


                 SECTION 6.06. TAX TREATMENT. (a) The parties hereto agree that it is the Company's intention that for Federal, state and local income Tax purposes (i) the Lease be treated as the repayment and security provisions of a loan by the Trustee to the Company, (ii) the Lessee be treated as the legal and beneficial owner entitled to any and all benefits of ownership of the Property or any part thereof and (iii) all payments of Fixed Rent during the Term be treated as payments of interest and principal, as the case may be.


                 (b) The Company agrees that neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income Tax treatment set forth in Section 6.06(a) hereof, and the Company agrees that the Company and any such Affiliates will file such returns, maintain such records, take such actions and execute such documents as may be appropriate to facilitate the realization of such intended income Tax treatment.


                 (c) Each of the Trustee, the Agent and the Note and Certificate Purchasers agrees that neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to the income Tax benefits, deductions and/or credits which, pursuant to the intended income Tax treatment set forth in Section 6.06(a) hereof, would otherwise be claimed or claimable by the Company, and that it and any such Affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Company from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income Tax treatment, other than engaging in any contest of such treatment with any taxing authority, and if any such filing, maintenance, action or execution requested by the Company would result in any additional income Tax liability payable by it or any Affiliate, or could reasonably be expected to result in liability payable by it or any Affiliate, other than any liability related to or arising as a result of the intended income Tax treatment set forth in Section 6.06(a) hereof, then the Company will provide an indemnity against such unrelated income Tax liability or other liability satisfactory to the Trustee, the Agent or the Note and Certificate Purchaser, as the case may be, in its sole opinion.


                                  ARTICLE VII.


                      EVENTS OF DEFAULT AND UNWIND EVENTS


                 SECTION 7.01. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing, it shall constitute an "EVENT OF DEFAULT" hereunder:


                 (a) The Company shall (i) fail to observe or perform any covenant contained in Sections 5.01(a)(iii), 5.01(d)(ii), 5.01(h), 5.01(i), 5.01(j) or 5.01(n) hereof, (ii) not comply with any of its payment obligations under Section 9.15(c) hereof within five Business Days after its receipt of a written demand by an Indemnified Party, (iii) not comply with any of its other obligations under Section 9.15 hereof in a timely manner or (iv) shall fail to satisfy any obligation subsequent contained in Section 2.03 within the time periods therein provided.


                 (b) Other than as is set forth in Section 7.01(a) hereof, the Company shall fail to observe or perform any covenant or agreement contained in this Agreement and such failure shall continue unremedied for 10 days after written notice thereof has been given to the Company by the Trustee or the Agent of such failure.


                 (c) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $25,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or


                 (d) The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (d); PROVIDED, HOWEVER, that none of the foregoing acts or occurrences in this subsection (d) with respect to a subsidiary of the Company shall constitute an Event of Default unless the effect thereof shall be significant in relation to the Company and its subsidiaries, taken as a whole; or


                 (e) Any unsatisfied judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any of its Subsidiaries and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (f) Any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or


                 (g) Any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of the liability arising from such ERISA Event, together with the sum of the liabilities under or attributable to any Employee Benefit Plans has, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; or (2) the Company or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Company or any ERISA Affiliate is required to pay as contributions thereto and such failure results or is likely to result in a Material Adverse Effect; (3) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan; (4) with respect to any Pension Plan covered by Title IV of ERISA, the filing of a notice to voluntarily terminate any such plan in a distress termination; (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan and receives a notice of liability in such amount as would have a Material Adverse Effect; or (6) the Company or any ERISA Affiliate terminates a Pension Plan which results in liability that would have a Material Adverse Effect.


                 (h) Any certification or any representation or warranty of the Company set forth herein or in any Operative Document or certificate, notice, demand, request or other document delivered by or on behalf of the Company to the Trustee, the Note and/or Certificate Purchasers or the Agent hereunder or under any Operative Document shall prove to be inaccurate in any material respect when the same shall have been made.


                 (i) An "Event of Default" (as defined in any such other Operative Document but excluding an Unwind Event) under any such other Operative Document shall have occurred.


                 (j)      (i)     Any Operative Document or any obligation of
the Company thereunder shall be revoked or repudiated or attempted to be revoked or repudiated by the Company, or (ii) any Operative Document or any material obligation of the Company thereunder shall cease to be in full force and effect, by operation of law or by any other means.


                 (k) (i) Any Person or group of Persons ((within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than the Ferro Corporation Employee Stock Ownership Trust), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under said Act) of shares representing 30% or more of the outstanding common shares of the Company, or (ii) during any period of up to 24 consecutive calendar months, commencing after the date of this Agreement, individuals who were directors of the Company on the first day of such period, or who were elected to the board of directors of the Company with the approval of a majority of such directors, shall together cease to constitute a majority of the Board of Directors of the Company.


                 SECTION 7.02. REMEDIES UPON AN EVENT OF DEFAULT. (a) If an Event of Default has occurred and is continuing, the Trustee may exercise any of the rights or remedies granted to the Trustee under the Lease or any of the other Operative Documents, in addition to any rights or remedies of such parties set forth in this Participation Agreement.


                 (b) If an Event of Default has occurred and is continuing, then each of the Trustee, the Agent and the Purchasers may take all steps necessary or advisable to protect and enforce its rights hereunder, whether by action, suit or proceeding at law or in equity, for the specific performance of any covenant, condition or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as such party shall deem necessary or advisable.


                 (c) No right or remedy hereunder shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing by law or in equity, and the exercise by a party hereto of any one or more of such rights, power or remedies shall not preclude the simultaneous exercise of any or all of such other rights, powers or remedies. Any failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. The Trustee and the Holders from time to time of the Instruments shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof by any other party hereto, a decree compelling performance of any of the provisions hereof or any other remedy allowed by Law or in equity.

                 SECTION 7.03. Unwind Events. Any Event of Default (as defined in the Agency Agreement) arising from the failure of the Construction Agent to comply with the provisions of Sections 3(a), 3(b) or 3(c) of the Agency Agreement shall not be deemed an Event of Default hereunder but shall constitute an "Unwind Event".

                 SECTION 7.04. Remedies upon an Unwind Event. If an Unwind Event shall have occurred, the Company either shall (i)(A) if requested by the Trustee, arrange to sell the Property on behalf of the Trustee to one or more third parties in arms length transactions, such sale to close on or before 90 days after the occurrence of such Unwind Event, and pay to the Trustee within five (5) days of the occurrence of such sale an amount (the "Unwind Fee") equal to the excess of (1) the Termination Value, over (2) the net proceeds realized by the Trustee from the sale of the Property (and if such sale do not occur within such 90-day period such sales shall nevertheless be deemed to have occurred on such 90th day and such net proceeds shall be deemed to be $1.00), such payment not to exceed 89.9% of Termination Value, and shall also pay all Fixed Rent, Additional Rent and all costs and expenses incidental to the unwinding of the transactions, including, without limitation, reasonable fees of Special Counsel and Trustee's counsel and (B) satisfy each of the Return Conditions other than the condition set forth in Section 7.05(b)(ii) or (ii) deliver, or cause to be delivered, an Offer to Purchase the Property and purchase or cause the Company's designee to purchase, the Property upon payment of the Offer Purchase Price pursuant to paragraphs 14 and 15 of the Lease.
Upon satisfaction of the conditions set forth in (i) or (ii) above, this Agreement shall terminate as set forth in Section 9.01.

                 SECTION 7.05. Residual Guaranty and Return Conditions. (a) Upon the expiration of the Lease, if the Company does not purchase the Property pursuant to the Lease, the Company shall pay to the Trustee on the Expiration Date an advance residual guaranty payment equal to the Series A Portion of the Original Capitalized Cost of the Property (the "Residual Guaranty").

                  (b) Upon the election of the Company to surrender the Property to the Trustee pursuant to paragraph 27(a)(ii) of the Lease or Section 7.04(i) hereof, the Company shall provide, or cause to be provided or accomplished, at the sole cost and expense of the Company, to or for the benefit of the Trustee and the holders of the Instruments, at least thirty (30) days but not more than sixty (60) days prior to the Expiration Date or date of such other termination of the Lease each of the following (collectively, the "Return Conditions"):

                  (i) an environmental audit of the Property, together with a copy of the Environmental Consultant's report on its audit, satisfactory, in form and substance, to the Agent, the Trustee and the B-Note and Certificate Purchasers, each in their sole discretion to the effect that (A) the Property is in compliance with all Environmental Laws then enacted or then proposed, as determined by the Environmental Consultant and special counsel selected by the Agent;
         (B) no environmental condition exists on the Property on the date the Property is surrendered that could pose any significant risk to human health or the environment and (C) there is no pending or overtly threatened litigation, investigation or other legal proceeding of any kind that could result in any liability to any Purchaser, the Agent or the Trustee or in the imposition of any Lien on the Property;

                 (ii) a report of the Appraiser and/or the Independent Engineer, satisfactory in form and substance to the Trustee, the Agent and the B-Note and Certificate Purchasers, to the effect that (A) the Property has been maintained in accordance with the terms and conditions of the Lease and that (based on inspection) the Property
         (x) meets or exceeds the design specifications as of the Final Completion Date (taking into account normal wear and tear) and (y) is capable of operating as lubricant, stearate and stabilizer manufacturing facilities at design capacity, and at an efficiency and reliability typical of then-current market standards for similar plants located in the United States and with the useful life contemplated by and in accordance with the Construction Plans and applicable Laws, and (z) is capable of meeting the terms of any material existing contracts involving the Property; and (B) all Assets and Improvements that have been stored in inventory have been maintained at, or restored to, operating specifications;

                (iii) evidence satisfactory to the Agent, the Trustee and the Purchasers of the B-Notes and Certificates that the Company is, and (as of the Expiration Date or date of such other termination of the Lease) will be, in full compliance with the Services Agreement and has made arrangements satisfactory to the Agent for the provision of services required thereunder for the term thereof;

                 (iv) the Company shall have arranged for (A) a Texas Standard Form T-1 form of extended coverage owner's title insurance policy, or a commitment therefor, issued by the Title Company, marked "premium paid" in an aggregate amount equal to the lesser of (i) the maximum insurable amount or (ii) the Original Capitalized Cost of the Property and in form and substance satisfactory to the Purchasers and Special Counsel, to be delivered to the Purchasers and Special Counsel, together with copies of all documents relating to title exceptions referred to therein, showing record title of the Trustee in the Texas Fee Parcels and the Texas Fee Improvements located thereon and (B) an ALTA 1970 (amended 10-17-70 and 10-17-84) form of extended coverage owner's title insurance policy, or a commitment therefor, issued by the Title Company, marked "premium paid" in an aggregate amount equal to the lesser of (i) the maximum insurable amount or (ii) the Original Capitalized Cost of the Property and in form and substance satisfactory to the Purchasers and Special Counsel, to be delivered to the Purchasers and Special Counsel, together with copies of all documents relating to title exceptions referred to therein, showing record title of the

         Trustee in the Ohio Fee Parcels and the Ohio Fee Improvements located thereon;

                  (v) the Company may and, if directed to do so by the Trustee, the Company shall remove, or cause the removal of, at the Company's sole expense, any inventory, fixtures, machinery, equipment or other property belonging to the Company or third parties in compliance with paragraph 10(b) of the Lease; and

                 (vi) if directed to do so by the Trustee, the Company shall cause all, or any portion of the Improvements not located on one of the Fee Parcels or one of the Easement Parcels, to be installed in operating order on such of the Fee Parcels or on such of the Easement Parcels as the Trustee shall direct; and

                (vii) if directed to do so by the Trustee, the Company shall execute and deliver any and all further instruments, agreements and documents as may, in the reasonable opinion of the Trustee, be necessary to confirm the termination and expiration of the Lease and to acknowledge that the Company, from the date of termination and expiration, ceases to have any interest in the Property under the Lease.

                                 ARTICLE VIII.

                                   THE AGENT

                 SECTION 8.01. Authorization and Action. Each Purchaser hereby appoints and authorizes the Agent to take such action as the Agent on such Purchaser's behalf and to exercise such powers under this Agreement and the other Operative Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Trustee hereby appoints and authorizes the Agent to collect, disburse, invest and otherwise administer on the Trustee's behalf all funds paid or payable to the Trustee hereunder or under any of the Operative Documents, in each case in accordance with the terms thereof and the Trustee, in its individual capacity, shall not be liable for the actions or inactions of the Agent in connection with the Agent's collection, disbursement, investment and administration of such funds. As to any matters not expressly provided for by this Agreement or the other Operative Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Purchasers, and such instructions shall be binding upon all Purchasers; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable Law. The Agent agrees to give to each Note and Certificate Purchaser prompt notice of each notice given to it by the Company and the Trustee pursuant to the terms of the Operative Documents.

                 SECTION 8.02. Agent's Reliance, Etc. NEITHER THE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENT THAT SUCH PERSONS SHALL NOT BE LIABLE FOR ANY SUCH ACTION OR INACTION THAT CONSTITUTES ORDINARY NEGLIGENCE. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Note or Certificate Purchaser and shall not be responsible to any Note or Certificate Purchaser for any statements, warranties or representations made in or in connection with this Agreement or the other Operative Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Operative Documents on the part of the Company or to inspect the property (including the books and records) of the Company; (iv) shall not be responsible to any Note or Certificate Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Operative Documents or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or the other Operative Documents by acting upon any notice, consent, certificate or other instrument or writing in accordance with the terms hereof believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 8.03. Citicorp and Affiliates. With respect to the Fundings made by it and the Instruments issued to it, Citicorp, USA, Inc.. shall have the same rights and powers under any Instrument and this Agreement as any other Purchaser and may exercise the same as though Citibank were not the Agent; and the terms (x) "Purchaser" or "Purchasers" and (y) "Note Purchaser" or "Note Purchasers" shall, unless otherwise expressly indicated, include Citicorp, USA, Inc.. in its individual capacity, and Citicorp and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company and any Subsidiary and any Person who may do business with or own securities of the Company, or any Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Purchasers.

                 SECTION 8.04. Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent, the Trustee or any other Purchaser and based on the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent, the Trustee or any other Note or Certificate Purchaser or Holder from time to time of the Instruments and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions with respect to this Agreement or any of the other Operative Documents.

                 SECTION 8.05. Indemnification. The Note and Certificate Purchasers agree to indemnify the Agent, ratably according to the respective aggregate principal and stated amounts of the Instruments then held by each of them (or if the Instruments have been fully repaid and retired or if any Instruments are held by Persons which are not Note or Certificate Purchasers, ratably according to either (i) the respective aggregate amounts of their Note and Certificate Commitments, or (ii) if all such Commitments have terminated, the respective amounts of the Note and Certificate Commitments immediately prior to the time the Note and Certificate Commitments were terminated), from and against any and all Losses which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Operative Document or any action taken or omitted by the Agent under this Agreement or any other Operative Document; provided, that no Note or Certificate Purchaser shall be liable to the Agent for any portion of such Losses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Note or Certificate Purchaser agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Operative Document to the extent that the Agent is not reimbursed for such expenses by the Company.

                 SECTION 8.06. Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Note and Certificate Purchasers, the Trustee and the Company and may be removed at any time with or without cause by the Majority Purchasers. Upon any such resignation or removal, the Majority Purchasers, subject to the consent of the Company (which consent shall not be unreasonably withheld), shall have the right to appoint a successor Agent which shall be a commercial bank or trust company organized or licensed to conduct banking business under the Laws of the United States or any state thereof. If no successor Agent shall have been so appointed by the Majority Purchasers, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Purchasers' removal of the retiring Agent, then the retiring Agent may, on behalf of the Note and Certificate Purchasers, appoint a successor Agent, which shall be a Note or Certificate Purchaser which is a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500 million. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, irrespective of any amendments hereto subsequent to such resignation or removal.

                                  ARTICLE IX.

                                 MISCELLANEOUS

                 SECTION 9.01. Survival. Except as otherwise expressly provided, the parties' obligations under this Agreement and in any certificate or other instrument delivered by any party or on such party's behalf pursuant to this Agreement shall terminate upon the payment in full of all amounts then and thereafter due on the Notes and the Certificates and under any of the Operative Documents. The confidentiality provisions contained in this Agreement and the provisions of Sections 6.03, 6.06, 9.14, 9.15, 9.17 and 9.20 hereof shall each survive the payment in full of all amounts then and thereafter due on the Instruments and due under any of the Operative Documents. Such rights and obligations shall survive the execution and delivery of any Operative Document, any issuance or disposition of any of the Instruments, any disposition of any interest in the Property or the termination of any Operative Document and shall continue in effect regardless of any investigation made by or on behalf of any party hereto and notwithstanding that any party may waive compliance with any other provision of any Operative Document.

                 SECTION 9.02. Notices. Unless otherwise specifically provided in any Operative Document, all notices, consents, directions, approvals, instructions, requests and other communications given to any party hereto under any Operative Document shall be in writing to such party at the address set forth in Schedule I hereto or at such other address as such party shall designate by notice to each of the other parties hereto and may be personally delivered (including delivery by private courier services) or by telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), to the party entitled thereto, and shall be deemed to be duly given or made when delivered by hand unless such day is not a Business Day, in which case such delivery shall be deemed to be made as of the next succeeding Business Day or in the case of telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), when sent, so long as it was received during normal business hours of the receiving party on a Business Day and otherwise such delivery shall be deemed to be made as of the next succeeding Business Day.

                 SECTION 9.03. Severability. If any provision hereof or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable, the remaining provisions or the application of such provision to Persons or circumstances other than those as to which it is invalid or enforceable, shall continue to be valid and enforceable.

                 SECTION 9.04. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Purchasers (unless the Agent is authorized hereunder or under any Operative Document to act without joinder of the Majority Purchasers, in which case the Agent may take such action), the Company and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, in addition to the requirements above, no amendment, waiver or consent shall, unless in writing and signed by all of the Note and Certificate Purchasers, do any of the following: (a) increase the Commitments of the Purchasers or subject the Note or Certificate Purchasers to any additional obligations, (b) reduce the Applicable Rate or any fees or other amounts payable hereunder or under any other Operative Document, (c) take action which requires the signing of all the Note and Certificate Purchasers pursuant to the terms of this Agreement, (d) postpone any date fixed for any payment of principal or stated amount of, or interest or Distributions on the Instruments or any fees or other amounts payable under the Declaration or (e) amend this
Section 9.04; provided, further, that, in addition to the requirements above, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Purchasers required above to take such action, affect the rights or duties of the Agent under this Agreement or any of the Operative Documents. Notwithstanding the foregoing, a waiver of any or all of the conditions set forth in Section 3.02 hereof shall be effective if in writing and signed by the Agent, the Majority Purchasers and the Trustee.

                 SECTION 9.05. Headings. The table of contents and headings of the Articles, Sections and subsections of this Agreement are for convenience only and shall not affect the meaning of this Agreement.

                 SECTION 9.06. Compliance Responsibility. None of the Trustee (notwithstanding the representations and warranties of SSBTC in Section 4.02 hereof), the Agent or any Purchaser shall have any responsibility for compliance by the Property or by the Company with any Law, architectural or engineering standards or practices or other matters. The Company expressly assumes such responsibilities and shall indemnify and hold harmless the Trustee, the Agent and the Note and Certificate Purchasers with respect thereto in the manner provided in the Lease.

                 SECTION 9.07. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and all schedules and exhibits hereto shall have the respective meanings given in Appendix A hereto.

                 SECTION 9.08. Benefit. The parties hereto and their permitted successors and assigns, but no others, shall be bound hereby and entitled to the benefit hereof.

                 SECTION 9.09. Place of Payment. So long as a Purchaser or an Affiliate of a Purchaser or a bank or institutional investor is the owner of any beneficial interest in the Instruments, the Trustee will cause all amounts to be paid by the Trustee which become due and payable or owing on such beneficial interest in the Instruments to be paid by bank wire transfer of immediately available funds or, at the option of such Purchaser, such Affiliate, bank or institutional investor, by check of the Trustee, duly mailed, delivered or made at the address or account referenced in

Schedule I hereto or provided in writing by such Person to the Trustee, in all cases without presentation of the underlying Instrument, provided, that upon receipt of payment in full the underlying Instruments shall be returned by the respective Holders thereof to the Trustee marked "cancelled."

                 SECTION 9.10. Counterparts. The parties may sign this Agreement in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                 SECTION 9.11. Governing Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OR ANY SIMILAR SUCCESSOR PROVISION THERETO) BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES.

                 (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Operative Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                 (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Operative Document in any New York

State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 SECTION 9.12. Time; Business Day. (a) TIME IS OF THE ESSENCE IN THIS AGREEMENT, AND THE TERMS HEREIN SHALL BE SO CONSTRUED.

                 (b) If the date scheduled for any payment or action under any Operative Document shall not be a Business Day, then (unless such Operative Document provides otherwise) such payment shall be made or such action shall be taken on the next succeeding Business Day.

                 SECTION 9.13. The Trustee. Except for SSBTC's liability for SSBTC's representations and warranties in Section 4.02, and for its own gross negligence and willful misconduct and as otherwise provided in the Operative Documents, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by SSBTC, not in its individual capacity but solely as Trustee, under the Declaration, in the exercise of the powers and authority conferred and vested in it as the Trustee, (b) each of the undertakings and agreements herein made on the part of the Trustee is made and intended not as a personal representation, undertaking and agreement by SSBTC but is made and intended for the purpose for binding only the Trust Estate created by the Declaration, (c) nothing herein contained shall be construed as creating any liability on SSBTC, individually or personally, to perform any obligation of the Trustee either expressed or implied contained herein or in the Operative Documents, all such liability, if any, being expressly waived by the parties to this Agreement and by any Person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall SSBTC be personally liable for the payment of any indebtedness or expenses of the Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under this Agreement or the other Operative Documents.

                 SECTION 9.14.    Transaction Costs; Facility Fees; Upfront
Fees.

                 (a) Transaction Costs. Whether or not the transactions contemplated by this Agreement are consummated, the Company shall pay and hold the Trustee, the Agent and the Note and Certificate Purchasers harmless against any liability for the payment of all reasonable fees, expenses, disbursements and out-of-pocket costs incurred before, on or after the date hereof in connection with the preparation, execution and delivery of any Operative Document, or any other agreement, arrangement, document or paper relating to the transactions contemplated hereby or any amendment or supplement thereto or any waivers or enforcement thereof, including, but not limited to:

                      (i) the reasonable fees, expenses and disbursements of each of the Agent, the Trustee, Trustee's Counsel, Certificate Purchaser's Counsel, Special Counsel and Special Environmental Counsel for services rendered to such parties in connection with such transactions;

                      (ii) the out-of-pocket expenses of each of the Trustee and the Agent incurred in connection with such transactions;

                    (iii) all fees and expenses in connection with any appraisal, environmental report, engineering study, survey or inspection of the Property, or any printing and other document reproduction and distribution expenses, stamp or other similar Taxes, fees or excises, including interest and penalties, and all filing fees and Taxes in connection with the recording or filing of instruments and financing statements in connection with the transactions described in this Agreement;

                      (iv) the out-of-pocket expenses of the Trustee and the Agent in connection with the placement of the Instruments as contemplated hereby; and

                      (v) the fees, expenses and disbursements of the Agent, the Trustee and the Purchasers, including the fees, expenses and disbursements of their respective counsel, in connection with the enforcement of any rights of the Purchasers under any of the Operative Documents.

                 (b) Facility Fees. From and after the Financing Closing Date, to and including the Interim Note Maturity Date, the Company shall pay to the Agent for the account of each Purchaser, on the last day of each March, June, September and December in each year and on the Interim Note Maturity Date, a facility fee at the applicable rate per annum set forth on the pricing grid attached hereto as Schedule II on the unused portion of its respective Note Commitment or Certificate Commitment, as the case may be ("Facility Fee"). The Facility Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                 (c) Upfront Fees. On the Financing Closing Date, the Company shall pay to the Agent for the account of each Note Purchaser an upfront fee at the rate of 0.15% on its respective Note Commitment as of the Financing Closing Date ("Upfront Fee").

                 SECTION 9.15. INDEMNIFICATION. (A) THE COMPANY SHALL PAY, PROTECT, INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM AND AGAINST, AND SHALL DEFEND ALL ACTIONS AGAINST ANY INDEMNIFIED PARTY WITH RESPECT TO, ANY AND ALL LIABILITIES (INCLUDING BUT NOT LIMITED TO LIABILITY FOR PATENT OR TRADEMARK INFRINGEMENT OR MISUSE OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS, LIABILITY IN TORT (STRICT OR OTHERWISE)), LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEY'S FEES AND EXPENSES OF COUNSEL), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER (COLLECTIVELY, "LOSSES") ARISING FROM (I) ANY INJURY TO, OR DEATH OF, ANY NATURAL PERSON, OR DAMAGE TO OR LOSS OF PROPERTY, OR ANY MATTERS OCCURRING ON OR RESULTING FROM ACTIVITIES ON THE PROPERTY OR ANY PART THEREOF; (II) THE OWNERSHIP, CONSTRUCTION, LEASING (INCLUDING, WITHOUT LIMITATION, THE FAILURE OF THE TRUSTEE TO HAVE A MORTGAGE ON THE PROPERTY, THE IMPROVEMENTS OR THE PROPERTY UNDER THE CIRCUMSTANCES SET FORTH IN PARAGRAPH 20(D) OF THE LEASE), SUBLEASING, OPERATION, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION OF THE PROPERTY OR ANY PART THEREOF; (III) ANY VIOLATION BY THE COMPANY OF ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT, THE LEASE OR ANY OF THE OTHER OPERATIVE DOCUMENTS; (IV) ANY EXERCISE OF RIGHTS OR REMEDIES UPON THE OCCURRENCE OF ANY DEFAULT OR EVENT OF

DEFAULT; (V) ANY ACT OR OMISSION OF THE COMPANY OR ANY OF ITS AGENTS, CONTRACTORS, LICENSEES, SUBLESSEES, INVITEES, REPRESENTATIVES OR ANY PERSON FOR WHOSE CONDUCT THE COMPANY IS LEGALLY RESPONSIBLE ON OR RELATING TO OR IN CONNECTION WITH THE OWNERSHIP, CONSTRUCTION, LEASING, SUBLEASING, OPERATION, MANAGEMENT, MAINTENANCE, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION OF THE PARCEL, THE IMPROVEMENTS OR THE PROPERTY OR ANY PART THEREOF; (VI) ANY LIENS (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED ENCUMBRANCES) ON OR WITH RESPECT OF AND TO THE PARCEL OR THE PROPERTY OR ANY PART THEREOF; (VII) ANY PERMITTED CONTEST REFERRED TO IN PARAGRAPH 11 OR 18 OF THE LEASE; (VIII) ANY VIOLATION BY THE COMPANY OF ANY FACILITY AGREEMENT OR ANY CONTRACT OR AGREEMENT RELATING TO THE PROPERTY OR THE TRANSACTIONS TO BE CONSUMMATED PURSUANT TO THE OPERATIVE DOCUMENTS TO WHICH THE COMPANY IS A PARTY OR OF ANY LEGAL REQUIREMENT OR INSURANCE REQUIREMENT; (IX) ANY TERMINATION OR INVALIDITY OF THE BILL OF SALE OR THE DEEDS OR THE TRUSTEE'S INTEREST IN THE PROPERTY OR THE IMPROVEMENTS (OTHER THAN AS A RESULT OF THE PURCHASE OF THE PROPERTY BY THE COMPANY) IN EACH CASE AFFECTING ANY INDEMNIFIED PARTY, THE PARCEL OR THE PROPERTY OR ANY PART THEREOF OR THE OWNERSHIP, OPERATION, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION THEREOF AND IN EACH CASE REGARDLESS OF THE ACTS, OMISSIONS OR NEGLIGENCE OF ANY INDEMNIFIED PARTY (IT BEING THE INTENT TO INDEMNIFY EACH INDEMNIFIED PARTY FROM SUCH INDEMNIFIED PARTY'S OWN NEGLIGENCE EXCEPT AS OTHERWISE SET FORTH IN THE FOLLOWING PROVISO); PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT BE REQUIRED TO INDEMNIFY OR HOLD HARMLESS ANY INDEMNIFIED PARTY HEREUNDER AGAINST ANY SUCH LOSSES TO THE EXTENT RESULTING FROM FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. FOR PURPOSES OF THIS SECTION 9.15, "INDEMNIFIED PARTY" MEANS EACH OF THE TRUSTEE (IN BOTH ITS INDIVIDUAL AND FIDUCIARY CAPACITIES), THE AGENT AND THE HOLDERS FROM TIME TO TIME OF THE INSTRUMENTS, THEIR AFFILIATES, SUCCESSORS AND ASSIGNS AND ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE ABOVE.

                 (b)      THE OBLIGATIONS OF THE COMPANY UNDER THIS SECTION
9.15 SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THE LEASE (WHETHER BY OPERATION OF LAW OR OTHERWISE) FOR ALL MATTERS DESCRIBED IN THIS SECTION 9.15 WHICH OCCUR OR ARISE PRIOR TO SUCH EXPIRATION OR TERMINATION OR ARISE OUT OF OR RESULT FROM FACTS, EVENTS, CLAIMS, LIABILITIES, ACTIONS OR CONDITIONS OCCURRING, ARISING OR EXISTING ON OR BEFORE SUCH EXPIRATION OR

TERMINATION. IN CASE ANY ACTION SHALL BE BROUGHT AGAINST ANY INDEMNIFIED PARTY IN RESPECT OF WHICH INDEMNITY MAY BE SOUGHT AGAINST THE COMPANY, SUCH INDEMNIFIED PARTY SHALL PROMPTLY NOTIFY THE COMPANY IN WRITING, BUT FAILURE TO GIVE SUCH PROMPT NOTICE SHALL NOT RELIEVE THE COMPANY FROM ANY LIABILITY HEREUNDER, UNLESS THE COMPANY IS PREJUDICED BY THE FAILURE TO RECEIVE SUCH NOTICE. IF NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING HEREUNDER, THE COMPANY, AT ITS OWN EXPENSE, MAY ELECT TO ASSUME THE DEFENSE OF ANY ACTION BROUGHT AGAINST AN INDEMNIFIED PARTY, INCLUDING THE EMPLOYMENT OF COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY AND THE PAYMENT BY THE COMPANY OF ALL EXPENSES THEREOF. ANY INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL AT ITS EXPENSE IN ANY SUCH ACTION AND TO CONSULT WITH THE COMPANY REGARDING THE DEFENSE THEREOF; PROVIDED, HOWEVER, THAT, EXCEPT AS OTHERWISE PROVIDED BELOW, THE COMPANY SHALL AT ALL TIMES CONTROL SUCH DEFENSE. IF THE COMPANY SHALL HAVE FAILED TO EMPLOY COUNSEL REASONABLY SATISFACTORY TO THE INDEMNIFIED PARTIES, THE FEES AND EXPENSES OF THE COUNSEL TO THE INDEMNIFIED PARTIES AS A GROUP SHALL BE PAID BY THE COMPANY. IF THE COMPANY SHALL ELECT IN WRITING NOT TO ASSUME THE DEFENSE OR SHALL FAIL TO PROSECUTE DILIGENTLY SUCH DEFENSE THEREOF, AN INDEMNIFIED PARTY MAY, AFTER WRITTEN NOTICE TO THE COMPANY AND THE COMPANY'S FAILURE TO REMEDY PROMPTLY THE SAME, ASSUME THE DEFENSE THEREOF, INCLUDING THE EMPLOYMENT OF COUNSEL, IN WHICH CASE THE COMPANY SHALL PAY ALL OF THE LOSSES OF SUCH INDEMNIFIED PARTY INCURRED IN RESPECT OF SUCH DEFENSE. IF ANY INDEMNIFIED PARTY SHALL HAVE BEEN ADVISED BY COUNSEL CHOSEN BY IT THAT THERE MAY BE ONE OR MORE LEGAL DEFENSES AVAILABLE TO SUCH INDEMNIFIED PARTY THAT ARE DIFFERENT FROM OR ADDITIONAL TO THOSE AVAILABLE TO THE COMPANY OR THE OTHER INDEMNIFIED PARTIES OR IT WOULD BE INAPPROPRIATE FOR SUCH COUNSEL TO CONTINUE TO REPRESENT IN RESPECT OF A PARTICULAR LEGAL OR FACTUAL ISSUE OR OTHERWISE, EACH OF THE INDEMNIFIED PARTY AND THE COMPANY MAY RETAIN ADDITIONAL AND SEPARATE COUNSEL TO REPRESENT IT OR, AT ITS OPTION, ASSUME THE DEFENSE OF SUCH ACTION AND THE COMPANY WILL REIMBURSE SUCH INDEMNIFIED PARTY FOR THE REASONABLE FEES AND EXPENSES OF ANY COUNSEL RETAINED BY THE INDEMNIFIED PARTY. THE COMPANY SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY ACTION WITHOUT ITS WRITTEN CONSENT. NO SETTLEMENT OF ANY SUCH ACTION MAY BE MADE BY THE COMPANY WITHOUT THE INDEMNIFIED PARTY'S WRITTEN CONSENT; PROVIDED, HOWEVER, SUCH CONSENT SHALL NOT BE NECESSARY IF THE SETTLEMENT RESULTS IN AN

UNCONDITIONAL RELEASE OF THE INDEMNIFIED PARTY WITHOUT (1) THE ADMISSION BY THE INDEMNIFIED PARTY OF GUILT, COMPLICITY OR CULPABILITY OR (2) THE INCURRENCE OF ANY PAYMENT OBLIGATION ON THE PART OF SUCH INDEMNIFIED PARTY WHICH IS NOT PAID AT THE TIME OF SUCH SETTLEMENT BY THE COMPANY HEREUNDER.

                 (c) UPON DEMAND FOR PAYMENT BY ANY INDEMNIFIED PARTY OF ANY LOSSES INCURRED BY IT FOR WHICH INDEMNIFICATION IS SOUGHT, ALONG WITH A BRIEF DESCRIPTION IN REASONABLE DETAIL OF THE NATURE AND EXTENT OF THE LOSSES AS WELL AS THE CIRCUMSTANCES UNDER WHICH INDEMNIFICATION IS SOUGHT, THE COMPANY SHALL PAY WHEN DUE AND PAYABLE THE FULL AMOUNT OF SUCH LOSSES TO THE APPROPRIATE PARTY, UNLESS AND SO LONG AS (I) THE COMPANY SHALL HAVE ASSUMED THE DEFENSE OF SUCH ACTION OR IS CONTESTING SUCH LIABILITY, LOSS, DAMAGE, COST, EXPENSE, CAUSE OF ACTION, SUIT, CLAIM, DEMAND OR JUDGMENT FOR WHICH INDEMNITY IS SOUGHT HEREUNDER AND (II) IS DILIGENTLY PROSECUTING THE SAME AND THE COMPANY HAS TAKEN ALL ACTION AS MAY BE NECESSARY TO PREVENT (A) THE COLLECTION OF SUCH LOSSES FROM THE INDEMNIFIED PARTY; (B) THE SALE, FORFEITURE OR LOSS OF THE PROPERTY OR ANY PART THEREOF DURING SUCH DEFENSE OF THE SAME ACTION; AND (C) THE IMPOSITION OF ANY CIVIL OR CRIMINAL LIABILITY FOR FAILURE TO PAY SUCH LOSSES WHEN DUE AND PAYABLE.

                 (d) THE COMPANY ACKNOWLEDGES AND AGREES THAT (I) ITS OBLIGATIONS UNDER THIS SECTION 9.15 ARE INTENDED TO INCLUDE AND EXTEND TO ANY AND ALL LIABILITIES, SUMS PAID IN SETTLEMENT OF CLAIMS, OBLIGATIONS, CHARGES, ACTIONS, CLAIMS, LIENS, TAXES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, PUNITIVE DAMAGES, PENALTIES, FINES, COURT COSTS, ADMINISTRATIVE SERVICE FEES, RESPONSE AND REMEDIATION COSTS, STABILIZATION COSTS, ENCAPSULATION COSTS, TREATMENT, STORAGE OR DISPOSAL COSTS AND LEGAL FEES INCURRED IN NEGOTIATING WITH GOVERNMENTAL AGENCIES AND OTHER POTENTIALLY RESPONSIBLE PARTIES AND IN ENFORCING INDEMNITIES) IMPOSED UPON OR INCURRED BY OR ASSERTED AT ANY TIME AGAINST ANY INDEMNIFIED PARTY (WHETHER OR NOT INDEMNIFIED AGAINST BY ANY OTHER PARTY) ARISING DIRECTLY OR INDIRECTLY OUT OF: (A) THE TREATMENT, STORAGE, DISPOSAL, GENERATION, USE, TRANSPORT, MOVEMENT, PRESENCE, RELEASE, THREATENED RELEASE, SPILL, INSTALLATION, SALE, EMISSION, INJECTION, LEACHING, DUMPING, ESCAPING OR SEEPING OF ANY HAZARDOUS MATERIALS OR MATERIAL CONTAINING OR ALLEGED TO CONTAIN HAZARDOUS MATERIALS AT, ON, UNDER, ONTO, THROUGH OR FROM THE PARCEL

OR THE PROPERTY OR ANY PART THEREOF; (B) THE VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAWS RELATING TO OR IN CONNECTION WITH THE PARCEL OR THE PROPERTY OR ANY PART THEREOF OR ANY ACTS OR OMISSIONS THEREON OR RELATING THERETO; (C) ALL OTHER FEDERAL, STATE AND LOCAL LAWS DESIGNED TO PROTECT THE ENVIRONMENT OR PERSONS OR PROPERTY THEREIN, WHETHER NOW EXISTING OR HEREINAFTER ENACTED, PROMULGATED OR ISSUED BY ANY FEDERAL, STATE, COUNTY, MUNICIPAL OR OTHER GOVERNMENTAL AUTHORITY; AND (D) THE COMPANY'S FAILURE TO COMPLY WITH ITS OBLIGATIONS UNDER PARAGRAPH 2(E) OF THE LEASE AND (II) THE INDEMNIFICATION PROVIDED FOR UNDER THIS SECTION 9.15(D) SHALL BE GOVERNED BY THE PROCEDURES SET FORTH IN SECTIONS 9.15(B)-(C) HEREOF.

                 SECTION 9.16. Operative Documents; Further Assurances. Each of the parties hereto does hereby covenant and agree to perform and be governed and restricted by the Operative Documents to which it is a party and, subject to the terms and conditions thereof, to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in connection therewith. Each of the parties hereto shall have the rights and obligations set forth in the Declaration with respect to such party notwithstanding that not all of such parties are signatories thereto. The Company, the Trustee, the Agent and the Note and Certificate Purchasers will, at the expense of the Company, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Operative Documents and the transactions contemplated thereby. The Company, the Trustee, the Agent and the Note and Certificate Purchasers may at any time, subject to the conditions and restrictions contained in the Operative Documents, enter into supplements which shall form a part hereof, when required or permitted by any of the provisions of the Operative Documents or to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision contained herein or in any other Operative Document.

                 SECTION 9.17. Confidentiality. (a) Each of the parties hereto, other than Citibank and, as applicable, its Affiliates, agrees that, subject to Section 6.02, it will maintain the confidentiality of the general structure of this transaction.

                 (b) Each of the parties hereto agrees that unless otherwise required by Law or by any governmental authority or body or consented to by the Company and Citibank, it will maintain the confidentiality of all non-public information (i) regarding the financial terms of this transaction or
(ii) regarding the Company or the Property which shall be furnished to it by or on behalf of the Company in connection with the transactions contemplated by the Operative Documents, including, without limitation, the as-built plans and specifications delivered pursuant to Section 5.01(b), in accordance with the procedures it generally applies to confidential material for a period of three years after all of the Instruments have been repaid in full, but in no event less than seven years from the date hereof; provided, however, that if the Lease has been terminated and the Company has not purchased the Property, then none of the Purchasers, the Agent nor the Trustee shall be bound by the confidentiality provisions of this Section 9.17(b).

                 (c) The parties hereto agree not to publish tombstones or other public announcements in connection with the transactions contemplated hereby without the consent of the Company, the Agent and the Purchasers.

                 SECTION 9.18. Interest. It is the intention of the parties hereto to conform strictly to all usury Laws that are applicable to each such party, Purchaser, Note or Certificate or to the transactions contemplated by the Operative Documents (collectively, the "Transactions"). Accordingly, notwithstanding anything to the contrary in the Instruments, this Agreement or any other Operative Document or agreement entered into in connection with the Transactions (collectively, the "Transaction Documents"), it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under Applicable Law (hereinafter defined) that is contracted for, taken, reserved, charged or received by any party under the Transaction Documents or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount of interest that could lawfully be charged by such party under Applicable Law, (ii) in the event that the maturity of any indebtedness evidenced by or payable pursuant to the Transaction Documents is accelerated for any reason, or in the event of any required or permitted payment or prepayment of all or any part of such indebtedness (including, without limitation and if applicable, any required or permitted purchase of the Property, or any required or permitted payment of the Offer Purchase Price, the Residual Guaranty or Termination Value), then such consideration that constitutes interest as to any such indebtedness under Applicable Law may never include more than the maximum amount allowed by such Applicable Law, and (iii) if under any circumstances the aggregate amounts paid on any Instruments prior to or incident to the final payment thereof include any amounts which by Applicable Law would be deemed interest in excess of the maximum amount of interest permitted by Applicable Law, such excess amounts, if theretofore paid, shall be credited by the recipient on the principal or stated amount of the affected indebtedness (or, to the extent that the principal or stated amount of such indebtedness shall have been or would thereby be paid in full, refunded by such recipient to the party entitled thereto). If at any time the rate of interest (denominated as such) or Distributions, as applicable, contractually called for in any Transaction Document (as the same may vary from time to time pursuant to the terms of such Transaction Document, the "Stated Rate"), exceeds the maximum non-usurious rate of interest permitted by Applicable Law (the "Maximum Rate") in respect of the indebtedness evidenced by such Transaction Document, taking into account all other amounts paid or payable pursuant to the Transaction Documents which constitute interest with respect to such indebtedness under Applicable Law regardless of whether denominated as interest or Distributions (collectively, the "Other Charges"), then the rate of interest to accrue or Distributions owing on such indebtedness shall be limited to such Maximum Rate (taking into account the Other Charges), but any subsequent reduction in the Stated Rate applicable to such indebtedness shall not reduce the rate of interest or Distributions to accrue on such indebtedness below such Maximum Rate (taking into account the Other Charges) until such time as the total amount of interest or Distributions on such indebtedness equals the amount of interest or Distributions which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect. If at the maturity or final payment of any indebtedness the total amount of interest or Distributions paid or accrued on such indebtedness under the preceding sentence is less than the total amount of interest or Distributions which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect, then to the fullest extent permitted by Applicable Law there shall be due and payable or owing with respect to such indebtedness an amount equal to the excess, if any, of (a) the lesser of (i) the amount of interest or Distributions (as applicable) which would have accrued on such indebtedness if such Maximum Rate in respect of such indebtedness had at all times been in effect and been chosen as the rate of interest or Distributions to be applicable throughout the term of such indebtedness (taking into account the Other Charges) and (ii) the amount of interest or Distributions (as applicable) which would have accrued on such indebtedness if the Stated Rate applicable to such indebtedness had at all times been in effect, above (b) the amount of interest or Distributions (as applicable) accrued in accordance with the provisions of the Transaction Document evidencing such indebtedness after giving effect to the preceding sentence. All amounts paid or agreed to be paid for the use, forbearance or detention of sums pursuant to or in connection with the Transaction Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term thereof so that the rate or amount of interest paid or payable with respect to any amount of indebtedness evidenced by or payable pursuant to the Transaction Documents does not exceed the applicable usury ceiling, if any. As used herein, the term "Applicable Law" means that law, if any, that is applicable to any particular Transaction and that limits the maximum non-usurious rate of interest that may be taken, contracted for, charged, reserved or received with respect to such Transaction, including the law of the State of New York, the law of the State of Texas, the law of any other jurisdiction that may be mandatorily applicable to such Transaction notwithstanding other provisions of this Agreement and the other Transaction Documents, and the Federal law of the United States of America. As used herein, the term "interest" means interest as determined under Applicable Law, regardless of whether denominated as interest in the Transaction Documents (except to the extent that this Section 9.18 specifically refers to interest denominated as interest). The right to accelerate maturity of any indebtedness evidenced by any Instrument or other Transaction Document, and the right to demand payment of the Offer Purchase Price, the Residual Guaranty or Termination Value does not include the right to accelerate any interest, or to receive any other amounts, which would cause the Transactions to be usurious under

Applicable Law. All computations of the maximum amount allowed under Applicable Law, as well as all computations of interest at the Maximum Rate, will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable pursuant to such Applicable Law. The provisions of this Section 9.18 shall prevail over any contrary provisions in this Agreement, the Instruments or any of the other Transaction Documents.

                 SECTION 9.19. WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS AGREEMENT, THE OPERATIVE DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE COMPANY, THE AGENT, THE TRUSTEE AND EACH NOTE AND CERTIFICATE PURCHASER HEREBY AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY, IRRESPECTIVE OF WHICH PARTY COMMENCES SUCH ACTION OR PROCEEDING.

                 SECTION 9.20. Option. At any time prior to the expiration or termination of the Lease, upon the occurrence of an Environmental Event and at the direction of the Majority Holders of the B-Notes and Certificates, (i) the Trustee shall have the right, upon five Business Days' written notice, to require the Company to purchase all of its right, title and interest in and to the Property from the Trustee for a purchase price of $1 in which case the Trustee will convey its right, title and interest in and to the Property to the Company free and clear of any Lien or other adverse interest of any kind created by the Trustee or any person claiming by, through or under the Trustee (except as consented to by the Company and except as to any interest created upon the exercise of any right under any Operative Document upon any Event of Default). The exercise by the Trustee of its rights under this Section 9.20 shall not limit the Trustee's other rights under any Operative Document.

                 SECTION 9.21. Financial Advisor. The parties hereto acknowledge and agree that neither CSI, the Company's exclusive financial advisor for the transactions contemplated by the Operative Documents, nor any of Citicorp's Affiliates, is making any representation or warranty, or is required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the transactions contemplated by the Operative Documents. Each of the parties hereto further acknowledges and agrees that neither Citicorp nor any of its Affiliates is responsible, or will be responsible in the future, for tax and accounting advice with respect to the transactions contemplated by the Operative Documents, and that it (i) has, independently and without reliance on Citicorp or its Affiliates, made its own analysis and decisions with respect to such matters and has had the benefit of the advice of its own independent tax and accounting advisers with respect to such matters to the extent it has deemed appropriate and (ii) will, independently and without reliance on Citicorp or its Affiliates, continue to make its own analyses and decisions with respect to such matters based on such information and advice as it deems appropriate for such purposes.

                 SECTION 9.22. Securities Representation. Each Purchaser hereby represents that it is acquiring its Instruments for investment for its own account, and not with a view to or for sale in connection with a distribution of any Instrument, except in compliance with all applicable securities laws; provided, however, that, subject to Section 6.02 hereof, the disposition of any Instrument held by that Purchaser shall at all times be within its exclusive control.

                 SECTION 9.23. UNENFORCEABILITY OF ORAL AGREEMENTS; (TEXAS STATUTORY LANGUAGE). THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THE PARTIES AGREE THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF the parties have caused this Participation Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                                       FERRO CORPORATION

                                       By:/s/ D. Thomas George
                                          --------------------------------------
                                          Name: D. Thomas George
                                          Title: Treasurer


                                       STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, except as expressly stated herein, but solely as Trustee

                                       By:/s/ Ruth A. Smith
                                          --------------------------------------
                                          Name: Ruth A. Smith
                                          Title: Assistant Vice President


                                       CITIBANK, N.A., as Agent

                                       By:/s/ Mark J. Lyons
                                          --------------------------------------
                                          Name:
                                          Title:

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT

                                       CITICORP, USA, Inc., as Note
                                         Purchaser


                                       By:/s/ Mark J. Lyons
                                          --------------------------------------
                                          Name:
                                          Title:

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT

                                       CITICORP, USA, Inc., as Certificate
                                         Purchaser


                                       By:/s/ Mark J. Lyons
                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE I

                               MANNER OF PAYMENT
                         AND COMMUNICATIONS TO PARTIES

                 This Schedule I shows the names and addresses of the parties to the foregoing Participation Agreement and the respective principal and stated amounts of the Instruments to be purchased by each Note and Certificate Purchaser.

Company and Construction Agent:

         Address for all notices:

         Ferro Corporation
         1000 Lakeside Avenue
         Cleveland, Ohio  44114
         Attention:  Treasurer and Director - Legal Affairs
         Facsimile:  (216) 696-5638

Trustee:

(l)      Address for all notices:

         State Street Bank and Trust Company
         Two International Place
         Boston, Massachusetts  02110-2804
         Attention:  Corporate Trust Department
         Facsimile:  (617) 664-5371

(2) All payments to the Trustee with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 4068 42224 at Citibank, N.A., ABA# 021000089, Attention:
         Stephanie James, with a reference to "1995 Ferro Plant Trust" and with sufficient information to identify the source and application of such funds.

Agent:

(1)      Address for all notices:

         Citibank, N.A., as Agent
         Bank Loan Syndications
         One Court Square
         7th Floor
         Long Island City, NY  11120
         Attention:  Sandra Safra
         Phone:  (718) 248-4505
         Facsimile:  (718) 248-4844

(2) All payments and transfers of funds to the Agent with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 36852248 at Citibank, N.A., New York, ABA# 021000089, with a reference to "Ferro Corporation" and with sufficient information to identify the source and application of such funds.

Purchasers:

                              CITICORP, USA, INC.

                            Interim Note Commitment

                                 $24,787,428.98

                                Note Commitment

                              Total: $ 47,045,000

                       Series 1 A-Note:  $ 19,274,597.58

                        Series 1 B-Note:  $2,982,973.44

(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Credit Account No. 40548046 (Account Name: Loan Paydown Account) at Citibank, N.A., ABA# 021000089, New York, New York, with a reference to "1995 Ferro Plant Trust" and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         Citibank, N.A.
         1 Court Square 7/1
         Long Island City, NY 11120

         Attention:  Stephanie T. James, SSO

         Facsimile:  (718) 248-4535

(3)      Address for all other communications:

         Citibank, N.A.
         399 Park Avenue 8/9
         New York, NY  10043

         Attention:  Judith Goldkrand

         Facsimile:  (212) 793-3053
         Telex:      NYNIC

                                 CITICORP, USA

                             Certificate Commitment

                                   $1,600,000

                        Series 1 Certificate Commitment

                                  $688,378.48

                        Series 2 Certificate Commitment

                                  $911,621.52

(1)      Address for all notices in respect of payment:

                 Citibank, N.A.
                 1 Court Square 7/1
                 Long Island City, NY 11120

                 Attention:  Stephanie T. James, SSO

                 Facsimile:  (718) 248-4535

(2)      Address for all other communications:

                 Citibank, N.A.
                 399 Park Avenue 8/9
                 New York, NY  10043

                 Attention:  Judith Goldkrand

                 Facsimile:  (212) 793-3053
                 Telex:      NYNIC

(3) All payments with respect to the Operative Documents shall be made in accordance with such instructions as the Certificate Purchaser may give from time to time.

                                  SCHEDULE II

--------------------------------------------------------------------------------
Basis for Pricing                  Company's long term         Company's long
                                   senior unsecured            term senior
                                   debt is rated at            unsecured debt is
                                   least BBB-/Baa3             rated less than
                                                               BBB-/Baa3
--------------------------------------------------------------------------------
FACILITY FEE
--------------------------------------------------------------------------------
     Facility Fee on                           0.1875%                     0.25%
     unused portion of
     Note Commitment
--------------------------------------------------------------------------------
     Facility Fee on                           0.1875%                     0.25%
     unused portion of
     Certificate
     Commitment
--------------------------------------------------------------------------------
APPLICABLE MARGIN
--------------------------------------------------------------------------------
     Interim Notes                           0.513402%                 0.638402%
--------------------------------------------------------------------------------
     A-Notes                                     0.50%                    0.625%
--------------------------------------------------------------------------------
     B-Notes                                     0.60%                    0.725%
--------------------------------------------------------------------------------

                                Schedule 4.01(l)

                             Existing Encumbrances

         The information on this Schedule 4.01(l) may identify encumbrances which would constitute Permitted Encumbrances.

                                Annex 5.7.a



Easement rights of public utilities if any, located in Mandalay Avenue, N.E., vacated street, within the premises under examination.

Affects Parcel 3.


The premises are subject to an easement for Water Meter Vault, from Dart Industries Inc., to City of Cleveland, a municipal corporation of State of Ohio, filed for record May 19, 1978 at 12:56 A.M., established by instrument recorded in Volume 14801, Page 449 of Cuyahoga County Records.

Affects Parcel 1.


The premises are subject to an easement for Electric Transmission Line from Javcob, Inc., to The Cleveland Electric Illuminating Company, an Ohio Corporation, filed for record September 23, 1969 at 3:27 P.M., established by instrument recorded in Volume 12557, Page 899 of Cuyahoga County Records.

Affects Parcel 3.

                                                                   ANNEX 5.7.b.


Tract 1:

The following easements as shown by plat recorded in Volume 388-206, Page 26, Deed Records of Tarrant County, Texas, and as shown on survey plat dated September 13, 1995, amended October 12, 1995, prepared by Clarence W. Hart, Registered Public Surveyor No. 1600:

1. Twenty foot by twenty foot (20' x 20') public open space easement across the Northwest, South and most Southerly Southeast corners;

2. A fifty-six and one-half foot (56.5') fire lane and utility easement and a utility easement extending across the property in an East to West direction;

3. A twenty-six foot (26') fire lane and utility easement extending across a portion of the property in a North to South direction; and

4. A twenty-five foot (25') public utility easement along a portion of the Easterly part of the property.

Fifteen foot (15') storm drain easement crossing Northerly part of property in an East to West direction, as shown by City of Fort Worth files, and encroachment of concrete block building, concrete, Forth Worth Belt Railway Co. Spur track, and one-story metal building into said easement, all as shown on survey dated September 13, 1995, amended October 12, 1995, prepared by Clarence
W. Hart, Registered Public Surveyor No. 1600.

The following as shown by survey dated September 13, 1995, amended October 12, 1995, prepared by Clarence W. Hart, Registered Public Surveyor No. 1600:

1. Horizontal tank and portion of one story metal building encroaching into 26 foot fire lane and utility easement;

2.  Electrical lines and power pole outside 26 foot utility easement;

3. Transformer with related underground electric lines located Northeast of intersection of 26 foot fire lane and utility easement and 56.5 foot fire lane and utility easement;

4. Rights of the Forth Worth Belt Railway Co. in and to the spur track extending across the West part of property on the North side;

5. Electric line and power pole extending into Northwest part of property on the West side;

6.  Encroachment of hot well onto property from the Easterly side;

7. Protrusion of fat trap and metal and concrete block building on Easterly side;

8.  Elevated building and tank protruding over the most easterly property line;

9.  Fence extending across 26 foot fire lane and utility easement on North side;

10. Telephone line, sprinkler system, water meter, water valve and pipes in the Southwest corner.

The premises are subject to an easement for Railroad Siding and Switch Tract between Anchor Rubber Products, Inc. and The Euclon Corporation, and The Parker Appliance Company, established by instrument recorded in Volume 6082, Page 291 and in Volume 6212, Page 345 of Cuyahoga County Records.

Affects Parcel 1.


In the deed from Stuart S. Reader and Michael A. Reader, Co-Trustees to Synthetic Products Company, a Delaware Corporation, filed for record February 5, 1991 at 3:31 P.M. and recorded in Volume 91-0619, Page 44 of Cuyahoga County Records, conveying premises under examination, the following appears:

"The Grantors, however, SAVE, EXCEPT and RESERVE unto themselves, a future non-exclusive right of access, at their own risk and under terms and conditions hereinafter set forth, along any operable railroad sidetrack which may be installed upon the real property being conveyed hereunder (the "Property"), for purposes of providing a rail connection between the Grantors' adjoining property (as shown on the Lot Split and Consolidation Plat, dated August 23, 1989 and Supplemented January 9, 1991, (the "Plat") prepared by A. Thomas Powers, Bauer Surveys Company, Registered Professional Land Surveyor No. 4432 and recorded as Instrument No. 27976 in Cuyahoga County Records) and the main railroad right-of-way located northeast of the Property; provided, however, that such access right shall not arise and vest in the Grantors until such a railroad sidetrack is actually installed and connected to the main access right, upon vesting, shall be at all times subject to the Grantee's prior right to use of such railroad sidetrack in its business operations. The Grantor's adjoining property, as shown on the Plat, is referred to herein as the "Benefitted Parcel". In the event such a right of access does not arise and vest in the Grantors within twenty-one (21) years after the date of this instrument, the terms and provisions of this reservation and all rights of the Grantors hereunder, if any, shall expire and terminate, and be of no further force or effect. This reservation shall never be construed or interpreted as creating any right or interest in the Grantors in, on, over, under or upon any portion of the Property other than within or upon the aforementioned railroad sidetrack.

In the event such a railroad sidetrack is installed upon the Property and connected to the main railroad right-of-way, resulting in such right of access arising and vesting in the

Grantors, the Grantors hereby release and discharge the Grantee and its employees, officers, invitees, contractors and agents from any liability whatsoever for any injury, loss, damage or expense arising from the use or condition of the railroad sidetrack, or in any way related thereto. The Grantors hereby indemnify and agree to defend and hold harmless the Grantee from and against any claim, demand, action, cause of action, loss, expense, damage or injury relating to or arising from the Grantors' use or the condition of any railroad sidetrack located upon the Property. The Grantee shall have no obligation or responsibility to the Grantors with respect to the physical condition or maintenance of any such railroad sidetrack. Any right of access arising hereunder shall be appurtenant to and solely for the benefit of the Benefitted Parcel, and shall expire and terminate, and be of no further force or effect, upon the first to occur of the following: (1) removal of any railroad sidetrack from the Property, or (2) removal of the portion of railroad sidetrack located upon the Benefitted Parcel.

The words "Grantors" and "Grantee" as used in this instrument shall be deemed to include their respective successors and assigns. The terms and provisions of this instrument shall run with the land and shall be binding upon the inure to the benefit of the respective parties hereto and their respective successors and assigns."

The premises are subject to a Pipeline easement by and between Synthetic Products Company, an Ohio corporation, and The Donald H. Reader Trust, filed for record February 5, 1991 at 3:21 P.M., established by instrument recorded in Volume 91-0620, Page 11 of Cuyahoga County Records.


Duties and obligations imposed upon the owner of the estate created by the easements described in Schedule A hereof.

Survey dated October 5, 1995 by Bauer Surveys Co. shows the following:

A. Electric wires extend from Parcel 1 onto premises to the West;

B. Chain link fence on Parcel 1 encroaches 5.8' onto premises to the Northwest;

Policy No. 0486912-C2 T-CLV                                            Page: 6

C.  Building on Parcel No. 1 encroaches 5.6' onto premises to the Northwest;

D.  Building on Parcel 1 encroaches 0.15' over the Southerly line;

E. Building on Parcel 1 encroaches 0.46', 0.32' and 0.10' along the Easterly line;

F.  Chain link fence encroaches 0.3' over the Southwesterly corner of Parcel 3;

G.  Overhead wires extend from Parcel 3 onto premises to the North.




Taxes for the year 1995 are a lien, but not yet due and payable.

                                                              Exhibit F to the
                                                       Participation Agreement

                             FORM OF REQUISITION


To:  Citibank, N.A., as Agent


                               FERRO CORPORATION
               CERTIFIED CONSTRUCTION REQUISITION NO. __________
                       DATED _____________________, 199__


                I, [Name], [Officer] of Ferro Corporation (the "Company"), acting as construction agent (the "Construction Agent") for State Street Bank and Trust Company, as Trustee (the "Trustee") pursuant to the Agency Agreement dated October 31, 1995 (the "Agency Agreement"), submit this irrevocable Requisition and certify, on behalf of the Company, the following:

                1. The total amount of the Actual Project Costs for which a Funding is hereby requested is _____________ Dollars ($___________). Each of the Note Purchasers is hereby requested to make an Advance on [at least 5 Business Days after the submission date] _______________, 19__, subject to the satisfaction or waiver of all conditions precedent
        thereto. The Advance shall be made at [bank], account number [       ].

                2. The proceeds of the Funding requested herein shall be used solely to pay Actual Project Costs.

                3. No part of the Actual Project Costs paid with the funds advanced under any previous Requisition is a basis for this Requisition, and none of the Actual Project Costs which are the subject of this Requisition was included in any prior Requisition.

                4. Attached to this Requisition is a copy of each invoice, purchase order, receipt or other such document (the "Invoices") for Actual Project Costs in an amount in excess of $_______, which Invoices will be, or have been, paid with the proceeds of this Funding, or, as applicable, the previous Fundings.

                5. Construction of the Financed Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Construction Plans and in compliance with all Insurance Requirements, the Facility Agreements, all Laws and Legal Requirements.

                6. There has been no material change in the estimated time of completion of construction of the Improvements and the Construction Agent has no reason to believe that (i) the Final Completion Date cannot be achieved by March 31, 1997 or (ii) the Actual Project Costs of the Construction of the Improvements will exceed the Total Commitment.

        7. No applicable Law prohibits, and no litigation, governmental investigation or other proceeding is pending or, to the knowledge of the Company, threatened in which there is a reasonable possibility of an unfavorable judgment, decree, order or other determination which could prevent or make unlawful, or impose any material adverse condition upon, the Parcels, the Improvements or the construction or operation thereof or any transaction contemplated hereby or by any other Operative Document or the ability of the Company to perform its obligations hereunder or thereunder or, to the Company's knowledge, State Street's ownership of the Improvements and the Parcels.

        8. All amounts previously advanced pursuant to previous Requisitions were or will be paid to the parties entitled thereto as specified in such Requisitions.

        9. All proceeds from the Investment have been applied solely to Actual Project Costs as required under the Operative Documents.

        10. [Except as set forth in this item 10,] all conditions precedent to the Funding requested herein set forth in the Participation Agreement (as defined below) have been satisfied: [identify unfulfilled conditions, the actions being taken by the Construction Agent to satisfy such conditions and the date(s) by which the Construction Agent plans to satisfy such conditions].*

        11. All of the representations and warranties of each of the Company and the Construction Agent set forth in the Operative Documents are true and correct on and as of the date hereof or, as applicable, on and as of the date specified in such representation and warranty. The Company and the Construction Agent are

----------------------
* Waiver of any such unfulfilled condition precedent shall be effected solely in accordance with Section 9.04 of the Participation Agreement.

         each in compliance with all of their obligations under the Operative Documents and there exists no Default, Event of Default or Environmental Trigger under the Operative Documents and no Termination Notice has been delivered or been deemed to have been delivered.

         All terms not defined herein shall have the meanings given in the Participation Agreement dated as of October 31, 1995, among the Company, the Trustee, the financial institutions and Persons named therein and Citibank, N.A., as Agent, as the same may be amended, modified or supplemented from time to time (the "Participation Agreement").


         Dated this       day of             , 199  .


                                              FERRO CORPORATION
                                                as Construction Agent


                                              By: ----------------------------
                                                  Name:
                                                  Title:


Accepted by:
CITIBANK, N.A., as Agent*


By: ----------------------------
    Name:
    Title:


--------------
* Acceptance by the Agent shall not constitute waiver of any unfulfilled condition precedent identified in item 10 above; any such waiver shall only be effective in accordance with Section 9.04 of the Participation Agreement.

                                                               EXHIBIT G TO THE
                                                        PARTICIPATION AGREEMENT

                   [FORM OF FINAL COMPLETION CERTIFICATE]

                           OFFICER'S CERTIFICATE

Ferro Corporation furnishes this Officer's Certificate pursuant to the requirements of Section 3.02(b) of the Participation Agreement dated as of October 31, 1995, among Ferro Corporation (the "Company"); State Street Bank and Trust Company, not in its individual capacity, except as set forth herein, but solely as Trustee (the "Trustee"); Citibank, N.A., as agent ("the Agent"); and the Persons and financial institutions named therein as Purchasers (as the same may undergo amendment, modification or supplementation from time to time, the "Participation Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Participation Agreement.

The undersigned, on behalf of the Company, hereby certifies that:

1. The Property and the construction and operation of the Improvements are in compliance in all material respects with all applicable Laws (including, without limitation, all Environmental Laws); and

2. All Permits (including without limitation permanent certificates of occupancy) that are or will become Applicable Permits have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the Final Completion Date (in which case the Company, having completed all appropriate diligence, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law and the Company shall have applied for such Permits and satisfied all legal requirements necessary to authorize continued operation while the Permit application is pending). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or contest or to any unsatisfied conditions (other than conditions relating to completion in the future) that may allow modification or revocation.

3. The construction and operation of the Improvements accords in all material respects with all representations set forth in, or made in connection with, all Permits, as required for occupancy and commencement of operation thereof.

4. The Company complies with all Insurance Requirements and has full force and effect all insurance policies required thereunder.


5. The representations and warranties of the Company as set forth in the Operative Documents are true and correct as if made on and as of the date hereof, or, as applicable and as of the date specified in such representation or warranty.

6. The Company has performed in all material respects each of its covenants set forth in Section 3.02 of the Participation Agreement.


Date:                                   FERRO CORPORATION
      -------------------

                                        By:
                                            -----------------------------
                                            Name:
                                            Title:

                                                               EXHIBIT H TO THE
                                                        PARTICIPATION AGREEMENT


                  [FORM OF INDEPENDENT ENGINEER'S CERTIFICATE]

        This Independent Engineer's Certificate is being furnished pursuant to the requirements of Section 3.02(c) of the Participation Agreement dated as of October 31, 1995, among Ferro Corporation (the "Company"); State Street Bank and Trust Company, not in its individual capacity, except as set forth therein, but solely as Trustee (the "Trustee"); Citibank, N.A., as Agent ("the Agent"); and the Persons and financial institutions named therein as Purchasers (as the same may be amended, modified or supplemented form time to time, the "Participation Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Participation Agreement.

        The undersigned hereby certifies that:

        1. Each Plant installation has been mechanically completed and electrically checked, and piping and equipment have been flushed and pressure tested.

        2. Each Plant has demonstrated production capability during a continuous 72 hour period of at least 90% of nameplate capacity of stearic acid, stearates, stabilizers and lubricants, as applicable to each such Plant, meeting product design specifications for such products during such test period and at levels of efficiency acceptable to the Agent, the Trustee and the Majority Purchasers.

        2. With respect to the environmental improvements, each Plant has demonstrated at least 90% of the design recovery at levels of efficiency acceptable to the Agent, the Trustee and the Majority Purchasers.

        In making this certification, I [relied on production records provided to me by the Company] [observed performance tests at the Plant].

Dated: _______________                          CHEM SYSTEMS, INC.


                                                By: __________________________

                                                        Exhibit I

                      Form of Commitment Reduction Notice

Citibank, N.A., as Agent
Bank Loan Syndications
One Court Square
7th Floor
Long Island City, New York 11120
Attention: Stephanie James

State Street Bank and Trust Company
2 International Place
Boston, Massachusetts 02110
Attention: Corporate Trust Department

The Purchasers as set forth on Schedule I to the Participation Agreement

                           Re: 1995 Ferro Plant Trust

        Reference is made to the Participation Agreement dated as of October 31, 1995 (the "Participation Agreement") among Ferro Corporation, an Ohio corporation; State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity except as expressly stated therein, but solely as Trustee under the Declaration; the financial institutions named as Purchasers on Schedule I thereto, and/or any assignee thereof who may, from time to time, become a party thereto; and Citibank, N.A., in its capacity as agent for the Purchasers thereunder. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Participation Agreement (including by reference to Appendix A thereto).

        This constitutes a Commitment Reduction Notice delivered in accordance with Section 1.05 of the Participation Agreement.

        The Company has elected to eliminate the Excluded Assets from the Financed Improvements. Pursuant to Section 1.05 of the Participation Agreement, the Company hereby notifies the Agent and the Trustee as follows:

        1. The aggregate Total Commitment is reduced to $                .

        2. Attached hereto for your review and approval, as Attachments A, B, C, D or E respectively, as applicable, are:

           (a) a construction budget, prepared in the manner specified for Approved Construction Budget, taking into account elimination of costs for the Excluded Assets;

           (b) a list of the Excluded Assets;

          [(c) if applicable, the Construction Contract(s) reflecting the elimination of the Excluded Assets;]

          [(d) if applicable, the Construction Plans reflecting the elimination of the Excluded Assets;] and

           (e) a revised Exhibit A to the Agency Agreement.


                                      FERRO CORPORATION

                                      By:__________________________________
                                         Name:
                                         Title:

                                      Dated: ___________________, 199______

Confirmed and Accepted:

CITIBANK, N.A., as Agent

By:_________________________________
   Name:
   Title:

Dated:_____________________, 199____

                                                               Execution Version


                   APPENDIX A TO THE PARTICIPATION AGREEMENT

                 This Appendix A to the Participation Agreement is a glossary of all or substantially all of the defined terms used in the Operative Documents. Not all of the terms defined in this Appendix A are used in the Participation Agreement.

                 All references herein to one gender shall include the other and all references to the singular shall include the plural and vice-versa.

                 "A-Notes" has the meaning set forth in Article I of the Declaration.

                 "Act" means the Securities Act of 1933, as amended, and the Laws promulgated or issued from time to time thereunder.

                 "Actual Project Costs" has the meaning set forth in Recital E of the Preliminary Statement to the Participation Agreement.

                 "Additional Costs" has the meaning set forth in item II of Schedule B to the Lease.

                 "Additional Improvements" has the meaning set forth in paragraph 10(a) of the Lease.

                 "Additional Rent" has the meaning set forth in paragraph 4(b) of the Lease.

                 "Adjusted Capitalized Cost" has the meaning set forth in Schedule C to the Lease.

                 "Advance" has the meaning set forth in Section 1.04(a)(i) of the Participation Agreement.

                 "Advisory Fee" has the meaning set forth in Section 2.01(f) of the Participation Agreement.

                 "Affiliate" when used with respect to a Person, means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" (including the correlative term "controlled") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that under no circumstances shall the Agent or the Purchasers be deemed to be Affiliates of the Trustee or vice versa.

                 "Agency Agreement" has the meaning set forth in Recital C to the Preliminary Statement to the Participation Agreement.

                 "Agent" means Citibank, N.A., or any successor selected pursuant to the Participation Agreement, acting as agent for the Purchasers.

                 "Allocated Assets" has the meaning set forth in paragraph 14A of the Lease.

                 "Allocated Termination Value" has the meaning set forth in paragraph 14A of the Lease.

                 "Applicable Law" has the meaning set forth in Section 9.18 of the Participation Agreement.

                 "Applicable Margin" means:

                 (i)  with respect to the Notes:

                 (a) for any Applicable Rate determined by reference to the LIBO Rate, the applicable percentage shown on Schedule II to the Participation Agreement based on the debt rating of the Company on the first day of such Interest Period; and

                 (b) with respect to any Applicable Rate determined by reference to the Base Rate, 0%.

                 (ii)  with respect to the Certificates:

                 (a) for any Applicable Rate determined by reference to the LIBO Rate, 3%; and

                 (b) for any Applicable Rate determined by reference to the Base Rate, 2.25%.

                 "Applicable Percentage" has the meaning set forth in Article I of the Declaration.

                 "Applicable Permit" means any Permit, including any Environmental Permit, that is necessary to own, construct, start-up, test, maintain, operate, lease or use all or any part of the Parcel or the Property or any part thereof in accordance with the Operative Documents.

                 "Applicable Rate" means the Applicable Margin plus, subject to
Section 6.01 of the Participation Agreement, either (A) the applicable LIBO Rate or (B) the Base Rate; provided, however, that the Applicable Rate shall never exceed the Maximum Rate.

                 "Appraisal" has the meaning set forth in Section 2.01(o) of the Participation Agreement.

                 "Appraiser" means Arthur Andersen & Co., SC or another appraiser satisfactory to the Agent and the Majority Holders.

                 "Approved Construction Budget" means the budget prepared by the Company, in form and substance satisfactory to the Agent, which budget specifies the estimated Actual Project Costs including: (a) all labor, materials and services necessary for the design, engineering, construction (including any fees which may be due to the Construction Agent), testing and start-up of the Improvements in accordance with the Construction Plans and (b) all interest and Distribution expenses, Facility Fees and Upfront Fees anticipated by the Company incident to the Advances made under the Interim Notes and the Investment made under the Certificates and the expenses to be incurred in connection with the design, engineering, procurement, construction, testing and start-up of the Improvements, as the same may be amended from time to time in accordance with the provisions of the Participation Agreement and the Agency Agreement.

                 "Assets" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Assignee" has the meaning set forth in Section 6.02(b) of the Participation Agreement.

                 "Assignor" has the meaning set forth in Section 6.02(b) of the Participation Agreement.

                 "Assignment and Acceptance" has the meaning set forth in
Article I of the Declaration.

                 "B-Notes" has the meaning set forth in Article I of the Declaration.

                 "Bankruptcy Law" means Title 11 of the United States Code, and any applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar Law now or hereafter in effect for the relief of debtors.

                 "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                 l. the rate of interest announced publicly by Citibank in New York, New York, from time to time, as its base rate; and

                 2. one-half of one percent (.5%) per annum above the Federal Funds Rate.

                 "Base Rate Funding" means a Funding for which the Applicable Rate is determined by the Base Rate.

                 "Bedford Plant" means the production facility of the Company located in Walton Hills, Ohio.

                 "Best's" means Best's Insurance Reports published by A.M. Best Company, Inc. or any successor thereto which is a nationally recognized statistical rating organization.

                 "Bill of Sale" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

                 "Break Costs" means an amount equal to the amount (if any) required to compensate any Purchaser for any losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or funds acquired by such Purchaser (from third parties including Affiliates) to fund or maintain such Notes or Certificates) it may incur as a result of (i) the Company's payment of the Offer Purchase Price, the Residual Guaranty, Unwind Fee or

Termination Value other than on a Payment Date or (ii) any purchase of such Purchaser's Notes or Certificates in connection with the substitution of such Purchaser pursuant to Section 6.04(b) of the Participation Agreement other than on a Payment Date.

                 "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or Boston, Massachusetts are required or authorized by Law to suspend operations.

                 "Casualty" has the meaning set forth in paragraph 12(a) of the Lease.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq. and as further amended from time to time.

                 "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System, which is a list maintained by the United States Environmental Protection Agency of sites where there is a known or suspected release or potential release of hazardous substances which may require remediation.

                 "Certificate Commitment" of any Purchaser means the commitment of such Person, if any, to make an Investment pursuant to the Certificates up to the aggregate stated amount set forth below the name of such Person on
Schedule I to the Participation Agreement under the heading "Total Certificate Commitment," as the same may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by such Purchaser or reduced pursuant to the terms of the Participation Agreement.

                 "Certificate Liquidation Amount" has the meaning set forth in
Article I of the Declaration.

                 "Certificate Percentage" means, with respect to any Certificate Purchaser, the percentage that its Certificate Commitment bears to the aggregate Total Certificate Commitment, as such Certificate Percentage may be adjusted from time to time pursuant to any

Assignment(s) and Acceptance(s) executed by any such Purchaser.

                 "Certificate Purchaser" means any Purchaser who has a Certificate Commitment.

                 "Certificate Purchaser's Counsel" means, collectively, such law firms, or successors thereto, which from time to time represent the Certificate Purchasers in connection with the Certificates.

                 "Certificates" has the meaning set forth in Article I of the Declaration.

                 "Charges" means Impositions and all liabilities with respect thereto, other than Excluded Charges.

                 "Citibank" has the meaning set forth in the first paragraph of the Participation Agreement.

                 "Closing Costs" means all charges incident to any sale of the Property, including reasonable attorneys' fees of Special Counsel and Trustee's Counsel and escrow fees, recording fees, broker's fees, any fees, costs (including, without limitation, Break Costs) or expenses incurred by the Trustee in connection with the same and with the release of the Declaration, and all applicable transfer taxes which may be imposed by reason of such sale and conveyance and the delivery of any and all instruments in connection therewith.

                 "Closing Date" has the meaning set forth in paragraph 15(a) of the Lease.

                 "CNAI" means Citicorp North America, Inc.

                 "Code" means the Internal Revenue Code of 1986, as amended, and the Laws promulgated or issued from time to time thereunder.

                 "Commission" has the meaning set forth in Section 4.01(d) of the Participation Agreement.

                 "Commitment Reduction" has the meaning set forth in Section 1.05(a) of the Participation Agreement.

                 "Commitment Reduction Notice" has the meaning set forth in
Section 1.05(a) of the Participation Agreement.

                 "Commitments" means the Certificate Commitments and the Note Commitments of the respective Purchasers.

                 "Company" means Ferro Corporation, an Ohio corporation, and any permitted successor or assignee pursuant to the terms of the Participation Agreement.

                 "Condemnation" has the meaning set forth in paragraph 12(a) of the Lease.

                 "Connecticut Assets" has the meaning set forth in Section 1.06 of the Participation Agreement.

                 "Consolidated" refers to the consolidation of the accounts of the Company with its Subsidiaries in accordance with GAAP and with policies, including principles of consolidation, consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.01(d) of the Participation Agreement.

                 "Construction Agent" means the Company, as Construction Agent, pursuant to the Agency Agreement.

                 "Construction Contract" means any agreements between the Company and each contractor, pursuant to which such contractors have agreed to construct and install the Financed Improvements.

                 "Construction Period" has the meaning set forth in paragraph 3(a) of the Lease.

                 "Construction Plans" means the working drawings and specifications for the construction of the Financed Improvements including, without limitation, the documentation provided by the Construction Agent, as the same may be amended from time to time in accordance with the provisions of the Agency Agreement.

                 "Construction Schedule" means the construction schedule for the Financed Improvements, as the same may be amended or supplemented from time to time in accordance with the provisions of the Agency Agreement.

                 "Conversion Date" means any date on which the basis for the determination of the Applicable Rate with respect to any Instrument (or any portion thereof) is converted pursuant to Article VI of the Participation Agreement or for any other reason pursuant to the terms of the Operative Documents from the LIBO Rate to the Base Rate or from the Base Rate to the LIBO Rate, as the case may be.

                 "Convert," "Conversion" and "Converted" each refers to a conversion of Base Rate Fundings into LIBO Rate Fundings or LIBO Rate Fundings into Base Rate Fundings, as the case may be.

                 "Conveyance Documents" means the Texas Deed, the Ohio Deed, the Easement, the Second Easement and the Bill of Sale.

                 "Corporate Trust Office" has the meaning set forth in Article I of the Declaration.

                 "CSI" means Citicorp Securities, Inc.

                 "Debt" means (a) indebtedness for borrowed money, (b) obligations to pay the deferred purchase price of property or services (other than services of former, present or future directors or employees), (c) obligations evidenced by notes, bonds, debentures or other similar instruments,
(d) obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) Guaranties in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above, and (f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                 "Declaration" or "Declaration of Trust" has the meaning set forth in Recital D of the Preliminary Statement to the Participation Agreement.

                 "Deeds" means the Ohio Deed and the Texas Deed.

                 "Default" means an event which with the lapse of time, the giving of notice or both would become an Event of Default.

                 "Default Rate" means the lesser of: (i) the Maximum Rate and
(ii) 2% percent in excess of the Applicable Rate then in effect.

                 "Disclosed Information" means all information contained in any public report filed by the Company with the Commission and all other information delivered to Special Environmental Counsel prior to the Financing Closing Date, including, but not limited to, the Phase II, the Purchase Agreement and any exhibit or schedule thereto delivered to Special Environmental Counsel prior to the Financing Closing Date.

                 "Distribution" has the meaning set forth in Article I of the Declaration.

                 "Easement" means the Easement Agreement dated as of the date hereof among the Company and the Trustee.

                 "Easement Parcels" means, collectively, the Ohio Easement Parcels, the Texas Leasehold Parcel and the Texas Easement Parcel.

                 "Eligible Assignee" means (i) any Person approved by the Agent and the Company, such approval not to be unreasonably withheld or delayed and
(ii) each financial institution named as a party to the Revolving Credit
Facility.

                 "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which the Company or any ERISA Affiliate administers or administered, operates or operated, contributes to or contributed to, sponsors or sponsored, or under which the Company or any ERISA Affiliate is obligated or was obligated for or on behalf of its current or former employees, officers or directors.

                 "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit or relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                 "Environmental Consultant" means ERM-Northeast, Inc. or such other reputable environmental consulting firm satisfactory to the Agent and the Purchasers.

                 "Environmental Condition" has the meaning set forth in Recital B to the Preliminary Statements of the Services Agreement.

                 "Environmental Event" has the meaning set forth in paragraph 13(a) of the Lease.

                 "Environmental Laws" means any and all Federal, state and local Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Materials, materials containing Hazardous Materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, materials containing Hazardous Materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Materials); (c) pollution or the protection of human health or the environment; or (d) land use laws.

                 "Environmental Permit" means any Permit, approval, identification number, license or other authorization required under any Environmental Law.

                 "Environmental Trigger" has the meaning set forth in paragraph 13(b) of the Lease.

                 "Equipment Sale Offer" has the meaning set forth in Section
1.06 of the Participation Agreement.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, any regulations and the Laws promulgated or issued from time to time thereunder and any successor legislation.

                 "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

                 "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Title IV Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Pension Plan required to satisfy Code Section 412; (c) the provision by the administrator of any Title IV Plan of a notice of intent to terminate such plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by the Company or any of its ERISA Affiliates to make a payment to a Pension Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Pension Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Title IV Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, a Title IV Plan; or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (i) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA of the Company or any ERISA Affiliate from a Multiemployer Plan; or (j) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; (k) any event or condition which results in the termination of a

Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (l) the failure to make any required contribution to a Title IV Plan.

                 "Event of Default" has the meaning set forth in Section 7.01 of the Participation Agreement.

                 "Excess Funds" has the meaning set forth in paragraph 12(c) of the Lease.

                 "Excluded Assets" has the meaning set forth in Recital B to the Preliminary Statement to the Participation Agreement.

                 "Excluded Charges" means (1) Taxes imposed on the Trustee's net income, and franchise Taxes imposed on it, to the extent such Tax is determined solely by reference to the fees received by the Trustee under the Operative Documents; (2) United States federal income Taxes (other than Taxes withheld at the source) imposed on a Purchaser to the extent that such Tax is determined solely on the basis that such Purchaser is a creditor entitled to receive only payments of interest and principal (without discount) for such Tax purposes; (3) Taxes imposed on a Purchaser's net income and franchise Taxes imposed on it, by the jurisdiction under the Laws of which it is organized or by any jurisdiction in which it is doing business or by any political subdivision of the foregoing, to the extent that such Tax is determined solely on the basis that such Purchaser is a creditor entitled to receive only payments of interest and principal (without discount) for such Tax purposes; and (4) any Taxes imposed by the United States of America by means of withholding at the source if and to the extent that (a) such Taxes shall be in effect and shall be applicable, on the date hereof or the effective date of the Assignment and Acceptance pursuant to which such Person became a Note and/or Certificate Purchaser and (b) such Taxes are determined solely on the basis that such Purchaser is a creditor entitled to receive only payments of interest and principal (without discount) for such Tax purposes; provided, however, that any such Taxes are not incurred or increased directly or indirectly by actions of the Company on or after the date of the Participation Agreement (other than actions specifically required of the Company thereunder or under another Operative Document).

                 "Expiration Date" has the meaning set forth in paragraph 3 of the Lease.

                 "Expiration Title Policy" has the meaning set forth in Section 7.05(b) of the Participation Agreement.

                 "Facility Agreements" has the meaning set forth in paragraph 3(d) of the Agency Agreement.

                 "Facility Fee" has the meaning set forth in Section 9.14(b) of the Participation Agreement.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                 "Fee Parcels" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Final Completion Date" means the date on and as of which the Company has delivered to the Agent and the Trustee (i) a fully executed Officer's Certificate in the form of Exhibit G to the Participation Agreement and (ii) a fully executed Independent Engineer's Certificate in the form of Exhibit H to the Participation Agreement, together with all applicable attachments, which date shall be no later than March 31, 1997.

                 "Financed Improvements" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

                 "Financing Closing" has the meaning set forth in Section 1.02 of the Participation Agreement.

                 "Financing Closing Date" has the meaning set forth in Section
1.02 of the Participation Agreement.

                 "Fixed Rent" has the meaning set forth in item I.A of Schedule B to the Lease.

                 "Funding" means a funding of Actual Project Costs specified in an approved Requisition, which Funding shall consist of Advances and Investments made by the Purchasers, pursuant to Section 1.04 of the Participation Agreement.

                 "Funding Costs" means any loss, cost or expense incurred by any Note or Certificate Purchaser as a result of any failure to fulfill on or before the date specified in any Requisition the applicable conditions set forth in Article II of the Participation Agreement, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Purchaser (from third parties, including Affiliates) to fund the Advance or make the Investment, as the case may be, to be made by such Purchaser when such Funding, as a result of such failure, is not made on such date.

                 "GAAP" means generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

                 "Guaranty" of any Person means and includes any agreement or arrangement pursuant to which such Person assumes, guarantees, endorses or otherwise becomes directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any Debt or indebtedness of any other Person.

                 "Hazardous Materials" means (1) hazardous materials, hazardous wastes, and hazardous substances as those or similar terms are defined under any Environmental Laws, including, but not limited to, the following: the Hazardous Materials Transportation Act, 49

U.S.C. Section 1801 et seq., as amended from time to time, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended from time to time, CERCLA, the Clean Water Act, 33 U.S.C. Section 1251 et seq., as amended from time to time, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time and/or the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., as amended from time to time; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, and any mixtures thereof; (4) asbestos and/or any material which contains any hydrated mineral silicate, including, but not limited to, chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (5) polychlorinated biphenyls ("PCB's"), or PCB-containing materials, or fluids; (6) radon; (7) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (8) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or with respect to which any Federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

                 "Holder" has meaning set forth in Article I of the Declaration.

                 "Illegality Costs" means any additional amounts as may be necessary to compensate any Note Purchaser for any losses, costs, interest and fees incurred by it in making any conversion of Applicable Rate in accordance with Section 6.01(i) of the Participation Agreement.

                 "Impositions" means without limitation all Taxes, assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties, additions to tax, fines or interest thereon) arising directly or indirectly out of the transactions contemplated by the Participation Agreement and the other Operative Documents, including (i) those which, at any time prior to or during the Term, may accrue with respect to, be imposed or levied upon or assessed against or be a Lien upon (A) the Parcel, the Property or any part thereof, or the Operative Documents, including the Instruments, (B) the Trustee in connection with the transactions contemplated by the Operative Documents, or (C) the Deeds, the Lease or the leasehold estate thereby created, or which arise in respect of the acquisition, ownership, construction, operation, occupancy, possession, disposition, use, non-use, financing, leasing, sub-leasing or condition of the Parcel, the Property or any part thereof or of the execution, delivery, expiration or termination of the Lease, the Instruments or any other Operative Document; (ii) those which may be imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable under the Lease, the Instruments, the Participation Agreement or any other Operative Document; (iii) all sales, value added, use and similar Taxes at any time levied, assessed or payable on account of the ownership, operation, occupancy, use, leasing, or subleasing of the Parcel, the Property or any part thereof; (iv) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about the Parcel, the Property or any part thereof; and (v) payments in lieu of each of the foregoing.

                 "Improvements" has the meaning set forth in Recital B of the Participation Agreement.

                 "Increased Costs" means any additional amounts, as set forth in a reasonably detailed certificate submitted to the Company as to the amounts and basis for such amounts, sufficient to compensate any Purchaser for any increased costs or reduced return on capital as a result of funding or maintaining such Purchaser's Notes or Certificates, as the case may be, (including, without limitation, any such increased costs that are a result of the imposition of any reserve, special deposit, capital adequacy or similar requirement against assets of, or deposits with or for the account of, or credit extended by such Purchaser) as a result of (i) the introduction or implementation after the Financing Closing Date of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) the compliance by any Purchaser (or its purchasing office) with any guideline or request (whether or not having the force of Law) of any such authority, central bank or comparable agency, which becomes effective after the date hereof, has the effect of increasing the cost or reducing the rate of return on capital to any Purchaser in respect of its agreeing to make, making, funding or maintaining its Notes or Certificates. Notwithstanding the foregoing, amounts that relate to periods prior to six months before the Company's receipt of the certificate notifying it of such amounts shall not constitute "Increased Costs" hereunder.

                 "Indemnified Party" has the meaning set forth in Section 9.15(a) of the Participation Agreement.

                 "Independent Engineer" means Chem Systems, Inc. or any other construction engineering firm satisfactory to the Agent and the Majority Purchasers.

                 "Independent Engineer's Certificate" has the meaning set forth in Section 3.02(c) of the Participation Agreement.

                 "Initial Advance" has the meaning set forth in Section 1.03(b) of the Participation Agreement.

                 "Initial Improvements" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

                 "Initial License Improvements" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

                 "Initial Ohio Fee Improvements" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

                 "Initial Texas Fee Improvements" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

                 "Instrument Guaranty" has the meaning set forth in Recital F of the Preliminary Statement to the Participation Agreement.

                 "Instruments" has the meaning set forth in Article I of the Declaration.

                 "Insufficiency" means, with respect to any Plan, the "unfunded current liability" of the Plan, within the meaning of Section 412 (or any successor provision thereto) of the Code.

                 "Insurance Requirements" has the meaning set forth in paragraph 1(a) of the Lease.

                 "Intellectual Property Rights" has the meaning set forth in
Section 4.01(q)(ii) of the Participation Agreement.

                 "Interest Period" means at any time that the Applicable Rate is determined by reference to the LIBO Rate,

                 (i) prior to the Interim Note Maturity Date in the first instance the period commencing on and including the date of a Funding (in respect of the Interim Notes and Certificates), including the Financing Closing Date, and, in the case of each subsequent and successive Interest Period applicable thereto, respectively, on the last day of the immediately preceding Interest Period, and

                 (ii) thereafter the period commencing on and including the Interim Note Maturity Date and, in the case of each subsequent and successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and, in each case, ending on (x) with respect only to the Short-Term LIBO Period, the Interim Note Maturity Date or the Expiration Date, as applicable, or
(y) with respect to all periods other than the Short-Term LIBO Period, the same numerical day in the first, second, third or sixth calendar month thereafter, in each case to the extent available, as selected by the Company by written notice (which may, prior to the Interim Note Maturity Date be contained in a Requisition) to the Agent given at least three (3) Business Days before the Interest Setting Date with respect to such Interest Period; provided that:

                          (a) with respect to the Interim Notes, no Interest Period for any Advance shall extend beyond the Interim Note Maturity Date, and with respect to the Instruments, no Interest Period shall extend beyond the Expiration Date;

                          (b) if any Interest Period would otherwise end on a day which is not a LIBO Business Day, that Interest Period shall be extended to the next succeeding LIBO Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBO Business Day;

                          (c) for purposes of calculating interest on the Instruments and/or Fixed Rent for any Interest Period, such calculations shall include the first day but exclude the last day of any such Interest Period;

                          (d) any Interest Period that begins on the last LIBO Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBO Business Day of the calendar month at the end of such Interest Period; and

                          (e) there may not be more than an aggregate of six (6) Interest Periods in effect at any one time.

                 The Company shall select each Interest Period by giving written notice, whether by Requisition or otherwise, in accordance with Section 6.01(b) of the Participation Agreement. If the Company fails to provide the written notice as specified above, the Company shall be deemed to have selected the Applicable Rate by reference to the Base Rate for the Instruments or the applicable Advance(s), as the case may be.

                 "Interest Setting Date" means, (a) with respect to any Interest Period for which the Applicable Rate is determined by reference to the LIBO Rate, the date which is three LIBO Business Days before the first day of such Interest Period or (b) with respect to any period for which the Applicable Rate is determined by reference to the Base Rate, the date specified by the Company, in the written notice delivered by the Company pursuant to Section 6.01(a) of the Participation Agreement, as the first day that such Applicable Rate is to apply.

                 "Interim Note Commitment" of any Purchaser means the commitment of such Person, if any, to make Advances pursuant to the Interim Notes up to the aggregate principal amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Interim Note Commitment", as the same may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by such Purchaser or reduced pursuant to the terms of the Participation Agreement.

                 "Interim Note Maturity Date" means the earlier of (i) the Final Completion Date and (ii) March 31, 1997.

                 "Interim Note Maturity Formula" means that, on the Interim Note Maturity Date, (i) A-Notes shall be issued in an aggregate principal amount equal to (x) the aggregate outstanding principal and stated amount of the Interim Notes and Series 2 Certificates times (y) .84; and (ii) B-Notes shall be issued in an aggregate outstanding principal amount equal to (x) the aggregate principal and stated amount of the Interim Notes and Series 2 Certificates minus (y) the aggregate outstanding principal and stated amounts of the A-Notes (to be issued pursuant to clause (i) above) and the Series 2 Certificates.

                 "Interim Notes" has the meaning set forth in Article I of the Declaration.

                 "Interim Trust Estate" has the meaning set forth in Article I of the Declaration.

                 "Investment" has the meaning set forth in Section 1.01(b) of the Participation Agreement.

                 "ISI" means Insurance Solvency International.

                 "Law" means any law (including, without limitation, any zoning law or ordinance, ERISA, any Environmental Law, or Legal Requirements), treaty, directive, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, Permit, license, authorization, direction, requirement or decision of or agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer having jurisdiction of the matter in question.

                 "Lease" has the meaning set forth in Recital B to the Preliminary Statement to the Participation Agreement.

                 "Legal Requirements" has the meaning set forth in paragraph 6(b) of the Lease.

                 "Lessee" means the Company, as Lessee under the Lease.

                 "Lessor" means the Trustee, as Lessor under the Lease.

                 "Lessor Group" has the meaning set forth in paragraph 2(b) of the Lease.

                 "Lessor Termination Notice" has the meaning set forth in paragraph 12(b)(ii) of the Lease.

                 "LIBO Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

                 "LIBO Rate" means, for each Interest Period, an interest rate per annum equal to the rate of interest per annum at which deposits in United States dollars (approximately equal in amount to the Notes or the applicable portion thereof) are offered to leading banks in the London interbank market at 11:00 a.m. (London time) on the Interest Setting Date for a period equal to such Interest Period determined on the basis of the provisions set forth below:

                 (A) On the Interest Setting Date, CNAI will determine the interest rate for deposits in United States dollars for a period equal to that of the Interest Period to which such Interest Setting Date relates which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such date or if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of display of such information (the "Telerate Rate"). If such rate does not appear on the Telerate, then the rate will be determined in accordance with (B) below.

                 (B) If CNAI is unable to determine the Telerate Rate, then on the Interest Setting Date, CNAI will determine the arithmetic mean (rounded if necessary to the nearest one-hundredth percent (1/100%)) of the interest rate for a period equal to that of the Interest Period to which such Interest Setting Date relates quoted on Reuters Screen page "LIBO" or (1) if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying such information or (2) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one approved by the Agent) as may replace the Reuters Screen, as at or about 11:00 a.m. (London time) on that Interest Setting Date (the rate quoted as aforesaid being the "LIBOR Screen Rate"). If CNAI is to make a determination pursuant to this paragraph and one or more of the LIBO Screen Rates required for such determination shall be unavailable, the determination shall be made on the basis of those rates which are available.

                 "LIBO Rate Funding" means a Funding for which the Applicable Rate is determined pursuant to the LIBO Rate.

                 "LIBO Rate Reserve Percentage" for any Interest Period for all LIBO Rate Fundings means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities as defined in Regulation D (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBO Rate Funding is determined) having a term equal to such Interest Period.

                 "License Assignment" means the assignment of Synpro's license interest in the License Parcel to the Trustee.

                 "License Parcel" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

                 "Lien" means any deed to secure debt, mortgage, deed of trust, pledge, security interest, security title, encumbrance, lien, judgment lien, writ of execution, attachment or charge of any kind, including without limitation any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give, any security interest or financing statements under the UCC or under any applicable personal property security act or any comparable Law of any jurisdiction.

                 "Liquidation Event" has the meaning set forth in Article I of the Declaration.

                 "Losses" has the meaning set forth in Section 9.15(a) of the Participation Agreement.

                 "Majority Holders" has the meaning set forth in Article I of the Declaration.

                 "Majority Purchasers" means, at any time, the Purchasers holding at least 66-2/3% of the aggregate unpaid principal of the Notes and the aggregate unpaid stated amount of the Certificates.

                 "Margin Stock" shall have the meaning assigned to that term in Regulation G and Regulation U.

                 "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Company or the Company and its Subsidiaries taken as a whole.

                 "Material Adverse Effect" means a material adverse effect on any of: (a) the Company and its Subsidiaries, taken as a whole, or the Company's ability to perform its obligations under the Operative Documents; (b) the value, condition, marketability or operation of the Property or the Trustee's ownership thereof or (c) the validity or enforceability of any of the Operative Documents.

                 "Maturity Date" has the meaning set forth in Article I of the Declaration.

                 "Maximum Budget Amount" has the meaning set forth in paragraph 5(a) of the Agency Agreement.

                 "Maximum Rate" has the meaning set forth in Section 9.18 of the Participation Agreement.

                 "Moody's" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized credit rating organization.

                 "Mortgage" has the meaning set forth in paragraph 20(d) of the Lease.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) (or any successor provision thereto) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its ERISA Affiliates and at least one Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Net Proceeds" has the meaning set forth in paragraph 12(a) of the Lease.

                 "1995 Ferro Plant Trust" has the meaning set forth in Section
2.01 of the Declaration.

                 "Notes" has the meaning set forth in Article I of the Declaration.

                 "Note Commitment" of any Purchaser means such Purchaser's Interim Note Commitment plus such Purchaser's Series 1 Note Commitment.

                 "Noteholder" has the meaning set forth in Article I of the Declaration.

                 "Note Purchaser" means any Purchaser who has a Note
Commitment.

                 "NPL" has the meaning set forth in Section 4.01(r)(ii) of the Participation Agreement.

                 "Offer Purchase Price" has the meaning set forth in paragraph 15(b) of the Lease.

                 "Offer to Purchase" has the meaning set forth in paragraph 14 of the Lease.

                 "Officer" of any Person means the president, any vice president or any other duly authorized and responsible officer of such Person.

                 "Officer's Certificate" or "Officers' Certificate" of a Person means a certificate signed by an Officer or Officers of such Person.

                 "Ohio Deed" means the warranty deed from Synpro to the Trustee conveying the Ohio Fee Parcel.

                 "Ohio Easement Parcel" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Ohio Fee Parcels" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Ohio Parcels" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Ohio Plant" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Ohio Title Policy" has the meaning set forth in Section 2.01(g) of the Participation Agreement.

                 "Operative Documents" means the Participation Agreement, the Deeds, the Agency Agreement, the Lease, the Declaration, the Instruments, the Bill of Sale, the

Instrument Guaranty and the Services Agreement, the Release Agreement, the Easement and the Second Easement.

                 "Original Capitalized Cost" has the meaning set forth in item I.B of Schedule B to the Lease.

                 "Other Charges" has the meaning set forth in Section 9.18 of the Participation Agreement.

                 "Other Taxes" has the meaning set forth in Section 6.03(c) of the Participation Agreement.

                 "Outstanding" with respect to any Instrument, has the meaning set forth in Article I of the Declaration.

                 "Parcels" means, collectively, the Fee Parcels, the Easement Parcels and the License Parcel.

                 "Partial Lease Termination" has the meaning set forth in
Section 14A of the Lease.

                 "Partial Lease Termination Closing Date" has the meaning set forth in Section 14A of the Lease.

                 "Participation Agreement" means the Participation Agreement dated as of October 31, 1995 by and among the Company, the Trustee, Citibank, as Agent and the Purchasers, to which this Appendix is appended, as the same may be amended, modified or supplemented from time to time.

                 "Payment Date" means:

                 (a) With respect to the Interim Notes, (i) the Interim Note Maturity Date, (ii) each Conversion Date and (iii) the last day of each three month period after the Financing Closing Date through the Interim Note Maturity Date;

                 (b) With respect to the Series 1 A-Notes and the Series 1 B-Notes, (i) the Expiration Date, (ii) each Conversion Date and (iii) the last day of each three month period after the Financing Closing Date through the Expiration Date;

                 (c) With respect to the Series 2 A-Notes and the Series 2 B-Notes, (i) the Expiration Date, (ii) each Conversion Date and (iii) the last day of each three month period after the Interim Note Maturity Date through the Expiration Date;

                 (d) With respect to the Certificates, (i) the Interim Note Maturity Date, and (ii) during the Primary Term, each day that is a Payment Date for the A-Notes and the B-Notes under clause (b) above;

                 (e) With respect to any Note, the maturity date thereof (whether by acceleration or otherwise); and

                 (f) With respect to any Instrument, the date of any prepayment.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Pension Plan" means any Employee Benefit Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which the Company or any ERISA Affiliate (a) maintains, sponsors, contributes to, is obligated under, operates or administers for employees of the Company or any ERISA Affiliate or (b) has, at any time within the preceding 6 years, maintained, sponsored, contributed to, been obligated under, operated or administered for the employees of the Company or any of their current or former ERISA Affiliates.

                 "Pennsylvania Assets" has the meaning set forth in Section
1.06 of the Participation Agreement.

                 "Percentage" means, with respect to any Note Purchaser, the percentage that its Note Commitment bears to the aggregate Total Note Commitment, as such Percentage may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by any such Purchaser.

                 "Permit" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Federal, state or local government or agency or subdivision thereof.

                 "Permitted Encumbrances" means, with respect to the Property, but only to the extent applicable thereto, any of the following: (i) rights reserved to or vested in any municipality or public authority, by the terms of any franchise, grant, license, Permit or provision of Law, to purchase, condemn, appropriate or recapture, or designate a purchaser of, the Property;
(ii) any liens thereon for Impositions and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Property, in each instance, which are not due and payable, or which are being contested in good faith by the Lessee pursuant to paragraphs 11 and 18 of the Lease; (iii) rights reserved to or vested in any municipality or public authority to control or regulate the use of the Property or to use the Property in any manner; (iv) easements, rights-of-way, servitudes, restrictions and other minor defects, encumbrances and irregularities in title to the Property which do not, individually or in the aggregate, materially and adversely affect the value, condition, marketability or operation of the Property or the Trustee's ownership thereof; and (v) the Lease, the Bill of Sale, the Deeds and the Declaration; and (vi) Liens existing on the Financing Closing Date and set forth on a Title Policy.

                 "Permitted Investments" has the meaning set forth in Article I of the Declaration.

                 "Permitted Liens" means any of the following:

                          (i)  any mortgage, lien, encumbrance or pledge
existing on October 31, 1995;

                          (ii)  any mortgage, lien, encumbrance or pledge given
by any Subsidiary to secure indebtedness owing to the Company or to a wholly owned Subsidiary of the Company;

                          (iii)  any purchase money mortgage or other lien on
property (other than the Property), real or personal, acquired or constructed by the Company or any Subsidiary to secure the purchase price of such property (or to secure indebtedness incurred for the purpose of financing the acquisition or construction of any such property), or any mortgage or other lien existing on any such property at the time of acquisition, whether or not assumed, or any mortgage or other lien existing on any property of any corporation at the time it becomes a Subsidiary, or any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the indebtedness secured by all such mortgages and other liens on a particular parcel of property shall not exceed the cost of such property, including the improvements thereon; and provided, further, that any such mortgage or lien does not spread to other property thereafter acquired or constructed other than additions to such property;

                          (iv)  refundings or extensions of any mortgage,
pledge or other lien or encumbrance permitted by this definition of Permitted Liens for amounts not exceeding the principal amount of the indebtedness so refunded or extended at the time of the refunding or extension thereof, and covering only the same property thertofore securing the same;

                          (v)  any deposit, lien or pledge to enable the
Company or any Subsidiary to exercise any privilege or license, or to secure payments of workers' compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which any such Person is a party, or to secure public or statutory obligations of any such Person or to secure surety, stay or appeal bonds to which any such Person is a party; or any other similar deposit or pledge made in the ordinary course of business;

                          (vi)  any mechanics', workers', repairmen's,
materialmen's or carriers' lien; or any other similar lien arising in the ordinary course of business; or any deposit or pledge to obtain the release of any such lien;

                          (vii)  any lien arising out of a judgment or award
against the Company or any subsidiary with respect to which such Person shall in good faith be prosecuting an appeal or proceedings for review; or any lien incurred by any such Person for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which such Person is a party;

                          (viii)  any lien for taxes contested or not yet
subject to penalties for non-payment, or any minor survey exception, or any minor encumbrance, easement, or reservation of, or right of another for, any right of way, sewer, electric line, telegraph and telephone line and other similar purposes, or any zoning or other restriction as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Person owning the same;

                          (ix)  any mortgage, security interest or lien that
secures

                                  (1) the obligations of the Company to the
Purchasers under this Agreement and the other Operative Documents, or

                                  (2) other Debt of the Company or any such
Subsidiary, provided that in each such case the mortgage, security interest or other lien shall secure the Company's Debt to the banks under the Revolving Credit Facility and such other Debt ratably in the proportion of their respective amounts and the Company shall give the Agent not less than seven (7) days' prior written notice and shall deliver to the Agent on the execution date thereof an executed counterpart of the mortgage, security agreement or other lien instrument and the written opinion of the Company's counsel as to the Company's compliance with this clause (ix);

                          (x)  any lien, security interest or other charge,
encumbrance, or other type of preferential arrangement that (A) secures obligations of the Company or any of its Subsidiaries organized in the United States to their respective former, present or future directors or employees in their capacities as such or (B) secures obligations of the Company or any of its Subsidiaries to pay any bank fees, commissions or other charges in respect of, or reimburse any bank for any draft or other item paid or accepted by that bank pursuant to or otherwise in respect of, any letter of credit issued or confirmed by that bank to secure all or any part of the obligations described in the next preceding clause (A); or

                          (xi)  any mortgage, lien encumbrance or pledge (other
than any permitted by any other clause of this definition of Permitted Liens) securing Debt that does not exceed in the aggregate $2,500,000 at any one time outstanding.

                 "Permitted Remediation" has the meaning set forth in paragraph 13(b) of the Lease.

                 "Person" means any individual, corporation, limited liability partnership, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government.

                 "Phase II" means the Synthetic Products Company Supplemental Environmental Site Assessment Report prepared by the Environmental Consultant and dated September 19, 1995.

                 "Plan" means a Single Employer Plan or a Multiple Employer
Plan.

                 "Plants" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Prescribed Forms" means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Purchaser providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Company and/or the Trustee to make payments under the Operative Documents for the account of the Trustee and/or such Purchaser free of deduction or withholding of income or similar taxes.

                 "Primary Term" has the meaning set forth in paragraph 3(a) of the Lease.

                 "Proceeding" has the meaning set forth in Article I of the Declaration.

                 "Proceeds" has the meaning set forth in paragraph 12(a) of the Lease.

                 "Proceeds Trustee" has the meaning set forth in paragraph 12(a) of the Lease.

                 "Property" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

                 "Property Charges" means all Impositions other than Excluded Charges and any income, gross receipts, franchise or similar Taxes.

                 "Purchase Agreement" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

                 "Purchasers" has the meaning set forth in the first paragraph of the Participation Agreement.

                 "Qualified Sale" has the meaning set forth in paragraph 27(c) of the Lease.

                 "Record" has the meaning set forth in Section 6.02(d) of the Participation Agreement.

                 "Regulation A" means Regulation A of the Federal Reserve Board, as in effect from time to time.

                 "Regulation D" means Regulation D of the Federal Reserve Board, as in effect from time to time.

                 "Regulation G" means Regulation G of the Federal Reserve Board, as in effect from time to time.

                 "Regulation T" means Regulation T of the Federal Reserve Board, as in effect from time to time.

                 "Regulation U" means Regulation U of the Federal Reserve Board, as in effect from time to time.

                 "Regulation X" means Regulation X of the Federal Reserve Board, as in effect from time to time.

                 "Reinvestment Account" has the meaning set forth in Article I of the Declaration.

                 "Release Agreement" means the Release Agreement among the Sellers, the Trustee, the Agent and the Purchasers dated as of October 31, 1995.

                 "Requisition" has the meaning set forth in Section 1.04(b) of the Participation Agreement.

                 "Reserve Costs" means, so long as a Note Purchaser shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D), additional amounts equal to the product of (l) the aggregate principal amount of the Notes held by it, multiplied by (2) an interest rate per annum equal, at all times during the period in which such reserves were assessed, to the remainder obtained by subtracting (a) the LIBO Rate for such Interest Period from (b) the rate obtained by dividing such LIBO Rate for such Interest Period by a percentage equal to 100% minus the LIBO Rate Reserve Percentage of such Holder, which amounts shall be payable on each Payment Date.

                 "Residual Guaranty" has the meaning set forth in Section 7.05(a) of the Participation Agreement.

                 "Return Conditions" has the meaning set forth in Section 7.05(b) of the Participation Agreement.

                 "Revolving Credit Facility" means the $150,000,000 Credit Agreement dated as of August 22, 1990 among the Company, the banks named therein and National City Bank as agent, as amended from time to time.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and any successor thereto which is a nationally recognized credit rating organization.

                 "Sales Proceeds" has the meaning set forth in Article I of the Declaration.

                 "Second Easement" means the easement agreement with respect to the Texas Easement Parcels.

                 "Secured Obligations" means:

                          (1) Payment when due of all obligations of the Company under the Instrument Guaranty which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable Percentage of the Interim Notes, (b) the Holders of the B-Notes, and
         (c) the Holders of the Certificates, and the performance and discharge of each and every obligation of the Company set forth in the

         Instrument Guaranty which accrue to the benefit (directly or indirectly) of (i) the Holders of the Applicable Percentage of the Interim Notes, (ii) the Holders of the B-Notes, and (iii) the Holders of the Certificates;

                          (2) Payment of all Fixed Rent and Additional Rent, with interest, if any, thereon, according to the terms of the Lease, and any and all extensions, amendments, modifications, substitutions or renewals thereof, and payment of the Unwind Fee, if any, pursuant to the Participation Agreement, which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable Percentage of the Interim Notes, (b) the Holders of the B-Notes, and
         (c) the Holders of the Certificates, and the performance and discharge of each and every obligation of the Company set forth in the Lease which accrue to the benefit (directly or indirectly) of (i) the Holders of the Applicable Percentage of the Interim Notes, (ii) the Holders of the B-Notes, and (iii) the Holders of the Certificates.

                          (3) Payment of all other sums, with interest thereon, owing by the Company and becoming due or payable under the provisions of any of the Operative Documents which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable Percentage of the Interim Notes, (b) the Holders of the B-Notes, and
         (c) the Holders of the Certificates;

                          (4) Due, prompt and complete observance and performance of each and every obligation, covenant and agreement of the Company contained in any of the Operative Documents which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable Percentage of the Interim Notes, (b) the Holders of the B-Notes, and (c) the Holders of the Certificates.

                 "Sellers" means Synpro, Cookson America, Inc. and Cookson Group, plc.

                 "Series 1 Certificate Commitment" means that portion of the financing of the acquisition of the Parcels and the Initial Improvements to be funded by the issuance of Series 1 Certificates on the Financing Closing Date.

                 "Series 2 Certificate Commitment" means that portion of the financing of the Financed Improvements to be funded by the issuance of Series 2 Certificates.

                 "Series 1 Certificates" has the meaning set forth in Article I of the Declaration.

                 "Series 2 Certificates" has the meaning set forth in Article I of the Declaration.

                 "Series 1 A-Notes" has the meaning set forth in Article I of the Declaration.

                 "Series 2 A-Notes" has the meaning set forth in Article I of the Declaration.

                 "Series 1 B-Notes" has the meaning set forth in Article I of the Declaration.

                 "Series 2 B-Notes" has the meaning set forth in Article I of the Declaration.

                 "Series 1 Note Commitment" means that portion of the financing of the acquisition of the Parcels and the Initial Improvements to be funded by the issuance of Series 1 Notes.

                 "Series 1 Notes" has the meaning set forth in Article I of the Declaration.

                 "Series 2 Note Commitment" means that portion of the financing of the acquisition of the Parcels and the Initial Improvements to be funded by the issuance of Series 2 Notes.

                 "Series 2 Notes" has the meaning set forth in Article I of the Declaration.

                 "Series A Maximum Amount" has the meaning set forth in Section
3.02 of the Declaration.

                 "Series A Portion" has the meaning set forth in item I.B of Schedule B to the Lease.

                 "Series A Trust Estate" has the meaning set forth in Article I of the Declaration.

                 "Series B Maximum Amount" has the meaning set forth in Section
3.02 of the Declaration.

                 "Series B Portion" has the meaning set forth in item I.B of Schedule B to the Lease.

                 "Series B Trust Estate" has the meaning set forth in Article I of the Declaration.

                 "Series C Maximum Amount" has the meaning set forth in Section 3.03(a)(i) of the Declaration.

                 "Series C Trust Estate" has the meaning set forth in Article I of the Declaration.

                 "Series C Portion" has the meaning set forth in item I.B of Schedule B to the Lease.

                 "Services Agreement" has the meaning set forth in Recital G of the Preliminary Statement of the Participation Agreement.

                 "Short-Term LIBO Period" means any period ending on the Interim Note Maturity Date or the Expiration Date and during which an Applicable Rate determined by reference to the LIBO Rate for a minimum Interest Period of at least one month is not available.

                 "Special Counsel" has the meaning set forth in Article I of the Declaration.

                 "Special Environmental Counsel" means Chadbourne & Parke LLP or such other counsel as shall be reasonably satisfactory to the Agent and the Purchasers.

                 "SSBTC" has the meaning set forth in the first paragraph of the Participation Agreement.

                 "Stated Rate" has the meaning set forth in Section 9.18 of the Participation Agreement.

                 "Substitute Rate" has the meaning set forth in Section 6.01 of the Participation Agreement.

                 "Subsidiary" means any corporation of which at least a majority of the Voting Stock is at the time owned directly or indirectly by the Company or by the Company and its other Subsidiaries.

                 "Synpro" means Synthetic Products Company, a Delaware corporation.

                 "Tax" or "Taxes" means, without limitation, any fee (including license, filing, recording, transfer and registration fees), foreign, Federal, state or local tax (including any income, gross receipts, withholding, franchise, excise, sales, use, value added, real, personal, tangible or intangible property tax or any tax similar to any of the foregoing taxes), interest equalization, recording, transfer or stamp tax, assessment (including any maintenance charge, owner association dues or charges), levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any foreign, Federal, state or local government or agency, or governmental authority, together with any addition to tax, penalty, fine or interest thereon.

                 "Term" has the meaning set forth in paragraph 3 of the Lease.

                 "Termination Notice" has the meaning set forth in paragraph 12(b)(i) of the Lease.

                 "Termination Value" has the meaning set forth in Schedule C to the Lease.

                 "Texas Deed" means the warranty deed from Synpro to the Trustee conveying the Texas Parcel.

                 "Texas Easement Improvements" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Texas Easement Parcels" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Texas Leasehold Parcel" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Texas Parcel" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Texas Plant" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

                 "Texas Title Policy" has the meaning set forth in Section 2.01(g) of the Participation Agreement.

                 "Title Company" means a title company acceptable to the Agent.

                 "Title Policy" has the meaning set forth in Section 2.01(g) of the Participation Agreement.

                 "Title IV Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is covered by Title IV of ERISA.

                 "Total Commitment" means the aggregate Note Commitments and Certificate Commitments of all of the Purchasers, not to exceed $48,500,000.

                 "Total Note Commitment" means the aggregate Note Commitments of all of the Note Purchasers, not to exceed $47,045,000.

                 "Transaction Documents" has the meaning set forth in Section
9.18 of the Participation Agreement.

                 "Transactions" has the meaning set forth in Section 9.18 of the Participation Agreement.

                 "Transition Obligation" means the obligation in the amount of $38 million as a non-recurring charge recognized by the Company as of March 31, 1993 as a result of the Company's adoption of an accounting change pursuant to Financial Accounting Standards Board Statement No. 106, Employer's Accounting for Post-Retirement Benefits Other Than Pensions.

                 "Trust Estate" has the meaning set forth in Article I of the Declaration.

                 "Trustee" has the meaning set forth in Article I of the Declaration.

                 "Trustee's Counsel" has the meaning set forth in Section 2.01(c)(v) of the Participation Agreement or such other counsel as shall be satisfactory to the Trustee.

                 "UCC" means the Uniform Commercial Code as in effect from time to time in any jurisdiction whose Law governs the document in which such term is used and/or rights thereunder.

                 "Unwind Event" has the meaning set forth in Section 7.03 of the Participation Agreement.

                 "Unwind Fee" has the meaning set forth in Section 7.04 of the Participation Agreement.

                 "Upfront Fee" has the meaning set forth in Section 9.14(c) of the Participation Agreement.

                 "Voting Stock" means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

                 "Withdrawal Liability" has the meaning set forth under Part I of Subtitle E of Title IV of ERISA.

                                     LEASE

                         dated as of October 31, 1995,

                                    between


                      STATE STREET BANK AND TRUST COMPANY,

                         not in its individual capacity

                 except as expressly stated herein, but solely

                                  as Trustee,
                                     -------

                                        Lessor,
                                        ------

                                      and

                               FERRO CORPORATION,

                                        Lessee
                                        ------

THIS LEASE HAS BEEN MANUALLY EXECUTED IN COUNTERPARTS NUMBERED CONSECUTIVELY FROM 1 TO 13. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OF THIS LEASE OTHER THAN COUNTERPART NO. 1.

                           This is Counterpart No. __

                               TABLE OF CONTENTS
                           (Not a part of the Lease)

Paragraph                                                                                               Page
---------                                                                                               ----
 1.      Lease of Property; Title and Condition . . . . . . . . . . . . . . . . . . . . . . . . . .        1

 2.      Use; Quiet Enjoyment; Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . .        2

 2A.     Construction; Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3

 3.      Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4

 4.      Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4

 5.      Net Lease; Non-Terminability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6

 6.      Taxes and Assessments; Compliance with Law; Certain Agreements . . . . . . . . . . . . . .        7

 7.      Matters of Title; Assignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8

 8.      [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9

 9.      Maintenance, Repair and Property Relocation  . . . . . . . . . . . . . . . . . . . . . . .        9

10.      Additional Improvements; Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10

11.      Lessee's Right to Contest Real Property Taxes  . . . . . . . . . . . . . . . . . . . . . .       12

12.      Condemnation and Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12

13.      Environmental Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16

14.      Offer to Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18

14A.     Partial Lease Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18

15.      Procedure Upon Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18

16.      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       19

17.      Subletting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23

18.      Permitted Contests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24

18A.     Unwind Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25

19.      Default Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25

20.      Additional Rights; Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29


Paragraph                                                                                               Page
---------                                                                                               ----
21.      Notices, Demands and Other Instruments . . . . . . . . . . . . . . . . . . . . . . . . . .       32

22.      No Default Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33

23.      Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33

24.      Separability; Binding Effect; Governing Law; Non-Recourse  . . . . . . . . . . . . . . . .       35

25.      Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36

26.      Lessor's Right to Cure Lessee's Default  . . . . . . . . . . . . . . . . . . . . . . . . .       36

27.      Lessee's Options Upon Expiration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36

28.      Limitations on Amounts Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37

29.      Waiver of Trial by Jury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37

30.      No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37

31.      Payments to the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38


Schedule A - Description of the Parcel
Schedule B - Fixed Rent and Additional Rent Schedule
Schedule C - Termination Value




        LEASE dated as of October 31, 1995 (this "LEASE") between STATE STREET BANK AND TRUST COMPANY, not in its individual capacity except as expressly stated herein, but solely as TRUSTEE, (the "LESSOR"), having an address at 2 International Place, Boston, Massachusetts 02110 and FERRO CORPORATION, an Ohio corporation (the "LESSEE"), having an address at 1000 Lakeside Avenue, Cleveland, Ohio. Schedules A, B and C referred to in this Lease are hereby incorporated by reference herein. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Participation Agreement dated as of the date hereof by and among the Lessee, the Lessor, the financial institutions and Persons named therein and Citibank, N.A. as Agent (as the same may be amended, modified or supplemented from time to time, the "PARTICIPATION AGREEMENT").



                             Preliminary Statement
                             ---------------------

        Lessor has acquired (i) fee title to the Fee Parcels described on Schedule A hereto, (ii) easement interests in the Easement Parcels described in Schedule A hereto, (iii) a license in the License Parcel described in Schedule A hereto and (iv) title to the Initial Improvements. Lessor wishes to lease (or grant license interests in) the Property to Lessee and Lessee wishes to lease (or receive license interests in) the same from Lessor.

        NOW, THEREFORE, the parties do hereby agree as follows:

        1. LEASE OF PROPERTY; TITLE AND CONDITION. (a) In consideration of the rents and covenants herein stipulated to be paid and performed by the Lessee and upon the terms and conditions herein specified, (i) the Lessor hereby leases (or licenses) to Lessee the Property, and (ii) the Lessee hereby leases (or licenses) from the Lessor the Property; it being intended that Lessee shall take a lease of the Fee Parcels and the portions of the Improvements located thereon, and shall take a license with respect to the balance of the Property. The Property is leased (or licensed, as the case may be) to the Lessee subject to
(x) all applicable Legal Requirements and all of the insurance requirements set forth in paragraphs 16(a) through (c) hereof (collectively, the "INSURANCE REQUIREMENTS") now or hereafter in effect; (y) all Permitted Encumbrances; and
(z) the terms, covenants and provisions of this Lease. The Lessee has examined the Property and title thereto and has found the same satisfactory for all purposes of this Lease.

        (b) THE LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY OR ANY

FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, SUITABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR AS TO THE LESSOR'S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS PARAGRAPH 1(b) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, BY THE LESSOR WITH RESPECT TO THE PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER LAW, NOW OR HEREAFTER IN EFFECT.

        2. USE; QUIET ENJOYMENT; HAZARDOUS MATERIALS. (a) The Lessee shall use the Property primarily as stearic acid, stearates, lubricants and stabilizers production facilities, storage facilities and related business offices, in a first class and reputable manner. The Lessee covenants that it will cause the Improvements at all times to be located on one or both of the Fee Parcels, the Easement Parcels or at the Bedford Plant.

        (b) During the Term, the Lessor covenants that, unless an Event of Default, Unwind Event or Environmental Trigger has occurred and is continuing, it will not, and will not permit any party claiming by or under the Lessor to, interfere with the peaceful and quiet possession and enjoyment of the Property by the Lessee; PROVIDED, HOWEVER, that the Lessor, the Agent, the Independent Engineer, the Environmental Consultant, the Appraiser and their respective successors, assigns, representatives and agents (the "LESSOR GROUP"), at Lessor's sole cost and expense, may, upon advance written notice to the Lessee (unless the Lessor in its sole discretion has reason to believe that a Default or an Event of Default has occurred or other exigent or emergency conditions exist, in which case, such entrance and examination shall be at Lessee's sole cost and expense and no such notice shall be necessary), enter upon and examine the Property or any part thereof at reasonable times in compliance with and subject to Lessee's standard safety and security procedures, in effect from time to time; PROVIDED, FURTHER, that if an Event of Default, Unwind Event or Environmental Trigger has occurred or if the Lessee has exercised its option to terminate this Lease pursuant to clause (i) or (ii) of paragraph 27(a), then Lessee shall give the Lessor Group such additional access to the Property and to Lessee's books and records relating to the operation, use, maintenance, construction or occupancy of the

Property as it may require for any purpose, including, without limitation, for marketing, selling, operating or otherwise disposing of the Property.

        (c) Lessor, at Lessee's sole cost and expense, shall cooperate or assist with Lessee's efforts to, file tax returns relating to the Property and to obtain all services, Permits and contracts necessary and useful for the construction of the Improvements and the acquisition, operation and maintenance of the Property for the intended purposes thereof, and the Lessor may, and to the extent required in paragraph 7(c) shall, execute such documents or papers as may be reasonably necessary for such purposes. Lessee further covenants that it shall at its own cost and expense on behalf of and in the name of the Lessor, apply for, obtain and maintain all Permits required in order to permit the lawful ownership of the Property by the Lessor during the Term.

        (d) Any failure by the Lessor or such other Person to comply with the foregoing provisions of this paragraph 2 or any other provisions of this Lease shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make deduction from or offset against any Fixed Rent, Additional Rent or other sum payable under this Lease, or to fail to perform or observe any other covenant, agreement or obligation hereunder.

        (e) The Lessee shall, and it shall require and ensure that any and all sublessees, employees,contractors, subcontractors, agents, representatives, affiliates, consultants, occupants and any and all other Persons, (i) comply in all material respects with all applicable Environmental Laws, and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Property or any part thereof in a manner consistent with prudent industry practice and in material compliance with all applicable Environmental Laws, and in a manner which does not then pose a significant recognized risk to human health, safety (including occupational health and safety) or the environment.

        2A. CONSTRUCTION; FINANCING. (a) The Lessee has entered into the Agency Agreement with the Lessor pursuant to which the Lessee as Construction Agent has agreed to complete the construction of the Improvements. The Improvements shall, as the construction of same is completed upon the Fee Parcels, or the Easement Parcels, as the case may be, become a part of the Improvements, and title thereto shall remain in the Lessor.

        (b) In order to finance the acquisition by the Lessor of its interest in the Parcels and the Initial Improvements and to finance the cost of construction of the Improvements, the Note Purchasers, as contemplated by the Participation Agreement, will advance to the Trustee the Actual Project Costs up to their respective Note Commitments and the Certificate Purchasers will make Investments in the 1995 Ferro Plant Trust equal to its Certificate Commitment, and in consideration therefor, the Trustee will issue the Interim Notes, Series 1 A- Notes and Series 1 B-Notes to the Note Purchasers and the Certificates to the Certificate Purchasers pursuant to the Declaration.

        (c) On the Interim Note Maturity Date, the Interim Notes will, as provided in the Participation Agreement, be refinanced through the issuance of a specified proportion of Series 2 A-Notes and Series 2 B-Notes to be issued under the Declaration in an aggregate principal amount equal to the aggregate principal amount of, and accrued but unpaid interest on, the Interim Notes. The Lessee agrees to execute and deliver such supplements, amendments, certificates and other documents which shall reasonably be necessary to effect the issuance of the Series 2 A-Notes and Series 2 B-Notes.

        3.  TERM.  The Property is leased (or licensed, as the case may be) for
(a) a period of construction (the "CONSTRUCTION PERIOD") which shall commence as of the date hereof and shall end on the Interim Note Maturity Date; and (b) thereafter, a primary term (the "PRIMARY TERM" and, collectively with the Construction Period, the "TERM") ending on October 31, 2000 (the "EXPIRATION DATE"), or such earlier date as this Lease shall be terminated pursuant to any provision hereof.

        4. RENT. (a) During the Term, Lessee shall pay to the Lessor, Fixed Rent on each Payment Date in the amounts determined in accordance with Schedule B hereto.

        (b) All amounts that the Lessee is required to pay to the Lessor pursuant to this Lease (other than Fixed Rent), including, but not limited to,
(i) unpaid Charges and all amounts set forth in paragraph 4(e)(ii) hereof, (ii) all sums, costs and expenses pursuant to paragraphs 23 and 26 hereof, (iii) all costs and expenses relating to the Property or the Lessee's use or the Lessor's ownership thereof, (iv) any and all amounts payable upon transfer or purchase of (or otherwise relating to) the Property, together with every fine, penalty, interest and cost that may be added for non-payment or late payment thereof and
(v) Additional Costs, shall constitute "ADDITIONAL RENT". The Lessor shall give Lessee notice of any Additional Rent due hereunder promptly after it has knowledge of such Additional Rent, and shall use reasonable efforts to notify Lessee in advance of the due date and amount of such Additional Rent; provided that failure to give such prompt notice shall not relieve the Lessee of its obligation to pay such Additional Rent, subject to, as applicable, the Lessee's rights, if any, under paragraph 18 hereof.

        (c) The Lessee shall pay to the Lessor, within 5 Business Days of demand therefor, interest at the Default Rate on all amounts payable by it to the Lessor hereunder from the due date thereof until paid in full.

        (d) All amounts payable by the Lessee hereunder shall be paid in lawful money of the United States of America and in immediately available funds by 11:00 a.m. (New York City time) on the applicable Payment Date or on the date when due, unless any such due date is not a Business Day in which case payment shall be due and payable on the next succeeding Business Day with the same force and effect as if paid on the date otherwise due, at the Lessor's address as set forth in the Participation Agreement, or at such other address or to such other person in the United States of America or in such other manner as the Lessor from time to time may designate to the Lessee by written instructions.

        (e) The Lessee shall perform all of its obligations under this Lease at its sole cost and expense and shall pay, when due and without notice or demand (except as otherwise provided in this Lease), all amounts due hereunder. The Lessee agrees to pay within 5 Business Days of demand therefor (i) all Charges (subject to Lessee's rights pursuant to paragraphs 11 and 18) and (ii) all indemnity obligations and all charges, reasonable fees, expenses and out-of-pocket costs of the Lessor, the Purchasers, and the Agent, including, without limitation, the reasonable fees and expenses of the Lessor's Counsel, the Special Counsel, the Certificate Purchasers' Counsel, the Appraiser, the Environmental Consultant, the Independent Engineer and the Special Environmental Counsel (and in the case of (iii) below, attorneys' fees and expenses of other counsel to the Purchasers), in connection with or arising out of:

                         (i)   the preparation, execution, delivery,
               administration, performance, modification and amendment of this Lease and the other Operative Documents and any other documents to be delivered in connection herewith or therewith (other than any Assignment and Acceptance other than the initial assignment of the particular percentage interest covered by that Assignment and Acceptance) or delivered to any person who is a party to the Operative Documents in connection with the Certificate Purchasers' Investment (solely to the extent such expenses are caused by the preparation, execution, delivery, administration, performance, modification or amendment of this Lease and the other Operative Documents); and

                        (ii) any refinancing or refunding of the transactions contemplated by the Operative Documents, with respect to advising any of them as to their respective rights and responsibilities hereunder or thereunder.

        In addition, the Lessee agrees to pay within five (5) Business Days of demand therefor all indemnity obligations and all charges, fees, expenses, and out-of-pocket costs of the Lessor, the Purchasers, and the Agent, including without limitation, the fees and expenses of the Lessor's Counsel, the Special Counsel, the Certificate Purchasers' Counsel, the Appraiser, the Environmental Consultant, the Independent Engineer, the Special Counsel and other counsel to the Purchaser, in connection with or arising out of, the enforcement (whether through negotiations, legal proceedings or otherwise) of the Operative Documents and such other documents.

        5. NET LEASE; NON-TERMINABILITY. (a) This Lease is a net lease and, except as otherwise expressly provided in this Lease, any present or future Law to the contrary notwithstanding, shall not terminate, nor shall the Lessee be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Fixed Rent, Additional Rent or other sum payable hereunder. Except as otherwise expressly provided in this Lease, the obligations of the Lessee shall not be affected by reason of: (i) any damage to or destruction of the Parcels or the Property or any part thereof by any cause whatsoever (including, without limitation, by fire, Casualty or act of God or enemy or any other force majeure event); (ii) any Condemnation, including, without limitation, a temporary Condemnation of the Parcels or the Property or any part thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Parcels or the Property or any part thereof by any Person; (iv) any matter affecting title to the Parcel or the Property or any part thereof; (v) any eviction of the Lessee from, or loss of possession by the Lessee of, the Parcel or the Property or any part thereof, by reason of title paramount or otherwise; (vi) any default by the Lessor hereunder or under any other agreement; (vii) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by the Lessor or the Lessee or both; (viii) any action of any Federal, state or local governmental authority; or (ix) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The parties intend that the obligations of the

Lessee hereunder shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

        (b) The Lessee shall remain obliged under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as expressly permitted in this Lease, the Lessee waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Fixed Rent, Additional Rent or other sums payable hereunder. The Lessee shall remain obliged under this Lease in accordance with its terms, and the Lessee hereby waives any and all rights now or hereafter conferred by Law or otherwise to modify or to avoid strict compliance with its obligations under this Lease. All payments made to the Lessor hereunder as required hereby shall be final, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

        6. TAXES AND ASSESSMENTS; COMPLIANCE WITH LAW; CERTAIN AGREEMENTS. (a) The Lessee shall pay or cause to be paid, subject to paragraph 18, all Charges before any fine, penalty, interest or cost may be added or any default may be claimed or any termination or foreclosure or forfeiture procedures for nonpayment may be commenced. If any Property Charge may legally be paid in installments, such Property Charge may be so paid in installments provided that, if the Lessee has not paid the Offer Purchase Price and purchased the Property pursuant to the terms hereof, the Lessee shall pay all such installments that may be due from time to time (whether before or after the Expiration Date) on or before the Expiration Date or earlier termination of this Lease.

        (b) The Lessee shall comply, and cause the Property to comply, in all material respects, with all Legal Requirements. "LEGAL REQUIREMENTS" means (i) all Laws, foreseen or unforeseen, ordinary or extraordinary, or arising from any restriction of record or otherwise, which now or at any time hereafter may be applicable to the Lessor, as owner of the Improvements, the Parcels, the Property or any part thereof, or any of the adjoining sidewalks, or the ownership, construction, operation, mortgaging, occupancy, possessing, use, non-use or condition of the Parcels, the Property or any part thereof and any other governmental rules, orders and determinations now or hereafter enacted, made or issued, and applicable to the Lessor, as owner of the Improvements, the Parcels, the Property or any part thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or condition thereof whether or not presently contemplated; and
(ii) all agreements (including, without limitation, all Facility Agreements), Permits, covenants, and restrictions applicable to the Parcels, the Property or any part thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or conditions thereof.

        (c) The Lessee shall, and (unless a Default, Environmental Trigger, Unwind Event or Event of Default has occurred and is continuing and Lessor has revoked such authority) is hereby authorized by Lessor to, fully and promptly keep, observe, perform and satisfy, on behalf of Lessor, any and all obligations, conditions, covenants and restrictions of or on the Lessor under any and all Facility Agreements so that there will be no default thereunder and so that the other parties thereunder shall be and remain at all times obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance.

        7. MATTERS OF TITLE; ASSIGNABILITY. (a) The Lessee shall not create or permit to be created or exist, and shall promptly remove and discharge, any Lien upon this Lease, the Parcels or the Property or any part thereof or interest therein, or upon any Fixed Rent, Additional Rent or other sum paid hereunder, which Lien arises for any reason, including, without limitation, any and all Liens which arise out of the ownership, use, condition, occupancy, construction, possession, repair or rebuilding of the Property or any part thereof (including, without limitation, by reason of construction and start-up of the Improvements) or by reason of labor or materials furnished or claimed to have been furnished to the Lessee or for the Property or any part thereof, but excluding Permitted Encumbrances. Lessee's obligation to remove any of the above-described Liens arising prior to the termination of this Lease (or arising due to circumstances occurring prior to the termination of this Lease) shall survive the termination of this Lease. Nothing contained in this Lease shall be considered as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT THE LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING OR POSSESSING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER SIMILAR STATUTORY LIENS FOR

ANY LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE LESSOR'S INTEREST OR ESTATE IN THE PROPERTY OR ANY PART THEREOF.

        (b) The Lessor shall not create any Lien upon this Lease, the Parcels or the Property or any part thereof except Permitted Encumbrances.

        (c) Lessor agrees that Lessee during the Term shall have the exclusive right (so long as no Environmental Trigger, Unwind Event or Event of Default has occurred and is continuing and no Termination Notice has been delivered or has been deemed to have been delivered) to secure subdivision approvals, site plan approvals, annexation or de-annexation approvals, zoning variances and Permits necessary or desirable for the development, use, operation, maintenance or condition of the Property or any part thereof; PROVIDED that the fair market value or use of the Property is not materially lessened by such action taken as a whole with the actions referred to in paragraphs 9(a), 10(a) and 10(b) hereof. Lessor agrees to execute such documents and take all other actions as shall be reasonably necessary, and otherwise cooperate with Lessee, in connection with the matters described above; PROVIDED, HOWEVER, that all costs and expenses incurred by the Lessor in connection therewith shall be borne by Lessee and that Lessor shall not be required to execute any documents which would, in the reasonable opinion of the Agent, adversely affect the value or use of the Property or otherwise adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor or the Holders from time to time of the Instruments.

        8.  [Intentionally Omitted].

        9. MAINTENANCE, REPAIR AND PROPERTY RELOCATION. (a) The Lessee, at its own cost and expense, will manage and maintain the Property in good mechanical condition and repair, in accordance with prudent industry practice and in a manner consistent with that of other similar properties owned or operated by it or its Affiliates, and will take all action, and will make all changes and repairs, structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary, which may be required to maintain the Property in good mechanical condition and repair, in accordance with prudent industry practice, or which may be required pursuant to any Legal Requirement or Insurance Requirement at any time in effect. Lessee shall, in accordance with prudent industry practice, repair or replace each item constituting the Improvements that shall have become worn out, damaged, inoperative or obsolete in whole or in part; PROVIDED, HOWEVER, that (i) the fair market value or use of the Property shall not be materially lessened by such replacements and repairs taken as a whole with the actions referred to in paragraphs 7(c), 10(a) and 10(b) hereof, and (ii) such replacements shall be of a type suitable for use in the industry for the same purpose and having a useful life at least as long as that of the Improvements (or any part thereof) repaired or replaced (prior to obsolescence, loss or damage and the like). All repairs, replacements and rebuilding by the Lessee hereunder, to the extent permitted by Law, shall immediately become and shall remain part of the Property of the Lessor, subject to this Lease. The Lessor shall not be required to, and Lessee hereby waives any right to require the Lessor to, manage, maintain, replace, repair or rebuild the Property or any part thereof and the Lessee waives any and all rights it may now or hereafter have to make any repairs at the cost and expense of the Lessor pursuant to any Legal Requirement, Insurance Requirement, or otherwise, at any time in effect.

        (b) Except for Permitted Encumbrances, in the event that all or any part of the Improvements shall encroach upon any property or right-of-way adjoining or adjacent to either of the Parcels or any part thereof, or shall violate any agreements or conditions affecting the Parcels or the Property or any part thereof, or shall obstruct any easement or right-of-way to which the Parcels or the Property or any part thereof may be subject, then the Lessee shall, at its sole cost and expense, either (i) contest such matter pursuant to paragraph 18 hereof, (ii) obtain valid and effective Permits for or consents to such encroachments and/or violations (without any liability to Lessor, the Agent or the Holders of the Instruments for which such parties are not indemnified by the Lessee) or waivers or settlements of all claims, liabilities and damages resulting therefrom, or (iii) make such changes, including alteration or removal, to the Improvements and take such other action as shall be reasonably necessary to rectify such encroachments, violations, hindrances, obstructions or impairments, subject to the Lessor's consent if and to the extent required by paragraph 10(a) hereof.

        (c) The Lessee shall give the Lessor and the Agent prompt notice of any scheduled maintenance or reconditioning or any other activity which requires shutdown of operations of the Lessee's stearates, lubricants and stabilizers production facilities (i) to be located on the Parcels or (ii) which comprise any of the Improvements for a period of time in excess of an aggregate of ten (10) Business Days in any thirty-day period and shall state the specific reasons for such shutdown.

        10. ADDITIONAL IMPROVEMENTS; REMOVAL. (a) At any time, so long as no Default, Unwind Event, Environmental

Trigger or Event of Default shall have occurred and be continuing and no Termination Notice has been delivered or has been deemed to have been delivered, the Lessee may, at its own cost and expense, make Additional Improvements to the Property or any part thereof; PROVIDED, HOWEVER, that (i) the fair market value of the Property shall not be materially lessened by such Additional Improvements taken as a whole; (ii) such Additional Improvements taken as a whole with the actions referred to in paragraphs 7(c), 9(a) and 10(b) hereof shall not materially diminish the capacity, efficiency or useful life of the Improvements; and (iii) such work shall be completed in a good and workmanlike manner free and clear of any Liens for labor, services or materials (other than Permitted Encumbrances) and in compliance with all applicable Legal Requirements and Insurance Requirements. "ADDITIONAL IMPROVEMENTS" means additions to, alterations of or replacements for the Improvements or any part thereof (other than in connection with the completion of construction of the Improvements contemplated by the Construction Plans as of the date hereof) made by or for the Lessee, excluding any replacements installed as part of scheduled maintenance procedures.

        (b) The Lessee shall be permitted at any time during, or upon the expiration or termination of, the Term, and at its sole cost and expense, to remove or demolish any portion or part of the Additional Improvements in accordance with prudent industry practices; PROVIDED, HOWEVER, that, such removal taken as a whole with the actions referred to in paragraphs 7(c), 9(a) and 10(a) hereof shall not (i) materially impair the intended use or reduce the fair market value of the Property or either Plant below its fair market value at the commencement of the Primary Term; (ii) materially diminish the capacity, efficiency or useful life of the Improvements or either Plant below the capacity, efficiency or useful life as of the commencement of the Primary Term; or (iii) cause a violation of any Legal Requirement or Insurance Requirement or significantly increase any risk of liability under any Environmental Law or any risk to human health or the environment. Any damage to the Property or any part thereof caused by such removal shall promptly be repaired by the Lessee and the Property or any part thereof shall be restored to its condition (or the reasonable equivalent thereof) as it existed immediately prior to the construction of such removed Additional Improvements, at the Lessee's sole cost and expense. The Lessee may place upon the Property or any part thereof any inventory, fixtures, machinery, equipment or other property belonging to the Lessee or third parties and remove the same at any time during the Term and Lessee may, and at the request of the Lessor shall, remove the same at the expiration or termination hereof unless the Lessee shall have paid the Offer Purchase Price and purchased the Property pursuant to the terms of this Lease; PROVIDED that any damage to the Property or any part thereof caused by such removal shall promptly be repaired by the Lessee, and the Property or such part thereof restored to its condition (or the reasonable equivalent thereof) as it existed immediately prior to the placement of any such property upon the Parcels, all at the Lessee's sole cost and expense.

        (c) The Lessee shall notify the Lessor of any Additional Improvements, the cost of which is anticipated to exceed in the aggregate $1 million in any calendar year with respect to the Property, which notice shall include a reasonably detailed description of the work that will be done. All Additional Improvements shall become and remain Property of the Lessor and shall be subject to this Lease, unless and until removed by the Lessee in accordance with subparagraph 10(b).

        11. LESSEE'S RIGHT TO CONTEST REAL PROPERTY TAXES. The Lessee, at its own cost and expense and in compliance with paragraph 18, shall have the sole right, at any time, to seek, in good faith, a reduction in the assessed valuation of the Property or any part thereof or to contest, in good faith, any real or personal property taxes for the Property or the Additional Improvements, or any part thereof. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any Legal Requirement require that the proceeding or contest be brought by or in the name of the owner of the Property. In that case Lessor shall join in the proceeding or contest or permit it to be brought in Lessor's name as long as Lessee reimburses the Lessor for any and all costs and expenses incurred by Lessor in connection therewith. Lessee, on a final non-appealable determination of the proceeding or contest, shall immediately pay, discharge and satisfy any decision or judgment rendered, together with all costs, interest and penalties incidental to the decision or judgment.

        12. CONDEMNATION AND CASUALTY. (a) GENERAL. The Lessee hereby irrevocably assigns to the Trustee, on behalf of the Lessor, any award or compensation or insurance payment or other proceeds to which the Lessee may become entitled by reason of its interest in the Property or any part thereof if (i) either of the Parcels, the Improvements or the Property or any part thereof is damaged or destroyed by fire or other casualty for which the amount of loss exceeds $25,000 (each, a "CASUALTY") or (ii) the use, occupancy or title of the Parcels or the Improvements or any part thereof is taken or requisitioned or sold in, or on account of any actual or threatened condemnation or eminent domain proceedings, or other action by any Person having the power of eminent domain (each, a "CONDEMNATION").

        The Lessee shall promptly notify the Lessor in writing of any such Casualty or Condemnation and shall appear in any proceeding or action to defend, negotiate, prosecute or adjust any claim for any award or compensation or insurance payment on account of any Casualty or Condemnation and shall take all appropriate action in connection with any Casualty or Condemnation, including the employment of counsel reasonably satisfactory to the Lessor. The Lessor shall have the right to appear and participate and to employ counsel in any such proceeding or action, and the fees and expenses of such counsel shall be paid by the Lessee. If the Lessee shall elect not to appear or shall fail to prosecute diligently, the Lessor may assume the prosecution thereof and the Lessee shall pay all of the costs and expenses of the Lessor (including, but not limited to, fees and expenses of Lessor's counsel) and the fees and expenses of the Special Counsel. No settlement of any such proceeding or action shall be made by the Lessee or the Lessor without the written consent of the other party hereto, which consent shall not unreasonably be withheld or delayed.

        Any and all amounts representing proceeds paid in connection with any such Condemnation or Casualty, as the case may be (collectively, the "PROCEEDS"), shall be paid over to the Proceeds Trustee (as defined below) to be held in trust by such Proceeds Trustee and distributed pursuant to this paragraph 12 and paragraph 15 hereof or pursuant to the Declaration of Trust, as appropriate (all such Proceeds, less the costs and expenses incurred by the Lessor and the Lessee in collecting such amounts, but including any reimbursement by the Lessee for costs and expenses in connection therewith to which the Lessor, the Trustee and the Purchasers are entitled pursuant to this Lease, are the "NET PROCEEDS"). Any and all Proceeds received by the Lessee in connection with any such proceeding or action shall be received by the Trustee and held in trust for the benefit of the Trustee, shall be segregated from other funds of the Trustee and shall be forthwith paid over to the Proceeds Trustee. The Lessee agrees that this Lease shall control the rights of the Lessor and the Lessee in any such Proceeds, and any present or future Law to the contrary is hereby waived. Any and all reasonable charges, fees and expenses of the Proceeds Trustee shall be paid from the Net Proceeds. "PROCEEDS TRUSTEE" shall mean SSBTC or such title company or other independent bank or trust company as may be designated by the Lessor.

        (b)  CONDEMNATION OR CASUALTY WITH TERMINATION.

                         (i) If a Casualty or a Condemnation shall in the good faith opinion of an Officer of Lessee affect the Property in such manner as to render it unsuitable for restoration or for continued use, in whole, or in part and occupancy by the Lessee for the intended purposes thereof, then the Lessee may deliver to the Lessor, not later than thirty
               (30) days after such occurrence a written notice (herein called a "TERMINATION NOTICE") describing the event giving rise to such termination and describing the status of any proceeding or action and the amount of any Proceeds received or expected to be received in connection therewith, together with the date, or estimated date, of such receipt.

                        (ii) If a Casualty or Condemnation occurs during the Primary Term and the Lessor has received an opinion, which shall be at the Lessee's sole cost and expense, of the Independent Engineer to the effect that the restoration of the Property could not be expected to restore and rebuild the Property to its previous capacity, efficiency and useful life or such restoration and rebuilding could not be expected to be completed in full prior to the Expiration Date (or completed in full prior to the Interim Note Maturity Date, in the case of a Casualty or Condemnation during the Construction Period) or that the cost of such restoration or rebuilding would exceed 25% of the fair market value of the Property immediately prior to such Casualty or Condemnation, then the Lessor may, in its sole discretion, deliver a notice ("LESSOR TERMINATION NOTICE") declaring Lessor's intention to terminate this Lease and the Lessee shall be deemed to have delivered a Termination Notice with respect to the Property to the Lessor as of the date of the Lessor Termination Notice.

                       (iii) Simultaneous with the delivery of a Termination Notice pursuant to (i) above (or a deemed delivery of a Termination Notice pursuant to (ii) above), the Lessee shall deliver (or shall be deemed to have delivered in the case of (ii) above) to the Lessor an Offer to Purchase in accordance with paragraphs 14 and 15.

                          (c)  CONDEMNATION OR CASUALTY WITHOUT TERMINATION.
If, after a Casualty or Condemnation, the Lessee has not given a Termination Notice and the Lessor has not given a Lessor Termination Notice in accordance with subparagraph 12(b), then this Lease shall continue in full force and effect, and the Lessee shall, at its sole cost and expense, promptly commence and diligently pursue to completion the rebuilding, replacement or repair of any damage to the Property caused by such event in conformity with the requirements of paragraph 9 or 10, as applicable, in order to restore the Property (in the case of a Condemnation, as nearly as practicable) to the value and operating condition thereof immediately prior to such event. In connection with such restoration the Lessee shall, before beginning such restoration, submit plans and
                                     14
specifications for such restoration, together with an estimate of the cost thereof, and all necessary construction contracts therefor for the Lessor's and the Independent Engineer's approval, which will not be unreasonably withheld; PROVIDED that (i) the capacity, efficiency and useful life of the Improvements, shall not, after all such restoration taken as a whole, be materially less than the capacity, efficiency and useful life prior to such Casualty or Condemnation; (ii) the fair market value of the Property shall not, after all such restoration taken as a whole, be materially less than its fair market value prior to such Casualty or Condemnation; and (iii) if the estimated cost to complete such restoration exceeds the amount of Net Proceeds, the Lessor is, in its sole judgment, satisfied that the Lessee shall have sufficient funds (the "EXCESS FUNDS") available to pay such excess, which Excess Funds if in excess of $25,000, shall be deposited by the Lessee with the Proceeds Trustee and distributed to the Lessee as hereinafter provided. Such work shall be completed in a good and workmanlike manner free and clear of all Liens for labor, services or materials and in compliance with all applicable Legal Requirements and Insurance Requirements. All fees and expenses of the Independent Engineer in connection with any rebuilding and restoration shall be at the Lessee's sole cost and expense.

        The Lessee shall be entitled to receive payment from the Net Proceeds or the Excess Funds, as the case may be, from time to time as such work of rebuilding, replacement or repair progresses, but only after presentation of certificates of the Independent Engineer, delivered by the Lessee to the Proceeds Trustee (with a copy to the Lessor) from time to time as such work of rebuilding, replacement or repair progresses. Each such certificate of the Independent Engineer shall describe the work for which the Lessee is requesting permission to pay or requesting payment and the cost incurred by the Lessee in connection therewith and shall state that such work has been properly completed and that the Lessee has not theretofore received payment for such work, and shall be accompanied by (i) an Officer's Certificate of the Lessee certifying that no Default, Environmental Trigger, Unwind Event or Event of Default has occurred and is continuing and that the Net Proceeds and Excess Funds held by the Proceeds Trustee are adequate to complete such rebuilding, replacement or repair in accordance with this paragraph 12(c), and (ii) duly executed Lien waivers executed by each materialman or mechanic furnishing materials or labor for which the Lessee is requesting permission to pay. The Proceeds Trustee shall deliver, or cause to be delivered, payment within ten (10) days after its receipt of the certificates required above. In connection with such payments, the Proceeds Trustee shall first apply the Excess Funds to the cost of such restoration prior to the disbursement of any Net Proceeds by the Proceeds

Trustee for such purpose. Upon receipt by the Proceeds Trustee (with a copy to the Lessor) of an Officer's Certificate from the Lessee, to the effect that final payment has been made for any such work and stating that the rebuilding, replacement or repair has been completed in compliance with the terms and conditions of this Lease, the remaining amount of such Net Proceeds shall be paid to the Lessee. The Lessee shall be responsible for the cost of any such repair, rebuilding or restoration in excess of such Net Proceeds and Excess Funds, for which cost the Lessee shall make adequate provision acceptable to the Lessor.

        (d) TEMPORARY CONDEMNATION OR LEASE TERMINATION. Notwithstanding any provision to the contrary contained in this paragraph 12, in the event of any temporary Condemnation this Lease shall remain in full force and effect, and provided no Default or Event of Default, Unwind Event or Environmental Trigger has occurred and is continuing, the Lessee shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that if this Lease shall expire or terminate during such temporary Condemnation, then Lessee shall be entitled to the Net Proceeds allocable to the period after the termination or expiration of this Lease only if it has paid the Offer Purchase Price for the Property.

        13. ENVIRONMENTAL EVENT. (a) Except for the matters referenced in the Disclosed Information, the Lessee shall promptly, but in any case within five (5) Business Days, notify the Lessor, the Agent and the Purchasers if (i) any environmental event has occurred or any environmental condition is discovered in, on, beneath, from or involving the Property or any part thereof (including, but not limited to, the presence, emission or release of Hazardous Materials or the violation of any applicable Environmental Law) that could reasonably be anticipated to result in penalties or other liabilities in excess of $125,000, or (ii) the Lessee has received notification that it, the Property or any part thereof is the subject of an Environmental Action that could reasonably be expected to result in any ordered remediation or corrective action or other liability related to an environmental event or condition the cost of which liability is reasonably expected to exceed $125,000 (each of (i) and (ii) an "ENVIRONMENTAL EVENT").

        (b) Following the receipt of a notice pursuant to (a) above, the Lessor, the Agent, the Holders of the B-Notes and the Certificate Holders, shall discuss with Lessee the Lessee's anticipated response to such Environmental Event and, in each case in their sole discretion, may require the Lessee to conduct, or cause to be conducted, an environmental audit of the Property, the scope of which audit shall be limited to confirming the magnitude and anticipated cost of the liability resulting in the Environmental Event and to provide a copy of the Environmental Consultant's report on its audit to the Lessor, the Agent, the Trustee and the Purchasers. Notwithstanding the foregoing, if a pattern, in the opinion of the Lessor and the Holders of the B-Notes and Certificates, of such Environmental Events exists, the Lessor may conduct a more comprehensive environmental audit of the Property to determine the scope and nature of such pattern and its effect on the Property. If it is the opinion of the Agent and the Environmental Consultant that an Environmental Event has occurred or exists and a Permitted Remediation is not available or the Environmental Event cannot be cured through a Permitted Remediation or the Environmental Event will result in the cessation of operation of the Improvements for 90 days or more (each an "ENVIRONMENTAL TRIGGER"), the Lessor, the Agent and the Purchasers shall have the option, each in its sole discretion, to require the Lessee to purchase the Property for the Offer Purchase Price in the manner provided in paragraphs 14 and 15 hereof. A "PERMITTED REMEDIATION" means any remediation of an Environmental Event (a) the cost of which remediation is not anticipated, in the sole opinion of the Agent and the Environmental Consultant (the cost and expense of which Environmental Consultant shall be borne by the Lessee), to exceed $750,000, (b) during and after which such Environmental Event could not be expected to result in any additional environmental liability incurred by Lessor for which Lessor, the Agent and the Purchasers have not received additional indemnification in an amount and from a Person satisfactory to the Lessor, the Agent and the Holders of the B-Notes and the Certificates in their sole and absolute discretion and (c) permitted and effected in compliance with all applicable Environmental Laws.

        (c) Irrespective of whether an Environmental Trigger has occurred, Lessee shall immediately initiate, at its sole cost and expense, such actions as may be necessary to comply in all material respects with all applicable Environmental Laws. Once Lessee commences such actions, Lessee shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Laws and shall, at the request of the Lessor or the Agent during the Term, give periodic progress reports on its compliance efforts and actions.

        14. OFFER TO PURCHASE. (a) At any time during the Term but prior to exercising its options pursuant to paragraph 27(a) hereof, Lessee may (unless otherwise required to do so, in which case it shall) deliver to Lessor and the Agent a written offer to purchase the Property in its entirety (an "OFFER TO PURCHASE") upon and subject to the applicable terms of this Lease.

        (b) Any Offer to Purchase delivered or deemed to be delivered by the Lessee hereunder shall, notwithstanding anything to the contrary set forth therein, be irrevocable and unconditional and shall set forth the Termination Value to be paid by Lessee.

        (c) The Lessor shall be deemed to have accepted such Offer to Purchase the Property on the date Lessor receives the same. The procedure for the purchase of the Property and the purchase price therefor shall be governed by paragraph 15 hereof.

        (d) In addition, within five (5) days after the occurrence of an Unwind Event, Lessee may cause an Offer to Purchase to be delivered by Lessee's designee to Lessor and Agent.

        14A. PARTIAL LEASE TERMINATION. (a) At any time during the Construction Period but prior to exercising its options pursuant to paragraph 27(a) hereof, Lessee may deliver to Lessor and the Agent a written offer to purchase a portion of the Assets as to which the Lessee has made a good faith determination that such portion of the Assets are no longer used or useful in the business of the Lessee conducted at the Property and a certification that the Lessee will abandon such portion of the Assets or sell the same to a third party (a "PARTIAL LEASE TERMINATION") upon and subject to the applicable terms of this Lease.

        (b) Any Partial Lease Termination delivered or deemed to be delivered by the Lessee hereunder shall, notwithstanding anything to the contrary set forth therein, be irrevocable and unconditional and shall set forth the pro rata portion of the Termination Value (the "ALLOCATED TERMINATION VALUE") to be paid by Lessee. If the portion of the Assets which are the subject of a Partial Lease Termination (the "ALLOCATED ASSETS") are within a category of equipment which has not been separately valued, a new appraisal will be obtained by the Lessee at Lessee's sole expense to determine the Allocated Termination Value.

        (c) The Lessor shall be deemed to have accepted such Partial Lease Termination on the date Lessor receives the same. Notwithstanding any provisions of this paragraph to the contrary, no Partial Lease Termination shall be permitted if, taking into account all previous Partial Lease Terminations, the aggregate amount of all Allocated Termination Value payments made or due to be made exceeds 25% of the Total Commitment or (ii) the Partial Lease Termination would result in a material reduction in the value of the remaining Property or prevent the Lessee from complying with the conditions set forth in Section 7.05(b) of the Participation Agreement.

        (d) The date of the closing of any purchase by the Lessee of the Allocated Assets (the "PARTIAL LEASE TERMINATION CLOSING DATE") shall be on the next scheduled Payment Date following the date of Lessor's acceptance or deemed acceptance of any Partial Lease Termination. On the Partial Lease Termination Closing Date, upon receipt by the Lessor of the Allocated Termination Value, the Lessor shall convey, or cause to be conveyed, the Allocated Assets to the Lessee or its designee by an appropriate bill of sale containing no representation or warranty (expressed or implied) except that the Allocated Assets are free and clear of any conveyance, mortgage, lease or Lien or other adverse interest of any kind created or caused by the Lessor or any person claiming by, through or under the Lessor (except Permitted Encumbrances other than those described in clause (v) of the definition thereof) and as consented to or created or caused by the Lessee.

        (e) On the Partial Lease Termination Closing Date, the Lessee shall pay, or cause to be paid, to the Lessor for deposit to the Reinvestment Account established pursuant to the Declaration, the Allocated Termination Value, as specified in the Partial Lease Termination related thereto, and all Fixed Rent, Additional Rent and other sums then due and payable hereunder up to and including such Partial Lease Termination Closing Date (such amounts, plus all Closing Costs, are herein referred to as the "PARTIAL LEASE TERMINATION PRICE"), and the Lessor shall simultaneously (i) deliver to the Lessee or its designee the instruments referred to in paragraph 14(d) above with respect to the Allocated Assets and any other instruments reasonably necessary to assign and convey to the Lessee or its designee the Allocated Assets and any other related property then required to be assigned pursuant hereto.

        15. PROCEDURE UPON PURCHASE. (a) The date of the closing of the Lessee's purchase of the Property (the "CLOSING DATE") shall be (i) on the Expiration Date pursuant to paragraph 27 hereof or (ii) if the Lessee shall deliver (or shall be deemed to have delivered) an Offer to Purchase pursuant to paragraph 14(a) hereof, on the next scheduled Payment Date following the date of Lessor's acceptance or deemed acceptance of such Offer to Purchase, (iii) if the Lessee shall deliver (or be deemed to have delivered) an Offer to Purchase pursuant to paragraphs 12(b), 13(b) or 18A hereof, on the fifteenth day following the date of Lessor's acceptance or deemed acceptance of such Offer to Purchase, or (iv) if the Lessee shall deliver (or be deemed to have delivered) an Offer to Purchase pursuant to paragraphs 14(d) or 19(h), on the fifth Business Day following the date of Lessor's acceptance or deemed acceptance of such Offer to Purchase. On the Closing Date, upon receipt by the Lessor of the Offer Purchase

Price, the Lessor shall convey, or cause to be conveyed, the Property (or, in the case of Casualty or Condemnation, the remaining portion thereof) to the Lessee or its designee by an appropriate recordable deed and bill of sale to the Property and Improvements, in each case containing no representation or warranty (expressed or implied) except that the Property is free and clear of any conveyance, mortgage, lease or Lien or other adverse interest of any kind created or caused by the Lessor or any person claiming by, through or under the Lessor (except Permitted Encumbrances and as consented to or created or caused by the Lessee and except as to any interest created by the Lessor upon the exercise of any right hereunder upon any Event of Default).

        (b) On the Closing Date, the Lessee shall pay, or cause to be paid, to the Lessor the Termination Value for the Property, as specified in the Offer to Purchase related thereto, and all Fixed Rent, Additional Rent and other sums then due and payable hereunder relating to the Property up to and including such Closing Date (such amounts, plus all Closing Costs, are herein referred to as the "OFFER PURCHASE PRICE"), and the Lessor shall simultaneously (i) deliver to the Lessee or its designee the instruments referred to in paragraph 15(a) above with respect to the Property and any other instruments reasonably necessary to assign and convey to the Lessee or its designee the Property and assign all Facility Agreements related to the Property (other than any rights of the Lessor to any indemnities thereunder) and any other related property then required to be assigned pursuant hereto, and (ii) convey, or cause to be conveyed, to the Lessee or its designee any Net Proceeds related to the Property and/or the right to receive the same.

        (c) Upon the completion of any purchase of the Property in its entirety pursuant to this paragraph 15, but not prior thereto, this Lease shall terminate except with respect to obligations and liabilities of the Lessee actual or contingent which have arisen with respect to the Property on or prior to such date of purchase, and except as elsewhere expressly provided herein.

        16. INSURANCE. (a) The Lessee will purchase and maintain, or cause to be purchased and maintained, insurance with respect to the Property of the following types and in the following amounts (or in such greater amounts as may become necessary from time to time to prevent the Lessor, the Lessee, the Agent and the Holders from time to time of the Instruments from becoming co-insurers of any loss), and in no event in amounts less than those maintained by the Lessee or its Affiliates for other similar facilities or property owned and/or operated by them:

                         (i) PROPERTY INSURANCE: Insurance against physical damage to the Property (with sublimits and deductibles as are acceptable to Lessor and with a maximum self-insured retention allowable of $100,000) caused by perils now or hereafter embraced by or defined in a manuscript "all risks" insurance policy, including flood, earth movement, earthquake, subsidence and collapse, business interruption/extra expense and boiler and machinery coverage;

                        (ii)   BUILDER'S RISK INSURANCE:  During the
               Construction Period and during the construction of any Additional Improvements, builder's "all risks" and "general risks" insurance (with sublimits and deductibles as are acceptable to Lessor), including flood, earth movement, earthquake, subsidence and collapse, business interruption/extra expense and boiler and machinery coverage with respect to the Property and any on-site and off-site work and materials related thereto protecting the Lessee, the Lessor and all contractors and subcontractors, in an amount not less than the full replacement cost of the Property and such on-site and off-site work;

                       (iii) GENERAL LIABILITY INSURANCE: Comprehensive general liability (including contractual, completed operations and product liability) insurance against claims for bodily injury (including death), personal injury and property damage occurring on, in or in respect of the Property or resulting from activities on or related to the Property, in the minimum combined single limit amount of $25,000,000 in the annual aggregate and $25,000,000, for each occurrence for bodily injury (or death) and/or property damage with a maximum self-insured retention allowable of $250,000;

                        (iv) WORKERS' COMPENSATION INSURANCE: Workers' compensation insurance at statutory levels and employers' liability insurance, with a limit of $1,000,000, in the aggregate; and

                         (v) OTHER INSURANCE: Such other insurance, including automobile liability, in such amounts and against such risks, as is either (x) customarily carried by companies owning, operating or leasing property or conducting businesses similar and/or similarly situated to the Property and/or the Lessee, or (y) reasonably requested from time to time by Lessor.

        Such insurance shall be written by companies that are nationally recognized (including Lloyd's of London or other recognized international insurers with an ISI rating of not less than BBB); primary insurance shall be written by companies rated at least AXI in the most recent edition of Best's Key Rating Guide, or as otherwise agreed to by the Agent, the Lessor, the Note Holders and the Certificate Holders, selected by the Lessee and, other than the insurance specified in paragraph 16(a)(i), (ii) and (iv), shall name Lessor, SSBTC (in its individual capacity and as Trustee) and the Agent, on its own behalf and on behalf of the Holders from time to time of the Instruments and their assignees, as additional insureds, as their interests may appear. Notwithstanding the foregoing, insurance coverage shall continue to be based on market conditions, capacity and costs and in no event will the Lessee be required to maintain coverage in amounts in excess of those maintained for businesses similar in size, nature and creditworthiness to the Lessee under prevailing market conditions.

        (b) The insurance referred to in paragraph 16(a)(i) and (ii) for the Property may be a blanket policy and shall (i) at all times be in an amount at least equal to the greater of (x) one hundred percent (100%) of the full replacement cost value (without depreciation) of the Property and the Lessee's leasehold improvements and (y) Termination Value; (ii) include a lenders' loss payable endorsement in favor of the Lessor and any loss or damage under such insurance policies shall be payable solely to the Trustee on behalf of the Lessor, as Lessor's interest may appear, to be held and applied pursuant to the terms of this Lease; (iii) provide that the interests of the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments shall be insured regardless of any breach or violation by the Lessee of any warranties, declarations or conditions contained in such insurance; (iv) provide that such insurance shall not be invalidated by any act, omission or negligence of the Lessee, the Lessor, the Trustee, the Agent or the Holders from time to time of the Instruments, nor by any foreclosure or other proceedings or notices thereof relating to the Property or any part thereof, nor by legal title to, or ownership of the Property or any part thereof becoming vested in or by Lessor or its agents, nor by occupancy or use of the Property or any part thereof for purposes more hazardous than permitted by such policy; and (v) provide that all insurance claims pertaining to the Property or any part thereof shall be adjusted by the insurers thereunder with the Lessee but that the Lessor must consent to any such adjusted claim.

        All policies of insurance required to be maintained pursuant to paragraph 16(a)(iii) which cover liability for bodily injury or property damage shall provide that all provisions of such insurance, except the limits of liability (which shall be applicable to all insureds as a group) and liability premiums (which shall be solely a liability of the

Lessee), shall operate in the same manner as if there were a separate policy covering each such insured and/or additional insured, without right of contribution from any other insurance which may be carried by an insured and/or additional insured.

        Every policy required under paragraph 16(a) shall (i) expressly provide that it will not be canceled or terminated except upon 60 days' written notice to the Lessor and the Lessee, except in the case of cancellation or termination due to a lapse for non-payment, in which case only 30 days' written notice shall be required; (ii) include a waiver of all rights of subrogation against the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments and any recourse against the Lessor, the Trustee, the Agent or the Holders from time to time of the Instruments for payment of any premiums or assessments under any policy; and (iii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Property or any part thereof against the peril involved, whether collectible or not, if such other policies do not name the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments as additional insureds with loss payable as provided in the Lease. The Lessee shall advise the Lessor promptly of any policy cancellation or any change adversely affecting the coverage provided thereby.

        (c) The Lessee shall deliver to the Lessor the certificates of insurance and any other documentation required by the Lessor evidencing the existence of all insurance which is required to be maintained by the Lessee hereunder including descriptions of the previously mentioned Insurance Requirements, such delivery to be made (i) as provided in Section 2.01(k) of the Participation Agreement, (ii) within twenty-one (21) days of the issuance of any additional policies or amendments or supplements to any of such insurance, and (iii) at least twenty-one (21) days prior to the expiration date of any such insurance. The Lessee shall notify Lessor and Agent of any nonrenewal of any policy required hereunder and shall cause each insurer under each policy required hereunder to give the Lessor notice of any lapse under any such policy. The Lessee shall not obtain or carry separate insurance concurrent in form, or contributing in the event of loss, with that required by this paragraph 16 unless the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments are named as additional insureds therein, with loss payable as provided in this Lease. The Lessee shall immediately notify the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments whenever any such separate insurance is obtained and shall deliver to the Lessor the certificates of insurance and any other documentation (other than blanket policies) required by Lessor evidencing the same as is required hereunder.

        (d) The requirements of subparagraphs (a) through (c) of this paragraph 16 shall not be construed to negate or modify the Lessee's obligations under Section 9.15 of the Participation Agreement.

        17. SUBLETTING. (a) The Lessee shall not sublet the Property or any part thereof, unless (i) at the time of any such sublease, no Default, Environmental Event, Unwind Event or Event of Default shall have occurred and be continuing and no Termination Notice has been delivered or has been deemed to have been delivered; (ii) any such sublease shall by its terms be expressly made subject and subordinate to the terms of this Lease and shall expire on or before the last day of the Lease Term; (iii) the Lessee shall provide the Lessor sixty (60) days prior to the effective date of such sublease with notice of such sublease; (iv) the Lessee shall provide the Lessor ten (10) Business Days prior to the effective date of such sublease with a conformed copy of the instrument creating such sublease; (v) the Lessor has consented to such sublease such consent not to be unreasonably withheld; and (vi) the Final Completion Date shall have occurred.

        (b) No sublease pursuant to this paragraph 17 shall modify or limit any right or power of the Lessor hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations of the Lessee shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no subletting had been made or occupancy permitted.

        (c) If the Lessee shall request, in connection with any sublease, that the Lessor execute an attornment and non-disturbance agreement with respect to such sublease, the Lessor shall consider each such sublease on a case-by-case basis and may give its consent to its execution and delivery of an attornment and non-disturbance agreement. The Lessee shall not mortgage, pledge or otherwise encumber its interest in and to this Lease or in and to any sublease or the rentals payable thereunder without the prior written consent of the Lessor. Any sublease made, and any mortgage, pledge or assignment of the Lessee's interest hereunder or under any such sublease granted, otherwise than as expressly permitted by this paragraph 17, shall be null and void and of no force or effect.

        18. PERMITTED CONTESTS. (a) So long as (w) no Unwind Event, Environmental Trigger or Event of Default has occurred, (x) no Termination Notice has been delivered or been deemed to have been delivered, (y) the Lessee shall not have notified the Lessor pursuant to paragraph 27(a)(ii) that it is terminating this Lease and abandoning the Property or (z) the Lessee shall not have otherwise surrendered or be required to surrender the Property to the Lessor for any reason (including, without limitation, pursuant to paragraph 23(a)), the Lessee shall not be required, nor shall the Lessor have the right, to pay, discharge or remove any Charges or to comply or cause the Property or any part thereof to comply with any applicable Legal Requirement or to pay any materialman's, laborer's or undischarged or unremoved Lien, as long as the Lessee shall at its sole cost and expense contest, or cause to be contested, diligently and in good faith, the existence, amount or validity thereof by appropriate proceedings, which shall (i) in the case of an unpaid Property Charge or undischarged or unremoved Lien, prevent the collection thereof from the Lessor or against the Property or any part thereof, (ii) prevent the sale, forfeiture or loss of the Property or any part thereof, and (iii) in the case of a Legal Requirement, not subject the Lessor, the Agent, the Trustee or the Holders from time to time of the Instruments to the risk of (x) any criminal liability or (y) any civil liability which in the judgment of the Agent is not adequately indemnified for failure to comply therewith. The Lessee shall give such assurances as may be reasonably demanded by the Lessor to insure ultimate payment of such Charges or the discharge or removal of any such materialman's, laborer's or mechanic's Lien or to insure compliance with such Legal Requirement and to prevent any sale or forfeiture of the Property or any part thereof, or any interference with or deductions from any Fixed Rent, Additional Rent or any other sum
required to be paid by the Lessee hereunder by reason of such   non-payment,
non-discharge, non-removal or non-compliance.

        (b) The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee's sole cost and expense. The Lessee shall notify the Lessor of each such proceeding at least ten days prior to the commencement thereof, which notice shall describe such proceeding in reasonable detail.

        (c) The Lessee shall, promptly after the final determination (including appeals) of any contest brought by it pursuant to this paragraph 18, pay and discharge all amounts which shall be determined to be payable therein and shall be entitled to receive and retain for its own account all amounts refunded and/or rebated as a result of any such contest and if the Lessor receives any amount as a result of such contest to which it is not otherwise entitled pursuant to this Lease, it shall promptly return such amount to the Lessee.

        (d) Except as otherwise specifically provided in this Lease, this paragraph 18 shall not apply in the case of Charges upon, or in respect of, any Person other than the Lessor or in respect of the property or income of any such Person.

        18A. UNWIND FEE. Upon payment by the Lessee of the Unwind Fee and the surrender of the Property to the Lessor pursuant to the conditions set forth in
Section 7.05 of the Participation Agreement, this Lease shall terminate.

        19. DEFAULT PROVISIONS. (a) Any of the following occurrences or acts shall constitute an event of default (each, an "EVENT OF DEFAULT") under this
Lease:

                         (i) if the Lessee shall fail to pay (a) any Fixed Rent within five days or Additional Rent within ten days after the date on which payment is due or (b) any other sum required to be paid hereunder on the date on which such payment is due;

                        (ii) subject to the terms of paragraphs 11 and 18 relating to permitted contests, if the Lessee shall fail to pay any Charges when such payment shall become due or within any grace period provided for payment of such Charges;

                       (iii) if the Lessee shall fail to comply with any Insurance Requirement;


                       (iv) if the Lessee shall fail to comply with the requirements of paragraph 27(b) within the time periods provided therein;

                         (v) if the Lessee shall grant, suffer to exist or create any Lien (other than Permitted Encumbrances) upon either Parcel, this Lease, or the Property or any part thereof or interest therein or upon any Fixed Rent, Additional Rent or other sum paid hereunder;

                        (vi) if the Lessee shall fail to observe or perform any other covenant, condition or other provision hereof and such failure shall continue for fifteen (15) days after the earlier of (i) the date on which the Lessee becomes aware of such failure or (ii) notice by the Lessor, the Agent or the Trustee to the Lessee of such failure; PROVIDED, HOWEVER, that if such failure is of such nature that it cannot be corrected by the payment of money or otherwise within such 15-day period, such failure shall not constitute an Event of Default so long as (x) curative action reasonably satisfactory to the Lessor is instituted within such period and diligently pursued to completion thereafter and (y) periodic progress reports thereon are delivered to the Lessor;

                       (vii) if an "Event of Default" (as defined in any such other Operative Document, but excluding any Unwind Event) under the Participation Agreement or any other Operative Document shall have occurred;

                      (viii) if the Lessee has elected not to purchase the Lessor's interest in the Property pursuant to paragraph 27(a)(ii), and if, ten (10) Business Days before the Expiration Date, either (a) the Lessee is then rebuilding or restoring, or would be required by the terms hereof to rebuild or restore, the Property pursuant to paragraph 12(c) hereof or (b) a temporary Condemnation has occurred and is scheduled to continue after the Expiration Date;

                        (ix) if any Operative Document shall for any reason no longer be in full force and effect (except if such is the result of a purchase of the Property by the Lessee pursuant to this Lease);

                         (x) if the Lessee shall have abandoned the Property or the Improvements or if the Property or the Improvements become vacant for a period of thirty (30) consecutive days;

                        (xi) if the Lessee shall lose any real property interests, licenses or rights to access it currently holds with respect to any sites on which any portion of the Improvements are from time to time located and such loss would prevent the Lessee from using such Improvements as contemplated by the Operative Documents or hinder the enforcement of the Trustee's remedies under the Services Agreement.

        (b) The Lessor may take all steps to protect and enforce the rights of the Lessor or obligations of the Lessee hereunder, whether by action, suit or proceeding at law or in equity (for the specific performance of any covenant, condition or agreement contained in this Lease, or in aid of the execution of any power herein granted or for any foreclosure, or for the enforcement of any other appropriate legal or equitable remedy) or otherwise as the Lessor shall deem necessary or advisable.

        (c)(i) If an Event of Default shall have occurred and be continuing, including an Event of Default arising from the breach of a covenant, condition or other provision hereof, then upon five (5) Business Days' prior written notice by the Lessor to the Lessee, in addition to all other rights, remedies or recourses available, the Lessor may either (A) terminate this Lease or (B) terminate the Lessee's right to possession of the Property or any part thereof. If Lessor should elect to terminate this Lease as provided in subparagraph (c)(i)(A) above, then this Lease and the estate hereby granted shall expire and terminate at midnight on the fifth (5th) Business Day (or such later date as may be specified therein) after the date of such notice, as fully and completely and with the same effect as if such date was the date herein fixed for the expiration of the Term and all rights of the Lessee shall terminate, but the Lessee shall remain liable as hereinafter provided.

        (ii) Should the Lessor elect not to terminate this Lease, this Lease shall continue in effect and Lessor may enforce all Lessor's rights and remedies under this Lease including the right to recover the Fixed and Additional Rent as each becomes due under this Lease. For the purposes hereof, the following do not constitute a termination of this Lease:


                    (A) Acts of maintenance or preservation of the Property or any part thereof or efforts to relet the Property or any part thereof, including, without limitation, termination of any sublease of the Property to a third party and removal of such subtenant from the Property; and/or

                    (B) The appointment of a receiver upon initiative of the Lessor to protect the Lessor's interest under this Lease.

        (d) If an Event of Default shall have occurred and be continuing, and the Lessor has elected to terminate this Lease or terminate the Lessee's right to possession of the Property or part thereof, upon five (5) Business Days' notice, Lessor shall have (i) the right, whether or not this Lease shall have been terminated pursuant to paragraph 19(c) hereof, to re-enter and repossess the Property or any part thereof, as the Lessor may elect, by summary proceedings, ejectment, any other legal action or in any other lawful manner the Lessor determines to be necessary or desirable and (ii) the right to remove all Persons and property therefrom. The Lessor shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Property or any part thereof shall be construed as an election by the Lessor to terminate this Lease unless a notice of such termination is given to the Lessee pursuant to paragraph 19(c) hereof, or unless such termination is decreed by a court or other governmental tribunal of competent jurisdiction. Should the Lessor elect to re-enter the Property as herein provided or should the Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by Law or upon termination of this Lease of the Lessee's right to possession of the Property or any part thereof pursuant to paragraph 19(c) hereof or otherwise as permitted by Law, the Lessee shall peaceably quit and surrender the Property or any part thereof to the Lessor. In any such event, neither the Lessee nor any Person claiming through or under the Lessee, by virtue of any Law, shall be entitled to possession or to remain in possession of the Property or any such part thereof, but shall forthwith quit and surrender the Property to the Lessor.

        (e) At any time or from time to time after the re-entry or repossession of the Property or any part thereof pursuant to paragraph 19(d) hereof, whether or not this Lease shall have been terminated pursuant to paragraph 19(c) hereof, the Lessor may (but shall be under no obligation to) relet the Property or any part thereof, for the account of the Lessee, without notice to the Lessee, for such term or terms and on such conditions and for such uses as the Lessor, in its sole and absolute discretion, may determine. The Lessor may collect and receive any rents payable by reason of such reletting. The Lessor shall not be liable for any failure to relet the Property or any part thereof or for any failure to collect any rent due upon any such reletting.

        (f) No termination of this Lease or of the Lessee's right to possession of the Property or any part thereof pursuant to paragraph 19(c) hereof, or by operation of Law, and no re-entry or repossession of the Property or any part thereof, pursuant to paragraph 19(d) hereof, and no reletting of the Property or any part thereof pursuant to paragraph 19(e) hereof, shall relieve the Lessee of its liabilities and obligations hereunder, all of which shall survive such termination, re-entry, repossession or reletting.

        (g) In the event of any termination of this Lease or of the Lessee's right to possession of the Property or any part thereof by reason of the occurrence of any Event of Default, the Lessee shall pay to the Lessor all Fixed Rent, Additional Rent and other sums required to be paid to and including the date of such termination of this Lease or of the Lessee's right to possession; and thereafter, until the end of the Term, whether or not the Property or any part thereof shall have been relet, the Lessee to the extent permitted by applicable Law shall be liable to the Lessor for, and shall pay to the Lessor, on the days on which such amounts would be payable under this Lease in the absence of such termination, re-entry or repossession, as agreed current damages and not as a penalty: all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by the Lessee, in the absence of such termination, re-entry or repossession, and all costs (including attorneys' fees and expenses incurred by the

Lessor hereunder (payable on demand)) and all costs of any environmental remediation required by Environmental Law. To the extent permitted by Law, at such time after the termination or expiration of this Lease as the Lessee shall have paid all amounts required to be paid by it under this Lease and the Lessor shall have discharged any and all obligations to the Holders from time to time of the Instruments, then the Lessor shall pay to the Lessee, when received, the net proceeds, if any, of any reletting effected for the account of the Lessee pursuant to paragraph 19(e), after deducting from such proceeds all of the Lessor's expenses in connection with such reletting (including, but not limited to, all repossession costs, brokerage commissions, attorneys' fees and expenses, employees' expenses, alteration costs and expenses of preparation for such reletting and all costs at any environmental remediation required by Environmental Law).

        (h) Notwithstanding the foregoing, if an Event of Default shall have occurred, the Lessee may within five (5) Business Days of the earliest of the Lessor's, Agent's or Trustee's notice of such occurrence thereafter pay to the Lessor an amount equal to the Offer Purchase Price in which event the Lessor shall be obliged to convey the Property to Lessee in compliance with paragraph 15.

        (i) At any time after such termination of the Term of this Lease or re-entry or repossession of the Property by reason of the occurrence of an Event of Default, the Lessor shall be entitled to recover from the Lessee, and the Lessee will pay to the Lessor on demand, in lieu of all liquidated damages in respect of Fixed Rent beyond the date of such demand (but in addition to any claim for current damages in respect of Fixed Rent prior to the date of such demand), an amount equal to the Termination Value.

                          20.  ADDITIONAL RIGHTS; MORTGAGE.  (a)  No right or
remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing by Law or in equity and the exercise by the Lessor of any one or more of such rights, powers or remedies shall not preclude the simultaneous exercise of any or all of such other rights, powers or remedies. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by the Lessor (or by the Trustee on behalf of the Lessor) of any Fixed Rent, Additional Rent or other sum payable hereunder with knowledge of the breach by Lessee of any provision hereof shall not constitute waiver of such breach, and no waiver by the Lessor or the Trustee of any provision hereof shall be deemed to have been made unless made in writing. The Lessor and the Trustee shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof, a decree compelling performance of any of the provisions hereof or any other remedy allowed to the Lessor by Law or in equity.

        (b) The Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which they may have to redeem the Property or any part thereof or to have a continuance of this Lease after termination of the Lessee's right of occupancy by Law or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided and (ii) the benefits of any Law which exempts property from liability for debt or for distress for rent.

        (c) If an Event of Default exists hereunder, the Lessee shall pay to the Trustee, on behalf of the Lessor, all fees and out-of-pocket expenses incurred by the Lessor or the Trustee in enforcing its rights under this Lease, including attorneys' fees and expenses.

        (d) Lessor and Lessee intend that the Lessee shall treat this Lease, for accounting purposes, as an operating lease. If a court of competent jurisdiction determines that the transaction represented by this Lease and the other Operative Documents will be treated as a financing transaction, then in such event it is the intention of the parties hereto (i) that this Lease be treated as a deed of trust and security agreement, mortgage and security agreement, or other similar instrument with a power of sale (the "MORTGAGE") from Lessee, as mortgagor, to the Trustee for the benefit of Lessor, as mortgagees, encumbering the Property, and that the Lessee, as mortgagor, hereby
(A) grants, bargains, conveys, mortgages, sells and sets over in trust, with power of sale to the Trustee for the benefit of the Lessor and the Trustee, as mortgagee, or any successor thereto, for the use and benefit of the Holders of the Applicable Percentage of the Interim Notes, the Holders of the B-Notes and the Holders of the Certificates, as beneficiaries, a first and paramount Lien on the Property (subject to Permitted Encumbrances), and (B) grants a security interest to the Lessor and the Trustee in the Property, (ii) that Lessor and the Trustee shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee and/or secured party available under applicable Law to take possession of and sell (whether by foreclosure, power of sale or otherwise) the Property, (iii) that the effective date of the Mortgage shall be the effective date of this Lease, (iv) that the recording of an instrument referencing this provision shall be deemed to be the recording of the Mortgage and (v) that the Mortgage shall secure the Secured Obligations.

        (e) If this Lease shall hereafter be treated as the Mortgage as provided in subparagraph 20(d) above, then the following provisions shall apply in respect of the Lessor's and Trustee's enforcement of their rights under such
Mortgage: (i) upon request by the Lessor or the Trustee, the Trustee shall proceed (under Chapter 9 of the Texas Business and Commerce Code with respect to the Property located in Texas) to sell the Property and any and every part thereof, at public venue, to the highest bidder, at the customary time and place in the county where the Property is located, and at the time, place, and under the terms designated in said notice of sale for cash, first giving the public notice and notice to the Lessee required by law of the time, terms and place of sale, and of the property to be sold; and upon such sale shall execute and deliver a deed of conveyance of the Property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed in relation to the nonpayment of money hereby secured to be paid, existence of the indebtedness so secured, notice of advertisement, sale, receipt of money, and the happening of any of the events whereby any successor Trustee became successor as herein provided, shall be prima facie evidence of the truth of such statement or recital; and the Trustee shall receive the proceeds of such sale, out of which the Trustee shall pay, first the cost and expenses of executing this trust, including attorneys' fees and compensation to the Trustee for its services, and next to the Lessor or its endorsees or assignees, upon the usual vouchers therefor, all monies paid pursuant to or under any provisions set forth herein or in the Operative Documents; and next all monies due and owing as to the Secured Obligations then due and unpaid (with interest and Distributions at the Default Rate on any overdue amounts) up to the time of such payment, and if not enough therefor, then apply what remains; and next to all other unpaid sums secured hereby in such order as the Lessor may elect; and the balance of such proceeds, if any, shall be paid to the person or persons legally entitled thereto; and the Trustee covenants faithfully to perform the trust herein created; (ii) until a sale shall be held hereunder, the Trustee hereby lets the Property to the Lessee, upon the following terms and conditions, to-wit: the Lessee, and every and all persons claiming or possessing the Property, and any part thereof, by, through, or under it, shall or will pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand, and shall and will surrender peaceable possession of the Property, and any and every part thereof, to the Trustee, its successors, assignees, or purchasers thereof, without notice or demand therefor, upon the occurrence of said sale; (iii) upon any sale or sales made hereunder, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Lessor or the Trustee may bid for and acquire the Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Secured Obligations the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which the Lessor is authorized to deduct under this Lease, and, in such event, this Lease and the Operative Documents evidencing the Secured Obligations may be presented to the persons or person conducting the sale in order that the amount so used or applied may be credited upon the Secured Obligations as having been paid; (iv) the Lessor and the Trustee shall have the option to proceed with foreclosure in satisfaction of any part of the Secured Obligations without declaring the whole of the Secured Obligations as immediately due and payable, and such foreclosure may be made subject to the part of the Secured Obligations not due and payable, and it is agreed that such foreclosure, if so made, shall not in any manner affect the part of the Secured Obligations, but as to such part this Lease, as treated as the Mortgage, as well as the other Operative Documents, shall remain in full force and effect just as though no foreclosure had been made. Several foreclosures may be made without exhausting the right of foreclosure for any part of the Secured Obligations not due and payable, it being the purpose to provide for a foreclosure and sale of the security for any due and payable portion of the Secured Obligations without exhausting the power of foreclosure and power to sell the Property for any other part of the Secured Obligations; and (v) the Lessor and the Trustee may, from time to time, substitute another trustee in place of the Trustee herein named. Upon such appointment, and without conveyance to the successor trustee, the latter shall be vested with all the titles, estates, rights, powers and trusts conferred upon the Trustee herein named. Such appointment shall be made by written instrument executed by the Lessor and the Trustee which shall be recorded among the public records in the county where the Property is located, and shall be conclusive proof of the proper appointment of the successor trustee.

        (f) In the exercise of any of the Lessor's and the Trustee's rights under this paragraph 20, the Lessor and the Trustee shall comply with all applicable requirements of Section 51.002 of the Texas Property Code, as the same may be amended from time to time.

        21. NOTICES, DEMANDS, AND OTHER INSTRUMENTS. All notices, offers, consents and other instruments given pursuant to this Lease shall be sent to the parties hereto at the addresses set forth on Schedule I to the Participation Agreement and shall be given in the manner and shall be effective at the times and under the terms set forth in Section 9.02 of the Participation Agreement; PROVIDED that each of the Lessor and the Lessee may from time to time specify, by giving not less than 15 days' prior written notice thereof to the other party (i) any other address in the United States as its address for purposes of this Lease and (ii) any other Person that is to receive copies of notices, offers, consents and other instruments hereunder; and PROVIDED that neither party shall be entitled to designate more than two other Persons to receive copies of notices hereunder. The Lessee shall send to the Trustee and Agent copies of all notices, offers, consents, advices and other instruments hereunder sent to the Lessor. Notwithstanding anything to the contrary herein or in the Operative Documents, all notices, consents and other instruments required to be given by the Lessor hereunder may alternatively be given by the Trustee on the Lessor's behalf.

        22. NO DEFAULT CERTIFICATE. Each party hereto shall, at the reasonable request of the other party hereto, deliver to such other party a certificate stating whether such first party has knowledge of, or has received notice from any person of, any Casualty, Condemnation, Default, Environmental Trigger, Unwind Event or Event of Default.

        23. SURRENDER. If upon the expiration or termination of the Term or the termination of Lessee's possession of the Property, Lessee or its designee has not purchased the Property as provided hereunder, (a) the Lessee shall surrender (i) the Property to the Lessor in the condition in which the Property was upon the commencement of the Term hereof (subject to subparagraph (c) below and further subject to Improvements and other alterations and maintenance made in accordance herewith) together with such additional easements, rights of way or other rights as Lessor may require to assure unrestricted access to the Property and (ii) the Improvements in the operating condition, efficiency and with the useful life, they were or had upon the commencement of the Primary Term, except as repaired, rebuilt, altered, added to or built as permitted or required hereby and except for ordinary wear and tear. To the extent that the Property is not in compliance with the above upon such expiration or termination (except as a consequence of a Casualty or Condemnation, as to which paragraph 12 applies), the Lessee shall pay to the Lessor such additional amounts as are required to place it in compliance therewith.

        (b) The Lessee shall also surrender the Property to the Lessor free and clear of all Liens, easements, consents and restrictive covenants and agreements affecting the Property which the Lessee is obliged hereunder to remove.

        (c) The Lessee shall also surrender the Property in a condition such that the Property is in compliance with all applicable Environmental Laws at surrender (irrespective of whether the deadline for such compliance would otherwise expire before the end of the Term). Nothing contained in this paragraph 23 shall relieve or discharge or in any way affect the obligation of the Lessee to cure promptly pursuant to this Lease any violations of Legal Requirements referred to in this Lease, or to pay and discharge any Liens and Impositions against the Property, subject, however, to the right of the Lessee to contest the same pursuant to the provisions of paragraphs 11 and 18. Lessee shall cooperate, to the fullest extent, with the Lessor, its subsequent lessees, operators or purchasers to effect the transfer of all of Lessee's Applicable Permits for the Property to such Persons.

        (d) The Lessee, at its sole cost and expense, shall remove from the Property on or prior to such expiration or termination all property situated thereon which is not owned by the Lessor and shall repair any damage caused by such removal and shall restore the Property to the condition and working order (or reasonable equivalent thereof) in which they existed immediately prior to the installation of such property, except for ordinary wear and tear. Lessee shall indemnify and hold harmless the Lessor, its successors and assigns against any loss, liability or claim arising out of the Lessee's removal of such property from the Property including, without limitation, any environmental liability arising therefrom. Any such property of the Lessee not so removed shall become the property of the Lessor, and the Lessor may cause such property to be removed from the Property and disposed of, and the cost of any such removal and disposition of the Lessee's property and of repairing any damage caused by such removal and of the restoration of the Property to the condition and working order (or reasonable equivalent thereof) in which it existed immediately prior to the installation of such property, ordinary wear and tear excepted, shall be borne by the Lessee.

        (e) The Lessee shall comply with the conditions set forth in Section 7.05(b) of the Participation Agreement in addition to those set forth in this paragraph 23.

        (f) The obligations of the Lessee under this paragraph 23 shall survive the expiration or any termination of this Lease (whether by operation of Law or otherwise) for all matters described in this paragraph 23 which occur or arise prior to such expiration or termination or arise out of or result from facts, events, claims, liabilities, actions or conditions occurring, arising or existing on or before such expiration or termination.

        24. SEPARABILITY; BINDING EFFECT; GOVERNING LAW; NON-RECOURSE. (a) Except as expressly provided otherwise in this Lease, each provision hereof shall be separate and independent and the breach of any such provision by the Lessor shall not discharge or relieve the Lessee from its obligations to perform each and every covenant to be performed by the Lessee hereunder. If any provision hereof or the application thereof to any Person or circumstance shall be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by Law.

        (b) All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective permitted successors and assigns of the Lessor and the Lessee to the same extent as if each successor and assignee were named as a party hereto. Except for subleases permitted or created in accordance with paragraph 17 hereof, the Lessee may not assign its rights hereunder or any interest herein without the prior written consent of the Lessor. Subject to the provisions of the other Operative Documents, the Lessor may assign all or any part of the Property and/or its rights under this Lease. This Lease may not be changed, modified or discharged except by a writing signed by the Lessor and the Lessee. Any change, modification or discharge made otherwise than as expressly permitted by this paragraph 24 shall be null and void.

        (c) THIS LEASE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO EXCEPT FOR ISSUES WHICH ARE MANDATORILY SUBJECT TO THE LAWS OF THE STATE OF TEXAS, WHICH ISSUES SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

        (d) This Lease, when delivered, shall constitute an original, fully enforceable counterpart for all purposes except that only the counterpart stamped or marked "COUNTERPART NUMBER ONE" or "COUNTERPART NUMBER 1" shall constitute, to the extent applicable, "chattel paper" or other "collateral" within the meaning of the Uniform Commercial Code in effect in any jurisdiction.

        (e) No recourse shall be had against the Lessor, SSBTC, the Agent or any Holder of any Instrument or their respective successors, assigns, directors, officers, employees, agents or shareholders, for any claim based on any failure by the Lessor in the performance or observance of any of the agreements, covenants or provisions contained in this

Lease and in the event of any such failure, recourse shall be had solely against the Property; PROVIDED, HOWEVER, that nothing contained in this Lease shall be taken to prevent enforcement of any claim against the Lessor or any other Person arising out of or in connection with this Lease based on fraud, gross negligence or willful misconduct of the Lessor and nothing shall prevent enforcement against any other Person to which any part thereof shall have been transferred, or obligations undertaken or assumed in writing by such Person.

        25. HEADINGS AND TABLE OF CONTENTS. The table of contents and the headings of the various paragraphs and schedules of this Lease are for convenience only and shall not affect the meaning of the terms and conditions of this Lease.

        26. LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT. If the Lessee shall fail to make any payment or perform any act required to be made or performed under this Lease, the Lessor, without waiving any default or releasing Lessee from any obligation, may (but shall be under no obligation to) make such payment or perform such act for the account and at the cost and expense of the Lessee, and may enter upon the Property for such purpose and take all such action thereon as, at the Lessor's sole discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee or a breach of the Lessor's covenant for quiet possession pursuant to paragraph 2(b). All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses so incurred, together with interest thereon to the extent permitted by Law) shall be paid by the Lessee to the Lessor on demand as Additional Rent.

        27. LESSEE'S OPTIONS UPON EXPIRATION. (a) In addition to its rights under paragraphs 12 and 14 hereof, Lessee shall, by notice given not less than twelve (12) months prior to the Expiration Date, elect either to (i) deliver an Offer to Purchase the Property in its entirety and purchase the Property on the Expiration Date upon payment of an amount equal to the Offer Purchase Price, in which case the transfer of the Property shall be governed by the terms of paragraphs 14 and 15 (and in which case, this Lease (with the exception of paragraph 24(e) or any other provision hereof under which the Lessee indemnifies the Lessor or others from liability in connection with this Lease) shall terminate on the Closing Date); or (ii) subject to the satisfaction of the conditions set forth in paragraph 27(b) hereof, terminate this Lease, abandon the Property as of the Expiration Date and pay to the Trustee, on behalf of the Lessor on the Expiration Date, in addition to any Fixed Rent, Additional Rent and any other amounts then due and payable to the Lessor hereunder, the Residual Guaranty.

        (b) Upon the election of the Lessee to terminate this Lease pursuant to paragraph 27(a)(ii) hereof, Lessee shall provide, or cause to be provided or accomplished, at the sole cost and expense of the Lessee, to or for the benefit of the Lessor and the holders of the Instruments, at least thirty (30) days but not more than sixty (60) days prior to the Expiration Date each of the items set forth in Section 7.05 of the Participation Agreement.

        (c) Upon the Lessee's election to terminate this Lease pursuant to and in compliance with paragraph 27(a)(ii) hereof, the Lessor shall have the sole and exclusive right to sell or dispose of the Property and, as of the Expiration Date, the Lessee shall have no further claim thereto. The proceeds of any sale or disposition of the Property pursuant to this paragraph 27 (herein called a "QUALIFIED SALE") shall be applied by the Trustee on the Lessor's behalf as follows: FIRST, to pay all Closing Costs in connection with the Qualified Sale; and SECOND, as provided in the Declaration.

        (d) If Lessee is unable to satisfy one or more of the conditions set forth in paragraph 27(b) hereof, or fails to elect either (i) or (ii) under paragraph 27(a) hereof, the Lessee shall be deemed to have elected to proceed under paragraph 27(a)(i) hereof, in which case Lessee shall purchase the Property pursuant to and in accordance with said paragraph 27(a)(i).

        28. LIMITATIONS ON AMOUNTS PAYABLE. Notwithstanding anything to the contrary contained in this Lease or any of the other Operative Documents, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Operative Documents, and the amounts which Lessor, the Agent and the Note and Certificate Purchasers are entitled to receive pursuant to this Lease and other Operative Documents, are subject to limitations pursuant to Section 9.18 of the Participation Agreement.

        29. WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS AGREEMENT, THE OPERATIVE DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE LESSOR AND THE LESSEE HEREBY AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY, IRRESPECTIVE OF WHICH PARTY COMMENCES SUCH ACTION OR PROCEEDING.

        30. NO MERGER OF TITLE. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee ownership of either of the Parcels by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Lease or the leasehold estate created by this Lease or any interest in this Lease or interest in the fee or leasehold ownership of either of the Parcels, and no such merger shall occur unless and until all Persons having any interest in (x) the leasehold estate created by this Lease and (y) the ownership of the Parcels or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

        31. PAYMENTS TO THE TRUSTEE. The Lessee hereby acknowledges, and the Lessor hereby directs, that all payments of Fixed Rent, Additional Rent and other sums due to the Lessor hereunder shall be made to the Lessor, to the account specified for the Trustee in Schedule I to the Participation Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their respective Officers thereunto duly authorized as of the date hereof.



                                     LESSOR:
                                     ------

                                     STATE STREET BANK AND TRUST
                                     COMPANY, not in its individual
                                     capacity but solely as Trustee

                                     By: /s/ Ruth A. Smith
                                        ---------------------------
                                        Name:  Ruth A. Smith
         [Seal]:                        Title: Assistant Vice President


                                     LESSEE:
                                     ------
         [Seal]:
                                     FERRO CORPORATION

                                     By: /s/ D. T. George
                                        ---------------------------
                                        Name:  D. Thomas George
                                        Title: Treasurer


         [Seal]:





         [Seal]:

                                   SCHEDULE A
                                   ----------

                           Description of the Parcels
                           --------------------------


                                 (see attached)

                                   SCHEDULE A
                         (Description of Ohio Parcels)

PARCEL NO. 1:

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being part of Original Euclid Township Lot No. 9, Tract 10, and more particularly bounded and described as follows:

Beginning in the Southeasterly line of the Norfolk & Western Railroad Company's Right-of-Way, 66 feet wide, formerly the New York, Chicago and St. Louis Railroad Company, at its intersection with the centerline of Wayside Road, N.E., 60 feet wide, said point of intersection bears North 33 degrees 30' 7" West, measured along said centerline of Wayside Road, N.E., a distance of 60.92 feet from a stone monument marking an angle in said centerline.

Thence South 36 degrees 56' 30" West along said Southeasterly line of the Norfolk & Western Railroad Company's Right-of-Way, a distance of 31.84 feet to the Southwesterly line of Wayside Road, N.E., and the principal place of beginning of the land herein described.

Course No. 1 - Thence South 36 degrees 56' 30" West, continuing along said Southeasterly Right-of-Way line, a distance of 420.44 feet observed (420.25 feet deed) to the most Westerly corner of Parcel No. 1, conveyed to Synthetic Products Company, by deed recorded in Volume 88-3864, Page 7 of Cuyahoga County Official Records.

Course No. 2 - Thence South 53 degrees 03' 30" East, at right angles to said Southeasterly Right-of-Way line, a distance of 161.24 feet observed (160.83 feet deed) to the most Southerly corner of said Parcel No. 1.

Course No. 3 - Thence North 50 degrees 01' 50" East, along a Southeasterly line of said Parcel No. 1, a distance of 383.53 feet observed (383.51 feet deed) to the Southwesterly line of Wayside Road, N.E.

Course No. 4 - Thence North 44 degrees 42' 20" West, along said Southwesterly line, a distance of 200.08 feet observed (199.87 feet deed) to an angle therein.

 Course No. 5 - Thence North 33 degrees 30 feet, 07 inches West, continuing along said Southwesterly line of Wayside Road, N.E., a distance of
53.20 feet observed (52.97 feet deed) to the principal place of beginning, and containing 1.865 Acres of land, according to a survey made by Bauer Surveys Company dated October 5, 1995, per A. Thomas Powers, Registered Professional Land Surveyor No. 4432.

PARCEL NO. 2:

Appurtenant Easement created in the Deed from Anchor Rubber Products, Inc. to Synthetic Products Company, an Ohio Partnership, filed for record September 17, 1951 at 1:10 P.M., and recorded in Volume 7299, Page 337 of Cuyahoga County Records, and amended in Volume 91-0620, Page 25 of Cuyahoga County Records, over the following described premises:

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being part of Original Euclid Township Lot Nos. 9, Tract 10, and more particularly bounded and described as follows:

Beginning in the Northeasterly line of London Road, N.E., 60 feet wide, at a point distant South 39 degrees 57' 30" East, measured along said Northeasterly line of London Road N.E., a distance of 33.00 feet from its intersection with the Southeasterly line of The Norfolk & Western Railroad Company (formerly The New York, Chicago and St. Louis Railroad Company) right-of-way, 66 feet wide.

Course No. 1: Thence North 51 degrees 34' 00" East along said Southeasterly right-of-way line, a distance of 175.55 feet to a point.

Course No. 2: Thence South 66 degrees 26' 00" East, a distance of 85.31 feet to its intersection with the Southeasterly prolongation of the Southeasterly line of land conveyed to Synthetic Products Company by deed recorded in Volume 7299 of Deeds. Page 337 of Cuyahoga County Records.

Course No. 3: Thence North 50 degrees 01' 50" East along said prolongation and along said Southeasterly line, a distance of 391.35 feet to the Southwesterly line of Wayside Road.

Course No. 4: Thence South 44 degrees 42' 20" East along said Southwesterly line of Wayside Road, a distance of 20.07 feet to a point.

Course No. 5: Thence South 50 degrees 01' 50" West along a line which is parallel with and distant Southeasterly 20 feet by rectangular measurement from Course No. 3, a distance of

405.39 feet to a point.

Course No. 6: Thence North 66 degrees 26' 00" West along a line which is parallel with and distant Southwesterly 20 feet by rectangular measurement from Course No. 2, a distance of 85.68 feet to a point.

Course No. 7: Thence South 51 degrees 34' 00" West along a line which is parallel with and distant Southeasterly 20 feet by rectangular measurement from Course No. 1, a distance of 163.00 feet to the Northeasterly line of London Road N.E.

Course No. 8: Thence North 39 degrees 57' 30" West along said Northeasterly line of London Road, a distance of 20.01 feet to the place of beginning and containing 13,063 Square Feet of land according to a survey made by Bauer Surveys Company dated September 21, 1988; revised September 28, 1988 and October 15, 1988 and supplemented on March 31, 1989, per A. Thomas Powers, Registered Professional Land Surveyor No. 4432.

PARCEL NO. 3:

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being part of Sublots Nos. 170, 178 and 194, all of Sublots Nos. 171 to 177, both inclusive, all of Sublots 195 to 202, both inclusive, and part of Mandalay Avenue, N.E., now vacated, in the Crawford Realty Company's London Road-Wayside Subdivision of part of Original Euclid Township Lot Nos. 9 and 42, as shown by the recorded plat in Volume 54 of Maps, Page 30 of Cuyahoga County Records, and part of Original Euclid Township Lot No. 9, Tract 10, and together forming a parcel of land bounded and described as follows:

Beginning on the Southwesterly line of Wayside Road, N.E., 60 feet wide, at the most Easterly corner of the fourteenth parcel of land conveyed to Albert U. Pucciani by deed dated May 21, 1943 and recorded in Volume 5605, Page 506 of Cuyahoga County Records;

Course No. 1 - Thence South 33 degrees 30' 07" East, along said Southwesterly line of Wayside Road, N.E., a distance of 550.92 feet observed (550.86 feet deed), to a point which is distant North 33 degrees 30', 07" West 26.53 feet, measured along said Southwesterly line, from its intersection with the Northwesterly line of the Norfolk & Western Railroad Company's Right-of-Way, 66 feet wide, formerly the New York, Chicago and St. Louis Railroad Company.

Course No. 2 - Thence South 36 degrees 56' 30" West, and parallel with the Northwesterly line of said Right-of-Way, a distance of 271.58 feet deed and observed, to the most Southerly corner of Parcel No. 4 conveyed to Synthetic Products

Company, by deed recorded in Volume 86-3864, Page 7 of Cuyahoga County Official Records.

Course No. 3 - Thence North 39 degrees 58' 30" West, along the Southwesterly line of said Parcel No. 4, a distance of 608.92 feet observed (608.89 feet deed) to the Northwesterly line of said Sublot No. 178.

Course No. 4 - Thence North 50 degrees 01' 54" East, along the Northwesterly line of Sublots Nos. 178 to 173, both inclusive, and along the Southeasterly line of the fourteenth parcel of land conveyed to Albert U. Pucciani by deed, as aforesaid, a distance of 326.64 feet observed (326.58 feet deed) to the place of beginning, and containing 3.901 Acres of land, according to a survey made by Bauer Surveys Company dated October 5, 1995, per A. Thomas Powers, Registered Professional Land Surveyor No. 4432.

                         (Description of Texas Parcels)

Tract 1

Lot 1, Block 2 FERROCHEMICALS ADDITION to the City of Fort Worth, Tarrant County, Texas, according to plot recorded in Volume 388-206, Page 26, Deed Records of Tarrant County, Texas.

Tract 4

Lot 1, H. 3, WILSON SUBDIVISION OF NORTH FORT WORTH ADDITION, and part of the
E. LITTLE SURVEY adjoining said Lot on the North, said property being further described by notes and bounds as follows:

BEGINNING 13.20 feet North of the Northwest corner of the F. C. Killiken Survey, being the Northeast corner of the J. Baugh Survey; same being the most Northerly Northeast corner of said Lot 1 in the Southeasterly line of Central Avenue;

THENCE North 50 degrees 36 minutes 13 seconds east with the Southeast line of Central Avenue if extended Northeast 36.88 feet to a 1 inch iron pin found in the West right-of-way line of the Burlington Northern Railroad;

THENCE South 06 degrees 27 minutes 13 seconds West along said West right-of-way line 135.45 feet to a point in the West line of said Lot 1:

THENCE North 30 degrees 05 minutes 17 seconds West along the West line of said Lot 1, 95.39 feet to a 1 inch iron pin found in the Southeasterly line of Central Avenue, and the Northerly line of said Lot 1:

THENCE North 50 degrees 19 minutes 45 seconds East along the Southeasterly line of Central Avenue 44.88 feet to the POINT OF BEGINNING.

             (Description of Burdened Property-Easement Agreement).

TRACT NO. 1:

         From the northeast corner of lot 12, Block 180, M. G. Ellis Addition, measure east along the south line of 21st Street extended a distance of 106 feet, more or less, to the point of beginning, said point being 22 feet west of the centerline of Lessor's main tract, measured perpendicularly thereto;

         Thence continue east along the south line of 21st Street extended a distance of 211 feet, more or less, to a corner in Lessor's property lines;

         Thence South along Lessor's property line 400 feet to a point;

         Thence South 18 degrees, 25' W. a distance of 48 feet, more or less, to a point, said point being 9 feet easterly from the centerline of Lessor's main track, measured perpendicularly thereto;

         Thence, is a northeasterly direction 3 feet from and parallel to Lessor's main track, a distance of 275 feet to a point;

         Thence northeasterly, on a course perpendicular to Lessor's main track, a distance of 13 feet to a point;

         Thence northeasterly, on a course parallel to and 22 feet from Lessor's main track, a distance of 200 feet, more or less, to the point of beginning.

         Containing 1.1 acres more or less.

TRACT NO. 2:

         From the northeast corner of lot 12, Block 185, M. G. Ellis Addition, measure south along the east line of lot 12 a distance of 7.5 feet to a point, thence South 21 degrees, 48' a distance of 7.7 feet, more or less, to the point of beginning, said point being 15 feet southerly from and at right angles to the centerline of Lessor's 21st Street main track;

         Thence South 21 degrees, 48' E. a distance of 415 feet, more or less, to the southern corner of Lot 4, Block 180, said Addition;

         Thence South 173.5 feet to a point in Lessor's southerly property line;

         Thence East along said southerly property line 102.2 feet to a point in Lessor's easterly property line;

         Thence North 18 degrees, 25' E. along said easterly property line a distance of 96 feet, more or less, to a point, said point being 15 feet westerly from and parallel to the centerline of Lessor's main track;

         Thence, in a northeasterly direction, 15 feet westerly from and parallel to the centerline of Lessor's main track, a distance of 415 feet, more or less, to a point opposite the point of switch of Lessor's 21st Street main track;

         Thence, in a northeasterly direction, 15 feet from and concentric with the centerline of said main track, a distance of 150 feet, more or less, to the point of beginning.

         Containing 1.3 acres, more or less.

                       (Description of Burdened Property
                           Second Easement Agreement)

         Tract 3 as shown on that certain plat entitled "Plat Showing an ALTA/ACSM Land Title Survey of Tract 1, (Lot 1, Block 2, Petrochemicals Addition). Tract 3, (a portion of Block 18, Forth Worth Stockyards Properties). Tract 4, (Lot 1, H. J. Wilson Subdivision & a portion of E. Little Survey) and Tract 5 (Lots 21 & 22, Block 179, M. G. Ellis Addition). To the City of Forth Worth, Tarrant County, Texas September 12, 1995, as amended October 12, 1995", of Area Surveying, Inc.,

AND

         Tract 5 as shown on that certain plat entitled "Plat Showing an ALTA/ACSM Land Title Survey of Tract 1, (Lot 1, Block 2, Petrochemicals Addition). Tract 3, (a portion of Block 18, Forth Worth Stockyards Properties). Tract 4, (Lot 1, H. J. Wilson Subdivision & a portion of E. Little Survey) and Tract 5 (Lots 21 & 22, Block 179, M. G. Ellis Addition). To the City of Forth Worth, Tarrant County, Texas September 12, 1995, as amended October 12, 1995", of Area Surveying, Inc.

                  (Description of license agreement property)




                                      MAP

                                   SCHEDULE B
                                   ----------

                    Fixed Rent and Additional Rent Schedule
                    ---------------------------------------

        Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Lease (including terms defined by reference in the Lease to the other Operative Documents).

I.  Fixed Rent
    ----------

    A. Fixed Rent
       ----------

       1. The "ORIGINAL CAPITALIZED COST" of the Property is equal to the sum of the aggregate principal amounts outstanding of the A-Notes and the B-Notes plus the aggregate stated amount of the Certificates.

          The "SERIES A PORTION" of the Original Capitalized Cost is equal to the aggregate outstanding principal amount of the A-Notes.

          The "SERIES 1-A PORTION" of the Original Certificate Cost is equal to the aggregate outstanding principal amount of the Series 1
          A-Notes.

          The "SERIES B PORTION" of the Original Capitalized Cost is equal to the aggregate outstanding principal amount of the B-Notes.

          The "SERIES 1-B PORTION" of the Original Capitalized Cost is equal to the aggregate outstanding principal amount of the Series 1 B-Notes.

          The "SERIES C PORTION" of the Original Capitalized Cost is equal to the aggregate outstanding stated amount of the Certificates.

          The "SERIES 1-C PORTION" of the Original capitalized Cost is equal to the aggregate outstanding stated amount of the Series 1
          Certificates.

          FIXED RENT shall be due and payable in arrears on each Payment Date in the amounts set forth below.

          (a)  Construction Period:

               For the portion of the Construction Period during which interest on the Interim Notes can be paid from Advances under the Participation Agreement, "FIXED RENT" for each Payment Date shall equal the sum of (A) an amount equal to the product of the Series 1-A Portion of the Original Capitalized Cost of the Property times the Applicable Rate, (B) an amount equal to the product of the Series 1-B Portion of the Original Capitalized Cost of the Property times the Applicable Rate, and (C) an amount equal to the product of the Series 1-C Portion of the Original Capitalized Cost of the Property times the Applicable Rate, in each case calculated on the basis of a 360-day year and prorated for the actual number of days of such period.

               For the balance of the Construction Period, Fixed Rent shall include, in addition to the amount set forth above, an amount equal to the product of the aggregate principal amount of the Interim Notes times the Applicable Rate, all calculated on the basis of a 360-day year and prorated for the actual number of days of such period.

               If the Interim Notes are refinanced on a day which is not a regular Payment Date, Fixed Rent shall be proportionately adjusted to such date of exchange, and any additional costs incurred by the Lessor in connection with such refinancing shall also be payable on such date as Additional Rent under this Lease, a certificate as to the amount of such costs submitted to the Lessee by the Lessor shall be conclusive and binding for all purposes, absent manifest error.

          (b)  Primary Term:


               "FIXED RENT" for each Payment Date during the Primary Term shall equal the sum of (A) an amount equal to the product of the Series A Portion of the Original Capitalized Cost of the Property times the Applicable Rate, calculated on the basis of a 360-day year and prorated for the actual number of days of such period, (B) an amount equal to the product of the Series B Portion of the Original Capitalized Cost of the Property times the Applicable Rate, calculated on the basis of a 360-day year and prorated for the actual number of days of such period, and
               (C) an amount equal to the product of the Series C Portion of the Original Capitalized Cost of the Property times the Applicable Rate, calculated on the basis of a 360-day year and prorated for the actual number of days of such period since the last Payment Date.

II.  ADDITIONAL RENT

     In addition to such Additional Rent as may otherwise be payable under the Lease, Lessee shall pay within thirty (30) days of a demand therefor but subject in all cases to Lessee's rights under the Operative Documents, as Additional Rent, without duplication, all Break Costs, Funding Costs, Reserve Costs, Increased Costs and Illegality Costs (collectively, "ADDITIONAL COSTS").

     Promptly after Lessor receives notice from any holder of Instruments of any Additional Costs to be payable as Additional Rent Lessor shall supply
     (i) a copy of the same to the Lessee; PROVIDED, HOWEVER, that the failure to provide such notice of any Additional Costs shall not affect the Lessor's right to recover Additional Rent for the same but shall merely affect the timing of such recovery; and (ii) a certificate in reasonable detail setting forth the basis for and the amount of such Additional Costs submitted by the Lessor (on behalf of a holder) to the Lessee which notice shall be conclusive and binding for all purposes, absent manifest error.

                                   SCHEDULE C
                                   ----------

                               Termination Value
                               -----------------

             A. Termination Value.
                -----------------

        The "TERMINATION VALUE" of the Property as of any date shall be an amount equal to the Adjusted Capitalized Cost of the Property and any Closing Costs incurred in connection with the payment of such Adjusted Capitalized Cost and/or the sale of the Property.

             B. Adjusted Capitalized Cost:
                -------------------------

        The "ADJUSTED CAPITALIZED COST" of the Property, at any time, as a whole is (i) after the consummation of the refinancing of the Interim Notes contemplated by Article III of the Participation Agreement, the sum of the Series A Portion, Series B Portion and Certificate Portion of the Adjusted Capitalized Cost; and (ii) prior to the consummation of such refinancing of the Interim Notes, the sum of the then outstanding aggregate principal amount of the Interim Notes and the Series 1 Notes, together with interest accrued and unpaid and all other amounts due thereon or with respect thereto, and the Certificate Portion of the Adjusted Capitalized Cost.

        The "SERIES A PORTION" of the Adjusted Capitalized Cost at any time shall be equal to the then outstanding aggregate principal amount of the A-Notes together with interest accrued and unpaid and all other amounts due thereon or with respect thereto;

        The "SERIES B PORTION" of the Adjusted Capitalized Cost at any time shall be equal to the then outstanding aggregate principal amount of the B-Notes, together with interest accrued and unpaid and all other amounts due thereon or with respect thereto; and

        The "CERTIFICATE PORTION" of the Adjusted Capitalized Cost at any time shall be equal to the then outstanding aggregate stated amount of the Certificates together with Distributions and all other amounts due thereon or with respect thereto.

        Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease (and the other Schedules thereto) to which this Schedule C is attached, including terms defined by reference in the Lease to the other Operative Documents.

--------------------------------------------------------------------------------

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

                          dated as of November 30, 2000

                                      among

                               FERRO CORPORATION,

                       STATE STREET BANK AND TRUST COMPANY
                    not in its individual capacity except as
                 expressly stated herein, but solely as Trustee,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                  as Purchasers

                                       and

                                 CITIBANK, N.A.,
                                    as Agent

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
Preliminary Statement.....................................................................................        1

ARTICLE I.................................................................................................        3

         SECTION 1.01. Simultaneous Amendment Effective Date Transactions.................................        3
         SECTION 1.02. Amendment of Prior Transaction.....................................................        3

ARTICLE II. CONDITIONS PRECEDENT..........................................................................        4

         SECTION 2.01. Conditions Precedent to the Amendment Effective Date...............................        4

ARTICLE III. [Intentionally Omitted]......................................................................        6

ARTICLE IV. REPRESENTATIONS AND WARRANTIES................................................................        6

         SECTION 4.01. Company Representations and Warranties.............................................        6
         SECTION 4.02. SSBTC Representations and Warranties...............................................       11

ARTICLE V. COVENANTS......................................................................................       13

         SECTION 5.01. Company's Covenants................................................................       13

ARTICLE VI. THE NOTES AND THE CERTIFICATES................................................................       23

         SECTION 6.01. Determination of Rates.............................................................       23
         SECTION 6.02. Assignments and Participations.....................................................       24
         SECTION 6.03. Taxes..............................................................................       27
         SECTION 6.04. Substitution of Purchaser..........................................................       29
         SECTION 6.05. Sharing of Payments, Etc...........................................................       30
         SECTION 6.06. Tax Treatment Etc..................................................................       30

ARTICLE VII. EVENTS OF DEFAULT AND UNWIND EVENTS..........................................................       31

         SECTION 7.01. Events of Default..................................................................       31
         SECTION 7.02. Remedies upon an Event of Default..................................................       33
         SECTION 7.03. [Intentionally Omitted]............................................................       33
         SECTION 7.04. [Intentionally Omitted]............................................................       33
         SECTION 7.05. Residual Guaranty and Return Conditions............................................       33

ARTICLE VIII. THE AGENT...................................................................................       35

         SECTION 8.01. Authorization and Action...........................................................       35

                                                                                                                Page
                                                                                                                ----
         SECTION 8.02. Agent's Reliance, Etc..............................................................       35
         SECTION 8.03. Citicorp and Affiliates............................................................       36
         SECTION 8.04. Purchaser Credit Decision..........................................................       36
         SECTION 8.05. Indemnification....................................................................       36
         SECTION 8.06. Successor Agent....................................................................       37

ARTICLE IX. MISCELLANEOUS.................................................................................       37

         SECTION 9.01. Survival...........................................................................       37
         SECTION 9.02. Notices............................................................................       37
         SECTION 9.03. Severability.......................................................................       38
         SECTION 9.04. Amendments, Etc....................................................................       38
         SECTION 9.05. Headings...........................................................................       38
         SECTION 9.06. Compliance Responsibility..........................................................       38
         SECTION 9.07. Definitions........................................................................       39
         SECTION 9.08. Benefit............................................................................       39
         SECTION 9.09. Place of Payment...................................................................       39
         SECTION 9.10. Counterparts.......................................................................       39
         SECTION 9.11. Governing Law and Jurisdiction.....................................................       39
         SECTION 9.12. Time; Business Day.................................................................       40
         SECTION 9.13. The Trustee........................................................................       40
         SECTION 9.14. Transaction Costs; Upfront Fees....................................................       40
         SECTION 9.15. INDEMNIFICATION....................................................................       41
         SECTION 9.16. Operative Documents; Further Assurances............................................       44
         SECTION 9.17. Confidentiality....................................................................       45
         SECTION 9.18. Interest...........................................................................       45
         SECTION 9.19. Waiver of Trial by Jury............................................................       47
         SECTION 9.20. Option.............................................................................       47
         SECTION 9.21. Financial Advisor..................................................................       47
         SECTION 9.22. Securities Representation..........................................................       48
         SECTION 9.23. Unenforceability of Oral Agreements; (Texas Statutory
                       Language)..........................................................................       48

Schedule I             Manner of Payment and Communications to Parties

Schedule II            Pricing Grid

Schedule 4.01(r)       Environmental Compliance


            AMENDED AND RESTATED PARTICIPATION AGREEMENT dated as of October 31, 1995 and amended and restated as of November 30, 2000 (as it may be amended from time to time, this "Agreement"), by and among Ferro Corporation, an Ohio corporation (the "Company") State Street Bank and Trust Company, a Massachusetts trust company ("SSBTC"), not in its individual capacity except as expressly stated herein, but solely as Trustee under the Declaration (herein, together with any successor trustee under the Declaration, the "Trustee"); the financial institutions named as purchasers on Schedule I hereto, and/or any assignee thereof who may, from time to time, become a party to this Agreement pursuant to the terms hereof (collectively, the "Purchasers") and Citibank, N.A. ("Citibank"), in its capacity as agent for the Purchasers hereunder. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

                              Preliminary Statement

            A. Synthetic Products Company, a Delaware corporation ("Synpro"), was the owner of (i) certain parcels of land described on Schedule A to the Ohio Deed and located in Cleveland, Ohio (the "Ohio Fee Parcels"), (ii) an easement interest in a certain parcel of land described on Schedule A to the Ohio Deed and located in Cleveland, Ohio (the "Ohio Easement Parcel" and together with the Ohio Fee Parcels, the "Ohio Parcels") (iii) a license interest with respect to a parcel of land in Cleveland, Ohio as described on Schedule A to the License Agreement (the "License Parcel"), (iv) two parcels of land described on Schedule A to the Texas Deed and located in Fort Worth, Texas (the "Texas Fee Parcels", and together with the Ohio Fee Parcels, collectively, the "Fee Parcels"), (v) certain parcels of land described in the Easements and Option to Purchase between Synpro and the Company dated as of October 31, 1995 and located in Fort Worth, Texas (the "Texas Easement Parcels"), (vi) a leasehold interest in certain parcels of land described in the Easement and located in Fort Worth, Texas (the "Texas Leasehold Parcels" and together with the Ohio Easement Parcel and Texas Easement Parcels, collectively, the "Easement Parcels"), (vii) a plant for the manufacture of stearates, lubricants and stabilizers and related facilities located on the Ohio Fee Parcels (the "Ohio Plant"), (viii) a plant for the manufacture of stearates, lubricants and stabilizers located on the Texas Fee Parcels (the "Texas Plant" and together with the Ohio Plant, collectively, the "Plants"), (ix) certain improvements located on the Texas Leasehold Parcel and used in connection with the operation of the Texas Plant (the "Texas Leasehold Improvements"), (x) certain improvements located on the Texas Easement Parcel and used in connection with the Texas Plant (the "Texas Easement Improvements"), (xi) certain fixtures, equipment and other personal property used in connection with the Plants and presently located on (a) the Ohio Fee Parcels (the "Initial Ohio Fee Improvements"), (b) on the Texas Fee Parcels (the "Initial Texas Fee Improvements") and (c) on the License Parcel (the "Initial License Improvements") (collectively, the "Assets" and together with the Plants, the "Initial Improvements") as described on Schedule A to the Bill of Sale.

            B. On the Financing Closing Date, the Trustee acquired from Synpro fee title to the Ohio Fee Parcels and the Texas Fee Parcels, an easement interest in the Ohio Easement Parcel, a license to the License Parcel and title to a portion of the Initial Improvements pursuant to an Asset Purchase Agreement dated as of October 25, 1995 among Synpro, Cookson Group, plc, Cookson America, Inc. and the Company (as the same may be amended from time to time, the "Purchase Agreement"). In addition, on the Financing Closing Date, (a) the Company acquired from Synpro (i) the leasehold estate to the Texas Leasehold Parcel pursuant to the Purchase

Agreement, and (ii) easements over the Texas Easement Parcel pursuant to the Purchase Agreement, and (b) the Trustee acquired from the Company (i) easements over the Texas Leasehold Parcel and to the Texas Easement Improvements pursuant to the Easement, and (ii) the easements over the Texas Easement Parcels pursuant to the Second Easement. Thereafter, certain improvements to the Initial Improvements (the "Financed Improvements") were constructed, as more fully described in Exhibit A to the Agency Agreement referred to below. The Initial Improvements and the Financed Improvements, together with all future structures, buildings, fixtures and other immovable improvements now or hereafter on the Fee Parcels, the Easement Parcels and the License Parcel and all integral equipment to be located thereon or therein are collectively defined as the "Improvements". The Trustee's fee interest in the Fee Parcels, easement interests in the Easement Parcels, license to the License Parcel and interest in the Improvements are sometimes referred to herein as the "Property". After acquiring the Property as described above, the Trustee leased (or granted a license to portions of) the Property to the Company pursuant to a lease dated as of October 31, 1995 and amended as of the date hereof (as the same may be amended from time to time, the "Lease").

            C. The Company, acting as the Trustee's Construction Agent under an agency agreement dated as of October 31, 1995 (as amended, the "Agency Agreement"), completed the construction of the Financed Improvements.

            D. To finance the Trustee's acquisition of the Parcels and the Initial Improvements, the Trustee, on the Financing Closing Date, issued to the Certificate Purchaser the Series 1 Certificates and issued to the Note Purchasers Series 1 A-Notes and Series 1 B-Notes pursuant to a declaration of trust dated as of October 31, 1995 (as the same may be amended from time to time, the "Declaration" or "Declaration of Trust"). To finance the construction of the Financed Improvements, the Trustee issued on the Financing Closing Date, Interim Notes to the Note Purchasers and Series 2 Certificates to the Certificate Purchasers pursuant to the Declaration.

            E. Subject to the terms and conditions of the Original Participation Agreement, the Note Purchasers made Advances on the Financing Closing Date and from time to time thereafter, and each Certificate Purchaser made Investments for all amounts paid or payable as: (a) costs for (i) the acquisition of the Parcels and the Improvements, and (ii) the design, engineering, construction, operation, testing and licensing of the Improvements; (b) interest, distributions and fees paid or payable on or with respect to the Interim Notes and Series 2 Certificates on or prior to the Interim Note Maturity Date, (c) interest, distributions, fees and expenses paid or payable on any Payment Date between March 21, 1996 and December 25, 1996 with respect to the Series 1 A-Notes, the Series 1 B-Notes and the Series 1 Certificates and (d) fees and expenses paid in connection with the Operative Documents and the transactions contemplated hereby (all amounts specified in the foregoing clauses (a), (b), (c) and (d), collectively, "Actual Project Costs"). Upon the Interim Note Maturity Date, the Trustee refinanced the Interim Notes through the issuance of a specified proportion of Series 2 A-Notes and Series 2 B-Notes, issued pursuant to the Declaration in the same aggregate principal amount as the Interim Notes. The Instruments were issued, dated and mature and are payable as provided in the Declaration. The Instruments shall be entitled to the benefit of the Trust Estate held pursuant to the Declaration.

            F. The Company entered into a guaranty agreement dated as of October 31, 1995 (as the same may be amended from time to time, the "Instrument Guaranty") pursuant to which the Company guaranties repayment by the Trustee of the Instruments to the extent provided therein. Pursuant to this amendment, the Company shall confirm its obligations under the Instrument Guaranty.

            G. The Company also entered into a services agreement dated as of October 31, 1995, (as the same may be amended from time to time, the "Services Agreement") pursuant to which it will be obligated to provide certain services to the Trustee and with respect to the Property in the event the Company does not purchase the Property at the expiration or other termination of the Lease.

            H. In addition, the Company entered into the Expiration Date Amendment dated as of October 30, 2000 (the "Expiration Date Amendment") pursuant to which the Company desired that the Expiration Date of the Lease and the Maturity Date of the Instruments be extended from October 31, 2000 to November 30, 2000.

            I. The Company now desires to amend and restate this Agreement and amend certain of the other Operative Documents to extend the Term of the Lease and incorporate the provisions from prior amendments of this Agreement. The Purchasers, the Agent and the Trustee are willing to agree to such amendments subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the agreements herein and in the other Operative Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                                   ARTICLE I.

            SECTION 1.01. Simultaneous Amendment Effective Date Transactions. On the Amendment Effective Date, subject to the satisfaction of the conditions set forth in Section 2.01 of this Agreement, the following agreements shall be duly executed and delivered by the parties thereto.

            (a)   this Agreement;

            (b)   the First Amendment to Declaration of Trust;

            (c)   the First Amendment to Lease;

            (d)   Confirmation of Instrument Guaranty.

            SECTION 1.02. Amendment of Prior Transaction. The Note Holders and Certificate Holders consent to the execution by the Trustee and the Agent of the letter agreement dated as of the date hereof among the Company, the Trustee and the Agent.

                                   ARTICLE II.

                              CONDITIONS PRECEDENT

            SECTION 2.01. Conditions Precedent to the Amendment Effective Date. The effectiveness of the amendment of the Operative Documents contemplated hereby shall be subject to the fulfillment, to the satisfaction of the Agent, on or before the Amendment Effective Date, of the following conditions precedent:

            (a) Due Authorization, Execution and Delivery. The Amendment Documents shall have been duly authorized, executed and delivered by all parties thereto and shall be in full force and effect. No condition or event shall exist or have occurred which would constitute a Default or Event of Default under any of the Operative Documents by any party thereto and the Trustee and the Company shall each have delivered an Officer's Certificate as to the Company's or the Trustee's respective compliance dated the Amendment Effective Date.

            (b) Representations. The representations and warranties of each of the Company and SSBTC, respectively, set forth in the Operative Documents shall be true and correct on and as of the Amendment Effective Date, and the Company and SSBTC shall each have delivered an Officer's Certificate dated the Amendment Effective Date to such effect as to their respective representations and warranties.

            (c) Opinions. An opinion of Squire, Sanders & Dempsey L.L.P., special counsel to the Company, dated the Amendment Effective Date and addressed to the Agent, the Purchasers and the Trustee, shall have been delivered in form and substance satisfactory to the Agent and Special Counsel.

            (d) Proceedings Satisfactory and Other Evidence. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by the Operative Documents and all documents, papers and authorizations relating thereto shall be satisfactory to the Agent, the Company and their respective counsel. The Agent and the Company, and their respective counsel shall receive copies of such documents and papers as they have requested, in form and substance satisfactory to them, including but not limited to the Operative Documents.

            (e) Closing Fees. The Company shall have paid (i) to Special Counsel and the Trustee's Counsel, the reasonable fees and expenses of such counsel that are set forth in invoices submitted by such counsel to the Company at least two days prior to the Amendment Effective Date, (ii) to Citibank, N.A., the structuring, advisory and placement fee referred to in the engagement letter dated as of September 12, 2000 (the "Advisory Fee"), and (iii) such other amounts as the Company may be required to pay on or before the Amendment Effective Date in accordance with the terms of the Operative Documents.

            (f) [Intentionally Omitted.]

            (g) Compliance with Law. The Property and the Company shall be in material compliance with all Laws, including, without limitation, all building, construction and zoning Laws and Environmental Laws applicable to the Property or any part thereof.

            (h) Permits and Certain Property Matters. (i) All Permits that are or will become Applicable Permits shall have been obtained. All such Permits shall be in proper form, shall be in full force and effect and not subject to any further appeal, consent or further contest or to any unsatisfied condition that may allow modification or revocation; and

                  (ii) The Property shall not have suffered a Condemnation or a Casualty, or any other damage or destruction which renders the Property unusable in whole or in material part and, under applicable Law, the Property may be used for the purposes contemplated by the Company in accordance with the Lease.

            (i) Documents Relating to the Property. The Company shall deliver, or cause to be delivered, to the Trustee, the Agent and the Purchasers documentation with respect to the condition of the Property or any part thereof, the real estate Taxes applicable to the Parcels and the Property and such other documents and agreements (including but not limited to a copy of the Construction Contracts and any other necessary Facility Agreements to the extent available, or assignments thereof) relating to the operation of the Property or any part thereof as the Agent or the Purchasers may reasonably request, in form and substance reasonably acceptable to the Agent and the Purchasers.

            (j) Insurance. The Company shall (i) maintain, and cause each of its Subsidiaries to maintain, insurance in accordance with the provisions of Section 5.01(c); and (ii) be in compliance with all Insurance Requirements. The Company shall deliver, or cause to be delivered, to the Trustee and the Agent: (i) certificates of insurance, applicable reinsurance cover notes or other satisfactory assurances, evidencing the coverage of such policies in compliance with the Insurance Requirements; and (ii) copies of the exceptions to coverage of such policies.

            (k) Taxes. All Taxes (other than Excluded Charges), fees and other charges which have become due and payable in connection with the execution and delivery of the Operative Documents and the Amendment Documents shall have been paid by the Company.

            (1) Environmental Matters. A Phase I and Phase II environmental audit of each of the Parcels and the Improvements by the Environmental Consultant shall have been conducted, at the sole cost and expense of the Company, and the Agent, the Trustee and the Purchasers shall have received a copy of the Environmental Consultant's Phase I and Phase II reports, which shall be in form and substance satisfactory to the Trustee, the Agent and the Purchasers. No environmental hazard with respect to the Property shall have arisen, or come to the attention of the Company, since the date of the Phase II.

            (m) Appraisal. The Agent shall have received an appraisal of the Property (the "Appraisal"), satisfactory in form and substance to the Agent and the Purchasers. Such Appraisal shall be prepared by the Appraiser and shall be at the expense of the Company.

            (n) No Material Adverse Event. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened before any court, governmental agency or arbitrator that could be reasonably likely to have a Material Adverse Effect.

            (o) Recording and Filing. Continuation statements under the UCC shall have been duly recorded, published, registered and filed by the Agent (or arrangements for such recording, publishing, registering and filing shall have been made), in such manner and in such places as the Company, the Company's counsel, the Agent and Special Counsel shall determine to be necessary or appropriate to publish notice thereof and protect the validity and effectiveness thereof and to establish, create, perfect, preserve and protect the rights of the parties thereto and their respective successors and signs, and all Taxes, fees and other charges in connection with such recording, publishing, registration and filing of the Operative Documents or any memoranda thereof and any financing statements shall have been paid, or caused to be paid, by the Company.

            (p) Satisfaction with Contemplated Transactions. The Agent, the Trustee and each Purchaser shall be satisfied, each in its sole discretion, with their review of the Property and all material matters in connection with the acquisition thereof by the Trustee, including without limitation, the Purchase Agreement and the Facility Agreements, to the extent available, and each other contract that is material to the ownership, leasing and operation of the Property.

            (q) Additional Documents. The Agent shall have received such other approvals, certificates or documents as the Agent may reasonably request to evidence satisfaction of the conditions set forth in this Section 2.01.

                                  ARTICLE III.

                             [Intentionally Omitted]

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Company Representations and Warranties. The Company hereby represents and warrants to the Trustee, the Agent and the Purchasers that the following shall be true and correct on and as of the Amendment Effective
Date:

            (a) Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified and authorized to do business in the State of Texas and, if required, in the State of Connecticut and the Commonwealth of Pennsylvania.

            (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which it is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable Law or of the articles of incorporation or code of regulations of the

Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any lien on any asset of the Company (except as contemplated by the Operative Documents) or its Subsidiaries, except where such contravention, default or lien would not result in a Material Adverse Effect.

            (c) Binding Effect. This Agreement and the other Operative Documents to which the Company is a party are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

            (d) Financial Information. (i) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1999, and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Company's annual report for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission (the "Commission") on Form 10-K and the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at June 30, 2000 and the related consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for the six months then ended, duly certified by a financial officer of the Company, copies of which have been delivered to each of the Note and Certificate Purchasers, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and changes in financial position for such periods.

                  (ii) Since December 31, 1999, there has been no Material Adverse Change.

            (e) Litigation. There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any of the Operative Documents or the consummation of the transactions contemplated hereby.

            (f) Compliance with ERISA, etc.

                  (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (ii) Neither the Company nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (iii) Neither the Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (iv) Except as set forth in the financial statements referred to in Section 4.01(d), the Company and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

            (g) Subsidiaries. Each of the Company's Subsidiaries is a corporation duly incorporated, validly existing and in good standing, in each case under the laws of its jurisdiction of incorporation, except where failure to do so would not constitute a Material Adverse Effect.

            (h) Status. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is it subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act, or under any other state or Federal Law limiting its ability to execute and deliver any Operative Document or perform its obligations thereunder.

            (i) Use of Proceeds. The Company, as the Construction Agent, has used the proceeds of the Advances received by it solely to pay Actual Project Costs, and none of such proceeds have been used in violation of any applicable Law, including, without limitation, Regulation G, Regulation T, Regulation U and Regulation X.

            (j) No Default. No event has occurred and no condition exists which constitutes a Default or an Event of Default.

            (k) Consents. The execution and delivery by the Company of each Operative Document to which it is a party and any other agreement which it has entered into in connection with the transactions contemplated thereby, the consummation of the transactions contemplated thereby and its compliance with the terms thereof does not require the consent or the approval or authorization of, or filing, registration or qualification with, any Federal, state or local government on the part of the Company as a condition to such execution, delivery and compliance.

            (1) Title to the Parcels.

                  (i) The Trustee has good and marketable title to an indefeasible fee estate in each of the Fee Parcels, subject to no Liens other than Permitted Encumbrances.

                  (ii) The Trustee has good and marketable title to the easement interests in each of the Ohio Easement Parcel, the Texas Leasehold Parcel and the Texas Easement Parcels subject to no Liens other than Permitted Encumbrances.

                  (iii) Neither the Fee Parcels, the Easement Parcels nor the Property contain any defect or feature making them unsuitable for the proper operation of the Improvements.

            (m) Compliance with Law. Except as referenced in Section 4.01(r) and
Schedule 4.01(r), the Company is in material compliance with all Laws (including all Environmental Laws) with respect to the Parcels or the Property or with respect to its leasing and operation of the Property, the construction of the Improvements or the conduct of its business on the Property. The Company has not received any notice of, or citation for, any violation of any Law or any Environmental Action which has not been resolved or which the Company reasonably believes can not be resolved in the ordinary course of business, which notice or citation or Environmental Action relates to the ownership or operation of the Parcels or the Property.

            (n) Recordation. The Deeds, the Bill of Sale, the Easement, the Second Easement, and the Lease (or a memorandum thereof), and the financing and continuation statements have been recorded or filed in each place in which recording or filing is required to publish notice, under Texas and Ohio Law, of the interests created thereby and to protect the validity and effectiveness thereof

            (o) [Intentionally omitted]

            (p) Rights to Property; Etc. (i) The Conveyance Documents conveyed to the Trustee all rights-of-way, easements and real property licenses, environmental allowances, rights in real property (including, without limitation, fixtures and appurtenances), utilities and other services necessary for the day-to-day operation of the Property and (A) such rights-of-way, easements, licenses, environmental allowances, utilities and other services are valid and in full force and effect in accordance with their terms, (B) there is presently no material default with respect to any such rights-of-way, easements, licenses, utilities and other services, and (C) all utility services necessary for the operation of the Property for its intended purposes are available at the boundaries of the Parcel.

                  (ii) None of the Permitted Encumbrances will interfere with the use or possession of the Property or any other material asset used in connection therewith or the use of or the exercise by the Trustee of its rights either under any Operative Document or to the Property.

                  (iii) The Company has given any and all notices required to be given in connection with the construction of the Improvements pursuant to any easements, rights-of-way, licenses or other agreements affecting the Parcel or the Property, or any part thereof

                  (iv) The Improvements are situated wholly within the boundary lines of the Texas Fee Parcels, the Texas Easement Parcels or the Ohio Fee Parcels, as the case may be, and do not encroach upon any contiguous or adjoining property; neither Parcel is considered part of a larger zoning or tax lot; the Improvements do not encroach on any easements or rights-of-way affecting the Property (except as specifically described in one of the Title Policies), or violate any rights granted thereunder or any covenants or restrictions affecting the Property, or any part thereof, and any future violation will not result in a reversion or forfeiture of title, right of re-entry or power of termination; and the easements, rights-of-way, covenants and restrictions affecting the Property will not interfere with the use or occupancy of the Property or any part thereof, or any asset owned or used in connection therewith, nor will the exercise of rights or remedies thereunder result in any damage to the Improvements or diminution of value of the Property, or any part thereof.

            (q) Trade Secrets and Patents. (i) The ownership of the Property by the Trustee and the leasing and operation of the Property by the Company, including the construction and proposed operation of the Improvements, do not and will not conflict with, infringe on, or otherwise violate any copyright, trade secret or patent rights of any other Person.

                  (ii) The Company has all rights to all patents, patent applications, proprietary computer software, "know-how" and copyrights used or to be used in the ordinary course of the construction and operation of the Improvements (the "Intellectual Property Rights") that are necessary for the operation thereof, including the right to assign the Intellectual Property Rights. There is no judicial proceeding pending (or, to the knowledge of the Company, threatened) involving any claim of any infringement, misuse or misappropriation by the Company or any Affiliate thereof of any patent, copyright, license or similar intellectual property right owned by any third party related to the Intellectual Property Rights.

            (r) Environmental Compliance. (i) Except as may be disclosed in the Company's Annual Report for the year ended December 31, 1999 as filed with the Securities and Exchange Commission on March 29, 2000, and except where noncompliance would not reasonably be expected to have a Material Adverse Effect, the operations and properties of the Company (other than the Property) and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Company and its Subsidiaries, the Company and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect. Except as set forth on Schedule 4.0 1(r), the Property complies in all material respects with all Environmental Laws; all necessary Environmental Permits have been obtained and are in effect for the Property and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against the Property or (B) cause the Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (ii) Except as set forth in this Section 4.01(r) or on
Schedule 4.01(r), none of the properties currently or formerly owned or operated by the Company (other than the Property) or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the CERCLA ("NPL")or on CERCLIS or any analogous state list of sites requiring investigation or cleanup, the listing, or proposed listing of which would be reasonably likely to have a Material Adverse Effect. The Property is not listed or proposed for listing on the NPL or on CERCLIS or any analogous state list of sites requiring investigation or cleanup.

                  (iii) Except where noncompliance would not individually or in the aggregate have a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state list, and (B) all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by the Company or any of its Subsidiaries have been disposed of in compliance with all Environmental Laws and Environmental Permits. Except as set forth in this Section 4.01(r) or on Schedule 4.0 1(r), all Hazardous Materials generated, used, treated, handled or stored at or transported to or from the Property have been disposed of in compliance with all Environmental Permits.

            (s) No Condemnation or Casualty. The Property has not suffered a Condemnation or a Casualty or any other damage or destruction which renders the Property unusable in whole or in material part, and, under applicable Law, the Property may be used for the purposes contemplated by the Company in accordance with the Lease.

            (t) Permits. All Permits (including Environmental Permits) that are or will become Applicable Permits have been obtained. All such obtained Permits are in proper form, in full force and effect and not subject to any further appeal or further contest or to any unsatisfied condition (other than conditions relating to completion in the future) that may allow modification or revocation.

            (u) Insurance. The Company is in compliance with all Insurance Requirements, and all insurance policies required by paragraph 16 of the Lease are in full force and effect.

            (v) Taxes. All Taxes (other than Excluded Charges), fees and other charges which have become due and payable in connection with the execution and delivery of the Operative Documents or any memorandum thereof have been paid.

            (w) Compliance. The Property is in material compliance with all existing applicable Laws.

            (x) No Material Adverse Event. No applicable Law prohibits, and no litigation, governmental investigation or other proceeding is pending or, to the Company's knowledge, threatened in which there is a reasonable possibility of an unfavorable judgment, decree, order or other determination which could prevent or make unlawful, or impose any material adverse condition upon, the Property or the acquisition, construction, use, ownership, operation or leasing thereof, or the Trustee's ownership thereof.

            (y) Full Disclosure. The statements and materials furnished by or on behalf of the Company to the Agent, any Note and/or Certificate Purchaser, the Trustee or Special Counsel, in connection with any Operative Document or any transaction contemplated thereby do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which such statements or materials were furnished.

            SECTION 4.02. SSBTC Representations and Warranties. SSBTC, in its individual capacity and not as Trustee, represents and warrants (with the exception of subsection (g), which representation and warranty is made by SSBTC solely in its trust capacity) to the Company and the Purchasers that the following statements are and shall be true and correct as of the Amendment Effective Date:

            (a) Organization and Authority. (i) SSBTC is a Massachusetts trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

                  (ii) SSBTC has all requisite power and authority to execute and deliver each Operative Document to which it is a party and to comply with the terms thereof and perform its obligations thereunder.

            (b) Pending Litigation. There are no actions, suits or Proceedings pending or threatened against or affecting SSBTC in any court or before any governmental body or arbitration tribunal which, if adversely determined, would adversely affect the Trustee's ownership of the Property or the business, condition (financial or otherwise), performance, properties, prospects or results of operation of SSBTC or the Trustee's ability to perform its obligations as Trustee under any Operative Document to which it is a party or any other agreement which it has entered into in connection with any transaction contemplated by any Operative Document.

            (c) Authorization; No Conflict. The execution and delivery by SSBTC of, and compliance by SSBTC with all of the provisions of, each Operative Document to which it is a party and any other agreement entered into in connection with any transaction contemplated by the Operative Documents are within the powers of SSBTC and are authorized by SSBTC and will not conflict with, result in any breach of any of the provisions of, or constitute a default under, SSBTC's articles of association or by-laws or any agreement, judgment, injunction, order, decree or other instrument to which SSBTC is a party or by which SSBTC may be bound or which is applicable to any of SSBTC's property or result in a violation of any applicable Massachusetts or Federal Law or in the creation of any lien on any asset of SSBTC (except as contemplated by the Operative Documents).

            (d) Enforceability. Each of the Operative Documents to which SSBTC is a party, and any other agreement entered into by SSBTC in connection with any transaction contemplated by any Operative Document, has been duly authorized by all necessary action on the part of SSBTC, and is the legal, valid and binding obligation of SSBTC enforceable against SSBTC in accordance with its terms, except as enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

            (e) No Default. No event has occurred and no condition exists which,. upon consummation of the transactions contemplated by any Operative Document, would constitute a default by SSBTC. SSBTC is not in violation in any respect of any agreement or any other instrument, nor is SSBTC in violation of its articles of association or any other instrument to which it is a party or by which it or any of its property may be bound or affected which would have a material adverse effect on either the business, financial position or results of operations of SSBTC or SSBTC's ability to perform its obligations as Trustee under the Operative Documents.

            (f) Consents. The nature of SSBTC, its execution and delivery of each Operative Document to which it is a party, its consummation of the transactions contemplated thereby, its compliance with the terms thereof or any circumstance in connection with the transactions contemplated thereby does not require the consent of any Person or the approval or authorization of, or filing, registration or qualification with, any Massachusetts or Federal governmental authority governing the banking or trust powers of SSBTC on the part of SSBTC (other than such as have been obtained) as a condition to such execution, delivery and compliance.

            (g) Enforceability Against Trustee. As of the Financing Closing Date the Instruments have been duly authorized by all necessary corporate action on the part of the Trustee and the Instruments (other than the Series 2 A-Notes and Series 2 B-Notes) constitute, and (upon issuance) the Series 2 A-Notes and Series 2 B-Notes will constitute, the legal, valid and binding obligations of the Trustee (acting solely as Trustee under the Declaration, and not in its individual capacity) and are, or (as applicable) will be, enforceable against the Trustee in accordance with their terms and the terms of the Declaration.

                                   ARTICLE V.

                                    COVENANTS

            SECTION 5.01. Company's Covenants.

            (a) Information. The Company will deliver to the Agent for distribution to the Note and Certificate Purchasers:

                  (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company;

                  (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Subsidiaries, containing consolidated financial statements for such year certified in a manner acceptable to the Majority Purchasers by KPMG Peat Marwick or other independent public accountants acceptable to the Majority Purchasers, together with a certificate of such accountants stating that during the course of their examination no Default or Event of Default existing at the end of such fiscal year came to their attention or, if any did come to their attention, briefly describing the same;

                  (iii) together with each delivery pursuant to clause (i) or
      (ii) above, a certificate of an appropriate financial officer of the Company setting forth the computations showing compliance or non-compliance, as the case may be, with the covenants in Section 5.01(i) which certificate shall be in form and detail reasonably satisfactory to the Purchasers and shall include such officer's certification that he knows of no Default or Event of Default then existing or, if any does exist, a brief description thereof and of the Company's intentions in respect thereof;

                  (iv) as soon as possible and in any event within five days after the occurrence of each Default and Event of Default continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default or Event of Default and the action which the Company has taken and proposes to take with respect thereto;

                  (v) promptly after the sending or filing thereof, copies of
      (A) each Form 10-K, Form l0-Q, Form 8-K or similar document filed by the Company with the Securities and

      Exchange Commission, (B) each effective registration statement or generally distributed preliminary prospectus filed by the Company with the Securities and Exchange Commission, but not including any relating solely to employee benefit plans, and (C) each proxy statement, annual or quarterly report or other document sent by the Company to holders of its common stock;

                  (vi) promptly and in any event within ten business days after the receipt thereof by the Company or any of its Subsidiaries, a copy of each notice, citation or other communication from the United States Environmental Protection Agency, any state environmental protection agency, any court or any other governmental Person, and of each consent agreement, consent decree, judgment or other document with any such Person, in each case asserting an actual or potential violation, fine, penalty, enforcement action or liability of the Company or any Subsidiary under any law or regulation relating to environmental protection, hazardous or toxic substances or contaminated materials, the effect or adverse determination of which would have a Material Adverse Effect;

                  (vii) promptly after the commencement thereof, notice of the commencement and nature of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(e);

                  (viii) promptly and in any event within 15 days after the Company or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of an officer of the Company having knowledge of or responsibility for such matters describing such ERISA Event and the action, if any, that the Company or such ERISA Affiliate has taken and proposes to take with respect thereto;

                  (ix) promptly and in any event within seven Business Days after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

                  (x) promptly and in any event within 30 days after the receipt thereof by the Company or any of its ERISA Affiliates, a copy of the latest annual actuarial report for each Plan if the ratio of the fair market value of the assets of such Plan to its current liability (as defined in Section 412 of the Code) is less than 60%;

                  (xi) promptly and in any event within five Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Company or any of its ERISA Affiliates in connection with any event described in clause (A) or (B); and

                  (xii) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Purchaser or the Trustee through the Agent may from time to time reasonably request.

            (b) Compliance with Environmental Laws. The Company will comply, and cause other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws now existing or hereinafter enacted and Environmental Permits with respect to the Property; obtain and renew all Environmental Permits necessary for ownership and operation of the Property; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of the Property pursuant to the lawful order of any regulatory authority and generally in accordance with the requirements of all Environmental Laws, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

            (c) Maintenance of Property; Insurance; As-Built Survey. (i) The Company will keep, and will cause each of its Subsidiaries to keep, all property used or useful in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

                  (ii) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with insurance companies, insurance on all of its properties in at least such amounts and against at least such risks (and with such risk retention) as the Company in good faith determines is necessary or appropriate for the prudent management of its business; and will furnish to the Purchasers, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

                  (iii) The Company will deliver to the Agent promptly after the occurrence of the Final Completion Date, the final as-built plans and specifications of the Improvements (which in any event shall be provided to Agent within ninety (90) days after the Final Completion Date).

            (d) Conduct of Business and Maintenance of Existence. (i) Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date hereof, and the Company will preserve, renew and keep in full force and effect its rights, privileges and franchises necessary or desirable in the normal conduct of its business to the extent permitted by Law, unless the loss of any such rights, privileges or franchises could not reasonably by expected to have a Material Adverse Effect.

                  (ii) The Company will preserve and keep in full force and effect its corporate existence.

            (e) Compliance with Laws. The Company will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Laws, if non-compliance would have a Material Adverse Effect; such compliance shall include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property; provided, however, that in the event of any alleged non-compliance, no such Person shall be in violation of this subsection: (i) if within thirty (30) days after such noncompliance becomes apparent or is alleged, appropriate corrective measures are commenced and such measures are diligently pursued to the satisfaction of the applicable court, agency or governmental authority; or (ii) if and as long as such alleged non-compliance is being contested in good faith by timely and appropriate proceedings.

            (f) Books and Records. The Company will keep, and cause each of its domestic Subsidiaries to keep, proper books of record and account in which entries in conformity with GAAP shall be made of all financial transactions and the assets and business of the Company and each such domestic Subsidiary.

            (g) Survey. The Company shall deliver to the no later than December 15, 2000 a current, accurate "as built" survey of each of the Parcels showing the location of all Improvements, easements, encroachments and other survey matters, dated a recent date, in form and substance satisfactory to the Agent, prepared by licensed surveyors acceptable to the Agent, which survey is certified to the Company, the Trustee, the Agent and the Note and Certificate Purchasers.

            (h) [Intentionally Omitted.]

            (i) (i) Consolidated Total Debt/Consolidated EBITDA Ratio. The Company will not at any time permit the ratio of (x) the amount of Consolidated Total Debt at such time to (y) Consolidated EBITDA for its then most recent Testing Period, to exceed 3.25 to 1.00.

                  (ii) Interest Coverage Ratio. The Company will not permit the ratio of (x) Consolidated EBITDA for any Testing Period, to (y) Consolidated Interest Expense for such Testing Period, to be less than
      4.00 to 1.00.

            (j) Consolidation, Merger, Asset Sales, etc. The Company will not, and will not permit any Subsidiary to, (i) enter into any transaction of merger or consolidation, (ii) sell all or substantially all of its property and business, (iii) otherwise make or effect any Asset Sale, or (iv) agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (A) Certain Intercompany Mergers, etc. If no Default or Event of Default shall have occurred and be continuing or would result therefrom:

                        (1) the merger, consolidation or amalgamation of any
                  Subsidiary of the Company with or into the Company; provided the Company is the surviving or continuing or resulting corporation;

                        (2) the merger, consolidation or amalgamation of any
                  Subsidiary of the Company with or into another Subsidiary of the Company; provided that the surviving or continuing or resulting corporation is a Wholly-Owned Subsidiary of the Company, and provided, further, that if any such Subsidiary is a guarantor under the Subsidiary Guaranty, the surviving or continuing or resulting corporation is or contemporaneously therewith becomes a guarantor under the Subsidiary Guaranty;

                        (3) the liquidation, winding up or dissolution of any
                  Subsidiary of the Company;

                        (4) the making of any Asset Sale by the Company to any
                  Wholly-Owned Subsidiary;

                        (5) the making of any Asset Sale by any Subsidiary to
                  the Company or any other Wholly-Owned Subsidiary of the Company; and

                        (6) the making of any Asset Sale by any Subsidiary of
                  the Company to any Wholly-Owned Subsidiary of the Company, provided that if the selling Subsidiary is a guarantor under the Subsidiary Guaranty the purchasing Subsidiary must be, or contemporaneously become, a guarantor under the Subsidiary Guaranty;

            shall each be permitted.

                  (B) Other Mergers, etc. Involving the Company. The Company may consolidate or merge with any other corporation, or sell, transfer or otherwise dispose of all or substantially all of the property and assets of the Company and its Subsidiaries as an entirety to any acquiring Person, if (1) the surviving, continuing or resulting corporation of such merger or consolidation (if other than the Company) or the acquiring Person, is a corporation, partnership or limited liability company formed under the laws of one of the States of the United States or the District of Columbia and unconditionally assumes the obligations of the Company under the Operative Documents pursuant to an assumption agreement delivered to the Agent contemporaneously with the consummation of such transaction and in form and substance reasonably satisfactory to the Majority Purchasers, (2) no Event of Default has occurred and is continuing or would result therefrom, (3) no Change of Control would be occasioned thereby, and (4) the Consolidated Net Worth of the surviving, continuing or resulting corporation of such merger or consolidation or the acquiring Person, as applicable, is at least 95% of the Consolidated Net Worth of the Company as of the end of its most recent fiscal quarter ended prior to the date such transaction is consummated.

                  (C) Asset Sales in Permitted Receivables Programs. The Company or any of its Subsidiaries may make any Asset Sale consisting of trade receivables and related collateral, credit support and similar rights, pursuant to one or more receivables programs, to a Person who is not a Subsidiary of the Company; provided that (1) the consideration to be received by the Company and its Subsidiaries for any such Asset Sale consists of cash; (2) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (3) the aggregate outstanding balance of the trade receivables subject to all such programs at any point in time is not in excess of $150,000,000 (collectively the "Permitted Receivables Programs").

                  (D) Other Permitted Asset Sales. In addition to the Asset Sales permitted in Section 5.01 (j)(C) above, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any of its Subsidiaries may make any other Asset Sale to a Person who is not a Subsidiary of the Company; provided that,

                        (1) in the case of any such Asset Sale or related series
                  of Asset Sales where the fair value (as determined by management of the Company) of the property covered thereby exceeds $50,000,000 in the aggregate, at least 75% of the consideration to be received by the Company and its Subsidiaries consists of cash;

                        (2) the cumulative aggregate consideration for all such
                  Asset Sales completed during the calendar year ended December 31, 2000, or any subsequent calendar year, does not exceed $125,000,000 in the case of any such calendar year; and

                        (3) in the case of any such transaction involving
                  consideration in excess of $50,000,000, at least five Business Days prior to the date of completion of such transaction the Company shall have delivered to the Agent an officer's certificate executed on behalf of the Company by an Authorized Officer of the Company, which certificate shall contain (a) a description of the proposed transaction, the date such transaction is scheduled to be consummated, and the estimated purchase price or other consideration for such transaction,
                  (b) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (c) which shall (if requested by the Agent) include a certified copy of the draft or definitive documentation pertaining thereto.

                  For the avoidance of doubt, no amounts in respect of Asset Sales made in Permitted Receivables Programs pursuant to Section 5.01(j)(C) shall be included in any dollar computations pursuant to this
      Section 5.01(j)(D).

Without limitation of the foregoing, the Company will not directly or indirectly use any proceeds of borrowings under the Company's Credit Agreement to finance an Acquisition which is actively opposed by the Board of Directors (or similar governing body) of the selling Person or the Person whose equity interests are to be acquired, unless all of the Purchasers specifically approve or consent of such Acquisition in writing.

            (k) Fiscal Years, Fiscal Quarters. If the Company shall change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a Person which becomes a Subsidiary, made at the time such Person becomes a Subsidiary to conform to the Company's fiscal year and fiscal quarters), the Company will promptly, and in any event within 30 days following any such change, deliver a notice to the Agent and the Purchasers describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Majority Purchasers determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Purchasers, the Company will, if so requested by the Agent, enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Agent and the Majority Purchasers, modifying any of the financial covenants or related provisions hereof in such manner as the Majority Purchasers determine is necessary to eliminate such adverse effect.

            (l) Performance. The Company shall observe and perform all provisions to be observed or performed by it contained in each Operative Document to which it is a party, in accordance with the terms thereof and within the times permitted thereby (including any grace or cure periods provided thereby) so as to prevent the occurrence of an Event of Default, and will maintain, or cause to be maintained, the validity and effectiveness as to the Company of each such Operative Document to which it is a party.

            (m) Intellectual Property Rights. The Company shall preserve, protect and maintain its rights in and to the Intellectual Property Rights in accordance with prudent industry practice.

            (n) [Intentionally Omitted.]

            (o) [Intentionally Omitted]

            (p) Restrictions on Secured Debt. The Company will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed represented by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (such notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter called "Debt"), secured by a Mortgage on any Principal Domestic Manufacturing Property of the Company or any Domestic Subsidiary, or any shares of stock or Debt of any Domestic Subsidiary, without effectively providing that the obligations of the Company under the Operative Documents (together with, if the Company shall so determine, any other Debt of the Company or such Domestic Subsidiary then existing or thereafter created which is not subordinate to the obligations under the Operative Documents) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions (as defined in
Section 5.01(q)) would not exceed 10% of Consolidated Net Tangible Assets; provided, however, that this Section 5.01(p) shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 5.01(p), Debt secured by:

                  (i) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary;

                  (ii) Mortgages in favor of the Company or any Domestic Subsidiary;

                  (iii) Mortgages on property of the Company or a Domestic Subsidiary in favor of the United States of America or any State thereof, or Puerto Rico, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or Puerto Rico, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute;

                  (iv) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction or improvement cost thereof or to secure any Debt incurred prior to, at the time of, or within 120 days after, the acquisition of such property or shares or Debt or the completion of any such construction or improvement for the purpose of financing all or any part of the purchase price or construction or improvement cost thereof

                  (v) Mortgages securing obligations issued by a State, territory or possession of the United States, any political subdivision of any of the foregoing, or the District of Columbia, or any instrumentality of the foregoing to finance the acquisition or construction or property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling of the Internal Revenue Service, includable in gross income of the holder by reason of section 1 03(a)( 1) of the Internal Revenue Code (or any successor to such provision as in effect at the time of issuance of such obligations); and

                  (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Debt secured by any Mortgage referred to in the foregoing clauses (i) to (v), inclusive; provided, that (A) such extension, or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (B) the Debt secured by such Mortgage at such time is not increased.

            (q) Limitation on Sales and Leasebacks. The Company will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred, more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, by the Company or any Domestic Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (herein referred to as a "sale and leaseback transaction") unless either:

                  (i) the Company or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to Section 5.01(p) on the Principal Domestic Manufacturing Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the obligations of the Company under the Operative Documents; or

                  (ii) the Company within 120 days after the sale or transfer shall have been made by the Company or by any such Domestic Subsidiary, applies an amount equal to the greater of (A) the net proceeds of the sale of the Principal Domestic Manufacturing Property sold and leased back pursuant to such arrangement or (B) the fair market value of the Principal Domestic Manufacturing Property so sold and leased back at the time of entering into such arrangements (as determined by any two of the following: the Chairman of the Board of the Company, its President, any Vice President, Finance of the Company, its Treasurer and its Controller) to the retirement of Funded Debt of the Company which is pari passu with the obligations of the Company under the Operative Documents; provided, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (1) the amount by which the general revolving commitments of the lenders under the Company's Credit Agreement as set forth on Annex I thereof were permanently reduced during the 120 days after such sale, if any such reduction in fact occurred, and (2) the principal amount of such Funded Debt, other than obligations of the Company under the Operative Documents, voluntarily retired by the Company within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

            (r) Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Company or any of its Subsidiaries, except:

                  (i) Operative Documents. Indebtedness incurred under the Company's Credit Agreement;

                  (ii) Existing Indebtedness. Existing Indebtedness, and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); provided that any Existing Indebtedness identified in Annex III to the Company's Credit Agreement or otherwise referred to in section 6.1 thereof as being intended to be refinanced by loans thereunder or otherwise retired, may not be otherwise refinanced;

                  (iii) Intercompany Debts. (A) unsecured Indebtedness of the Company owed to any of its Subsidiaries; and (B) Indebtedness of any of the Company's Subsidiaries owed to the Company or to another Subsidiary of the Company;

                  (iv) Hedge Agreements. Indebtedness of the Company and its Subsidiaries under Hedge Agreements; and

                  (v) Additional Indebtedness and Guaranty Obligations. Additional Indebtedness and Guaranty Obligations of the Company and/or any of its Subsidiaries, not otherwise permitted pursuant to the foregoing clauses, without limitation as to aggregate amount; provided that at the time of incurrence thereof and after giving effect thereto: (A) no Event of Default shall have occurred and be continuing or shall result therefrom, (B) if such Indebtedness or Guaranty Obligations is secured by any collateral, such Indebtedness is permitted by Section 5.0 1(p) and (C) the Company would have been in compliance with the covenants contained in Sections 5.01
      (i)(iv) and 5.01 (i)(v) hereof if such Indebtedness had been incurred at the beginning of the most recent Testing Period for which financial information has been furnished to the Purchasers hereunder, and such Indebtedness remained outstanding throughout such Testing Period.

            (s) No Stock Repurchases While Index Debt is Not Investment Grade, etc. The Company will not, at any time when its Index Debt is not Investment Grade, directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of (i) any shares of capital stock of any class of the Company (other than for a consideration consisting solely of capital stock of the same class of the Company); or (ii) any warrants, rights or options to acquire, or any securities convertible into or exchangeable for, any capital stock of the Company.

            (t) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Company, any Subsidiary, and in the case of a Subsidiary, the Company or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, except agreements and transactions with and payments to employees, officers, directors, shareholders and other Affiliates which are either (i) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (ii) entered into outside the ordinary course of business, approved by the directors or shareholders of the Company, and not prohibited by any of the provisions of this Agreement.

            (u) Plan Terminations, Minimum Funding. etc. The Company will not, and will not permit any ERISA Affiliate to (i) terminate any Plan or Plans so as so result in liability of the Company or any ERISA Affiliate to the PBGC in excess of, in the aggregate, $5,000,000, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Company or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

                                   ARTICLE VI.

                         THE NOTES AND THE CERTIFICATES

             SECTION 6.01. Determination of Rates.

            (a) All computations of interest and of any fee payable hereunder or under any other Operative Document (other than computations made for purposes of determining the Maximum Rate) shall be made by the Agent on the basis of a year of 360 days (365 days in the case of the computation of interest if the Applicable Rate is determined by reference to the Base Rate), for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by the Agent of an interest rate hereunder or under any other Operative Document shall be conclusive and binding for all purposes, absent manifest error, but no such interest rate shall ever exceed the Maximum Rate.

            (b) The Company shall notify the Agent two Business Days before each Interest Setting Date as to the Interest Period or Periods selected by the Company subject to the limitations set forth in the definition of Interest Period. On each Interest Setting Date, the Agent shall calculate the LIBO Rate. Upon determination of the LIBO Rate on the Interest Setting Date, the Agent shall promptly notify the Purchasers and the Trustee of the LIBO Rate for the applicable Interest Period.

            (c) In the event, and on each occasion, that on the Interest Setting Date the Agent shall have received notice from any Note Purchaser of such Purchaser's determination (which determination shall be conclusive and binding upon the Trustees and the Company absent manifest error) (i) that United States dollar deposits in the amount of the principal of and for the relevant Interest Period for such Purchaser's Notes are not generally available in the London interbank market or (ii) that the rate at which such dollar deposits are being offered would not adequately and fairly reflect the cost to such Purchaser of making or maintaining the principal of such Notes during the relevant Interest Period if the Applicable Rate were to be determined by reference to the LIBO Rate, then the Agent shall, as soon as practicable thereafter, give written, telex or facsimile notice of such determination to the Company, the Trustee and the other Purchasers and in the case of a determination pursuant to clause (ii) above only, such Purchaser shall deliver a certificate to the Agent and the Company describing in reasonable detail the calculations of such Purchaser pursuant to which it made such determination and stating that such Purchaser is making such determination on a basis consistent with its treatment of other similar situations, and thereafter the Applicable Rate on the Notes held only by such Purchaser shall be determined by reference to an appropriate substitute rate to be negotiated in good faith by the Company, the Agent and such Purchaser as promptly as practicable or, failing agreement on an appropriate substitute rate, the Base Rate, but in no event to exceed the Maximum Rate, until the circumstances giving rise to such notice no longer exist.

            (d) In the event, and on each occasion, that on the Interest Setting Date the Agent shall have determined (which determination shall be conclusive and binding upon the Company absent manifest error) that reasonable means do not exist for ascertaining the LIBO Rate for purposes of determining the Applicable Rate, then the Agent shall, as soon as practicable thereafter, give written, telex or facsimile notice of such determination to the Company, the

Purchasers and the Trustee, and thereafter the Applicable Rate on the Instruments shall be determined by reference to an appropriate substitute rate to be negotiated in good faith by the Company, the Agent and the Purchasers (the "Substitute Rate") as promptly as practicable or, failing agreement on the Substitute Rate, the Base Rate, but in no event to exceed the Maximum Rate, until the circumstances giving rise to such notice no longer exist.

            (e) In the event that, subsequent to the Financing Closing Date, the introduction of or any change in any United States or foreign Law, or the interpretation or application thereof, makes it unlawful, or any central bank or other governmental authority having jurisdiction asserts that it is unlawful, for any Purchaser (including any branch, subsidiary or Affiliate office of such Purchaser from which the Instruments are actually funded or at which the Instruments are actually maintained or held) to find or maintain and/or to continue to hold the Instruments if the Applicable Rate thereon is determined with respect to the LIBO Rate, then the Applicable Rate on such Instruments shall be converted automatically to the Base Rate plus the Applicable Margin (but in no event to exceed the Maximum Rate) on and after the last day of the applicable Interest Period or on and after such earlier date as may be required by such Law. As soon as practicable thereafter, the Company, the Agent and the Purchasers shall negotiate a Substitute Rate.

            (f) Upon the occurrence and during the continuance of an Event of Default arising from the nonpayment of the Company's obligations hereunder, the Applicable Rate on the Instruments shall automatically be converted to the Base Rate.

            SECTION 6.02. Assignments and Participations. (a) The Company may not assign its rights or delegate its obligations under this Agreement without the prior written consent of the Agent and all of the Purchasers. Upon an assignment to and assumption by a Person of the rights and obligations of the Company under and in compliance with this Agreement, the representations, warranties and covenants of the Company and the conditions applicable to the Company hereunder shall thereafter apply to such Person and not to the Company.

            (b) In addition to the assignments permitted under Section 6.02(h), each Note Purchaser and each Certificate Purchaser may assign to one or more Eligible Assignees all or a portion of the Instruments then held by it and its rights and obligations thereunder and under this Agreement (including, without limitation, all or a portion of its Interim Note Commitment and Certificate Commitment and/or the Advances under its Interim Notes and/or its Investment under its Certificates) and the other Operative Documents; provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of all such rights and obligations; (ii) each such assignment of Notes shall be of a pro rata share of each series of Notes then held by such Note Purchaser;
(iii) the aggregate principal amount of the Notes being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5 million in original principal amount and in integral multiples of $1 million in excess thereof; (iv) no such assignment shall be made if as a result thereof any Purchaser's aggregate Interim Note Commitment, after giving effect to such assignment, are less than $5 million (determined as of the date of the Assignment and Acceptance with respect to such assignment); provided, however, that this Section 6.02(b)(iii)-(iv) shall not prohibit an assignment of the entire outstanding principal amount of the Notes then held by a Purchaser; and
(v) the parties to each such assignment shall execute and deliver to each of the Agent, with (if requested by the Agent) an administrative fee to be paid by the Assignor (as defined below) of $3,000, and the Trustee for its acceptance and recording in the Record or the Register as the case may be, an Assignment and Acceptance; provided, however, the requirements of Sections 6.02(b)(i)-(iv) shall not apply with respect to assignments to such Purchaser's Affiliates or to any financial institutions to which the Note Purchaser is assigning Notes as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Business Days after the execution of such Assignment and Acceptance, or with respect to an Assignment and Acceptance for Certificates, such earlier date as the Assignor and Assignee shall agree), (x) the assignee thereunder (the "Assignee") shall be a party hereto and to the other Operative Documents to which the Purchasers are parties and, to the extent that rights and obligations hereunder have been assigned to and assumed by it, have the rights and obligations of a Purchaser hereunder and a Holder of Instruments under the Operative Documents (including the obligation of confidentiality set forth in Section 9.17) and (y) the assignor thereunder (the "Assignor") shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights (other than any rights to indemnification it may have hereunder or under the Operative Documents) and be released from its obligations under this Agreement (other than the confidentiality obligations set forth in Section 9.17) and the other Operative Documents with respect to all or such portion, as the case may be, of its Interim Note and/or Certificate Commitments (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Assignor's rights and obligations under the Agreement and the other Operative Documents, such Assignor shall, except as set forth above, cease to be a party hereto). To the extent that the Certificate Purchaser is an Assignor, the term "Certificate Purchaser," as used in the Operative Documents, shall refer to each Holder of the Certificates and the obligations of each Certificate Purchaser hereunder shall be several and not joint and several.

            (c) By executing and delivering an Assignment and Acceptance, the Assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the other Operative Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto; (ii) such Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Construction Agent or the performance or observance by the Company or the Construction Agent of any of their respective obligations under this Agreement or any other Operative Document, or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision with respect to entering into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, the Company, the Trustee, such Assignor or any other Note or Certificate Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Operative Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Note and/or Certificate Purchaser.

            (d) The Agent shall maintain at its address listed on Schedule I hereto a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Note and Certificate Purchasers and the Commitment of, and principal amount of the Advances and stated amount of the Investment owing to, each Note and Certificate Purchaser from time to time (the "Record"). The entries in the Record shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent, the Trustee and the Note and Certificate Purchasers may treat each Person whose name is recorded in the Record as a Note and/or Certificate Purchaser hereunder for all purposes of this Agreement. The Record shall be available for inspection by the Company or any Note or Certificate Purchaser at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed give prompt oral or written notice to the Company and the Trustee and (i) accept such Assignment and Acceptance, and (ii) record the information contained therein in the Record. The Agent shall provide the Company with a current list of all Purchasers no less frequently than quarterly.

            (f) Each Note and Certificate Purchaser may sell participations to one or more banks or other entities in or to all or a portion of the Instruments then held by it and its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Instrument or Instruments held by it) and the other Operative Documents; provided, however, that (i) such Purchaser's obligations under this Agreement and the other Operative Documents (including without limitation all or a portion of its Interim Note Commitment to make Advances) shall remain unchanged; (ii) such Note or Certificate Purchaser shall remain the Holder of any such Instrument for all purposes under this Agreement and the other Operative Documents and the Company, the Agent, the Trustee, and the other Note and Certificate Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement; (iii) no such participant shall be entitled to receive any greater payment than such Purchaser would have been entitled to receive with respect to the rights participated (including, without limitation, payments for Taxes, Other Charges or Increased Costs) except as a result of circumstances arising after the date of such participation to the extent that such circumstances affect other Note or Certificate Purchasers and participants generally; and (iv) no Note or Certificate Purchaser shall assign or grant a participation that conveys to the participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to any reduction of the principal or stated amount of or the interest or Distributions to be paid on such Purchaser's Instrument(s) or any postponement of any date for the payment of any amount payable in respect of such Purchaser's Instruments.

(g) Any Note or Certificate Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
      Section 6.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Note or Certificate Purchaser by or on behalf of the Company; provided, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing with the Company and the Agent to preserve the confidentiality of any confidential information relating to the Company or the transactions contemplated by this Agreement (including, without limitation, the general structure of this transaction) received by it from such Note or Certificate Purchaser in a manner consistent with that set forth in
      Section 9.17 hereof

            (h) Anything in this Section 6.02 to the contrary notwithstanding (except that at all times the requirements of Section 6.02(g) shall be satisfied), any Note Purchaser may assign and pledge, as collateral or otherwise, and without notice to or consent of the Company, all or any of the Notes held by it and any of its rights (including, without limitation, rights to payment of the principal of and interest on the Notes) under this Agreement to
(i) any of its Affiliates and (ii) any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; provided, that any payment made by the Company to the Trustee for the benefit of such assigning and/or pledging Purchaser in accordance with the terms of the Operative Documents shall satisfy the Company's obligations under the Operative Documents in respect thereof to the extent of such payment. No such assignment and/or pledge set forth in (ii) above shall release the assigning and/or pledging Note Purchaser from its obligations hereunder.

            SECTION 6.03. Taxes. (a) Any and all payments by the Company, the Trustee or the Agent hereunder or under any of the other Operative Documents (including, without limitation, payments of Fixed Rent, Additional Rent, interest, Distributions, fees and principal and stated amounts of the Instruments) shall be made free and clear of and without deduction for any and all present or future Impositions and all liabilities with respect thereto, excluding, in the case of payments made to each Purchaser, the Agent or the Trustee, as the case may be, Excluded Charges. Deduction may be made, if required to be made by Law, in the case of payments made to each Purchaser, the Agent or the Trustee, as the case may be, for each of the Excluded Charges.

            If the Company, the Agent or the Trustee shall be required by Law to deduct any Charges from or in respect of any sum payable hereunder or under any of the Operative Documents to the Trustee, the Agent or any Purchaser, (i) the sum payable by such deducting party shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.03) the Trustee, the Agent or such Purchaser, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company, the Agent or the Trustee, as the case may be, shall make such deductions, and (iii) the Company, the Agent or the Trustee as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. The Company will indemnify the Agent and the Trustee for the full amount of any sums paid by the Agent and the Trustee pursuant to the preceding sentence.

            (b) Notwithstanding anything to the contrary contained in this Agreement, each of the Company, the Agent and the Trustee shall be entitled, to the extent it is required to do so by Law, to deduct or withhold income or other similar Taxes imposed by the United States of America or any other jurisdiction on Fixed Rent, Additional Rent, interest, Distributions, fees, principal and stated amounts of the Instruments or other amounts payable hereunder or under the other Operative Documents for the account of the Trustee, the Agent or any Purchaser (without the payment of increased amounts to such Purchaser, the Agent or the Trustee pursuant to clause (a) of this Section 6.03 in the case of Excluded Charges) unless the Trustee (or any successor thereto) or a Purchaser, as the case may be, has timely filed with the Agent (who shall then promptly forward the same to the Company and the Trustee) the Prescribed Forms for the applicable year to the extent deduction or withholding of such Taxes is not required or reduced as a result of the filing of such Prescribed Forms. If the Agent or the Trustee shall so deduct or withhold any such Taxes, it shall provide a statement to such Purchaser, and if the Company shall so deduct or withhold any such Taxes, it shall provide a statement to the Trustee, in each case setting forth the amount of such Taxes so deducted or withheld, the applicable rate and any other information or documentation which such Purchaser or the Trustee may reasonably request for assisting such Purchaser or the Trustee to obtain any allowable credits or deductions for the Taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Purchaser is subject to Taxes.

            (c) In addition, the Company agrees to pay and/or reimburse any present or future stamp or documentary Taxes or any other excise or property Taxes payable by or on behalf of the Agent, the Trustee or any Purchaser, including any transfer Taxes with respect to the Trustee's acquisition of the Property or other property transfer, transfer gains or mortgage recording Taxes, charges or similar levies which arise from the acquisition, ownership, operation, occupancy, possession, use, non-use, financing, leasing or disposition or condition of the Property or any part thereof by the Trustee or from any payment made to the Agent, the Trustee or any Purchaser hereunder or under the other Operative Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Operative Documents and arising directly or indirectly out of the transactions contemplated by this Agreement or any of the Operative Documents (hereinafter referred to as "Other Taxes").

            (d) The Company will indemnify the Trustee, the Agent and each Note and Certificate Purchaser for the full amount of any Charges (including, without limitation, any Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.03) paid by the Trustee, the Agent or such Purchaser as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Charges were correctly or legally asserted (it being the intent to indemnify the Trustee, the Agent and the Purchasers with respect to Charges resulting from such Person's own negligence). Payments under this indemnification shall be made within 30 days from the date such Purchaser, the Agent or the Trustee, as the case may be, makes written demand therefor, which demand shall include a receipt or a reasonably detailed statement of such Charges. In no event shall the Company, in connection with this indemnity or for any other purpose whatsoever under any Operative Document, have any right to examine any tax return or related books and records of the Trustee, the Agent or of any Note or Certificate Purchaser.

            (e) As soon as practicable but in any event within 15 days after the date of the payment of Charges by the Company, the Company will furnish to the Trustee the original or a certified copy of a receipt or other similar instrument (if available) evidencing payment thereof Should any Purchaser, the Agent or the Trustee receive any refund, credit or deduction from any taxing authority (whether before or after payment in full of the principal and stated amount of, and interest on and Distributions with respect to, the Instruments) to which such Purchaser, the Agent or the Trustee, as the case may be, would not be entitled but for the payment by the Company of Charges as required by this Section 6.03 (it being understood that the decision whether to make a claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Purchaser, the Agent or the Trustee in its sole discretion; such Purchaser, the Agent or the Trustee, as the case may be, thereupon shall repay, together with any interest paid or allowed by the refunding, crediting or deducting taxing authority in connection with such refund, credit or deduction, to the Company an amount with respect to such refund, credit or reduction equal to any net reduction in Taxes actually obtained by such Purchaser, the Agent or the Trustee, as the case may be, and determined by such Purchaser, the Agent or the Trustee, as the case may be, in its sole discretion to be attributable to such refund, credit or deduction.

            (f) Each Note Purchaser organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Note Purchaser and on the date of the Assignment and Acceptance pursuant to which it becomes a Note Purchaser in the case of each other Note Purchaser, and from time to time thereafter if requested in writing by the Company (but only so long as such Note Purchaser remains lawfully able to do so), shall provide the Company with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Note Purchaser is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If any form provided by a Note Purchaser at the time such Note Purchaser first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Note Purchaser reasonably considers to be confidential, the Note Purchaser shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information to the extent permitted by law.

            (g) Without prejudice to the survival of any other agreement of the Company, the Trustee, the Agent or the Purchasers hereunder, the agreements and obligations of the Company, the Trustee, the Agent and the Purchasers contained in this Section 6.03 shall survive the payment in full of both the principal of and interest on the Notes and the Certificate Liquidation Amount of the Certificates.

            SECTION 6.04. Substitution of Purchaser. If (i) any Note Purchaser shall have converted the basis for determining the Applicable Rate on its Instruments from the LIBO Rate to Base Rate pursuant to Section 6.0 1(c) or (e) or shall have required the payment of Reserve Costs or Increased Costs, or (ii) any Note or Certificate Purchaser shall have required the payment of Charges or Other Taxes, the Company shall have the right, after consultation and discussion with the Agent, to seek a substitute purchaser or purchasers satisfactory to the Company (which may be one or more of the Note or Certificate Purchasers) to assume the Note and/or Certificate Commitments of such Purchaser and to purchase the Instruments held by such Purchaser (without recourse to or warranty by such Purchaser and subject to all amounts owing to such Purchaser under this Agreement having been paid in full).

            SECTION 6.05. Sharing of Payments, Etc. If any Note or Certificate Purchaser shall obtain any payment (whether voluntary or involuntary), on account of the Instruments held by it (other than on account of Reserve Costs, Funding Costs, Break Costs, Illegality Costs or Increased Costs and other than pursuant to Section 6.03 or any indemnification provision of the Operative Documents) in excess of its ratable share of payments on account of the Instruments obtained by all the Note and Certificate Purchasers, such Purchaser shall forthwith purchase from the other Note and Certificate Purchasers such participations in the Instruments held by them as shall be necessary to cause such purchasing Purchaser to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Purchaser, such purchase from each Note and Certificate Purchaser shall be rescinded and each Note and Certificate Purchaser shall repay to the purchasing Purchaser the purchase price to the extent of such Purchaser's ratable share (according to the proportion of (i) the amount of the participation purchased from such Purchaser as a result of such excess payment to (ii) the total amount of the participations purchased in respect of such excess payment) of such recovery together with an amount equal to such Purchaser's ratable share (according to the proportion of (i) the amount of such Purchaser's required repayment to (ii) the total amount so recovered from the purchasing Purchaser) of any interest or other amounts paid or payable by the purchasing Purchaser in respect of the total amount so recovered. Notwithstanding that the Purchaser shall have purchased a participation in such Instruments, the purchasing Purchaser shall be deemed to have acquired the voting rights under such Instruments to the extent of, and for the duration of, such participation, as if such Purchaser shall have been an Assignee thereof.

            SECTION 6.06. Tax Treatment, Etc.. (a) The parties hereto agree that it is the Company's intention that for Federal, state and local income Tax purposes and for bankruptcy purposes (i) the Lease be treated as the repayment and security provisions of a loan by the Trustee to the Company, (ii) the Lessee be treated as the legal and beneficial owner entitled to any and all benefits of ownership of the Property or any part thereof and (iii) all payments of Fixed Rent during the Term be treated as payments of interest and principal, as the case may be.

            (b) The Company agrees that neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income Tax treatment set forth in Section 6.06(a) hereof, and the Company agrees that the Company and any such Affiliates will file such returns, maintain such records, take such actions and execute such documents as may be appropriate to facilitate the realization of such intended income Tax treatment.

            (c) Each of the Trustee, the Agent and the Note and Certificate Purchasers agrees that neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to the income Tax benefits, deductions and/or credits which, pursuant to the intended income Tax treatment set forth in Section 6.06(a) hereof, would otherwise be claimed or claimable by the Company, and that it and any such Affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Company from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income Tax treatment, other than engaging in any contest of such treatment with any taxing authority, ..ad if any such filing, maintenance, action or execution requested by the Company would result in any additional income Tax liability payable by it or any Affiliate, or could reasonably be expected to result in liability payable by it or any Affiliate, other than any liability related to or arising as a result of the intended income Tax treatment set forth in Section 6.06(a) hereof, then the Company will provide an indemnity against such unrelated income Tax liability or other liability satisfactory to the Trustee, the Agent or the Note and Certificate Purchaser, as the case may be, in its sole opinion.

                                  ARTICLE VII.

                       EVENTS OF DEFAULT AND UNWIND EVENTS

            SECTION 7.01. Events of Default. If any of the following events shall occur and be continuing, it shall constitute an "Event of Default" hereunder:

            (a) The Company shall (i) fail to observe or perform any covenant contained in Sections 5.01(a)(iii), 5.01(d)(ii), 5.01(i), 5.01(j), 5.01(p) or
5.01(q) hereof, (ii) not comply with any of its payment obligations under
Section 9.15(c) hereof within five Business Days after its receipt of a written demand by an Indemnified Party, (iii) not comply with any of its other obligations under Section 9.15 hereof in a timely manner or (iv) shall fail to satisfy any obligation subsequent contained in Section 2.03 within the time periods therein provided.

            (b) Other than as is set forth in Section 7.01(a) hereof, the Company shall fail to observe or perform any covenant or agreement contained in this Agreement and such failure shall continue unremedied for 10 days after written notice thereof has been given to the Company by the Trustee or the Agent of such failure.

            (c) The Company or any of its Subsidiaries shall fail T~ pay any principal of or premium or interest on any Indebtedness that is outstanding in a principal or notional amount of at least $25,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

            (d) The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (d); provided, however, that none of the foregoing acts or occurrences in this subsection (d) with respect to a subsidiary of the Company shall constitute an Event of Default unless the effect thereof shall be significant in relation to the Company and its subsidiaries, taken as a whole; or

            (e) Any unsatisfied judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any of its Subsidiaries and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (f) Any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) Any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of the liability arising from such ERISA Event, together with the sum of the liabilities under or attributable to any Employee Benefit Plans has, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; or (2) the Company or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Company or any ERISA Affiliate is required to pay as contributions thereto and such failure results or is likely to result in a Material Adverse Effect; (3) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan; (4) with respect to any Pension Plan covered by Title IV of ERISA, the filing of a notice to voluntarily terminate any such plan in a distress termination; (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan and receives a notice of liability in such amount as would have a Material Adverse Effect; or (6) the Company or any ERISA Affiliate terminates a Pension Plan which results in liability that would have a Material Adverse Effect.

            (h) Any certification or any representation or warranty of the Company set forth herein or in any Operative Document or certificate, notice, demand, request or other document delivered by or on behalf of the Company to the Trustee, the Note and/or Certificate Purchasers or the Agent hereunder or under any Operative Document shall prove to be inaccurate in any material respect when the same shall have been made.

            (i) An "Event of Default" (as defined in any such other Operative Document but excluding an Unwind Event) under any such other Operative Document shall have occurred.

            (j) (i) Any Operative Document or any obligation of the Company thereunder shall be revoked or repudiated or attempted to be revoked or repudiated by the Company, or (ii) any Operative Document or any material obligation of the Company thereunder shall cease to be in full force and effect, by operation of law or by any other means.

            SECTION 7.02. Remedies upon an Event of Default. (a) If an Event of Default has occurred and is continuing, the Trustee may exercise any of the rights or remedies granted to the Trustee under the Lease or any of the other Operative Documents, in addition to any rights or remedies of such parties set forth in this Participation Agreement.

            (b) If an Event of Default has occurred and is continuing, then each of the Trustee, the Agent and the Purchasers may take all steps necessary or advisable to protect and enforce its rights hereunder, whether by action, suit or proceeding at law or in equity, for the specific performance of any covenant, condition or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as such party shall deem necessary or advisable.

            (c) No right or remedy hereunder shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing by law or in equity, and the exercise by a party hereto of any one or more of such rights, power or remedies shall not preclude the simultaneous exercise of any or all of such other rights, powers or remedies. Any failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. The Trustee and the Holders from time to time of the Instruments shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof by any other party hereto, a decree compelling performance of any of the provisions hereof or any other remedy allowed by Law or in equity.

            SECTION 7.03. [Intentionally Omitted]

            SECTION 7.04. [Intentionally Omitted]

            SECTION 7.05. Residual Guaranty and Return Conditions. (a) Upon the expiration of the Lease, if the Company does not purchase the Property pursuant to the Lease, the Company shall pay to the Trustee on the Expiration Date an advance residual guaranty payment equal to the Series A Portion of the Original Capitalized Cost of the Property (the "Residual Guaranty").

            (b) Upon the election of the Company to surrender the Property to the Trustee pursuant to paragraph 27(a)(ii) of the Lease or Section 7.04(i) hereof, the Company shall provide, or cause to be provided or accomplished, at the sole cost and expense of the Company, to or for the benefit of the Trustee and the holders of the Instruments, at least thirty (30) days but not more than sixty (60) days prior to the Expiration Date or date of such other termination of the Lease each of the following (collectively, the "Return Conditions"):

(i) an environmental audit of the Property, together with a copy of the Environmental Consultant's report on its audit, satisfactory, in form and substance, to the Agent, the Trustee and the B-Note and Certificate Purchasers, each in their sole discretion to the effect that (A) the Property is in compliance with all Environmental Laws then enacted or then proposed, as determined by the Environmental Consultant and special counsel selected by the Agent; (B) no environmental condition exists on the Property on the date the Property is surrendered that could pose any significant risk to human health or the environment and (C) there is no pending or overtly threatened litigation, investigation or other legal proceeding of any kind that could result in any liability to any Purchaser, the Agent or the trustee or in the imposition of any Lien on the Property;

                  (ii) a report of the Appraiser and/or the Independent Engineer, satisfactory in form and substance to the Trustee, the Agent and the B-Note and Certificate Purchasers, to the effect that (A) the Property has been maintained in accordance with the terms and conditions of the Lease and that (based on inspection) the Property (x) meets or exceeds the design specifications as of the Final Completion Date (taking into account normal wear and tear) and (y) is capable of operating as lubricant, stearate and stabilizer manufacturing facilities at design capacity, and at an efficiency and reliability typical of then-current market standards for similar plants located in the United States and with the useful life contemplated by and in accordance with the Construction Plans and applicable Laws, and (z) is capable of meeting the terms of any material existing contracts involving the Property; and (B) all Assets and Improvements that have been stored in inventory have been maintained at, or restored to, operating specifications;

                  (iii) evidence satisfactory to the Agent, the Trustee and the Purchasers of the B-Notes and Certificates that the Company is, and (as of the Expiration Date or date of such other termination of the Lease) will be, in full compliance with the Services Agreement and has made arrangements satisfactory to the Agent for the provision of services required thereunder for the term thereof;

                  (iv) the Company shall have arranged for (A) a Texas Standard Form T-1 form of extended coverage owner's title insurance policy, or a commitment therefor, issued by the Title Company, marked "premium paid" in an aggregate amount equal to the lesser of (i) the maximum insurable amount or (ii) the Original Capitalized Cost of the Property and in form and substance satisfactory to the Purchasers and Special Counsel, to be delivered to the Purchasers and Special Counsel, together with copies of all documents relating to title exceptions referred to therein, showing record title of the Trustee in the Texas Fee Parcels and the Texas Fee Improvements located thereon and (B) an ALTA 1970 (amended 10-17-70 and 10-17-84) form of extended coverage owner's title insurance policy, or a commitment therefor, issued by the Title Company, marked "premium paid" in an aggregate amount equal to the lesser of (i) the maximum insurable amount or (ii) the Original Capitalized Cost of the Property and in form and substance satisfactory to the Purchasers and Special Counsel, to be delivered to the Purchasers and Special Counsel, together with copies of all documents relating to title exceptions referred to therein, showing record title of the Trustee in the Ohio Fee Parcels and the Ohio Fee Improvements located thereon;

                  (v) the Company may and, if directed to do so by the Trustee, the Company shall remove, or cause the removal of, at the Company's sole expense, any inventory, fixtures, machinery, equipment or other property belonging to the Company or third parties in compliance with paragraph 10(b) of the Lease; and

                  (vi) if directed to do so by the Trustee, the Company shall cause all, or any portion of the Improvements not located on one of the Fee Parcels or one of the Easement Parcels, to be installed in operating order on such of the Fee Parcels or on such of the Easement Parcels as the Trustee shall direct; and

                  (vii) if directed to do so by the Trustee, the Company shall execute and deliver any and all further instruments, agreements and documents as may, in the reasonable opinion of the Trustee, be necessary to confirm the termination and expiration of the Lease and to acknowledge that the Company, from the date of termination and expiration, ceases to have any interest in the Property under the Lease.

                                  ARTICLE VIII.

                                    THE AGENT

            SECTION 8.01. Authorization and Action. Each Purchaser hereby appoints and authorizes the Agent to take such action as the Agent on such Purchaser's behalf and to exercise such powers under this Agreement and the other Operative Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Trustee hereby appoints and authorizes the Agent to collect, disburse, invest and otherwise administer on the Trustee's behalf all funds paid or payable to the Trustee hereunder or under any of the Operative Documents, in each case in accordance with the terms thereof and the Trustee, in its individual capacity, shall not be liable for the actions or inactions of the Agent in connection with the Agent's collection, disbursement, investment and administration of such funds. As to any matters not expressly provided for by this Agreement or the other Operative Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Purchasers, and such instructions shall be binding upon all Purchasers; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable Law. The Agent agrees to give to each Note and Certificate Purchaser prompt notice of each notice given to it by the Company; and the Trustee pursuant to the terms of the Operative Documents.

            SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Operative Documents, except for its or their own gross negligence or willful misconduct, it being the intent that such Persons shall not be liable for any such action or inaction that constitutes ordinary negligence. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Note or Certificate Purchaser and shall not be responsible to any Note or Certificate Purchaser for any statements, warranties or representations made in or in connection with this Agreement or the other Operative Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Operative Documents on the part of the Company or to inspect the property (including the books and records) of the Company; (iv) shall not be responsible to any Note or Certificate Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Operative Documents or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or the other Operative Documents by acting upon any notice, consent, certificate or other instrument or writing in accordance with the terms hereof believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. Citicorp and Affiliates. With respect to the Fundings made by it and the Instruments issued to it, Citicorp, USA, Inc. shall have the same rights and powers under any Instrument and this Agreement as any other Purchaser and may exercise the same as though Citibank were not the Agent; and the terms (x) "Purchaser" or "Purchasers" and (y) "Note Purchaser" or "Note Purchasers" shall, unless otherwise expressly indicated, include Citicorp, USA, Inc. in its individual capacity, and Citicorp and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company and any Subsidiary and any Person who may do business with or own securities of the Company, or any Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Purchasers.

            SECTION 8.04. Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent, the Trustee or any other Purchaser and based on the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent, the Trustee or any other Note or Certificate Purchaser or Holder from time to time of the Instruments and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions with respect to this Agreement or any of the other Operative Documents.

            SECTION 8.05. Indemnification. The Note and Certificate Purchasers agree to indemnify the Agent, ratably according to the respective aggregate principal and stated amounts of the Instruments then held by each of them (or if the Instruments have been fully repaid and retired or if any Instruments are held by Persons which are not Note or Certificate Purchasers, ratably according to either (i) the respective aggregate amounts of their Note and Certificate Commitments, or (ii) if all such Commitments have terminated, the respective amounts of the Note and Certificate Commitments immediately prior to the time the Note and Certificate Commitments were terminated), from and against any and all Losses which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Operative Document or any action taken or omitted by the Agent under this Agreement or any other Operative Document; provided, that no Note or Certificate Purchaser shall be liable to the Agent for any portion of such Losses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Note or Certificate Purchaser agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Operative Document to the extent that the Agent is not reimbursed for such expenses by the Company.

            SECTION 8.06. Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Note and Certificate Purchasers, the Trustee and the Company and may be removed at any time with or without cause by the Majority Purchasers. Upon any such resignation or removal, the Majority Purchasers, subject to the consent of the Company (which consent shall not be unreasonably withheld), shall have the right to appoint a successor Agent which shall be a commercial bank or trust company organized or licensed to conduct banking business under the Laws of the United States or any state thereof. If no successor Agent shall have been so appointed by the Majority Purchasers, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Purchasers' removal of the retiring Agent, then the retiring Agent may, on behalf of the Note and Certificate Purchasers, appoint a successor Agent, which shall be a Note or Certificate Purchaser which is a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500 million. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, irrespective of any amendments hereto subsequent to such resignation or removal.

                                  ARTICLE IX.

                                  MISCELLANEOUS

            SECTION 9.01. Survival. Except as otherwise expressly provided, the parties' obligations under this Agreement and in any certificate or other instrument delivered by any party or on such party's behalf pursuant to this Agreement shall terminate upon the payment in full of all amounts then and thereafter due on the Notes and the Certificates and under any of the Operative Documents. The confidentiality provisions contained in this Agreement and the provisions of Sections 6.03, 6.06, 9.14, 9.15, 9.17 and 9.20 hereof shall each survive the payment in full of all amounts then and thereafter due on the Instruments and due under any of the Operative Documents. Such rights and obligations shall survive the execution and delivery of any Operative Document, any issuance or disposition of any of the Instruments, any disposition of any interest in the Property or the termination of any Operative Document and shall continue in effect regardless of any investigation made by or on behalf of any party hereto and notwithstanding that any party may waive compliance with any other provision of any Operative Document.

            SECTION 9.02. Notices. Unless otherwise specifically provided in any Operative Document, all notices, consents, directions, approvals, instructions, requests and other communications given to any party hereto under any Operative Document shall be in writing to such party at the address set forth in Schedule I hereto or at such other address as such party shall designate by notice to each of the other parties hereto and may be personally delivered (including delivery by private courier services) or by telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), to the party entitled thereto, and shall be deemed to be duly given or made when delivered by hand unless such day is not a Business Day, in which case such delivery shall be deemed to be made as of the next succeeding Business Day or in the case of telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), when sent, so long as it was received during normal business hours of the receiving party on a Business Day and otherwise such delivery shall be deemed to be made as of the next succeeding Business Day.

            SECTION 9.03. Severability. If any provision hereof or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable, the remaining provisions or the application of such provision to Persons or circumstances other than those as to which it is invalid or enforceable, shall continue to be valid and enforceable.

            SECTION 9.04. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Purchasers (unless the Agent is authorized hereunder or under any Operative Document to act without joinder of the Majority Purchasers, in which case the Agent may take such action), the Company and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, in addition to the requirements above, no amendment, waiver or consent shall, unless in writing and signed by all of the Note and Certificate Purchasers, do any of the following: (a) increase the Commitments of the Purchasers or subject the Note or Certificate Purchasers to any additional obligations, (b) reduce the Applicable Rate or any fees or other amounts payable hereunder or under any other Operative Document, (c) take action which requires the signing of all the Note and Certificate Purchasers pursuant to the terms of this Agreement, (d) postpone any date fixed for any payment of principal or stated amount of, or interest or Distributions on the Instruments or any fees or other amounts payable under the Declaration or (e) amend this Section 9.04; provided, further, that, in addition to the requirements above, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Purchasers required above to take such action, affect the rights or duties of the Agent under this Agreement or any of the Operative Documents. Notwithstanding the foregoing, a waiver of any or all of the conditions set forth in Section 3.02 hereof shall be effective if in writing and signed by the Agent, the Majority Purchasers and the Trustee.

            SECTION 9.05. Headings. The table of contents and headings of the Articles, Sections and subsections of this Agreement are for convenience only and shall not affect the meaning of this Agreement.

            SECTION 9.06. Compliance Responsibility. None of the Trustee (notwithstanding the representations and warranties of SSBTC in Section 4.02 hereof), the Agent or any Purchaser shall have any responsibility for compliance by the Property or by the Company with any Law, architectural or engineering standards or practices or other matters. The Company expressly assumes such responsibilities and shall indemnify and hold harmless the Trustee, the

Agent and the Note and Certificate Purchasers with respect thereto in the manner provided in the Lease.

            SECTION 9.07. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and all schedules and exhibits hereto shall have the respective meanings given in Appendix A hereto.

            SECTION 9.08. Benefit. The parties hereto and their permitted successors and assigns, but no others, shall be bound hereby and entitled to the benefit hereof.

            SECTION 9.09. Place of Payment. So long as a Purchaser or an Affiliate of a Purchaser or a bank or institutional investor is the owner of any beneficial interest in the Instruments, the Trustee will cause all amounts to be paid by the Trustee which become due and payable or owing on such beneficial interest in the Instruments to be paid by bank wire transfer of immediately available funds or, at the option of such Purchaser, such Affiliate, bank or institutional investor, by check of the Trustee, duly mailed, delivered or made at the address or account referenced in Schedule I hereto or provided in writing by such Person to the Trustee, in all cases without presentation of the underlying Instrument, provided, that upon receipt of payment in full the underlying Instruments shall be returned by the respective Holders thereof to the Trustee marked "cancelled."

            SECTION 9.10. Counterparts. The parties may sign this Agreement in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

            SECTION 9.11. Governing Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1 401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OR ANY SIMILAR SUCCESSOR PROVISION THERETO) BUT EXCLUDING ALL OTHER
CONFLICT-OF-LAWS RULES.

            (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Operative Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

            (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Operative Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.12. Time: Business Day. (a) TIME IS OF THE ESSENCE IN THIS AGREEMENT, AND THE TERMS HEREIN SHALL BE SO CONSTRUED.

            (b) If the date scheduled for any payment or action under any Operative Document shall not be a Business Day, then (unless such Operative Document provides otherwise) such payment shall be made or such action shall be taken on the next succeeding Business Day.

            SECTION 9.13. The Trustee. Except for SSBTC's liability for SSBTC's representations and warranties in Section 4.02, and for its own gross negligence and willful misconduct and as otherwise provided in the Operative Documents, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by SSBTC, not in its individual capacity but solely as Trustee, under the Declaration, in the exercise of the powers and authority conferred and vested in it as the Trustee, (b) each of the undertakings and agreements herein made on the part of the Trustee is made and intended not as a personal representation, undertaking and agreement by SSBTC but is made and intended for the purpose for binding only the Trust Estate created by the Declaration, (c) nothing herein contained shall be construed as creating any liability on SSBTC, individually or personally, to perform any obligation of the Trustee either expressed or implied contained herein or in the Operative Documents, all such liability, if any, being expressly waived by the parties to this Agreement and by any Person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall SSBTC be personally liable for the payment of any indebtedness or expenses of the Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under this Agreement or the other Operative Documents.

            SECTION 9.14. Transaction Costs; Upfront Fees.

            (a) Transaction Costs. Whether or not the transactions contemplated by this Agreement are consummated, the Company shall pay and hold the Trustee, the Agent and the Note and Certificate Purchasers harmless against any liability for the payment of all reasonable fees, expenses, disbursements and out-of-pocket costs incurred before, on or after the date hereof in connection with the preparation, execution and delivery of any Operative Document, or any other agreement, arrangement, document or paper relating to the transactions contemplated hereby or any amendment or supplement thereto or any waivers or enforcement thereof, including, but not limited to:

                  (i) the reasonable fees, expenses and disbursements of each of the Agent, the Trustee, Trustee's Counsel, Certificate Purchaser's Counsel, Special Counsel and Special Environmental Counsel for services rendered to such parties in connection with such transactions;

                  (ii) the out-of-pocket expenses of each of the Trustee and the Agent incurred in connection with such transactions;

                  (iii) all fees and expenses in connection with any appraisal, environmental report, engineering study, survey or inspection of the Property, or any printing and other document reproduction and distribution expenses, stamp or other similar Taxes, fees or excises, including interest and penalties, and all filing fees and Taxes in connection with the recording or filing of instruments and financing statements in connection with the transactions described in this Agreement;

                  (iv) the out-of-pocket expenses of the Trustee and the Agent in connection with the placement of the Instruments as contemplated hereby; and

                  (v) the fees, expenses and disbursements of the Agent, the Trustee and the Purchasers, including the fees, expenses and disbursements of their respective counsel, in connection with the enforcement of any rights of the Purchasers under any of the Operative Documents.

            (b) Upfront Fees. On the Amendment Effective Date, the Company shall pay to the Agent for the account of each Purchaser an extension fee at the rate of 0.075% on outstanding principal or stated amount, as the case may be, of its Notes and/or Certificates.

            SECTION 9.15. INDEMNIFICATION. (a) THE COMPANY SHALL PAY, PROTECT, INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM AND AGAINST, AND SHALL DEFEND ALL ACTIONS AGAINST ANY INDEMNIFIED PARTY WITH RESPECT TO, ANY AND ALL LIABILITIES (INCLUDING BUT NOT LIMITED TO LIABILITY FOR PATENT OR TRADEMARK INFRINGEMENT OR MISUSE OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS, LIABILITY IN TORT (STRICT OR OTHERWISE)), LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEY'S FEES AND EXPENSES OF COUNSEL), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER (COLLECTIVELY, "LOSSES") ARISING FROM (i) ANY INJURY TO, OR DEATH OF, ANY NATURAL PERSON, OR DAMAGE TO OR LOSS OF PROPERTY, OR ANY MATTERS OCCURRING ON OR RESULTING FROM ACTIVITIES ON THE PROPERTY OR ANY PART THEREOF; (ii) THE OWNERSHIP, CONSTRUCTION, LEASING (INCLUDING, WITHOUT LIMITATION, THE FAILURE OF THE TRUSTEE TO HAVE A MORTGAGE ON THE PROPERTY, THE IMPROVEMENTS OR THE PROPERTY UNDER THE CIRCUMSTANCES SET FORTH IN PARAGRAPH 20(d) OF THE LEASE), SUBLEASING, OPERATION, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION OF THE PROPERTY OR ANY PART THEREOF; (iii) ANY VIOLATION BY THE COMPANY OF ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT, THE LEASE OR ANY OF THE OTHER OPERATIVE DOCUMENTS;
(iv) ANY EXERCISE OF RIGHTS OR REMEDIES UPON THE OCCURRENCE OF ANY DEFAULT OR EVENT OF DEFAULT; (v) ANY ACT OR OMISSION OF THE COMPANY OR ANY OF ITS AGENTS, CONTRACTORS, LICENSEES, SUBLESSEES, INVITEES, REPRESENTATIVES OR ANY PERSON FOR WHOSE CONDUCT THE COMPANY IS LEGALLY RESPONSIBLE ON OR RELATING TO OR IN CONNECTION WITH THE OWNERSHIP, CONSTRUCTION, LEASING, SUBLEASING, OPERATION, MANAGEMENT, MAINTENANCE,

OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION OF THE PARCEL, THE IMPROVEMENTS OR THE PROPERTY OR ANY PART THEREOF; (vi) ANY LIENS (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED ENCUMBRANCES) ON OR WITH RESPECT OF AND TO THE PARCEL OR THE PROPERTY OR ANY PART THEREOF; (vii) ANY PERMITTED CONTEST REFERRED TO IN PARAGRAPH 11 OR 18 OF THE LEASE; (viii) ANY VIOLATION BY THE COMPANY OF ANY FACILITY AGREEMENT OR ANY CONTRACT OR AGREEMENT RELATING TO THE PROPERTY OR THE TRANSACTIONS TO BE CONSUMMATED PURSUANT TO THE OPERATIVE DOCUMENTS TO WHICH THE COMPANY IS A PARTY OR OF ANY LEGAL REQUIREMENT OR INSURANCE REQUIREMENT; (ix) ANY TERMINATION OR INVALIDITY OF THE BILL OF SALE OR THE DEEDS OR THE TRUSTEE'S INTEREST IN THE PROPERTY OR THE IMPROVEMENTS (OTHER THAN AS A RESULT OF THE PURCHASE OF THE PROPERTY BY THE COMPANY) IN EACH CASE AFFECTING ANY INDEMNIFIED PARTY, THE PARCEL OR THE PROPERTY OR ANY PART THEREOF OR THE OWNERSHIP, OPERATION, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION THEREOF AND IN EACH CASE REGARDLESS OF THE ACTS, OMISSIONS OR NEGLIGENCE OF ANY INDEMNIFIED PARTY (IT BEING THE INTENT TO INDEMNIFY EACH INDEMNIFIED PARTY FROM SUCH INDEMNIFIED PARTY'S OWN NEGLIGENCE EXCEPT AS OTHERWISE SET FORTH IN THE FOLLOWING PROVISO); PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT BE REQUIRED TO INDEMNIFY OR HOLD HARMLESS ANY INDEMNIFIED PARTY HEREUNDER AGAINST ANY SUCH LOSSES TO THE EXTENT RESULTING FROM FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. FOR PURPOSES OF THIS SECTION 9.15, "INDEMNIFIED PARTY" MEANS EACH OF THE TRUSTEE (IN BOTH ITS INDIVIDUAL AND FIDUCIARY CAPACITIES), THE AGENT AND THE HOLDERS FROM TIME TO TIME OF THE INSTRUMENTS, THEIR AFFILIATES, SUCCESSORS AND ASSIGNS AND ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE ABOVE.

            (b) THE OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 9.15 SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THE LEASE (WHETHER BY OPERATION OF LAW OR OTHERWISE) FOR ALL MATTERS DESCRIBED IN THIS SECTION 9.15 WHICH OCCUR OR ARISE PRIOR TO SUCH EXPIRATION OR TERMINATION OR ARISE OUT OF OR RESULT FROM FACTS, EVENTS, CLAIMS, LIABILITIES, ACTIONS OR CONDITIONS OCCURRING, ARISING OR EXISTING ON OR BEFORE SUCH EXPIRATION OR TERMINATION. IN CASE ANY ACTION SHALL BE BROUGHT AGAINST ANY INDEMNIFIED PARTY IN RESPECT OF WHICH INDEMNITY MAY BE SOUGHT AGAINST THE COMPANY, SUCH INDEMNIFIED PARTY SHALL PROMPTLY NOTIFY THE COMPANY IN WRITING, BUT FAILURE TO GIVE SUCH PROMPT NOTICE SHALL NOT RELIEVE THE COMPANY FROM ANY LIABILITY HEREUNDER, UNLESS THE COMPANY IS PREJUDICED BY THE FAILURE TO RECEIVE SUCH NOTICE. IF NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING HEREUNDER, THE COMPANY, AT ITS OWN EXPENSE, MAY ELECT TO ASSUME THE DEFENSE OF ANY ACTION BROUGHT AGAINST AN INDEMNIFIED PARTY, INCLUDING THE EMPLOYMENT OF COUNSEL REASONABLY SATISFACTORY

TO SUCH INDEMNIFIED PARTY AND THE PAYMENT BY THE COMPANY OF ALL EXPENSES THEREOF. ANY INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL AT ITS EXPENSE IN ANY SUCH ACTION AND TO CONSULT WITH THE COMPANY REGARDING THE DEFENSE THEREOF; PROVIDED, HOWEVER, THAT, EXCEPT AS OTHERWISE PROVIDED BELOW, THE COMPANY SHALL AT ALL TIMES CONTROL SUCH DEFENSE. IF THE COMPANY SHALL HAVE FAILED TO EMPLOY COUNSEL REASONABLY SATISFACTORY TO THE INDEMNIFIED PARTIES, THE FEES AND EXPENSES OF THE COUNSEL TO THE INDEMNIFIED PARTIES AS A GROUP SHALL BE PAID BY THE COMPANY. IF THE COMPANY SHALL ELECT IN WRITING NOT TO ASSUME THE DEFENSE OR SHALL FAIL TO PROSECUTE DILIGENTLY SUCH DEFENSE THEREOF, AN INDEMNIFIED PARTY MAY, AFTER WRITTEN NOTICE TO THE COMPANY AND THE COMPANY'S FAILURE TO REMEDY PROMPTLY THE SAME, ASSUME THE DEFENSE THEREOF, INCLUDING THE EMPLOYMENT OF COUNSEL, IN WHICH CASE THE COMPANY SHALL PAY ALL OF THE LOSSES OF SUCH INDEMNIFIED PARTY INCURRED IN RESPECT OF SUCH DEFENSE. IF ANY INDEMNIFIED PARTY SHALL HAVE BEEN ADVISED BY COUNSEL CHOSEN BY IT THAT THERE MAY BE ONE OR MORE LEGAL DEFENSES AVAILABLE TO SUCH INDEMNIFIED PARTY THAT ARE DIFFERENT FROM OR ADDITIONAL TO THOSE AVAILABLE TO THE COMPANY OR THE OTHER INDEMNIFIED PARTIES OR IT WOULD BE INAPPROPRIATE FOR SUCH COUNSEL TO CONTINUE TO REPRESENT IN RESPECT OF A PARTICULAR LEGAL OR FACTUAL ISSUE OR OTHERWISE, EACH OF THE INDEMNIFIED PARTY AND THE COMPANY MAY RETAIN ADDITIONAL AND SEPARATE COUNSEL TO REPRESENT IT OR, AT ITS OPTION, ASSUME THE DEFENSE OF SUCH ACTION AND THE COMPANY WILL REIMBURSE SUCH INDEMNIFIED PARTY FOR THE REASONABLE FEES AND EXPENSES OF ANY COUNSEL RETAINED BY THE INDEMNIFIED PARTY. THE COMPANY SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY ACTION WITHOUT ITS WRITTEN CONSENT. NO SETTLEMENT OF ANY SUCH ACTION MAY BE MADE BY THE COMPANY WITHOUT THE INDEMNIFIED PARTY'S WRITTEN CONSENT; PROVIDED, HOWEVER, SUCH CONSENT SHALL NOT BE NECESSARY IF THE SETTLEMENT RESULTS IN AN UNCONDITIONAL RELEASE OF THE INDEMNIFIED PARTY WITHOUT (1) THE ADMISSION BY THE INDEMNIFIED PARTY OF GUILT, COMPLICITY OR CULPABILITY OR (2) THE INCURRENCE OF ANY PAYMENT OBLIGATION ON THE PART OF SUCH INDEMNIFIED PARTY WHICH IS NOT PAID AT THE TIME OF SUCH SETTLEMENT BY THE COMPANY HEREUNDER.

            (c) UPON DEMAND FOR PAYMENT BY ANY INDEMNIFIED PARTY OF ANY LOSSES INCURRED BY IT FOR WHICH INDEMNIFICATION IS SOUGHT, ALONG WITH A BRIEF DESCRIPTION IN REASONABLE DETAIL OF THE NATURE AND EXTENT OF THE LOSSES AS WELL AS THE CIRCUMSTANCES UNDER WHICH INDEMNIFICATION IS SOUGHT, THE COMPANY SHALL PAY WHEN DUE AND PAYABLE THE FULL AMOUNT OF SUCH LOSSES TO THE APPROPRIATE PARTY, UNLESS AND SO LONG AS (I) THE COMPANY SHALL HAVE ASSUMED THE DEFENSE OF SUCH ACTION OR IS CONTESTING SUCH LIABILITY, LOSS, DAMAGE, COST, EXPENSE, CAUSE OF ACTION, SUIT, CLAIM, DEMAND OR

JUDGMENT FOR WHICH INDEMNITY IS SOUGHT HEREUNDER AND (II) IS DILIGENTLY PROSECUTING THE SAME AND THE COMPANY HAS TAKEN ALL ACTION AS MAY BE NECESSARY TO PREVENT (A) THE COLLECTION OF SUCH LOSSES FROM THE INDEMNIFIED PARTY; (B) THE SALE, FORFEITURE OR LOSS OF THE PROPERTY OR ANY PART THEREOF DURING SUCH DEFENSE OF THE SAME ACTION; AND (C) THE IMPOSITION OF ANY CIVIL OR CRIMINAL LIABILITY FOR FAILURE TO PAY SUCH LOSSES WHEN DUE AND PAYABLE.

            (d) THE COMPANY ACKNOWLEDGES AND AGREES THAT (I) ITS OBLIGATIONS UNDER THIS SECTION 9.15 ARE INTENDED TO INCLUDE AND EXTEND TO ANY AND ALL LIABILITIES, SUMS PAID IN SETTLEMENT OF CLAIMS, OBLIGATIONS, CHARGES, ACTIONS, CLAIMS, LIENS, TAXES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, PUNITIVE DAMAGES, PENALTIES, FINES, COURT COSTS, ADMINISTRATIVE SERVICE FEES, RESPONSE AND REMEDIATION COSTS, STABILIZATION COSTS, ENCAPSULATION COSTS, TREATMENT, STORAGE OR DISPOSAL COSTS AND LEGAL FEES INCURRED IN NEGOTIATING WITH GOVERNMENTAL AGENCIES AND OTHER POTENTIALLY RESPONSIBLE PARTIES AND IN ENFORCING INDEMNITIES) IMPOSED UPON OR INCURRED BY OR ASSERTED AT ANY TIME AGAINST ANY INDEMNIFIED PARTY (WHETHER OR NOT INDEMNIFIED AGAINST BY ANY OTHER PARTY) ARISING DIRECTLY OR INDIRECTLY OUT OF: (A) THE TREATMENT, STORAGE, DISPOSAL, GENERATION, USE, TRANSPORT, MOVEMENT, PRESENCE, RELEASE, THREATENED RELEASE, SPILL, INSTALLATION, SALE, EMISSION, INJECTION, LEACHING, DUMPING, ESCAPING OR SEEPING OF ANY HAZARDOUS MATERIALS OR MATERIAL CONTAINING OR ALLEGED TO CONTAIN HAZARDOUS MATERIALS AT, ON, UNDER, ONTO, THROUGH OR FROM THE PARCEL OR THE PROPERTY OR ANY PART THEREOF; (B) THE VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAWS RELATING TO OR IN CONNECTION WITH THE PARCEL OR THE PROPERTY OR ANY PART THEREOF OR ANY ACTS OR OMISSIONS THEREON OR RELATING THERETO; (C) ALL OTHER FEDERAL, STATE AND LOCAL LAWS DESIGNED TO PROTECT THE ENVIRONMENT OR PERSONS OR PROPERTY THEREIN, WHETHER NOW EXISTING OR HEREINAFTER ENACTED, PROMULGATED OR ISSUED BY ANY FEDERAL, STATE, COUNTY, MUNICIPAL OR OTHER GOVERNMENTAL AUTHORITY; AND (D) THE COMPANY'S FAILURE TO COMPLY WITH ITS OBLIGATIONS UNDER PARAGRAPH 2(e) OF THE LEASE AND (II) THE INDEMNIFICATION PROVIDED FOR UNDER THIS SECTION 9.15(d) SHALL BE GOVERNED BY THE PROCEDURES SET FORTH IN SECTIONS 9.15(b)-(c) HEREOF.

            SECTION 9.16. Operative Documents; Further Assurances. Each of the parties hereto does hereby covenant and agree to perform and be governed and restricted by the Operative Documents to which it is a party and, subject to the terms and conditions thereof, to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in connection therewith. Each of the parties hereto shall have the rights and obligations set forth in the Declaration with respect to such party notwithstanding that not all of such parties are signatories thereto. The Company, the Trustee, the Agent and the Note and Certificate Purchasers will, at the expense of the Company, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Operative Documents and the transactions contemplated thereby. The Company, the Trustee, the Agent and the Note and Certificate Purchasers may at any time, subject to the conditions and restrictions contained in the Operative Documents, enter into supplements which shall form a part hereof, when required or permitted by any of the provisions of the Operative Documents or to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision contained herein or in any other Operative Document.

            SECTION 9.17. Confidentiality. (a) Each of the parties hereto, other than Citibank and, as applicable, its Affiliates, agrees that, subject to
Section 6.02, it will maintain the confidentiality of the general structure of this transaction.

            (b) Each of the parties hereto agrees that unless otherwise required by Law or by any governmental authority or body or consented to by the Company and Citibank, it will maintain the confidentiality of all non-public information
(i) regarding the financial terms of this transaction or (ii) regarding the Company or the Property which shall be furnished to it by or on behalf of the Company in connection with the transactions contemplated by the Operative Documents, including, without limitation, the as-built plans and specifications delivered pursuant to Section 5.01(b), in accordance with the procedures it generally applies to confidential material for a period of three years after all of the Instruments have been repaid in full, but in no event less than seven years from the date hereof; provided, however, that if the Lease has been terminated and the Company has not purchased the Property, then none of the Purchasers, the Agent nor the Trustee shall be bound by the confidentiality provisions of this Section 9.17(b).

            (c) The parties hereto agree not to publish tombstones or other public announcements in connection with the transactions contemplated hereby without the consent of the Company, the Agent and the Purchasers.

            SECTION 9.18. Interest. It is the intention of the parties hereto to conform strictly to all usury Laws that are applicable to each such party, Purchaser, Note or Certificate or to the transactions contemplated by the Operative Documents (collectively, the "Transactions"). Accordingly, notwithstanding anything to the contrary in the Instruments, this Agreement or any other Operative Document or agreement entered into in connection with the Transactions (collectively, the "Transaction Documents"), it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under Applicable Law (hereinafter defined) that is contracted for, taken, reserved, charged or received by any party under the Transaction Documents or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount of interest that could lawfully be charged by such party under Applicable Law, (ii) in the event that the maturity of any indebtedness evidenced by or payable pursuant to the Transaction Documents is accelerated for any reason, or in the event of any required or permitted payment or prepayment of all or any part of such indebtedness (including, without limitation and if applicable, any required or permitted purchase of the Property, or any required or permitted payment of the Offer Purchase Price, the Residual Guaranty or Termination Value), then such consideration that constitutes interest as to any such indebtedness under Applicable Law may never include more than the maximum amount allowed by such Applicable Law, and (iii) if under any circumstances the aggregate amounts paid on any Instruments prior to or incident to the final payment thereof include any amounts which by Applicable Law would be deemed interest in excess of the maximum amount of interest permitted by Applicable Law, such excess amounts, if theretofore paid, shall be credited by the recipient on the principal or stated amount of the affected indebtedness (or, to the extent that the principal or stated amount of such indebtedness shall have been or would thereby be paid in full, refunded by such recipient to the party entitled thereto). If at any time the rate of interest (denominated as such) or Distributions, as applicable, contractually called for in any Transaction Document (as the same may vary from time to time pursuant to the terms of such Transaction Document, the "Stated Rate"), exceeds the maximum non-usurious rate of interest permitted by Applicable Law (the "Maximum Rate") in respect of the indebtedness evidenced by such Transaction Document, taking into account all other amounts paid or payable pursuant to the Transaction Documents which constitute interest with respect to such indebtedness under Applicable Law regardless of whether denominated as interest or Distributions (collectively, the "Other Charges"), then the rate of interest to accrue or Distributions owing on such indebtedness shall be limited to such Maximum Rate (taking into account the Other Charges), but any subsequent reduction in the Stated Rate applicable to such indebtedness shall not reduce the rate of interest or Distributions to accrue on such indebtedness below such Maximum Rate (taking into account the Other Charges) until such time as the total amount of interest or Distributions on such indebtedness equals the amount of interest or Distributions which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect. If at the maturity or final payment of any indebtedness the total amount of interest or Distributions paid or accrued on such indebtedness under the preceding sentence is less than the total amount of interest or Distributions which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect, then to the fullest extent permitted by Applicable Law there shall be due and payable or owing with respect to such indebtedness an amount equal to the excess, if any, of (a) the lesser of
(i) the amount of interest or Distributions (as applicable) which would have accrued on such indebtedness if such Maximum Rate in respect of such indebtedness had at all times been in effect and been chosen as the rate of interest or Distributions to be applicable throughout the term of such indebtedness (taking into account the Other Charges) and (ii) the amount of interest or Distributions (as applicable) which would have accrued on such indebtedness if the Stated Rate applicable to such indebtedness had at all times been in effect, above (b) the amount of interest or Distributions (as applicable) accrued in accordance with the provisions of the Transaction Document evidencing such indebtedness after giving effect to the preceding sentence. All amounts paid or agreed to be paid for the use, forbearance or detention of sums pursuant to or in connection with the Transaction Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term thereof so that the rate or amount of interest paid or payable with respect to any amount of indebtedness evidenced by or payable pursuant to the Transaction Documents does not exceed the applicable usury ceiling, if any. As used herein, the term "Applicable Law" means that law, if any, that is applicable to any particular Transaction and that limits the maximum non-usurious rate of interest that may be taken, contracted for, charged, reserved or received with respect to such Transaction, including the law of the State of New York, the law of the State of Texas, the law of any other jurisdiction that may be mandatorily applicable to such Transaction notwithstanding other provisions of this Agreement and the other Transaction Documents, and the Federal law of the United States of America. As used herein, the term "interest" means interest as determined under Applicable Law, regardless of whether denominated as interest in the Transaction Documents (except to the extent that this Section 9.18 specifically refers to interest denominated as interest). The right to accelerate maturity of any indebtedness evidenced by any Instrument or other Transaction Document, and the right to demand payment of the Offer Purchase Price, the Residual Guaranty or Termination Value does not include the right to accelerate any interest, or to receive any other amounts, which would cause the Transactions to be usurious under Applicable Law. All computations of the maximum amount allowed under Applicable Law, as well as all computations of interest at the Maximum Rate, will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable pursuant to such Applicable Law. The provisions of this Section 9.18 shall prevail over any contrary provisions in this Agreement, the Instruments or any of the other Transaction Documents.

            SECTION 9.19. WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS AGREEMENT, THE OPERATIVE DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE COMPANY, THE AGENT, THE TRUSTEE AND EACH NOTE AND CERTIFICATE PURCHASER HEREBY AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY, IRRESPECTIVE OF WHICH PARTY COMMENCES SUCH ACTION OR PROCEEDING.

            SECTION 9.20. Option. At any time prior to the expiration or termination of the Lease, upon the occurrence of an Environmental Event and at the direction of the Majority Holders of the B-Notes and Certificates, (i) the Trustee shall have the right, upon five Business Days' written notice, to require the Company to purchase all of its right, title and interest in and to the Property from the Trustee for a purchase price of $1 in which case the Trustee will convey its right, title and interest in and to the Property to the Company free and clear of any Lien or other adverse interest of any kind created by the Trustee or any person claiming by, through or under the Trustee (except as consented to by the Company and except as to any interest created upon the exercise of any right under any Operative Document upon any Event of Default). The exercise by the Trustee of its rights under this Section 9.20 shall not limit the Trustee's other rights under any Operative Document.

            SECTION 9.21. Financial Advisor. The parties hereto acknowledge and agree that neither Citibank, the Company's exclusive financial advisor for the transactions contemplated by the Operative Documents, nor any of Citibank's Affiliates, is making any representation or warranty, or is required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the transactions contemplated by the Operative Documents. Each of the parties hereto further acknowledges and agrees that neither Citibank nor any of its Affiliates is responsible, or will be responsible in the future, for tax and accounting advice with respect to the transactions contemplated by the Operative Documents, and that it (i) has, independently and without reliance on Citibank or its Affiliates, made its own analysis and decisions with respect to such matters and has had the benefit of the advice of its own independent tax and accounting advisers with respect to such matters to the extent it has deemed appropriate and (ii) will, independently and without reliance on Citibank or its Affiliates, continue to make its own analyses and decisions with respect to such matters based on such information and advice as it deems appropriate for such purposes.

            SECTION 9.22. Securities Representation. Each Purchaser hereby represents that it is acquiring its Instruments for investment for its own account, and not with a view to or for sale in connection with a distribution of any Instrument, except in compliance with all applicable securities laws; provided, however, that, subject to Section 6.02 hereof, the disposition of any Instrument held by that Purchaser shall at all times be within its exclusive control.

            SECTION 9.23. UNENFORCEABILITY OF ORAL AGREEMENTS; (TEXAS STATUTORY LANGUAGE). THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THE PARTIES AGREE THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              SIGNATURE PAGE FOR AMENDED AND RESTATED PARTICIPATION
                                    AGREEMENT

            IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.


                                            FERRO CORPORATION

                                            By:
                                               ---------------------------------
                                               Name:  D. Thomas George
                                               Title: Treasurer


                                            STATE STREET BANK AND TRUST COMPANY,
                                            not in its individual capacity,
                                            except as expressly stated herein,
                                            but solely as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

              SIGNATURE PAGE TO AMENDED AND RESTATED PARTICIPATION
                                    AGREEMENT


                                            STATE STREET BANK AND TRUST COMPANY,
                                            not in its individual capacity,
                                            except as expressly stated herein,
                                            but solely as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

              SIGNATURE PAGE FOR AMENDED AND RESTATED PARTICIPATION
                                    AGREEMENT


                                            CITIBANK, N.A., as Agent

                                            By:
                                               ---------------------------------
                                               Name:  D. Thomas George
                                               Title: Treasurer


                                            CITICORP, USA, Inc., as Note
                                               Purchaser and Certificate
                                               Purchaser

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

              SIGNATURE PAGE TO AMENDED AND RESTATED PARTICIPATION
                                    AGREEMENT


                                            BANK HAPOALIM B.M., as Note
                                               Purchaser and Certificate
                                               Purchaser

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

              SIGNATURE PAGE TO AMENDED AND RESTATED PARTICIPATION
                                    AGREEMENT


                                            BANK ONE, N.A., as
                                               Note Purchaser


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

              SIGNATURE PAGE TO AMENDED AND RESTATED PARTICIPATION
                                    AGREEMENT


                                            NATIONAL CITY BANK, as
                                               Note Purchaser


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

              SIGNATURE PAGE TO AMENDED AND RESTATED PARTICIPATION
                                    AGREEMENT


                                            KEY BANK NATIONAL ASSOCIATION, as
                                               Note Purchaser


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                    APPENDIX A TO THE PARTICIPATION AGREEMENT


            This Appendix A to the Participation Agreement is a glossary of all or substantially all of the defined terms used in the Operative Documents. Not all of the terms defined in this Appendix A are used in the Participation Agreement.

            All references herein to one gender shall include the other and all references to the singular shall include the plural and vice-versa.

            "A-Notes" has the meaning set forth in Article I of the Declaration.

            "Acquisition" shall mean and include (i) any acquisition on a going concern basis. (whether by purchase, lease or otherwise) of any facility and/or business operated by any Person who is not a Subsidiary of the Company, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such Person (whether by merger, stock purchase or otherwise).

            "Act" means the Securities Act of 1933, as amended, and the Laws promulgated or issued from time to time thereunder.

            "Actual Project Costs" has the meaning set forth in Recital E of the Preliminary Statement to the Participation Agreement.

            "Additional Costs" has the meaning set forth in item II of Schedule B to the Lease.

            "Additional Improvements" has the meaning set forth in paragraph 10(a) of the Lease.

            "Additional Rent" has the meaning set forth in paragraph 4(b) of the Lease.

            "Adjusted Capitalized Cost" has the meaning set forth in Schedule C to the Lease.

            "Advance" means the advances made by the Note Purchasers to pay Actual Project Costs.

            "Advisory Fee" has the meaning set forth in Section 2.01(e) of the Participation Agreement.

            "Affiliate" when used with respect to a Person, means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" (including the correlative term "controlled") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that under no circumstances shall the Agent or the Purchasers be deemed to be Affiliates of the Trustee or vice versa.

            "Agency Agreement" has the meaning set forth in Recital C to the Preliminary Statement to the Participation Agreement.

            "Agent" means Citibank, N.A., or any successor selected pursuant to the Participation Agreement, acting as agent for the Purchasers.

            "Allocated Assets" has the meaning set forth in paragraph 14A of the Lease.

            "Allocated Termination Value" has the meaning set forth in paragraph 14A of the Lease.

            "Amendment Documents" means the Amended and Restated Participation Agreement, the First Amendment to Declaration of Trust, the First Amendment to Lease and the Confirmation of Instrument Guaranty.

            "Amendment Effective Date" means November 30, 2000.

            "Applicable Law" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Applicable Margin" means:

            (i)   with respect to the Notes:

            (a) for any Applicable Rate determined by reference to the LIBO Rate, the applicable percentage shown on Schedule II to the Participation Agreement based on the debt rating of the Company on the first day of such Interest Period; and

            (b) with respect to any Applicable Rate determined by reference to the Base Rate, 0%.

            (ii)  with respect to the Certificates:

            (a) for any Applicable Rate determined by reference to the' LIBO Rate, 3%; and

            (b) for any Applicable Rate determined by reference to the Base Rate, 2.25%.

            "Applicable Percentage" has the meaning set forth in Article I of the Declaration.

            "Applicable Permit" means any Permit, including any Environmental Permit, that is necessary to own, construct, start-up, test, maintain, operate, lease or use all or any part of the Parcel or the Property or any part thereof in accordance with the Operative Documents.

            "Applicable Rate" means the Applicable Margin plus, subject to
Section 6.01 of the Participation Agreement, either (A) the applicable LIBO Rate or (B) the Base Rate; provided, however, that the Applicable Rate shall never exceed the Maximum Rate.

            "Appraisal" has the meaning set forth in Section 2.01(m) of the Participation Agreement.

            "Appraiser" means Arthur Andersen & Co., SC or another appraiser satisfactory to the Agent and the Majority Holders.

            "Approved Construction Budget" means the budget prepared by the Company, in form and substance satisfactory to the Agent, which budget specifies the estimated Actual Project Costs including: (a) all labor, materials and services necessary for the design, engineering, construction (including any fees which may be due to the Construction Agent), testing and start-up of the Improvements in accordance with the Construction Plans and (b) all interest and Distribution expenses, Facility Fees and Upfront Fees anticipated by the Company incident to the Advances made under the Interim Notes and the Investment made under the Certificates and the expenses to be incurred in connection with the design, engineering, procurement, construction, testing and start-up of the Improvements, as the same may be amended from time to time in accordance with the provisions of the Participation Agreement and the Agency Agreement.

            "Asset Sale" shall mean the sale, transfer or other disposition (including by means of sale and lease-back transaction, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Company or any Subsidiary) by the Company or any Subsidiary to any Person other than the Company or any Subsidiary of any of their respective assets (other than sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in the ordinary course of business).

            "Assets" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Assignee" has the meaning set forth in Section 6.02(b) of the Participation Agreement.

            "Assignor" has the meaning set forth in Section 6.02(b) of the Participation Agreement.

            "Assignment and Acceptance" has the meaning set forth in Article I of the Declaration.

            "Attributable Debt" shall mean, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (after giving effect to any extensions at the option of the lessor), discounted from the respective due dates thereof to such date at the rate of 1% per annum over the interest rate which would then be applicable to a new borrowing of eurodollar loans under the credit facility evidenced by the general revolving commitments of the lenders under the Company's Credit Agreement as set forth on Annex I thereof with an interest period of six months, compounded ( semi-annually. The net amount of rent required to be paid under any such lease for any such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

            "Authorized Officer" shall mean any officer or employee of the Company designated as such in writing to the Agent by the Company.

            "B-Notes" has the meaning set forth in Article I of the Declaration.

            "Bankruptcy Law" means Title 11 of the United States Code, and any applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar Law now or hereafter in effect for the relief of debtors.

            "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

            1. the rate of interest announced publicly by Citibank in New York, New York, from time to time, as its base rate; and

            2. one-half of one percent (.5%) per annum above the Federal Funds Rate.

            "Base Rate Funding" means a Funding for which the Applicable Rate is determined by the Base Rate.

            "Bedford Plant" means the production facility of the Company located in Walton Hills, Ohio.

            "Best's" means Best's Insurance Reports published by A.M. Best Company, Inc. or any successor thereto which is a nationally recognized statistical rating organization.

            "Bill of Sale" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

            "Break Costs" means an amount equal to the amount (if any) required to compensate any Purchaser for any losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or funds acquired by such Purchaser (from third parties including Affiliates) to fund or maintain such Notes or Certificates) it may incur as a result of (i) the Company's payment of the Offer Purchase Price, the Residual Guaranty Fee or Termination Value other than on a Payment Date or (ii) any purchase of such Purchaser's Notes or Certificates in connection with the substitution of such Purchaser pursuant to Section 6.04(b) of the Participation Agreement other than on a Payment Date.

            "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or Boston, Massachusetts are required or authorized by Law to suspend operations.

            "Capital Lease" as applied to any Person shall me any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Company or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

            "Casualty" has the meaning set forth in paragraph 12(a) of the Lease.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 960f1 et seq. and as further amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System, which is a list maintained by the United States Environmental Protection Agency of sites where there is a known or suspected release or potential release of hazardous substances which may require remediation.

            "Certificate Commitment" of any Purchaser means the commitment of such Person, if any, to make an Investment pursuant to the Certificates up to the aggregate stated amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Total Certificate Commitment," as the same may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by such Purchaser or reduced pursuant to the terms of the Participation Agreement.

            "Certificate Liquidation Amount" has the meaning set forth in
Article I of the Declaration.

            "Certificate Percentage" means, with respect to any Certificate Purchaser, the percentage that its Certificate Commitment bears to the aggregate Total Certificate Commitment, as such Certificate Percentage may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by any such Purchaser.

            "Certificate Purchaser" means any Purchaser who has a Certificate Commitment.

            "Certificate Purchaser's Counsel" means, collectively, such law firms, or successors thereto, which from time to time represent the Certificate Purchasers in connection with the Certificates.

            "Certificates" has the meaning set forth in Article I of the Declaration.

            "Change of Control" shall mean and include any of the following:

                  (i) during any period of two consecutive calendar years,
            individuals who at the beginning of such period constituted the Company's Board of

            Directors (together with any new directors (x) whose election by the Company's Board of Directors was, or (y) whose nomination for election by the Company's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

                  (ii) any Person or group (as such term is defined in section 1
            3(d)(3) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company and the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Company's capital stock;

                  (iii) the shareholders of the Company approve a merger or
            consolidation of the Company with any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or resulting entity outstanding after such merger or consolidation; and/or

                  (iv) the shareholders of the Company approve a plan of
            complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company's assets.

            "Charges" means Impositions and all liabilities with respect thereto, other than Excluded Charges.

            "Citibank" has the meaning set forth in the first paragraph of the Participation Agreement.

            "Closing Costs" means all charges incident to any sale of the Property, including reasonable attorneys' fees of Special Counsel and Trustee's Counsel and escrow fees, recording fees, broker's fees, any fees, costs (including, without limitation, Break Costs) or expenses incurred by the Trustee in connection with the same and with the release of the Declaration, and all applicable transfer taxes which may be imposed by reason of such sale and conveyance and the delivery of any and all instruments in connection therewith.

            "Closing Date" has the meaning set forth in paragraph 15(a) of the Lease.

            "CNAI" means Citicorp North America, Inc.

            "Code" means the Internal Revenue Code of 1986, as amended, and the Laws promulgated or issued from time to time thereunder.

            "Commission" has the meaning set forth in Section 4.01(d) of the Participation Agreement.

            "Commitments" means the Certificate Commitments and the Note Commitments of the respective Purchasers.

            "Company" means Ferro Corporation, an Ohio corporation, and any permitted successor or assignee pursuant to the terms of the Participation Agreement.

            "Company's Credit Agreement" means that certain Credit Agreement dated as of May 9, 2000 among the Company, the banks parties thereto and National City Bank, as agent.

            "Company's Original Credit Agreement" means that certain Credit Agreement dated as of August 22, 1990, as amended, among the Company, the banks parties thereto and National City Bank, as agent.

            "Condemnation" has the meaning set forth in paragraph 12(a) of the Lease.

            "Consolidated" refers to the consolidation of the accounts of the Company with its Subsidiaries in accordance with GAAP and with policies, including principles of consolidation, consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.01(d) of the Participation Agreement.

            "Consolidated Amortization Expense" shall mean, for any period, all amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

            "Consolidated Depreciation Expense" shall mean, for any period, all depreciation on expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

            "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period; plus (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation Expense, (iv) Consolidated Amortization Expense, and (v) non-cash losses and charges which are properly classified as extraordinary or nonrecurring; less (B) gains on sales of assets (excluding sales in the ordinary course of business) and other gains which are properly classified as extraordinary or nonrecurring; all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

            Notwithstanding the foregoing, in determining Consolidated Net Income for purposes of this definition there shall be excluded therefrom (i) the income, (or loss) of any entity (other than Subsidiaries of the Company) in which the Company or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries during such period, and (ii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

            In addition and notwithstanding the foregoing, the Company's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any Person or business unit which has been acquired by the Company for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any Person or business unit which has been disposed of by the Company, for the portion of such Testing Period prior to the date of disposition.

            "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the net income of the Company or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases or Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Stock) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, but excluding, however, any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness.

            "Consolidated Net Income" shall mean for any period, the net income (or loss), without deduction for minority interests, of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

            "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items), after deducting therefrom (i) all current liabilities (excluding any thereof constituting Indebtedness by reason of being renewable or extendible for a maturity longer than one year), and (ii) all goodwill and intangibles, including trade names, trademarks, patents and unamortized debt discount and expense, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

            "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date; provided that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

            "Consolidated Total Debt" shall mean the sum (without duplication) of all Indebtedness of the Company and of each of its Subsidiaries, all as determined on a consolidated basis.

            "Construction Agent" means the Company, as Construction Agent, pursuant to the Agency Agreement.

            "Construction Contract" means any agreements between the Company and each contractor, pursuant to which such contractors have agreed to construct and install the Financed Improvements.

            "Construction Period" has the meaning set forth in paragraph 3(a) of the Lease.

            "Construction Plans" means the working drawings and specifications for the construction of the Financed Improvements including, without limitation, the documentation provided by the Construction Agent, as the same may be amended from time to time in accordance with the provisions of the Agency Agreement.

            "Construction Schedule" means the construction schedule for the Financed Improvements, as the same may be amended or supplemented from time to time in accordance with the provisions of the Agency Agreement.

            "Conversion Date" means any date on which the basis for the determination of the Applicable Rate with respect to any Instrument (or any portion thereof) is converted pursuant to Article VI of the Participation Agreement or for any other reason pursuant to the terms of the Operative Documents from the LIBO Rate to the Base Rate or from the Base Rate to the LIBO Rate, as the case may be.

            "Convert," "Conversion" and "Converted" each refers to a conversion of Base Rate Fundings into LIBO Rate Fundings or LIBO Rate Fundings into Base Rate Fundings, as the case may be.

            "Conveyance Documents" means the Texas Deed, the Ohio Deed, the Easement, the Second Easement and the Bill of Sale.

            "Corporate Trust Office" has the meaning set forth in Article I of the Declaration.

            "Credit Agreement Closing Date" has the meaning set forth in the definition of "Existing Indebtedness".

            "Credit Documents" shall mean the Company's Credit Agreement and the notes, the subsidiary guaranty (if executed and delivered) and any letter of credit document made or issued in connection therewith.

            "Current Holder Group" shall mean (i) those Persons who are officers and directors of the Company at the Effective Date, (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such Person, (iii) the executors and administrators of the estate of any such Person, and any court appointed guardian of any such Person, and/or (iv) any trust for the benefit of any such Person referred to in the foregoing clauses (i) and (ii) or any other Persons, so long as one or more members of the Current Holder Group has the exclusive right to control the voting and disposition of securities held by such trust.

            "Debt" shall have the meaning provided in Section 5.01(p).

            "Declaration" or "Declaration of Trust" has the meaning set forth in Recital D of the Preliminary Statement to the Participation Agreement.

            "Deeds" means the Ohio Deed and the Texas Deed.

            "Default" means an event which with the lapse of time, the giving of notice or both would become an Event of Default.

            "Default Rate" means the lesser of: (i) the Maximum Rate and (ii) 2% percent in excess of the Applicable Rate then in effect.

            "Distribution" has the meaning set forth in Article I of the Declaration.

            "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of business within, the United States of America and its territories and possessions.

            "Easement" means the Easement Agreement dated as of the date hereof among the Company and the Trustee.

            "Easement Parcels" means, collectively, the Ohio Easement Parcels, the Texas Leasehold Parcel and the Texas Easement Parcel.

            "Eligible Assignee" means (i) any Person approved by the Agent and the Company, such approval not to be unreasonably withheld or delayed and (ii) each financial institution named as a party to the Revolving Credit Facility.

            "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which the Company or any ERISA Affiliate administers or administered, operates or operated, contributes to or contributed to, sponsors or sponsored, or under which the Company or any ERISA Affiliate is obligated or was obligated for or on behalf of its current or former employees, officers or directors.

            "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit or relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Consultant" means ERM-Northeast, Inc. or such other reputable environmental consulting firm satisfactory to the Agent and the Purchasers.

            "Environmental Condition" has the meaning set forth in Recital B to the Preliminary Statements of the Services Agreement.

            "Environmental Event" has the meaning set forth in paragraph 13(a) of the Lease.

            "Environmental Laws" means any and all Federal, state and local Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Materials, materials containing Hazardous Materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, materials containing Hazardous Materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Materials); (c) pollution or the protection of human health or the environment; or (d) land use laws.

            "Environmental Permit" means any Permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Environmental Trigger" has the meaning set forth in paragraph 13(b) of the Lease.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, any regulations and the Laws promulgated or issued from time to time thereunder and any successor legislation.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Title IV Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Pension Plan required to satisfy Code Section 412; (c) the provision by the administrator of any Title IV Plan of a notice of intent to terminate such plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by the Company or any of its ERISA Affiliates to make a payment to a Pension Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Pension Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Title IV Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, a Title IV Plan; or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (i) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA of the Company or any ERISA Affiliate from a Multiemployer Plan; or (j) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; (k) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (1) the failure to make any required contribution to a Title IV Plan.

            "Event of Default" has the meaning set forth in Section 7.01 of the Participation Agreement.

            "Excess Funds" has the meaning set forth in paragraph 12(c) of the Lease.

            "Excluded Charges" means (1) Taxes imposed on the Trustee's net income, and franchise Taxes imposed on it, to the extent such Tax is determined solely by reference to the fees received by the Trustee under the Operative Documents; (2) United States federal income Taxes (other than Taxes withheld at the source) imposed on a Purchaser to the extent that such Tax is determined solely on the basis that such Purchaser is a creditor entitled to receive only payments of interest and principal (without discount) for such Tax purposes; (3) Taxes imposed on a Purchaser's net income and franchise Taxes imposed on it, by the jurisdiction under the Laws of which it is organized or by any jurisdiction in which it is doing business or by any political subdivision of the foregoing, to the extent that such Tax is determined solely on the basis that such Purchaser is a creditor entitled to receive only payments of interest and principal (without discount) for such Tax purposes; and (4) any Taxes imposed by the United States of America by means of withholding at the source if and to the extent that (a) such Taxes shall be in effect and shall be applicable, on the date hereof or the effective date of the Assignment and Acceptance pursuant to which such Person became a Note and/or Certificate Purchaser and (b) such Taxes are determined solely on the basis that such Purchaser is a creditor entitled to receive only payments of interest and principal (without discount) for such Tax purposes; provided, however, that any such Taxes are not incurred or increased directly or indirectly by actions of the Company on or after the date of the Participation Agreement (other than actions specifically required of the Company thereunder or under another Operative Document).

            "Existing Indebtedness" shall mean all Indebtedness of the Company and each of its Subsidiaries, on a consolidated basis, listed on Annex III to the Company's Credit Agreement, which (i) has an outstanding principal amount of at least $5,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Company or any Subsidiary, and which will be outstanding on the closing date of the Company's Credit Agreement (the "Credit Agreement Closing Date") after giving effect to any borrowing thereunder which is expected to be made on the Credit Agreement Closing Date, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on such Annex III, herein the "Existing Indebtedness").

            "Expiration Date" has the meaning set forth in paragraph 3 of the Lease.

            "Expiration Title Policy" has the meaning set forth in Section 7.05(b) of the Participation Agreement.

            "Facility Agreements" has the meaning set forth in paragraph 3(d) of the Agency Agreement.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal finds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

            "Fee Parcels" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Final Completion Date" means September 30, 1998.

            "Financed Improvements" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

            "Financing Closing Date" means October 31, 1995.

            "First Amendment to Declaration of Trust" means the First Amendment to Declaration of Trust dated as of November 30, 2000 by the Trustee.

            "First Amendment to Lease" means the First Amendment to Lease dated as of November 30, 2000 between the Company and the Trustee.

            "Fixed Rent" has the meaning set forth in item I.A of Schedule B to the Lease.

            "Funded Debt" shall mean all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower or issuer.

            "Funding" means a finding of Actual Project Costs specified in an approved Requisition, which Funding shall consist of Advances and Investments made by the Purchasers, pursuant to Section 1.04 of the Original Participation Agreement.

            "Funding Costs" means any loss, cost or expense incurred by any Note or Certificate Purchaser as a result of any failure to fulfill on or before the date specified in any Requisition the applicable conditions set forth in Article II of the Participation Agreement, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Purchaser (from third parties, including Affiliates) to fund the Advance or make the Investment, as the case may be, to be made by such Purchaser when such Funding, as a result of such failure, is not made on such date.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 5.01 of the Participation Agreement, including defined terms as used therein, are subject (to the extent provided therein) to the following: (A) except as otherwise specifically provided in the Operative Documents, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time provided that, if the Company notifies the Agent that the Company requests an amendment to any provision of Section 5.01 of the Participation Agreement to eliminate the effect of any change occurring after the Amendment Effective Date in GAAP or in the application thereof to such provision (or if the Agent notifies the Company that the Majority Purchasers request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of the Participation Agreement, and (B) the financial statements to be furnished to the Purchasers pursuant to the Participation Agreement shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Purchasers); provided, that if at any time the computations determining compliance with Section 5.01 of the Participation Agreement utilize accounting principles different from those utilized in the financial statements furnished to the Purchasers, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

            "Guaranty Obligations" shall mean as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness ("primary Indebtedness") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Hazardous Materials" means (1) hazardous materials, hazardous wastes, and hazardous substances as those or similar terms are defined under any Environmental Laws, including, but not limited to, the following: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended from time to time, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended from time to time, CERCLA, the Clean Water Act, 33
U.S.C. Section 1251 et seq., as amended from time to time, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, and any mixtures thereof; (4) asbestos and/or any material which contains any hydrated mineral silicate, including, but not limited to, chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (5) polychlorinated biphenyls ("PCB's"), or PCB-containing materials, or fluids; (6) radon; (7) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (8) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or with respect to which any Federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

            "Hedge Agreement" shall mean (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates, and (iii) any forward commodity purchase agreement or similar agreement or arrangement designed to protect against fluctuations in raw material or other commodity prices.

            "Holder" has meaning set forth in Article I of the Declaration.

            "Illegality Costs" means any additional amounts as may be necessary to compensate any Note Purchaser for any losses, costs, interest and fees incurred by it in making any conversion of Applicable Rate in accordance with
Section 6.01(i) of the Participation Agreement.

            "Impositions" means without limitation all Taxes, assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties, additions to tax, fines or interest thereon) arising directly or indirectly out of the transactions contemplated by the Participation Agreement and the other Operative Documents, including (i) those which, at any time prior to or during the Term, may accrue with respect to, be imposed or levied upon or assessed against or be a Lien upon (A) the Parcel, the Property or any part thereof, or the Operative Documents, including the Instruments, (B) the Trustee in connection with the transactions contemplated by the Operative Documents, or (C) the Deeds, the Lease or the leasehold estate thereby created, or which arise in respect of the acquisition, ownership, construction, operation, occupancy, possession, disposition, use, non-use, financing, leasing, subleasing or condition of the Parcel, the Property or any part thereof or of the execution, delivery, expiration or termination of the Lease, the Instruments or any other Operative Document; (ii) those which may be imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable under the Lease, the Instruments, the Participation Agreement or any other Operative Document; (iii) all sales, value added, use and similar Taxes at any time levied, assessed or payable on account of the ownership, operation, occupancy, use, leasing, or subleasing of the Parcel, the Property or any part thereof; (iv) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about the Parcel, the Property or any part thereof; and
(v) payments in lieu of each of the foregoing.

            "Improvements" has the meaning set forth in Recital B of the Participation Agreement.

            "Increased Costs" means any additional amounts, as set forth in a reasonably detailed certificate submitted to the Company as to the amounts and basis for such amounts, sufficient to compensate any Purchaser for any increased costs or reduced return on capital as a result of funding or maintaining such Purchaser's Notes or Certificates, as the case may be, (including, without limitation, any such increased costs that are a result of the imposition of any reserve, special deposit, capital adequacy or similar requirement against assets of, or deposits with or for the account of, or credit extended by such Purchaser) as a result of (i) the introduction or implementation after the Financing Closing Date of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) the compliance by any Purchaser (or its purchasing office) with any guideline or request (whether or not having the force of Law) of any such authority, central bank or comparable agency, which becomes effective after the date hereof, has the effect of increasing the cost or reducing the rate of return on capital to any Purchaser in respect of its agreeing to make, making, funding or maintaining its Notes or Certificates. Notwithstanding the foregoing, amounts that relate to periods prior to six months before the Company's receipt of the certificate notifying it of such amounts shall not constitute "Increased Costs" hereunder.

            "Indebtedness" of any Person shall mean without duplication:

            (i) all indebtedness of such Person for borrowed money;

            (ii) all bonds, notes, debentures and similar debt securities of such Person;

            (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

            (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder;

            (v) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances;

            (vi) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed;

            (vii) all Capitalized Lease Obligations of such Person;

            (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person;

            (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations;

            (x) all net obligations of such Person under Hedge Agreements;

            (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold for purposes of collection of delinquent accounts;

            (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person; and

            (xiii) all Guaranty Obligations of such Person;

provided that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

            "Indemnified Party" has the meaning set forth in Section 9.15(a) of the Participation Agreement.

            "Independent Engineer" means Chem Systems, Inc. or any other construction engineering firm satisfactory to the Agent and the Majority Purchasers.

            "Index Debt" shall mean senior, unsecured, long-term debentures or other debt securities of the Company that are not guaranteed by any other person or subject to any other credit support or enhancement.

            "Initial Improvements" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

            "Initial License Improvements" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

            "Initial Ohio Fee Improvements" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

            "Initial Texas Fee Improvements" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

            "Instrument Guaranty" has the meaning set forth in Recital F of the Preliminary Statement to the Participation Agreement.

            "Instruments" has the meaning set forth in Article I of the Declaration.

            "Insufficiency" means, with respect to any Plan, the "unfunded current liability" of the Plan, within the meaning of Section 412 (or any successor provision thereto) of the Code.

            "Insurance Requirements" has the meaning set forth in paragraph 1(a) of the Lease.

            "Intellectual Property Rights" has the meaning set forth in Section
4.01 (q)(ii) of the Participation Agreement.

            "Interest Period" means at any time that the Applicable Rate is determined by reference to the LIBO Rate,

            (i) prior to the Interim Note Maturity Date in the first instance the period commencing on and including the date of a Funding (in respect of the Interim Notes and Certificates), including the Financing Closing Date, and, in the case of each subsequent and successive Interest Period applicable thereto, respectively, on the last day of the immediately preceding Interest Period, and

            (ii) thereafter the period commencing on and including the Interim Note Maturity Date and, in the case of each subsequent and successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and, in each case, ending on (x) with respect only to the Short-Term LIBO Period, the Interim Note Maturity Date or the Expiration Date, as applicable, or
(y) with respect to all periods other than the Short-Term LIBO Period, the same numerical day in the first, second, third or sixth calendar month thereafter, in each case to the extent available, as selected by the Company by written notice (which may, prior to the Interim Note Maturity Date be contained in a Requisition) to the Agent given at least three (3) Business Days before the Interest Setting Date with respect to such Interest Period; provided that:

                  (a) with respect to the Interim Notes, no Interest Period for any Advance shall extend beyond the Interim Note Maturity Date, and with respect to the Instruments, no Interest Period shall extend beyond the Expiration Date;

                  (b) if any Interest Period would otherwise end on a day which is not a LIBO Business Day, that Interest Period shall be extended to the next succeeding LIBO Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBO Business Day;

                  (c) for purposes of calculating interest on the Instruments and/or Fixed Rent for any Interest Period, such calculations shall include the first day but exclude the last day of any such Interest Period;

                  (d) any Interest Period that begins on the last LIBO Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBO Business Day of the calendar month at the end of such Interest Period; and

                  (e) there may not be more than an aggregate of six (6) Interest Periods in effect at any one time.

            The Company shall select each Interest Period by giving written notice, whether by Requisition or otherwise, in accordance with Section 6.01(b) of the Participation Agreement. If the Company fails to provide the written notice as specified above, the Company shall be deemed to have selected the Applicable Rate by reference to the Base Rate for the Instruments or the applicable Advance(s), as the case may be.

            "Interest Setting Date" means, (a) with respect to any Interest Period for which the Applicable Rate is determined by reference to the LIBO Rate, the date which is three LIBO Business Days before the first day of such Interest Period or (b) with respect to any period for which the Applicable Rate is determined by reference to the Base Rate, the date specified by the Company, in the written notice delivered by the Company pursuant to Section 6.01(a) of the Participation Agreement, as the first day that such Applicable Rate is to apply.

            "Interim Note Commitment" of any Purchaser means the commitment of such Person, if any, to make Advances pursuant to the Interim Notes up to the aggregate principal amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Interim Note Commitment", as the same may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by such Purchaser or reduced pursuant to the terms of the Participation Agreement.

            "Interim Note Maturity Date" means the earlier of (i) the Final Completion Date and (ii) September 30, 1998.

            "Interim Note Maturity Formula" means that, on the Interim Note Maturity Date, (i) A-Notes shall be issued in an aggregate principal amount equal to (x) the aggregate outstanding principal and stated amount of the Interim Notes and Series 2 Certificates times (y) .84; and (ii) B-Notes shall be issued in an aggregate outstanding principal amount equal to (x) the aggregate principal and stated amount of the Interim Notes and Series 2 Certificates minus
(y) the aggregate outstanding principal and stated amounts of the A-Notes (to be issued pursuant to clause (i) above) and the Series 2 Certificates.

            "Interim Notes" has the meaning set forth in Article I of the Declaration.

            "Interim Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Investment" has the meaning set forth in Section 1.01(b) of the Participation Agreement.

            "Investment Grade" shall mean at any date of determination that the Index Debt of the Company has (i) a rating from Moody's not lower than Baa3 (or the equivalent thereof used by Moody's) and (ii) a rating from S&P not lower than BBB(or the equivalent thereof used by S&P).

            "ISI" means Insurance Solvency International.

            "Law" means any law (including, without limitation, any zoning law or ordinance, ERISA, any Environmental Law, or Legal Requirements), treaty, directive, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, Permit, license, authorization, direction, requirement or decision of or agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer having jurisdiction of the matter in question.

            "Lease" has the meaning set forth in Recital B to the Preliminary Statement to the Participation Agreement.

            "Legal Requirements" has the meaning set forth in paragraph 6(b) of the Lease.

            "Lessee" means the Company, as Lessee under the Lease.

            "Lessee Mortgage" has the meaning set forth in paragraph 20(d) of the Lease.

            "Lessor" means the Trustee, as Lessor under the Lease.

            "Lessor Group" has the meaning set forth in paragraph 2(b) of the Lease.

            "Lessor Termination Notice" has the meaning set forth in paragraph l2(b)(ii) of the Lease.

            "LIBO Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

            "LIBO Rate" means, for each Interest Period, an interest rate per annum equal to the rate of interest per annum at which deposits in United States dollars (approximately equal in amount to the Notes or the applicable portion thereof) are offered to leading banks in the London interbank market at 11:00 a.m. (London time) on the Interest Setting Date for a period equal to such Interest Period determined on the basis of the provisions set forth below:

            (A) On the Interest Setting Date, CNAI will determine the interest rate for deposits in United States dollars for a period equal to that of the Interest Period to which such Interest Setting Date relates which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such date or if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of display of such information (the "Telerate

Rate"). If such rate does not appear on the Telerate, then the rate will be determined in accordance with (B) below.

            (B) If CNAI is unable to determine the Telerate Rate, then on the Interest Setting Date, CNAI will determine the arithmetic mean (rounded if necessary to the nearest one-hundredth percent (1/100%)) of the interest rate for a period equal to that of the Interest Period to which such Interest Setting Date relates quoted on Reuters Screen page "LIBO" or (1) if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying such information or (2) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one approved by the Agent) as may replace the Reuters Screen, as at or about 11:00 a.m. (London time) on that Interest Setting Date (the rate quoted as aforesaid being the "LIBOR Screen Rate"). If CNAI is to make a determination pursuant to this paragraph and one or more of the LIBO Screen Rates required for such determination shall be unavailable, the determination shall be made on the basis of those rates which are available.

            "LIBO Rate Funding" means a Funding for which the Applicable Rate is determined pursuant to the LIBO Rate.

            "LIBO Rate Reserve Percentage" for any Interest Period for all LIBO Rate Fundings means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities as defined in Regulation D (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBO Rate Funding is determined) having a term equal to such Interest Period.

            "License Assignment" means the assignment of Synpro's license interest in the License Parcel to the Trustee.

            "License Parcel" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

            "Lien" means any deed to secure debt, mortgage, deed of trust, pledge, security interest, security title, encumbrance, lien, judgment lien, writ of execution, attachment or charge of any kind, including without limitation any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give, any security interest or financing statements under the UCC or under any applicable personal property security act or any comparable Law of any jurisdiction.

            "Liquidation Event" has the meaning set forth in Article I of the Declaration.

            "Losses" has the meaning set forth in Section 9.15(a) of the Participation Agreement.

            "Majority Holders" has the meaning set forth in Article I of the Declaration.

            "Majority Purchasers" means, at any time, the Purchasers holding at least 66-2/3% of the aggregate unpaid principal of the Notes and the aggregate unpaid stated amount of the Certificates.

            "Margin Stock" shall have the meaning assigned to that term in Regulation G and Regulation U.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Company or the Company and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on any of:
(a) the Company and its Subsidiaries, taken as a whole, or the Company's ability to perform its obligations under the Operative Documents; (b) the value, condition, marketability or operation of the Property or the Trustee's ownership thereof or (c) the validity or enforceability of any of the Operative Documents.

            "Maturity Date" has the meaning set forth in Article I of the Declaration.

            "Maximum Budget Amount" has the meaning set forth in paragraph 5(a) of the Agency Agreement.

            "Maximum Rate" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Moody's" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized credit rating organization.

            "Mortgage" shall mean and include any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 400l(a)(3) (or any successor provision thereto) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its ERISA Affiliates and at least one Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Proceeds" has the meaning set forth in paragraph 12(a) of the Lease.

            "1995 Ferro Plant Trust" has the meaning set forth in Section 2.01 of the Declaration.

            "Notes" has the meaning set forth in Article I of the Declaration.

            "Note Commitment" of any Purchaser means such Purchaser's Interim Note Commitment plus such Purchaser's Series 1 Note Commitment.

            "Noteholder" has the meaning set forth in Article I of the Declaration.

            "Note Purchaser" means any Purchaser who has a Note Commitment.

            "NPL" has the meaning set forth in Section 4.01 (r)(ii) of the Participation Agreement.

            "Offer Purchase Price" has the meaning set forth in paragraph 15(b) of the Lease.

            "Offer to Purchase" has the meaning set forth in paragraph 14 of the Lease.

            "Officer" of any Person means the president, any vice president or any other duly authorized and responsible officer of such Person.

            "Officer's Certificate" or "Officers' Certificate" of a Person means a certificate signed by an Officer or Officers of such Person.

            "Ohio Deed" means the warranty deed from Synpro to the Trustee conveying the Ohio Fee Parcel.

            "Ohio Easement Parcel" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Ohio Fee Parcels" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Ohio Parcels" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Ohio Plant" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Operating Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

            "Operative Documents" means the Participation Agreement, the Deeds, the Agency Agreement, the Lease, the Declaration, the Instruments, the Bill of Sale, the Instrument Guaranty and the Services Agreement, the Release Agreement, the Easement and the Second Easement, each as amended from time to time.

            "Original Participation Agreement" means the Participation Agreement dated as of October 31, 1995 among the Company, the Trustee, the Purchasers and the Agent.

            "Original Capitalized Cost" has the meaning set forth in item I.B of Schedule B to the Lease.

            "Other Charges" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Other Taxes" has the meaning set forth in Section 6.03(c) of the Participation Agreement.

            "Outstanding" with respect to any Instrument, has the meaning set forth in Article I of the Declaration.

            "Parcels" means, collectively, the Fee Parcels, the Easement Parcels and the License Parcel.

            "pari passu" shall mean, when used with reference to the ranking of any Debt of any person in relation to any other Debt of such person, that each such Debt (a) either (i) is not subordinate in right of payment to any other Debt of such person or (ii) is subordinate in right of payment to the same Debt of such person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such person as to which the other is not so subordinate.

            "Partial Lease Termination" has the meaning set forth in Section 14A of the Lease.

            "Partial Lease Termination Closing Date" has the meaning set forth in Section 14A of the Lease.

            "Participation Agreement" means the Amended and Restated Participation Agreement dated as of October 31, 1995 and amended and restated as of November 30, 2000 by and among the Company, the Trustee, Citibank, as Agent and the Purchasers, to which this Appendix is appended, as the same may be amended, modified or supplemented from time to time.

            "Payment Date" means:

            (a) With respect to the Interim Notes, (i) the Interim Note Maturity Date, (ii) each Conversion Date and (iii) the last day of each Interest Period after the Financing Closing Date through the Interim Note Maturity Date, but in no event less frequently than quarterly during such period;

            (b) With respect to the Series 1 A-Notes and the Series 1 B-Notes,
      (i) the Expiration Date, (ii) each Conversion Date and (iii) the last day of each Interest Period after the Financing Closing Date through the Expiration Date, but in no event less frequently than quarterly during such period;

            (c) With respect to the Series 2 A-Notes and the Series 2 B-Notes,
      (i) the Expiration Date, (ii) each Conversion Date and (iii) the last day of each Interest Period after the Interim Note Maturity Date through the Expiration Date, but in no event less frequently than quarterly during such period;

            (d) With respect to the Certificates, (i) the Interim Note Maturity Date and (ii) during the Primary Term, each day that is a Payment Date for the A-Notes and the B-Notes under clause (b) above; and

            (e) With respect to any Note, the maturity date thereof (whether by acceleration or otherwise).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Pension Plan" means any Employee Benefit Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which the Company or any ERISA Affiliate (a) maintains, sponsors, contributes to, is obligated under, operates or administers for employees of the Company or any ERISA Affiliate or (b) has, at any lime within the preceding 6 years, maintained, sponsored, contributed to, been obligated under, operated or administered for the employees of the Company or any of their current or former ERISA Affiliates.

            "Percentage" means, with respect to any Note Purchaser, the percentage that its Note Commitment bears to the aggregate Total Note Commitment, as such Percentage may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by any such Purchaser.

            "Permit" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Federal, state or local government or agency or subdivision thereof.

            "Permitted Encumbrances" means, with respect to the Property, but only to the extent applicable thereto, any of the following: (i) rights reserved to or vested in any municipality or public authority, by the terms of any franchise, grant, license, Permit or provision of Law, to purchase, condemn, appropriate or recapture, or designate a purchaser of, the Property; (ii) any liens thereon for Impositions and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Property, in each instance, which are not due and payable, or which are being contested in good faith by the Lessee pursuant to paragraphs 11 and 18 of the Lease; (iii) rights reserved to or vested in any municipality or public authority to control or regulate the use of the Property or to use the Property in any manner; (iv) easements, rights-of-way, servitudes, restrictions and other minor defects, encumbrances and irregularities in title to the Property which do not, individually or in the aggregate, materially and adversely affect the value, condition, marketability or operation of the Property or the Trustee's ownership thereof; and (v) the Lease, the Bill of Sale, the Deeds and the Declaration; and (vi) Liens existing on the Financing Closing Date and set forth on a Title Policy.

            "Permitted Investments" has the meaning set forth in Article I of the Declaration.

            "Permitted Liens" means any of the following:

                  (i) any mortgage, lien, encumbrance or pledge existing on October 31, 1995;

                  (ii) any mortgage, lien, encumbrance or pledge given by any Subsidiary to secure indebtedness owing to the Company or to a wholly owned Subsidiary of the Company;

                  (iii) any purchase money mortgage or other lien on property (other than the Property), real or personal, acquired or constructed by the Company or any Subsidiary to secure the purchase price of such property (or to secure indebtedness incurred for the purpose of financing the acquisition or construction of any such property), or any mortgage or other lien existing on any such property at the time of acquisition, whether or not assumed, or any mortgage or other lien existing on any property of any corporation at the time it becomes a Subsidiary, or any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the indebtedness secured by all such mortgages and other liens on a particular parcel of property shall not exceed the cost of such property, including the improvements thereon; and provided, further, that any such mortgage or lien does not spread to other property thereafter acquired or constructed other than additions to such property;

                  (iv) refundings or extensions of any mortgage, pledge or other lien or encumbrance permitted by this definition of Permitted Liens for amounts not exceeding the principal amount of the indebtedness so refunded or extended at the time of the refunding or extension thereof, and covering only the same property theretofore securing the same;

                  (v) any deposit, lien or pledge to enable the Company or any Subsidiary to exercise any privilege or license, or to secure payments of workers' compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which any such Person is a party, or to secure public or statutory obligations of any such Person or to secure surety, stay or appeal bonds to which any such Person is a party; or any other similar deposit or pledge made in the ordinary course of business;

                  (vi) any mechanics', workers', repairmen's, materialmen's or carriers' lien; or any other similar lien arising in the ordinary course of business; or any deposit or pledge to obtain the release of any such lien;

                  (vii) any lien arising out of a judgment or award against the Company or any subsidiary with respect to which such Person shall in good faith be prosecuting an appeal or proceedings for review; or any lien incurred by any such Person for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which such Person is a party;

                  (viii) any lien for taxes contested or not yet subject to penalties for non-payment, or any minor survey exception, or any minor encumbrance, easement, or reservation of, or right of another for, any right of way, sewer, electric line, telegraph and telephone line and other similar purposes, or any zoning or other restriction as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Person owning the same;

                  (ix) any mortgage, security interest or lien that secures

                        (1) the obligations of the Company to the Purchasers under this Agreement and the other Operative Documents, or

                        (2) other Debt of the Company or any such Subsidiary, provided that in each such case the mortgage, security interest or other lien shall secure the Company's Debt to the banks under the Revolving Credit Facility and such other Debt ratably in the proportion of their respective amounts and the Company shall give the Agent not less than seven (7) days' prior written notice and shall deliver to the Agent on the execution date thereof an executed counterpart of the mortgage, security agreement or other lien instrument and the written opinion of the Company's counsel as to the Company's compliance with this clause (ix);

                  (x) any lien, security interest or other charge, encumbrance, or other type of preferential arrangement that (A) secures obligations of the Company or any of its Subsidiaries organized in the United States to their respective former, present or future directors or employees in their capacities as such or (B) secures obligations of the Company or any of its Subsidiaries to pay any bank fees, commissions or other charges in respect of, or reimburse any bank for any draft or other item paid or accepted by that bank pursuant to or otherwise in respect of, any letter of credit issued or confirmed by that bank to secure all or any part of the obligations described in the next preceding clause (A); or

                  (xi) any mortgage, lien encumbrance or pledge (other than any permitted by any other clause of this definition of Permitted Liens) securing Debt that does not exceed in the aggregate $2,500,000 at any one time outstanding.

            "Permitted Receivables Programs" shall have the meaning provided in
Section 5.01(j)(C) of the Participation Agreement.

            "Permitted Remediation" has the meaning set forth in paragraph 13(b) of the Lease.

            "Person" means any individual, corporation, limited liability partnership, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Plants" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Prescribed Forms" means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Purchaser providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Company and/or the Trustee to make payments under the Operative Documents for the account of the Trustee and/or such Purchaser free of deduction or withholding of income or similar taxes.

            "Primary Term" has the meaning set forth in paragraph 3(a) of the Lease.

            "Principal Domestic Manufacturing Property" shall mean any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or warehousing of the Company's products and located in the United States of America, owned or leased by the Company or any Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or portion thereof or any such land or fixture (i) which is financed by obligations issued by a State, a Territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of section 745 of Title 48 of the United States Code (or any successor to such provisions) as in effect at the time of the issuance of such obligations, or (ii) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

            "Proceeding" has the meaning set forth in Article I of the Declaration.

            "Proceeds" has the meaning set forth in paragraph 12(a) of the Lease.

            "Proceeds Trustee" has the meaning set forth in paragraph 12(a) of the Lease.

            "Property" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

            "Property Charges" means all Impositions other than Excluded Charges and any income, gross receipts, franchise or similar Taxes.

            "Purchase Agreement" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

            "Purchasers" has the meaning set forth in the first paragraph of the Participation Agreement.

            "Qualified Sale" has the meaning set forth in paragraph 27(c) of the Lease.

            "Record" has the meaning set forth in Section 6.02(d) of the Participation Agreement.

            "Redeemable Stock" shall mean with respect to any Person any capital stock or similar equity interests of such Person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

            "Regulation A" means Regulation A of the Federal Reserve Board, as in effect from time to time.

            "Regulation D" means Regulation D of the Federal Reserve Board, as in effect from time to time.

            "Regulation G" means Regulation G of the Federal Reserve Board, as in effect from time to time.

            "Regulation T" means Regulation T of the Federal Reserve Board, as in effect from time to time.

            "Regulation U" means Regulation U of the Federal Reserve Board, as in effect from time to time.

            "Regulation X" means Regulation X of the Federal Reserve Board, as in effect from time to time.

            "Reinvestment Account" has the meaning set forth in Article I of the Declaration.

            "Release Agreement" means the Release Agreement among the Sellers, the Trustee, the Agent and the Purchasers dated as of October 31, 1995.

            "Requisition" means a requisition for Funding delivered in connection with the Original Participation Agreement.

            "Reserve Costs" means, so long as a Note Purchaser shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D), additional amounts equal to the product of (1) the aggregate principal amount of the Notes held by it, multiplied by (2) an interest rate per annum equal, at all times during the period in which such reserves were assessed, to the remainder obtained by subtracting (a) the LIBO Rate for such Interest Period from (b) the rate obtained by dividing such LIBO Rate for such Interest Period by a percentage equal to 100% minus the LIBO Rate Reserve Percentage of such Holder, which amounts shall be payable on each Payment Date.

            "Residual Guaranty" has the meaning set forth in Section 7.05(a) of the Participation Agreement.

            "Return Conditions" has the meaning set forth in Section 7.05(b) of the Participation Agreement.

            "Revolving Credit Facility" means the $150,000,000 Credit Agreement dated as of August 22, 1990 among the Company, the banks named therein and National City Bank as agent, as amended from time to time.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and any successor thereto which is a nationally recognized credit rating organization.

            "sale and lease-back transaction" shall have the meaning provided in
Section 5.01(q) of the Participation Agreement.

            "Sales Proceeds" has the meaning set forth in Article I of the Declaration.

            "Second Easement" means the easement agreement with respect to the Texas Easement Parcels.

            "Secured Obligations" means:

                  (1) Payment when due of all obligations of the Company under the Instrument Guaranty which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable Percentage of the Interim Notes, (b) the Holders of the B-Notes, and (c) the Holders of the Certificates, and the performance and discharge of each and every obligation of the Company set forth in the Instrument Guaranty which accrue to the benefit (directly or indirectly) of (i) the Holders of the Applicable Percentage of the Interim Notes, (ii) the Holders of the B-Notes, and (iii) the Holders of the Certificates;

                  (2) Payment of all Fixed Rent and Additional Rent, with interest, if any, thereon, according to the terms of the Lease, and any and all extensions, amendments, modifications, substitutions or renewals thereof, which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable Percentage of the Interim Notes, (b) the Holders of the B-Notes, and (c) the Holders of the Certificates, and the performance and discharge of each and every obligation of the Company set forth in the Lease which accrue to the benefit (directly or indirectly) of
      (i) the Holders of the Applicable Percentage of the Interim Notes, (ii) the Holders of the B-Notes, and (iii) the Holders of the Certificates.

                  (3) Payment of all other sums, with interest thereon, owing by the Company and becoming due or payable under the provisions of any of the Operative Documents which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable Percentage of the Interim Notes, (b) the Holders of the B-Notes, and (c) the Holders of the Certificates;

                  (4) Due, prompt and complete observance and performance of each and every obligation, covenant and agreement of the Company contained in any of the Operative Documents which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable Percentage of the Interim Notes, (b) the Holders of the B-Notes, and (c) the Holders of the Certificates.

            "Sellers" means Synpro, Cookson America, Inc. and Cookson Group, plc.

            "Series 1 Certificate Commitment" means that portion of the financing of the acquisition of the Parcels and the Initial Improvements to be funded by the issuance of Series 1 Certificates on the Financing Closing Date.

            "Series 2 Certificate Commitment" means that portion of the financing of the Financed Improvements to be funded by the issuance of Series 2 Certificates.

            "Series 1 Certificates" has the meaning set forth in Article I of the Declaration.

            "Series 2 Certificates" has the meaning set forth in Article I of the Declaration.

            "Series 1 A-Notes" has the meaning set forth in Article I of the Declaration.

            "Series 2 A-Notes" has the meaning set forth in Article I of the Declaration.

            "Series 1 B-Notes" has the meaning set forth in Article I of the Declaration.

            "Series 2 B-Notes" has the meaning set forth in Article I of the Declaration.

            "Series 1 Note Commitment" means that portion of the financing of the acquisition of the Parcels and the Initial Improvements to be funded by the issuance of Series 1 Notes.

            "Series 1 Notes" has the meaning set forth in Article I of the Declaration.

            "Series 2 Note Commitment" means that portion of the financing of the acquisition of the Parcels and the Initial Improvements to be funded by the issuance of Series 2 Notes.

            "Series 2 Notes" has the meaning set forth in Article I of the Declaration. "Series A Maximum Amount" has the meaning set forth in Section 3.02 of the Declaration.

            "Series A Portion" has the meaning set forth in item I.B of Schedule B to the Lease.

            "Series A Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Series B Maximum Amount" has the meaning set forth in Section 3.02 of the Declaration.

            "Series B Portion" has the meaning set forth in item I.B of Schedule B to the Lease.

            "Series B Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Series C Maximum Amount" has the meaning set forth in Section 3.03(a)(i) of the Declaration.

            "Series C Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Series C Portion" has the meaning set forth in item I.B of Schedule B to the Lease.

            "Services Agreement" has the meaning set forth in Recital G of the Preliminary Statement of the Participation Agreement.

            "Short-Term LIBO Period" means any period ending on the Interim Note Maturity Date or the Expiration Date and during which an Applicable Rate determined by reference to the LIBO Rate for a minimum Interest Period of at least one month is not available.

            "Special Counsel" has the meaning set forth in Article I of the Declaration.

            "Special Environmental Counsel" means Chadbourne & Parke LLP or such other counsel as shall be reasonably satisfactory to the Agent and the Purchasers.

            "SSBTC" has the meaning set forth in the first paragraph of the Participation Agreement.

            "Stated Rate" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Subordinated Indebtedness" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Agent (acting on instructions from the Majority Purchasers) may require.

            "Subsidiary" means any corporation of which at least a majority of the Voting Stock is at the time owned directly or indirectly by the Company or by the Company and its other Subsidiaries.

            "Subsidiary Guaranty" means a guaranty delivered by any Subsidiary of the Company pursuant to Section 8.11 of the Company's Credit Agreement.

            "Substitute Rate" has the meaning set forth in Section 6.01 of the Participation Agreement.

            "Synpro" means Synthetic Products Company, a Delaware corporation.

            "Synthetic Lease" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for federal income tax purposes.

            "Tax" or "Taxes" means, without limitation, any fee (including license, filing, recording, transfer and registration fees), foreign, Federal, state or local tax (including any income, gross receipts, withholding, franchise, excise, sales, use, value added, real, personal, tangible or intangible property tax or any tax similar to any of the foregoing taxes), interest equalization, recording, transfer or stamp tax, assessment (including any maintenance charge, owner association dues or charges), levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any foreign, Federal, state or local government or agency, or governmental authority, together with any addition to tax, penalty, fine or interest thereon.

            "Term" has the meaning set forth in paragraph 3 of the Lease.

            "Termination Notice" has the meaning set forth in paragraph l2(b)(i) of the Lease.

            "Termination Value" has the meaning set forth in Schedule C to the Lease.

            "Testing Period" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

            "Texas Deed" means the warranty deed from Synpro to the Trustee conveying the Texas Parcel.

            "Texas Easement Improvements" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Texas Easement Parcels" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Texas Leasehold Parcel" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Texas Parcel" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Texas Plant" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "Title Company" means a title company acceptable to the Agent.

            "Title IV Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is covered by Title IV of ERISA.

            "Total Commitment" means the aggregate Note Commitments and Certificate Commitments of all of the Purchasers, not to exceed $25,000,000.

            "Total Note Commitment" means the aggregate Note Commitments of all of the Note Purchasers, not to exceed $24,238,792.52.

            "Transaction Documents" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Transactions" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Transition Obligation" means the obligation in the amount of $38 million as a non-recurring charge recognized by the Company as of March 31, 1993 as a result of the

Company's adoption of an accounting change pursuant to Financial Accounting Standards Board Statement No. 106, Employer's Accounting for Post-Retirement Benefits Other Than Pensions.

            "Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Trustee" has the meaning set forth in Article I of the Declaration.

            "Trustee's Counsel" means Bingham Dana LLP or such other counsel as shall be satisfactory to the Trustee.

            "UCC" means the Uniform Commercial Code as in effect from time to time in any jurisdiction whose Law governs the document in which such term is used and/or rights thereunder.

            "Voting Stock" means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

            "Wholly-Owned Subsidiary" shall mean each Subsidiary of the Company at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Company.

            "Withdrawal Liability" has the meaning set forth under Part I of Subtitle E of Title IV of ERISA.

                            FIRST AMENDMENT TO LEASE

            FIRST AMENDMENT TO LEASE dated as of November 30, 2000 (this "First Amendment to Lease") between STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Trustee under the Declaration (the "Lessor"), and FERRO CORPORATION, an Ohio corporation (the "Lessee"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Participation Agreement dated as of October 31, 1995 and amended and restated as of the date hereof by and among the Lessee, the Lessor, the financial institutions and Persons named therein and Citibank, N.A. as Agent (as the same may be amended, modified or supplemented from time to time, the "Participation Agreement").

                             PRELIMINARY STATEMENTS

            (1) The Lessor and the Lessee are parties to the Lease dated as of October 31, 1995 (as amended from time to time, the "Lease")

            (2) The Lessor and the Lessee have agreed to amend the Lease as set forth below.

            NOW, THEREFORE, the parties agree as follows:

            SECTION 1. Amendments to Lease. The Lease shall be amended as follows:

            (a) Paragraph 3 of the Lease is hereby amended to change the Expiration Date from November 30, 2000 to October 31, 2005.

            (b) Paragraph 20 of the Lease is hereby amended by deleting each reference to "Mortgage" and inserting "Lessee Mortgage" in lieu thereof.

            SECTION 2. Confirmation of Lease. Except as herein expressly amended, the Lease is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Lease to "this Lease", "the Lease", "hereunder", "hereof" or words of like import referring to the Lease, and each reference in the Participation Agreement, the Certificates, the Notes or in any other documents delivered in connection therewith to "the Lease", "thereunder", "thereof" or words of like import referring to the Lease, shall (unless otherwise specifically provided) mean the Lease as amended by this First Amendment to Lease, and as hereinafter amended or restated.

            SECTION 3. GOVERNING LAW. THIS FIRST AMENDMENT TO LEASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

            SECTION 4. Execution in Counterparts. This First Amendment to Lease may be executed in any number of counterparts and by any combination of the parties herein in separate counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment to Lease by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment to Lease.

                  SIGNATURE PAGE FOR FIRST AMENDMENT TO LEASE.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease to be duly executed by their respective Officers thereunto duly authorized as of the date hereof.

                                     LESSOR:

                                     STATE STREET BANK AND TRUST
                                     COMPANY, as Trustee
Attest:

                                     By:
                                        -------------------------
                                        Name:
                                        Title:
          [Seal]

STATE OF __________________ )
                            :    ss:
COUNTY OF _________________ )

            On this __ day of October, 2000, before me personally appeared __________, to me personally known, who being by me duly sworn, did say that [he/she] is the ____________ of State Street Bank and Trust Company, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said _____________________acknowledged said instrument to be the free act and deed of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in _______________________ the day and year last above written.

            (SEAL)

                                            Printed Name:
                                                          ---------------------
                                            Notary Public in and for said State
                                            Commissioned in ___________ County

My Commission Expires:

----------------------

                   SIGNATURE PAGE FOR FIRST AMENDMENT TO LEASE

                                     LESSEE:

                                     FERRO CORPORATION


Attest:                              By:
                                        -----------------------
                                        Name:  D. Thomas George
                                        Title: Treasurer

STATE OF OHIO              )
                           )   ss:
COUNTY OF CUYAHOGA         )

            On this 29th day of November, 2000, before me personally appeared D. Thomas George, to me personally known, who being by me duly sworn, did say that he is the treasurer of Ferro Corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Cleveland, Ohio the day and year last above written.

            (SEAL)

                                    --------------------------------------------
                                    Printed Name:  Josephine M. Campbell
                                    Notary Public in and for said State of Ohio
                                    Commissioned in Cuyahoga County

My Commission Expires:

September 1, 2002